FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-283864-03

January 26, 2026

BENCHMARK 2026-V20
Mortgage Trust

Free Writing Prospectus
Collateral Term Sheet

$886,862,441
(Approximate Total Mortgage Pool Balance)

$770,246,000
(Approximate Offered Certificates)

Deutsche Mortgage & Asset Receiving Corporation Depositor
Commercial Mortgage Pass-Through Certificates, Series 2026-V20

German American Capital Corporation Goldman Sachs Mortgage Company Citi Real Estate Funding Inc. Barclays Capital Real Estate Inc. Bank of Montreal
As Sponsors and Mortgage Loan Sellers

Deutsche Bank Securities	Citigroup	BMO Capital Markets	Barclays	Goldman Sachs & Co. LLC

 Co-Lead Managers and Joint Bookrunners

Academy Securities	Mischler Financial

Co-Managers

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-283864) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by emailing: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. This free writing prospectus does not contain all information that is required to be included in the prospectus.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND
OTHER INFORMATION

This material is for your information, and none of Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Mischler Financial Group, Inc. or any other underwriter (collectively, the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. These materials are subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the preliminary prospectus relating to the Benchmark 2026-V20 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2026-V20 (the "Offering Document"). The information contained herein supersedes any such information previously delivered and should be reviewed only in conjunction with the entire Offering Document. All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document.  The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document.  The information contained herein will be more fully described elsewhere in the Offering Document.  The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value.  Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Underwriters or any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Individuals should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Benchmark 2026-V20 Mortgage Trust
KEY FEATURES OF SECURITIZATION
Capitalized terms used but not defined herein have the meanings assigned to them in the Preliminary Prospectus expected to be dated January 26, 2026 relating to the offered certificates (hereinafter referred to as the “Preliminary Prospectus”).

Offering Terms:
Co-Lead Managers and Joint Bookrunners:	Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Barclays Capital Inc. and BMO Capital Markets Corp.
Co-Managers:	Academy Securities, Inc. and Mischler Financial Group, Inc.
Sponsors and Mortgage Loan Sellers:	German American Capital Corporation* (“GACC”) (44.4%), Goldman Sachs Mortgage Company (“GSMC”) (24.3%), Citi Real Estate Funding Inc. (“CREFI”) (15.5%), Barclays Capital Real Estate Inc. (“Barclays”) (11.4%) and Bank of Montreal (“BMO”) (4.4%) *An indirect wholly owned subsidiary of Deutsche Bank AG
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Operating Advisor:	Park Bridge Lender Services LLC
Asset Representations Reviewer:	Park Bridge Lender Services LLC
Special Servicer:	Rialto Capital Advisors, LLC
Certificate Administrator:	Computershare Trust Company, National Association
Trustee:	Computershare Trust Company, National Association
Rating Agencies:	Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency, LLC (“KBRA”)
Credit Risk Retention:	For a discussion on the manner in which the U.S. credit risk retention requirements are being satisfied by GACC, as retaining sponsor, see “Credit Risk Retention” in the Preliminary Prospectus. Note that this securitization transaction is not being structured to satisfy EU/UK risk retention and due diligence requirements.
Determination Date:	11th day of each month, or if such 11th day is not a business day, the immediately following business day, commencing in March 2026.
Distribution Date:	4th business day following the Determination Date in each month, commencing in March 2026.
Cut-off Date:	With respect to each mortgage loan, the later of the related payment date of such mortgage loan in February 2026 (or, in the case of any mortgage loan that has its first due date subsequent to February 2026, the date that would have been its due date in February 2026 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month) and the date of origination of such mortgage loan. Unless otherwise noted, all mortgage loan statistics are based on balances as of the Cut-off Date.
Closing Date:	On or about February 19, 2026
Settlement Terms:	DTC, Euroclear and Clearstream, same day funds, with accrued interest.
ERISA Eligible:	All of the Offered Certificates are expected to be ERISA eligible.
SMMEA Eligible:	None of the Offered Certificates will be SMMEA eligible.
Day Count:	30/360
Tax Treatment:	REMIC
Rated Final Distribution Date:	February 2059
Minimum Denominations:	$10,000 (for each class of offered principal balance certificates) and $100,000 (for each class of offered interest-only certificates) and in each case in multiples of $1 thereafter.
Clean-up Call:	1% (with certain exceptions described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates” in the Preliminary Prospectus)

Distribution of Collateral by Property Type

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Benchmark 2026-V20 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS
Mortgage Loan Sellers	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Roll-up Aggregate Cut-off Date Balance	Roll-up Aggregate % of Initial Outstanding Pool Balance
German American Capital Corporation	11	16	$359,000,056	40.5%	$394,000,056	44.4%
Goldman Sachs Mortgage Company	6	23	$180,436,961	20.3%	$215,436,961	24.3%
Citi Real Estate Funding Inc.	7	8	$112,775,000	12.7%	$137,775,000	15.5%
Barclays Capital Real Estate Inc.	5	6	$100,900,423	11.4%	$100,900,423	11.4%
Bank of Montreal	3	4	$38,750,000	4.4%	$38,750,000	4.4%
Goldman Sachs Mortgage Company / German American Capital Corporation. / Citi Real Estate Funding Inc. (1)	1	1	$75,000,000	8.5%
Goldman Sachs Mortgage Company / German American Capital Corporation (1)	1	1	$20,000,000	2.3%
Total:	34	59	$886,862,441	100.0%
Collateral Facts
Initial Outstanding Pool Balance:				$886,862,441
Number of Mortgage Loans:				34
Number of Mortgaged Properties:				59
Average Mortgage Loan Cut-off Date Balance:				$26,084,189
Weighted Average Mortgage Rate:				6.34513%
Weighted Average Mortgage Loan Original Term to Maturity Date (months):				60
Weighted Average Mortgage Loan Remaining Term to Maturity Date (months):				59
Weighted Average Mortgage Loan Seasoning (months):				1.4
% of Mortgaged Properties Leased to a Single Tenant:				13.3%
Credit Statistics(2)
Weighted Average Mortgage Loan U/W NCF DSCR:				1.96x
Weighted Average Mortgage Loan Cut-off Date LTV(3):				58.4%
Weighted Average Mortgage Loan Maturity Date LTV(3):				58.0%
Weighted Average U/W NOI Debt Yield:				12.8%
Amortization Overview
% Mortgage Loans with Amortization through Maturity Date:				14.5%
% Mortgage Loans which pay Interest Only through Maturity Date:				83.2%
% Mortgage Loans which pay Interest Only through the Anticipated Repayment Date:				2.3%
Weighted Average Remaining Amortization Term (months)(4):				325
Loan Structural Features
% Mortgage Loans with Upfront or Ongoing Tax Reserves:				55.0%
% Mortgage Loans with Upfront or Ongoing Insurance Reserves:				31.5%
% Mortgage Loans with Upfront or Ongoing Replacement Reserves(5):				56.4%
% Mortgage Loans with Upfront or Ongoing TI/LC Reserves(6):				61.1%
% Mortgage Loans with In Place Hard Lockboxes:				74.1%
% Mortgage Loans with Cash Traps Triggered at DSCR Levels ≥ 1.10x:				67.9%
% Mortgage Loans with Cash Traps Triggered at Debt Yield Levels ≥ 7.00%:				27.8%
Prepayment Provisions(7)
% Mortgage Loans with Defeasance :				60.3%
% Mortgage Loans with Yield Maintenance:				20.7%
% Mortgage Loans with Yield Maintenance or Defeasance:				19.0%
(1)	Includes the CityCenter (Aria & Vdara) mortgage loan, as to which GSMC is acting as mortgage loan seller of $25.0 million of such mortgage loan, GACC is acting as mortgage loan seller of $25.0 million of such mortgage loan and CREFI is acting as mortgage loan seller of $25.0 million of such mortgage loan as of the Cut-off Date. Includes the Torrey Heights mortgage loan, as to which GSMC is acting as mortgage loan seller of $10.0 million of such mortgage loan and GACC is acting as mortgage loan seller of $10.0 million of such mortgage loan as of the Cut-off Date.
(2)	The LTV, DSCR and Debt Yield calculations include any related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and/or mezzanine loan(s).
(3)	With respect to five mortgage loans comprising 19 mortgaged properties (12.9%), the Cut-off Date LTV Ratio and Maturity Date or LTV Ratio have been calculated using a value other than the “As Is” appraised value. For additional information please see the footnotes to Annex A-1 in the Preliminary Prospectus.
(4)	With respect to Weighted Average Remaining Amortization Term (months) Loan No. 5 (535 & 545 5th Avenue) is excluded from such calculation as it is subject to a fixed amortization schedule.
(5)	Includes FF&E reserves.
(6)	Represents the percent of the allocated Initial Outstanding Pool Balance of retail, office, industrial and mixed-use properties only.
(7)	Please see Annex A-1 of the Preliminary Prospectus for more information.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Benchmark 2026-V20 Mortgage Trust
STRUCTURE SUMMARY

OFFERED CERTIFICATES

Class(1)	Ratings (Moody’s/Fitch/KBRA)	Initial Certificate Balance or Notional Amount(2)	Initial Subordination Levels(3)	Weighted Average Life (years)(4)	Principal Window (months)(4)	Certificate Principal to Value Ratio(5)	Certificate Underwritten NOI Debt Yield(6)

Class A-1	Aaa(sf) /AAAsf / AAA(sf)	$4,488,000	30.000%(8)	2.36	1 – 54	40.9%	18.3%
Class A-2	Aaa(sf) /AAAsf / AAA(sf)	(7)	30.000%(8)	(7)	(7)	40.9%	18.3%
Class A-3	Aaa(sf) /AAAsf / AAA(sf)	(7)	30.000%(8)	(7)	(7)	40.9%	18.3%
Class X-A(9)	NR / AAAsf / AAA(sf)	$693,222,000(10)	N/A	N/A	N/A	N/A	N/A
Class X-B(9)	NR / A-sf / AAA(sf)	$77,024,000(10)	N/A	N/A	N/A	N/A	N/A
Class A-M	NR / AAAsf / AAA(sf)	$85,704,000	20.125%	4.91	59 – 59	46.6%	16.0%
Class B	NR / AA-sf / AA(sf)	$43,394,000	15.125%	4.91	59 – 59	49.6%	15.1%
Class C	NR / A-sf / A-(sf)	$33,630,000	11.250%	4.91	59 – 59	51.8%	14.4%

NON-OFFERED CERTIFICATES

Class(1)	Ratings (Moody’s/Fitch/ KBRA)	Initial Certificate Balance or Notional Amount (2)	Initial Subordination Levels(3)	Weighted Average Life (years)(4)	Principal Window (months)(4)	Certificate Principal to Value Ratio(5)	Certificate Underwritten NOI Debt Yield(6)

Class X-D(9)	NR / BBB-sf / BBB(sf)	$29,291,000(10)	N/A	N/A	N/A	N/A	N/A
Class X-E(9)(11)	NR / BB-sf / BB+(sf)	$18,443,000(10)	N/A	N/A	N/A	N/A	N/A
Class D	NR / BBB-sf / BBB(sf)	$29,291,000	7.875%	4.91	59 – 59	53.8%	13.9%
Class E(11)	NR / BB-sf / BB+(sf)	$18,443,000	5.750%	4.96	59 – 60	55.0%	13.6%
Class F-RR(11)	NR / B-sf/ BB-(sf)	$13,018,000	4.250%	4.99	60 – 60	55.9%	13.4%
Class G-RR(11)	NR / NR / NR	$36,885,584	0.000%	4.99	60 – 60	58.4%	12.8%

NON-OFFERED VERTICAL RISK RETENTION INTEREST

Non-Offered Vertical Risk Retention Interest	Ratings (Moody’s/Fitch/KBRA)	Initial Certificate Balance	Initial Subordination Levels	Weighted Average Life (years)(12)	Principal Window (months)(12)	Certificate Principal to Value Ratio	Certificate Underwritten NOI Debt Yield

VRR Interest(13)(14)(15)	NR / NR / NR	$18,978,856	N/A	4.86	1 – 60	N/A	N/A

(1)	The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-M, Class B, Class C, Class D, Class E, Class F-RR and Class G-RR certificates (collectively, the “Principal Balance Certificates”), in each case, will be one of: (i) a fixed per annum rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such Distribution Date occurs (the “WAC Rate”), (iii) a rate equal to the lesser of a specified pass-through rate and the WAC Rate or (iv) the WAC Rate less a specified rate, but in any case not less than 0.000%.
(2)	Approximate; subject to a variance of plus or minus 5%. The certificate balance of the VRR Interest is not included in the certificate balance or notional amount of any other class of certificates set forth under “Offered Certificates” or “Non-Offered Certificates” in the table above.
(3)	The initial subordination levels are calculated based on the initial Certificate Balance. The approximate initial credit support percentages shown in the table above do not take into account the VRR Interest. However, losses incurred on the mortgage loans will be allocated between the VRR Interest and the Principal Balance Certificates, pro rata in accordance with their respective percentage allocation entitlement. See “Credit Risk Retention” and “Description of the Certificates” in the Preliminary Prospectus.
(4)	The weighted average life and principal window during which distributions of principal would be received as set forth in the table with respect to each class of Principal Balance Certificates are based on (i) modeling assumptions described in the Preliminary Prospectus and (ii) assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans. The weighted average life and principal window of the Class A-2 and Class A-3 certificates are subject to change as described in footnote (7) below.
(5)	“Certificate Principal to Value Ratio” for any class of Principal Balance Certificates is calculated as the product of (a) the weighted average mortgage loan Cut-off Date LTV of the mortgage loans, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of the related class of Principal Balance Certificates and all other classes of Principal Balance Certificates, if any, that are senior to such class, and the denominator of which is the total initial Certificate Balance of all classes of Principal Balance Certificates. The Certificate Principal to Value Ratios of the Class A-1, Class A-2 and Class A-3 certificates are calculated in the aggregate for those classes as if they were a single class.
(6)	“Certificate Underwritten NOI Debt Yield” for any class of Principal Balance Certificates is calculated as the product of (a) the weighted average Underwritten NOI Debt Yield for the mortgage loans, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of all classes of Principal Balance Certificates and the denominator of which is the total initial Certificate Balance of such class of Principal Balance Certificates and all other classes of Principal Balance Certificates, if any, that are senior to such class. The Certificate Underwritten NOI Debt Yields of the Class A-1, Class A-2 and Class A-3 certificates are calculated in the aggregate for those classes as if they were a single class.
(7)	The exact initial Certificate Balances of the Class A-2 and Class A-3 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial Certificate Balances, weighted average lives and principal windows of the Class A-2 and Class A-3 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial Certificate Balance of the Class A-2 and Class A-3 certificates is expected to be approximately $603,030,000, subject to a variance of plus or minus 5.0%.

Class of Certificates	Expected Range of Initial Certificate Balance	Expected Range of Weighted Avg. Life (years)	Expected Range of Principal Window (months)
Class A-2	$0 – $274,943,000	NAP – 4.78	NAP / 54 – 59
Class A-3	$328,087,000 – $603,030,000	4.91 – 4.85	59 – 59 / 54 – 59

(8)	The initial subordination levels for the Class A-1, Class A-2 and Class A-3 certificates are represented in the aggregate.
(9)	As further described in the Preliminary Prospectus, the pass-through rate applicable to the Class X-A, Class X-B, Class X-D and Class X-E certificates (collectively, the “Class X Certificates”) for each Distribution Date will generally be equal to the excess of (i) the WAC Rate over (ii) (A) with respect to the Class X-A certificates, the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3 and Class A-M certificates (based on their respective Certificate Balances outstanding immediately prior to such Distribution Date), (B) with respect to the Class X-B certificates, the weighted average of the pass-through rates of the Class B and Class C certificates (based on their respective Certificate Balances outstanding immediately prior to such Distribution Date), (C) with respect to the Class X-D certificates, the pass-through rate of the Class D certificates, and (D) with respect to the Class X-E certificates, the pass-through rate of the Class E certificates.
(10)	The Class X Certificates will not have Certificate Balances. None of the Class X Certificates will be entitled to distributions of principal. The interest accrual amounts on the Class X-A certificates will be calculated by reference to a notional amount equal to the aggregate Certificate Balances of the Class A-1, Class A-2, Class A-3 and Class A-M certificates. The interest accrual amounts on the Class X-B certificates will be calculated by reference to a notional amount equal to the aggregate Certificate Balances of the Class B and Class C certificates. The interest accrual amounts on the Class X-D certificates will be calculated by reference to a notional amount equal to the Certificate Balance of the Class D certificates. The interest accrual amounts on the Class X-E certificates will be calculated by reference to a notional amount equal to the Certificate Balance of the Class E certificates The notional amount of each class of Class X Certificates is subject to change depending upon the final pricing of the Principal Balance Certificates, as follows: (1) if as a result of such pricing the pass-through rate of any class of Principal Balance Certificates whose Certificate Balance comprises such notional amount is equal to the WAC Rate, the Certificate Balance of such class of Principal Balance Certificates may not be part of, and will reduce accordingly, such notional amount of such class of Class X Certificates (or, if as a result of such pricing the pass-through rate of such class of Class X Certificates is equal to zero, such class of Class X Certificates may not be issued on the Closing Date), and/or (2) if as a result of such pricing the pass-through rate of any class of Principal Balance Certificates that does not comprise such notional amount of such class of Class X Certificates is less than the WAC Rate, such class of Principal Balance Certificates may become a part of, and increase accordingly, such notional amount of such class of Class X Certificates.
(11)	The initial Certificate Balance of each of the Class E and Class F-RR certificates, and the notional amount of the Class X-E certificates, is subject to change based on final pricing of all Certificates, the final determination of the Class F-RR and Class G-RR (collectively, the “HRR Certificates”) that will be retained by RREF V – D AIV RR L, LLC (or its affiliate), as the retaining third-party purchaser, in partial satisfaction of the retention obligations of German American Capital Corporation, in its capacity as retaining sponsor, to satisfy the U.S. risk retention requirements. For more information regarding the methodology and key inputs and assumptions used to determine the sizing of the HRR Certificates, see “Credit Risk Retention” in the Preliminary Prospectus.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Benchmark 2026-V20 Mortgage Trust
STRUCTURE SUMMARY

(12)	The weighted average life and principal window during which distributions of principal would be received as set forth in the foregoing table with respect to the VRR Interest (as defined below) are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.
(13)	German American Capital Corporation, as the retaining sponsor, is expected to acquire from the depositor, on the Closing Date, an “eligible vertical interest” (as defined in Regulation RR) in the form of a single vertical security (the “VRR Interest”), representing the right to receive a specified percentage (to be determined as described in footnote (14) below) of all amounts collected on the mortgage loans (net of expenses of the issuing entity) that are available for distribution on the non-VRR certificates and the VRR Interest. See “Credit Risk Retention” in the Preliminary Prospectus. The VRR Interest is a class of certificates.
(14)	The initial Certificate Balance of the VRR Interest is subject to change depending on the final pricing of all classes of certificates with the final Certificate Balance of the VRR Interest determined such that, upon initial issuance, the percentage of the fair value of the HRR Certificates and the percentage of the VRR Interest (in the aggregate) will equal at least 5. If the initial Certificate Balance of the VRR Interest is reduced, the initial Certificate Balance of each class of Principal Balance Certificates (and correspondingly, the initial notional amount of each class of Class X Certificates) will be increased on a pro rata basis (based on the initial Certificate Balance set forth in the table above) in an aggregate amount equal to such reduction in the initial Certificate Balance of the VRR Interest. If the initial Certificate Balance of the VRR Interest is increased, the initial Certificate Balance of each class of Principal Balance Certificates (and correspondingly, the initial notional amount of each class of Class X Certificates) will be decreased on a pro rata basis (based on the initial Certificate Balance set forth in the table above) in an aggregate amount equal to such increase in the initial Certificate Balance of the VRR Interest. For a further description, see “Credit Risk Retention” in the Preliminary Prospectus.
(15)	Although it does not have a specified pass-through rate (other than for tax reporting purposes), the effective interest rate for the VRR Interest will be the WAC Rate.

Ten Largest Mortgage Loans
Mortgage Loan	Mortgage Loan Seller	City, State	Property Type	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Cut-off Date Balance per NRA/Unit/ Room(1)	Cut-off Date LTV(1)	U/W NCF DSCR(1)	U/W NOI Debt Yield(1)
Project Broadview	GSMC	Various	Various	$80,000,000	9.0%	$81.49	59.6%	1.79x	10.9%
CityCenter (Aria & Vdara)	GSMC, CREFI, GACC	Las Vegas, NV	Hospitality	$75,000,000	8.5%	$476,313.33	36.2%	4.46x	24.8%
Northshore Mall	GACC	Peabody, MA	Retail	$75,000,000	8.5%	$153.84	59.5%	2.30x	15.6%
1 Willoughby Square	GACC	Brooklyn, NY	Office	$75,000,000	8.5%	$445.87	65.5%	1.48x	10.6%
535 & 545 5th Avenue	GACC	New York, NY	Mixed Use	$74,979,839	8.5%	$611.03	63.2%	1.30x	9.7%
600 Broadway	CREFI	New York, NY	Mixed Use	$58,000,000	6.5%	$656.37	52.7%	1.83x	11.4%
Oakbrook Center	GACC	Palm Beach Gardens, FL	Office	$43,000,000	4.8%	$176.69	64.9%	1.93x	13.8%
Normandy Center	Barclays	Ellicott City, MD	Retail	$40,250,000	4.5%	$216.66	67.4%	1.46x	10.2%
Amazon LAX	GSMC	Los Angeles, CA	Industrial	$37,766,961	4.3%	$165.22	53.8%	1.85x	10.4%
Etude Self Storage Portfolio	GSMC	Various	Self Storage	$28,200,000	3.2%	$109.99	65.0%	1.36x	8.7%
Total/Weighted Average				$587,196,800	66.2%		57.9%	2.07x	13.2%
(1)	The Cut-off Date Balance per NRA/Unit/Room, Cut-off Date LTV, U/W NCF DSCR and U/W NOI Debt Yield calculations include any related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and/or mezzanine loan(s).

Subordinate Debt Summary
Mortgage Loan	Mortgage Loan Cut-off Date Balance	Pari Passu Companion Loans Cut-off Date Balance	Subordinate Debt Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Trust U/W NCF DSCR(1)	Total Debt U/W NCF DSCR(2)	Trust Cut-off Date LTV(1)	Total Debt Cut-off Date LTV(2)	Trust U/W NOI Debt Yield(1)	Total Debt U/W NOI Debt Yield(2)
CityCenter (Aria & Vdara)	75,000,000	2,472,800,000	902,200,000	N/A	4.46x	3.28x	36.2%	49.1%	24.8%	18.3%
Torrey Heights	20,000,000	346,500,000	98,500,000	N/A	2.11x	1.61x	50.7%	64.3%	10.8%	8.5%
(1)	Trust U/W NCF DSCR, Trust Cut-off Date LTV and Trust U/W NOI Debt Yield calculations include any related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and/or mezzanine loan(s).
(2)	Total Debt U/W NCF DSCR, Total Debt Cut-off Date LTV and Total Debt U/W NOI Debt Yield calculations include any related pari passu companion loan(s), related subordinate companion loan(s) and/or related mezzanine loan(s).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
6

Benchmark 2026-V20 Mortgage Trust
STRUCTURE OVERVIEW
Companion Loan Summary

Loan No.	Mortgage Loan	Note(s)	Cut-off Date Balance	Holder of Note(1)	Lead Servicer for Whole Loan (Y/N)	Master Servicer Under Lead Securitization	Special Servicer Under Lead Securitization
1	Project Broadview	A-1	$80,000,000	Benchmark 2026-V20	Yes	Midland Loan Services, a Division of PNC Bank, National Association	Rialto Capital Advisors, LLC
		A-2	$50,000,000	GSBI	No
		A-3	$30,000,000	GSBI	No
		A-4	$19,437,800	GSBI	No
2	CityCenter (Aria & Vdara)	A-1	$779,120,000	BX 2025-ARIA	Yes	Trimont LLC	Trimont LLC
		A-2	$389,560,000	BX 2025-ARIA	No
		A-3	$389,560,000	BX 2025-ARIA	No
		A-4	$389,560,000	BX 2025-ARIA	No
		A-5	$56,000,000	JPMCB	No
		A-6	$40,000,000	BMO 2025-5C13	No
		A-7	$48,000,000	JPMCB	No
		A-8	$48,000,000	JPMCB	No
		A-9	$48,000,000	JPMCB	No
		A-10	$30,000,000	CREFI	No
		A-11	$25,000,000	BBCMS 2026-5C40(2)	No
		A-12	$25,000,000	Benchmark 2026-V20	No
		A-13	$20,000,000	CREFI	No
		A-14	$20,000,000	CREFI	No
		A-15	$25,000,000	BBCMS 2026-5C40(2)	No
		A-16	$25,000,000	Benchmark 2026-V20	No
		A-17	$25,000,000	GACC	No
		A-18	$25,000,000	GACC	No
		A-19	$20,000,000	GACC	No
		A-20-A	$25,000,000	BMARK 2026-V20	No
		A-20-B	$25,000,000	GSMC	No
		A-21	$30,000,000	GSMC	No
		A-22	$25,000,000	BBCMS 2026-5C40	No
		A-23	$10,000,000	GSMC	No
		A-24	$5,000,000	GSMC	No
		B-1	$360,880,000	BX 2025-ARIA	No
		B-2	$180,440,000	BX 2025-ARIA	No
		B-3	$180,440,000	BX 2025-ARIA	No
		B-4	$180,440,000	BX 2025-ARIA	No

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
7

Benchmark 2026-V20 Mortgage Trust
STRUCTURE SUMMARY

Loan No.	Mortgage Loan	Note(s)	Cut-off Date Balance	Holder of Note(1)	Lead Servicer for Whole Loan (Y/N)	Master Servicer Under Lead Securitization	Special Servicer Under Lead Securitization
3	Northshore Mall	A-1	$50,000,000	Benchmark 2026-V20	Yes	Midland Loan Services, a Division of PNC Bank, National Association	Rialto Capital Advisors, LLC
		A-2	$28,000,000	BBCMS 2026-5C40(2)	No
		A-3	$15,000,000	Benchmark 2026-V20	No
		A-4	$12,000,000	GACC	No
		A-5	$10,000,000	Benchmark 2026-V20	No
		A-6	$10,000,000	GACC	No
		A-7	$38,000,000	JPMCB	No
		A-8	$12,000,000	JPMCB	No
4	1 Willoughby Square	A-1	$75,000,000	Benchmark 2026-V20	Yes	Midland Loan Services, a Division of PNC Bank, National Association	Rialto Capital Advisors, LLC
		A-2	$25,000,000	GACC	No
		A-3	$25,000,000	GACC	No
5	535 & 545 5th Avenue	A-1	$74,979,839	Benchmark 2026-V20	Yes	Midland Loan Services, a Division of PNC Bank, National Association	Rialto Capital Advisors, LLC
		A-2	$49,986,559	DBRI	No
		A-3	$25,993,011	BBCMS 2026-5C40(2)	No
		A-4	$14,995,968	DBRI	No
		A-5	$14,995,968	DBRI	No
		A-6	$9,997,312	DBRI	No
		A-7	$8,997,581	DBRI	No
		A-8	$39,989,247	SGFC	No
		A-9	$24,993,280	SGFC	No
		A-10	$19,994,624	SGFC	No
		A-11	$13,996,237	BBCMS 2026-5C40(2)	No
		A-12	$10,997,043	SGFC	No
9	Amazon LAX	A-1	$58,500,000	Benchmark 2025-V19	Yes	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
		A-2	20,000,000	BBCMS 2026-5C40(2)	No
		A-3	31,500,000	Benchmark 2026-V20	No
		A-4	6,266,961	Benchmark 2026-V20	No
10	Etude Self Storage Portfolio	A-1	$58,500,000	Benchmark 2025-V19	Yes	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
		A-2	28,200,000	Benchmark 2026-V20	No
11	Boise Towne Square	A-1	$53,854,240	BMO 2025-5C13	Yes	Midland Loan Services, a Division of PNC Bank, National Association	3650 REIT Loan Servicing LLC
		A-2	$23,935,218	Benchmark 2026-V20	No

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
8

Benchmark 2026-V20 Mortgage Trust
STRUCTURE OVERVIEW

Loan No.	Mortgage Loan	Note(s)	Cut-off Date Balance	Holder of Note(1)	Lead Servicer for Whole Loan (Y/N)	Master Servicer Under Lead Securitization	Special Servicer Under Lead Securitization
13	Torrey Heights	A-1	$144,900,000	TORY 2026-HGTS	Yes	Trimont LLC	Trimont LLC
		A-2	$48,300,000	TORY 2026-HGTS	No
		A-3	$48,300,000	TORY 2026-HGTS	No
		A-4	$50,000,000	JPMCB	No
		A-5	$25,000,000	JPMCB	No
		A-6-1	$15,000,000	GACC	No
		A-6-2	$10,000,000	Benchmark 2026-V20	No
		A-7	$15,000,000	GSMC	No
		A-8	$10,000,000	Benchmark 2026-V20	No
		B-1	$59,100,000	TORY 2026-HGTS(3)	No
		B-2	$19,700,000	TORY 2026-HGTS(3)	No
		B-3	$19,700,000	TORY 2026-HGTS(3)	No
27	Kawasaki Motors North America Headquarters	A-1	$26,000,000	BMO	Yes	Servicing Shift (Future Securitization)(4)	Servicing Shift (Future Securitization)(4)
		A-2	$10,000,000	Benchmark 2026-V20	No
(1)	The identification of a securitization trust means we have identified another securitization trust that has closed or as to which a preliminary prospectus (or preliminary offering circular) or final prospectus (or final offering circular) has printed that has or is expected to include the identified Mortgage Note(s).
(2)	The BBCMS 2026-5C40 transaction is expected to close on February 12, 2026.
(3)	The TORY 2026-HGTS transaction is expected to close on January 27, 2026.
(4)	Prior to the related servicing shift securitization date, the Kawasaki Motors North America Headquarters Whole Loan will be serviced under the pooling and servicing agreement for this transaction. From and after the securitization of the related controlling note, the Kawasaki Motors North America Headquarters Whole Loan will be serviced under the related pooling and servicing agreement for such future securitization.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
9

Benchmark 2026-V20 Mortgage Trust
STRUCTURE OVERVIEW
Distribution of Cut-off Date Balances(1)
Range of Cut-off Date Balances			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV(2)	Maturity Date LTV(2)
$3,500,000	-	$9,999,999	6	$38,225,000	4.3%	6.4756%	59	1.39x	60.6%	60.6%
$10,000,000	-	$19,999,999	15	$195,005,423	22.0%	6.5143%	59	1.63x	61.3%	60.5%
$20,000,000	-	$29,999,999	4	$94,635,218	10.7%	5.9127%	58	2.03x	56.0%	55.2%
$30,000,000	-	$39,999,999	1	$37,766,961	4.3%	5.5090%	58	1.85x	53.8%	53.8%
$40,000,000	-	$49,999,999	2	$83,250,000	9.4%	6.6966%	56	1.70x	66.1%	66.1%
$50,000,000	-	$59,999,999	1	$58,000,000	6.5%	5.9700%	59	1.83x	52.7%	52.7%
$60,000,000	-	$80,000,000	5	$379,979,839	42.8%	6.4162%	59	2.26x	56.8%	56.6%
Total/Weighted Average			34	$886,862,441	100.0%	6.3451%	59	1.96x	58.4%	58.0%

Distribution of Mortgage Rates(1)
Range of Mortgage Rates			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV(2)	Maturity Date LTV(2)
4.96834%	-	5.9999%	7	$238,502,179	26.9%	5.7536%	59	2.00x	54.5%	54.2%
6.0000%	-	6.4999%	14	$315,224,000	35.5%	6.2597%	59	2.42x	54.7%	54.7%
6.5000%	-	6.9999%	10	$228,175,000	25.7%	6.7127%	58	1.56x	65.1%	65.1%
7.0000%	-	7.5130%	3	$104,961,262	11.8%	7.1469%	59	1.39x	63.3%	61.2%
Total/Weighted Average			34	$886,862,441	100.0%	6.3451%	59	1.96x	58.4%	58.0%

Property Type Distribution(1)(3)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Number of NRA/Units/Rooms	Weighted Averages
					Cut-off Date Balance per # of NRA/Units/Rooms	Mortgage Rate	Stated Remaining Term (Mos.)	Occupancy	U/W NCF DSCR	Cut-off Date LTV(2)	Maturity Date LTV(2)
Retail	10	$208,233,767	23.5%	2,524,318	$82	6.3620%	59	95.1%	1.98x	60.4%	60.0%
Super Regional Mall	2	$98,935,218	11.2%	1,804,099	$55	6.2570%	59	94.5%	2.45x	56.0%	55.3%
Anchored	6	$83,450,000	9.4%	411,634	$203	6.5432%	59	94.9%	1.48x	65.3%	65.3%
Shadow Anchored	1	$13,869,000	1.6%	135,865	$102	6.4710%	59	96.4%	1.85x	62.3%	62.3%
Single Tenant	1	$11,979,549	1.4%	172,720	$69	5.8400%	59	100.0%	1.79x	59.6%	59.6%
Mixed Use	5	$167,244,593	18.9%	1,168,817	$143	6.3549%	59	94.8%	1.63x	58.0%	57.5%
Retail/Office	2	$86,079,839	9.7%	559,843	$154	6.9450%	59	89.8%	1.39x	63.0%	62.1%
Office/Retail	1	$58,000,000	6.5%	88,365	$656	5.9700%	59	100.0%	1.83x	52.7%	52.7%
Lab/Office	1	$20,000,000	2.3%	520,604	$38	4.9683%	59	100.0%	2.11x	50.7%	50.7%
Multifamily / Retail	1	$3,164,754	0.4%	5	$632,951	6.1200%	60	100.0%	1.38x	64.9%	64.9%
Hospitality	6	$139,481,423	15.7%	5,914	$23,585	6.3806%	58	83.3%	3.29x	47.3%	46.2%
Full Service	2	$97,500,000	11.0%	5,476	$17,805	6.1645%	58	89.3%	3.85x	41.9%	41.9%
Limited Service	2	$18,941,687	2.1%	230	$82,355	7.2775%	60	68.9%	1.73x	63.0%	58.0%
Select Service	1	$12,000,000	1.4%	113	$106,195	5.6790%	58	71.4%	2.96x	50.0%	50.0%
Extended Stay	1	$11,039,736	1.2%	95	$116,208	7.5130%	59	68.3%	1.40x	64.9%	60.0%
Office	3	$132,980,121	15.0%	579,084	$230	6.6992%	57	95.1%	1.66x	64.6%	64.6%
Urban	1	$75,000,000	8.5%	280,348	$268	6.7860%	59	95.0%	1.48x	65.5%	65.5%
Suburban	1	$43,000,000	4.8%	243,359	$177	6.8470%	54	93.4%	1.93x	64.9%	64.9%
Medical	1	$14,980,121	1.7%	55,377	$271	5.8400%	59	100.0%	1.79x	59.6%	59.6%
Industrial	6	$100,807,290	11.4%	2,880,944	$35	5.7765%	59	99.7%	1.80x	56.7%	56.7%
Warehouse/Distribution	4	$77,164,680	8.7%	2,538,826	$30	5.6780%	59	99.7%	1.82x	56.8%	56.8%
R&D	1	$13,642,610	1.5%	138,887	$98	5.8400%	59	100.0%	1.79x	59.6%	59.6%
Flex	1	$10,000,000	1.1%	203,231	$49	6.4500%	59	100.0%	1.68x	52.2%	52.2%
Multifamily	8	$62,210,246	7.0%	349	$178,253	6.4569%	59	94.3%	1.35x	65.6%	65.6%
Mid Rise	3	$28,750,000	3.2%	81	$354,938	6.3114%	59	96.0%	1.30x	65.3%	65.3%
Garden	2	$18,585,246	2.1%	166	$111,959	6.6443%	59	92.1%	1.43x	66.0%	66.0%
Student Housing	1	$8,075,000	0.9%	94	$85,904	6.9300%	60	88.3%	1.42x	64.6%	64.6%
Low Rise	2	$6,800,000	0.8%	8	$850,000	5.9985%	59	100.0%	1.32x	67.3%	67.3%
Self Storage	14	$47,370,000	5.3%	918,831	$52	6.1213%	58	84.4%	1.37x	60.7%	60.7%
Self Storage	14	$47,370,000	5.3%	918,831	$52	6.1213%	58	84.4%	1.37x	60.7%	60.7%
Manufactured Housing	7	$28,535,000	3.2%	745	$38,302	6.4787%	59	80.2%	1.48x	56.7%	56.7%
Manufactured Housing	7	$28,535,000	3.2%	745	$38,302	6.4787%	59	80.2%	1.48x	56.7%	56.7%
Total/Weighted Average	59	$886,862,441	100.0%			6.3451%	59	92.6%	1.96x	58.4%	58.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
10

Benchmark 2026-V20 Mortgage Trust
STRUCTURE OVERVIEW

Geographic Distribution(1)(3)(4)
State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV(2)	Maturity Date LTV(2)
New York	12	$256,009,960	28.9%	6.5537%	59	1.52x	61.8%	61.5%
California	5	$92,509,571	10.4%	5.6217%	59	1.90x	54.7%	54.7%
Southern	3	$67,766,961	7.6%	5.4883%	58	1.90x	52.6%	52.6%
Northern	2	$24,742,610	2.8%	5.9871%	59	1.90x	60.4%	60.4%
Massachusetts	2	$85,000,000	9.6%	6.4388%	59	2.27x	59.7%	59.1%
Nevada	1	$75,000,000	8.5%	6.0788%	58	4.46x	36.2%	36.2%
Florida	4	$59,871,453	6.8%	6.7131%	55	1.82x	63.7%	63.7%
Maryland	2	$48,325,000	5.4%	6.6018%	59	1.45x	66.9%	66.9%
Other	33	$270,146,456	30.5%	6.3122%	59	1.73x	59.3%	58.7%
Total/Weighted Average	59	$886,862,441	100.0%	6.3451%	59	1.96x	58.4%	58.0%

Distribution of Cut-off Date LTVs(1)(2)
Range of Cut-off Date LTVs			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV(2)	Maturity Date LTV(2)
36.2%	-	39.9%	1	$75,000,000	8.5%	6.0788%	58	4.46x	36.2%	36.2%
40.0%	-	49.9%	1	$23,935,218	2.7%	5.9500%	57	2.94x	45.0%	42.1%
50.0%	-	59.9%	12	$344,971,961	38.9%	5.9777%	59	1.92x	55.9%	55.9%
60.0%	-	69.5%	20	$442,955,262	49.9%	6.6977%	59	1.52x	64.7%	64.2%
Total/Weighted Average			34	$886,862,441	100.0%	6.3451%	59	1.96x	58.4%	58.0%

Distribution of Maturity Date LTVs(1)(2)
Range of Maturity Date LTVs			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV(2)	Maturity Date LTV(2)
36.2%	-	39.9%	1	$75,000,000	8.5%	6.0788%	58	4.46x	36.2%	36.2%
40.0%	-	49.9%	1	$23,935,218	2.7%	5.9500%	57	2.94x	45.0%	42.1%
50.0%	-	59.9%	13	$354,971,961	40.0%	6.0084%	59	1.92x	56.1%	56.0%
60.0%	-	69.5%	19	$432,955,262	48.8%	6.6892%	59	1.51x	64.8%	64.4%
Total/Weighted Average			34	$886,862,441	100.0%	6.3451%	59	1.96x	58.4%	58.0%

Distribution of Underwritten NCF Debt Service Coverages(1)
Range of Underwritten NCF Debt Service Coverages			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV(2)	Maturity Date LTV(2)
1.29x	-	1.49x	17	$361,541,262	40.8%	6.6815%	59	1.38x	63.9%	63.4%
1.50x	-	1.99x	10	$298,285,961	33.6%	6.1351%	58	1.81x	58.6%	58.6%
2.00x	-	2.49x	4	$116,100,000	13.1%	6.1596%	59	2.22x	58.3%	57.9%
2.50x	-	4.46x	3	$110,935,218	12.5%	6.0078%	58	3.97x	39.6%	39.0%
Total/Weighted Average			34	$886,862,441	100.0%	6.3451%	59	1.96x	58.4%	58.0%

Original Terms to Maturity(1)
Range of Original Terms to Maturity			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV(2)	Maturity Date LTV(2)
60	-	60	34	$886,862,441	100.0%	6.3451%	59	1.96x	58.4%	58.0%
Total/Weighted Average			34	$886,862,441	100.0%	6.3451%	59	1.96x	58.4%	58.0%

Distribution of Remaining Terms to Maturity(1)
Range of Remaining Terms to Maturity			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV(2)	Maturity Date LTV(2)
54	-	59	27	$823,437,441	92.8%	6.3324%	58	1.99x	58.0%	57.7%
60	-	60	7	$63,425,000	7.2%	6.5107%	60	1.64x	63.0%	62.2%
Total/Weighted Average			34	$886,862,441	100.0%	6.3451%	59	1.96x	58.4%	58.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Distribution of Underwritten NOI Debt Yields(1)
Range of Underwritten NOI Debt Yields			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV(2)	Maturity Date LTV(2)
8.0%	-	9.9%	13	$218,234,839	24.6%	6.5872%	59	1.33x	62.6%	62.3%
10.0%	-	11.9%	11	$362,241,961	40.8%	6.1508%	59	1.70x	59.7%	59.7%
12.0%	-	13.9%	5	$110,450,423	12.5%	6.7712%	57	1.81x	63.4%	62.5%
14.0%	-	17.9%	1	$75,000,000	8.5%	6.3550%	59	2.30x	59.5%	59.5%
18.0%	-	19.9%	2	$22,000,000	2.5%	6.3099%	59	2.53x	55.1%	52.9%
20.0%	-	24.8%	2	$98,935,218	11.2%	6.0476%	58	4.09x	38.3%	37.6%
Total/Weighted Average			34	$886,862,441	100.0%	6.3451%	59	1.96x	58.4%	58.0%

Amortization Types(1)
Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV(2)	Maturity Date LTV(2)
Interest Only	29	$737,965,961	83.2%	6.2812%	59	2.01x	58.3%	58.3%
Amortizing Balloon	4	$128,896,480	14.5%	6.9246%	59	1.68x	59.9%	57.7%
Interest Only - ARD	1	$20,000,000	2.3%	4.9683%	59	2.11x	50.7%	50.7%
Total/Weighted Average	34	$886,862,441	100.0%	6.3451%	59	1.96x	58.4%	58.0%

(1)	The U/W NCF DSCR, Cut-off Date LTV Ratio, Maturity Date LTV Ratio, Underwritten NOI Debt Yield and Cut-off Date Balance per # of NRA/Units/Rooms calculations include any related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and/or mezzanine loan(s).
(2)	With respect to five mortgage loans comprising 19 mortgaged properties (12.9%), the Cut-off Date LTV Ratio and Maturity Date or LTV Ratio have been calculated using a value other than the “As Is” appraised value. For additional information please see the footnotes to Annex A-1 in the Preliminary Prospectus.
(3)	Reflects the allocated loan amount for properties securing multi-property Mortgage Loans.
(4)	Northern California properties have a zip code greater than 93600. Southern California properties have a zip code less than or equal to 93600.
Previously Securitized Mortgaged Properties(1)(2)
Mortgaged Property	Cut-off Date Balance	% of Initial Outstanding Pool Balance	City, State	Property Type	Previous Securitization
CityCenter (Aria & Vdara)	75,000,000	8.5%	Las Vegas, Nevada	Hospitality	BX 2021-ARIA
535 & 545 5th Avenue	74,979,839	8.5%	New York, New York	Mixed Use	MSBAM 2015-C24
600 Broadway	58,000,000	6.5%	New York, New York	Mixed Use	CGCMT 2016-GC37, DBJPM 2016-C1, CGCMT 2016-P3
Park Pointe Plaza	12,400,000	1.4%	Orland Park, Illinois	Retail	CSAIL 2015-C2
Stafford Apartments	8,075,000	0.9%	Baltimore, Maryland	Multifamily	JPMBB 2016-C1
(1)	The table above includes mortgaged properties securing mortgage loans for which the most recent prior financing of all or a significant portion of each such mortgaged property was included in a securitization. Information under “Previous Securitization” represents the most recent such securitization with respect to each of those mortgaged properties. The information in the above table is based solely on information provided by the related borrower or obtained through searches of a third-party database and has not otherwise been confirmed by the related mortgage loan seller.
(2)	Reflects the allocated loan amount for properties securing multi-property Mortgage Loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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STRUCTURE OVERVIEW

Allocation between VRR Interest and the Non-VRR Certificates:	The aggregate amount available for distribution to holders of the certificates (including the VRR Interest) on each Distribution Date will be: (i) the gross amount of interest, principal, yield maintenance charges and prepayment premiums collected with respect to the Mortgage Loans in the applicable one-month collection period (other than any excess interest accrued after the related anticipated repayment date on any mortgage loan with an anticipated repayment date), net of specified expenses of the issuing entity, including fees payable therefrom to, and losses, liabilities, costs and expenses reimbursable or indemnifiable therefrom to, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor, the Asset Representations Reviewer and CREFC®; and (ii) allocated to amounts available for distribution to the holders of the VRR Interest, on the one hand, and amounts available for distribution to the holders of the Certificates (other than the Class R certificates and the VRR Interest) (the “Non-VRR Certificates”), on the other hand. On each Distribution Date, the portion of such aggregate available funds allocable to: (a) the VRR Interest will be the product of such aggregate available funds multiplied by a fraction, expressed as a percentage, the numerator of which is the initial Certificate Balance of the VRR Interest, and the denominator of which is the sum of the aggregate initial Certificate Balance of all classes of Principal Balance Certificates and the initial Certificate Balance of the VRR Interest (the “VRR Percentage”); and (b) the Non-VRR Certificates will at all times be the product of such aggregate available funds multiplied by the difference between 100% and the VRR Percentage (such difference, the “Non-VRR Percentage”). See “Credit Risk Retention” and. “Description of the Certificates” in the Preliminary Prospectus.
Principal Payments:

Payments in respect of the Non-VRR Percentage of principal on the Non-VRR Certificates will be distributed to the Class A-1, Class A-2, Class A-3, Class A-M, Class B, Class C, Class D, Class E, Class F-RR and Class G-RR certificates, in that order, until the Certificate Balance of each such class is reduced to zero. Notwithstanding the foregoing, if the total Certificate Balance of the Class A-M, Class B, Class C, Class D, Class E, Class F-RR and Class G-RR certificates has been reduced to zero as a result of loss allocation, payments in respect of principal of the certificates will be distributed, first, to the, Class A-1, Class A-2 and Class A-3 certificates, on a pro rata basis, based on the Certificate Balance of each such class, then, to the extent of any recoveries on realized losses, to the Class A-M, Class B, Class C, Class D, Class E, Class F-RR and Class G-RR certificates, in that order, in each case until the Certificate Balance of each such class is reduced to zero (or previously allocated realized losses have been fully reimbursed).

Each of the Class X Certificates will not be entitled to receive distributions of principal; however, (i) the notional amount of the Class X-A certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class A-1, Class A-2, Class A-3 and Class A-M certificates, (ii) the notional amount of the Class X-B certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class B and Class C certificates, (iii) the notional amount of the Class X-D certificates will be reduced by the amount of principal distributions and realized losses allocated to the Class D certificates and (iv) the notional amount of the Class X-E certificates will be reduced by the amount of principal distributions and realized losses allocated to the Class E certificates.

Interest Payments:

On each Distribution Date, interest accrued for each class of Non-VRR Certificates at the applicable pass-through rate will be distributed in the following order of priority, to the extent of the Non-VRR Percentage of the aggregate available funds (exclusive of any portion thereof that represents the Non-VRR Percentage of any yield maintenance charges and prepayment premiums): first, to the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D and Class X-E certificates, on a pro rata basis, based on the accrued and unpaid interest on each such class and then, to the Class A-M, Class B, Class C, Class D, Class E, Class F-RR and Class G-RR certificates, in that order, in each case until the interest payable to each such class is paid in full.

The pass-through rates applicable to the Class A-1, Class A-2, Class A-3, Class A-M, Class B, Class C, Class D, Class E, Class F-RR, and Class G-RR certificates for each Distribution Date will equal one of: (i) a fixed per annum rate, (ii) the WAC Rate, (iii) a rate equal to the lesser of a specified pass-through rate and the WAC Rate or (iv) the WAC Rate less a specified rate, but in any case not less than 0.000%.

As further described in the Preliminary Prospectus, the pass-through rates applicable to the Class X Certificates for each Distribution Date will generally be equal to the excess of (i) the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Benchmark 2026-V20 Mortgage Trust
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WAC Rate over (ii) (A) with respect to the Class X-A certificates, the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3 and Class A-M certificates (weighted based on their respective Certificate Balances outstanding immediately prior to that Distribution Date), (B) with respect to the Class X-B certificates, the weighted average of the pass-through rates of the Class B and Class C certificates (weighted based on their respective Certificate Balances outstanding immediately prior to that Distribution Date), (C) with respect to the Class X-D certificates, the pass-through rate of the Class D certificates, and (D) with respect to the Class X-E certificates, the pass-through rate of the Class E certificates.

Prepayment Interest Shortfalls:	Prepayment interest shortfalls will be allocated pro rata based on interest entitlements, in reduction of the interest otherwise payable with respect to each of the interest-bearing classes of certificates.
Loss Allocation:

The Non-VRR Percentage of losses on the Mortgage Loans will be allocated to each class of Non-VRR Certificates entitled to principal in reverse alphabetical order starting with the Class G-RR certificates through and including the Class A-M certificates and then to the Class A-1, Class A-2 and Class A-3 certificates on a pro rata basis based on the Certificate Balance of each such class. The notional amount of any class of Class X Certificates will be reduced by the aggregate amount of realized losses allocated to the class(es) of certificates that are component(s) of the notional amount of such class of Class X Certificates.

Prepayment Premiums:

A percentage of the Non-VRR Percentage of all prepayment premiums (either fixed prepayment premiums or yield maintenance amounts) collected on the Mortgage Loans will be allocated to each of the Class A-1, Class A-2, Class A-3, Class A-M, Class B, Class C and Class D certificates (the “YM P&I Certificates”) then entitled to principal distributions, which percentage will be equal to the product of (a) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such class on such Distribution Date and the denominator of which is the total amount of principal distributed to the holders of each class of Principal Balance Certificates on such Distribution Date and (b) the Base Interest Fraction for the related principal prepayment and such class of certificates. The VRR Percentage of all prepayment premiums (either fixed prepayment premiums or yield maintenance amounts) will be distributed to the VRR Interest

The “Base Interest Fraction” for any principal prepayment on any Mortgage Loan and for:

(A) any of the Class A-1 through Class D certificates with a Pass-Through Rate equal to either the WAC Rate or the WAC Rate less a specified rate, will be a fraction (not greater than one) (a) whose numerator is the greater of zero and the amount, if any, by which (i) the Pass-Through Rate on such class of certificates exceeds (ii) the yield rate (as provided by the master servicer) used in calculating the prepayment premium or yield maintenance charge, as applicable, with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the Net Mortgage Rate on such Mortgage Loan during the related interest accrual period exceeds (ii) the yield rate (as provided by the master servicer) used in calculating the prepayment premium or yield maintenance charge, as applicable, with respect to such principal prepayment; provided, however, that if such yield rate is greater than or equal to the Net Mortgage Rate on such Mortgage Loan during the related interest accrual period, then the respective Base Interest Fraction will be zero; provided, further, that if such yield rate is greater than or equal to the Net Mortgage Rate on such Mortgage Loan during the related interest accrual period, but less than the Pass-Through Rate described in clause (a)(i) above, then the respective Base Interest Fraction will be one; and

(B) any of the Class A-1 through Class D certificates with a Pass-Through Rate equal to a fixed per annum rate, will be a fraction (not greater than one) (a) whose numerator is the greater of zero and the amount, if any, by which (i) the Pass-Through Rate on such class of certificates exceeds (ii) the yield rate (as provided by the master servicer) used in calculating the prepayment premium or yield maintenance charge, as applicable, with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan (without regard to any increase in the interest rate of any ARD Loan after the related anticipated repayment date, and net of the Administrative Cost Rate) during the related interest accrual period multiplied by 365/360 exceeds (ii) the yield rate (as provided by the master servicer) used in calculating the prepayment premium or yield maintenance charge, as applicable, with respect to such principal prepayment; provided, however, that if such yield rate is greater than or equal to the amount set forth in clause (b)(i) above, then the respective Base

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Benchmark 2026-V20 Mortgage Trust
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Interest Fraction will be zero; provided, further, that if such yield rate is greater than or equal to the amount set forth in clause (b)(i) above, but less than the Pass-Through Rate described in clause (a)(i) above, then the respective Base Interest Fraction will be one.

The remaining percentage of the Non-VRR Percentage of prepayment premiums will be allocated to the Class X-A, Class X-B and Class X-D certificates in the manner described in the Preliminary Prospectus. In general, this formula provides for an increase in the percentage of prepayment premiums allocated to the YM P&I Certificates then entitled to principal distributions relative to the Class X-A, Class X-B and Class X-D certificates as Discount Rates decrease and a decrease in the percentage allocated to such classes as Discount Rates rise.

Whole Loans:

The mortgaged properties or portfolios of mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as Project Broadview, CityCenter (Aria & Vdara), Northshore Mall, 535 & 545 5th Avenue, 1 Willoughby Square, Amazon LAX, Etude Self Storage Portfolio, Boise Towne Square, Torrey Heights and Kawasaki Motors North America Headquarters each secure both a mortgage loan to be included in the trust fund and one or more other companion loans that will not be included in the trust fund, each of which will be pari passu or subordinate in right of payment with the mortgage loan included in the trust fund. We refer to each such group of related loans as a “whole loan”.

As of the Closing Date, the pari passu companion loans and any subordinate companion loans are expected to be held by the party identified in “—Companion Loan Summary” above and the table titled “Whole Loan Control Notes and Non-Control Notes” in “Description of the Mortgage Pool—The Whole Loans—General” in the Preliminary Prospectus.

Control Rights and Directing Holder:

With respect to any Serviced Mortgage Loan and any related Serviced Companion Loan, the Directing Holder will generally be entitled to direct the Special Servicer to take, or refrain from taking certain actions with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans. Furthermore, the Directing Holder will also have the right to receive notice and consent to certain material actions that the Master Servicer and the Special Servicer proposes to take with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans.

The “Directing Holder” means, (i) with respect to each Serviced Mortgage Loan (other than any Servicing Shift Mortgage Loan) or Serviced Whole Loan (other than any Servicing Shift Whole Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class, by Certificate Balance, as determined by the certificate registrar from time to time (the “Trust Directing Holder”); and (ii) with respect to any Servicing Shift Mortgage Loan or Servicing Shift Whole Loan, the related Loan-Specific Directing Holder identified in the Preliminary Prospectus (which is expected to be the holder of the related controlling pari passu companion loan) prior to the related Servicing Shift Securitization Date.

RREF V – D AIV RR L, or its affiliate is expected to appoint itself or its affiliate as the initial Trust Directing Holder.

For a description of the directing holder (or equivalent party) for each Non-Serviced Whole Loan, see “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—The Directing Holder” in the Preliminary Prospectus.

Control Eligible Certificates:

Class E, Class F-RR and Class G-RR certificates; provided that the Class E and Class F-RR certificates will only be Control Eligible Certificates for so long as RREF V – D AIV RR L, LLC, Rialto Capital Advisors, LLC or any of their affiliates is the holder of the majority (by certificate balance) of such class of certificates.

Controlling Class:

The Controlling Class will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any cumulative appraisal reduction amounts allocable to such class) equal to at least 25% of the initial Certificate Balance of such class; provided that if at any time the Certificate Balances of all Control Eligible Certificates, as notionally reduced by any appraisal reduction amounts (but without regard to any collateral deficiency amounts) allocable to such classes, have been reduced to zero, then the “Controlling Class” will be the most subordinate class of Control Eligible Certificates that has an aggregate principal balance greater than zero; provided, further, that if at any time the Certificate Balances of the Class A-

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Benchmark 2026-V20 Mortgage Trust
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1, Class A-2, Class A-3, Class A-M, Class B, Class C and Class D certificates have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, then the “Controlling Class” will be the most subordinate class of Control Eligible Certificates that has an aggregate Certificate Balance greater than zero without regard to the application of appraisal reduction amounts (or any collateral deficiency amounts) to notionally reduce the Certificate Balance of such class.

The Controlling Class as of the Closing Date will be the Class G-RR certificates.

Appraised-Out Class:

Any class of Control Eligible Certificates that has been determined, as a result of appraisal reduction amounts and collateral deficiency amounts allocable to such class, to no longer be the Controlling Class (an “Appraised-Out Class”).

Remedies Available to Holders of an Appraised-Out Class:

Holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the Special Servicer to order a supplemental appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an appraisal reduction event has occurred or as to which there exists a collateral deficiency amount. Upon receipt of such supplemental appraisal, the Special Servicer will be required to send the appraisal to the Master Servicer, who will be required to recalculate the appraisal reduction amount or collateral deficiency amount, as applicable, based on such supplemental appraisal, and if required by such recalculation, the applicable Appraised-Out Class as the Controlling Class. Any Appraised-Out Class requesting a supplemental appraisal will not be entitled to exercise any rights of the Controlling Class until such time, if any, as the class is reinstated as the Controlling Class.

Control Termination Event:

Will occur and be continuing with respect to any Mortgage Loan (other than any Servicing Shift Mortgage Loan) or Serviced Whole Loan (other than any Servicing Shift Whole Loan), when one or more of the following is true: (i) there is no class of Control Eligible Certificates that has a Certificate Balance (taking into account the application of any cumulative appraisal reduction amounts and collateral deficiency amounts to notionally reduce the Certificate Balance of such class) equal to at least 25% of the initial Certificate Balance of that class, (ii) the holder of the Class E certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the PSA, or (iii) such Mortgage Loan or Whole Loan is an applicable excluded loan; provided, that a Control Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero; provided, further, that no Control Termination Event may occur with respect to the Loan-Specific Directing Holder related to any Servicing Shift Whole Loan and the term “Control Termination Event” will not be applicable to the Loan-Specific Directing Holder related to such Servicing Shift Whole Loan. With respect to an excluded loan related to the Directing Holder, a Control Termination Event will be deemed to exist.

During the continuance of a Control Termination Event, the Directing Holder will no longer have any control rights. The Directing Holder will no longer have the right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain material actions that the Master Servicer or Special Servicer proposes to take with respect to a Serviced Mortgage Loan and any related Serviced Companion Loans.

During the continuance of a Control Termination Event, the Directing Holder will retain non-binding consultation rights with respect to certain material actions that the Special Servicer proposes to take with respect to a Serviced Mortgage Loan and any related Serviced Companion Loans. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

Consultation Termination Event:

Will occur and be continuing with respect to any Mortgage Loan (other than any Servicing Shift Mortgage Loan) or Serviced Whole Loan (other than any Servicing Shift Whole Loan), when one or more of the following is true: (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance (without regard to the application of any cumulative appraisal reduction amounts) equal to at least 25% of the initial Certificate Balance of that class, (ii) the holder of the Class E certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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class certificateholder pursuant to the terms of the PSA, or (iii) such Mortgage Loan or Whole Loan is an applicable excluded loan; provided that a Consultation Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero; provided, further, that no Consultation Termination Event may occur with respect to the LoanSpecific Directing Holder related to any Servicing Shift Whole Loan and the term “Consultation Termination Event” will not be applicable to the Loan-Specific Directing Holder related to such Servicing Shift Whole Loan. With respect to an excluded loan related to the Directing Holder, a Consultation Termination Event will be deemed to exist.

During the continuance of a Consultation Termination Event, the Directing Holder will have no rights under the PSA other than those rights that all Certificateholders have.

Risk Retention Consultation Party:

The risk retention consultation party will have certain non-binding consultation rights with respect to certain material servicing actions. The holder of the VRR Interest will be entitled to appoint a risk retention consultation party. Deutsche Bank AG, New York Branch (a majority-owned affiliate of GACC) is expected to be appointed as the initial risk retention consultation party.

Appointment and Replacement of Special Servicer:

The Directing Holder will appoint the initial Special Servicer with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans as of the Closing Date. For so long as no Control Termination Event is continuing, the Directing Holder generally may replace the Special Servicer with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans with or without cause at any time.

During the continuance of a Control Termination Event, the Directing Holder will no longer have the right to replace the Special Servicer and such replacement (other than with respect to the Non-Serviced Whole Loans) will occur based on a vote of holders of all voting eligible classes of certificates as described below. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus for a description of the special servicer appointment and replacement rights with respect to Non-Serviced Whole Loans.

Replacement of Special Servicer by Vote of Certificateholders:

Other than with respect to Non-Serviced Whole Loans, if a Control Termination Event is continuing, upon (i) the written direction of holders of certificates evidencing not less than 25% of the voting rights (taking into account the application of any appraisal reduction amounts to notionally reduce the Certificate Balances) of the Principal Balance Certificates and the VRR Interest requesting a vote to replace the Special Servicer (other than with respect to any Servicing Shift Whole Loan) with a new special servicer, (ii) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such holders to the Certificate Administrator and Trustee of written confirmations from each Rating Agency that the appointment of the replacement Special Servicer will not result in a downgrade of the certificates, the Certificate Administrator will be required to promptly notify the special servicer by e-mail and post notice of such request on the Certificate Administrator’s website and concurrently provide written notice of such request by mail to all Certificateholders of such request and conduct the solicitation of votes of all certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of (i) holders of Principal Balance Certificates and the VRR Interest evidencing at least 66-2/3% of a Certificateholder Quorum or (ii) holders of Principal Balance Certificates and the VRR Interest evidencing more than 50% of the aggregate voting rights of Principal Balance Certificates and the VRR Interest outstanding that has not been reduced to less than 25% of its initial Certificate Balance through the application of appraisal reduction amounts and realized losses, the Trustee will immediately replace the Special Servicer with the replacement Special Servicer (other than with respect to Non-Serviced Whole Loans).

“Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer as described above or the Asset Representations Reviewer as described below, the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of any appraisal reduction amounts to notionally reduce the Certificate Balance of the certificates, except in the case of the termination of the Asset Representations Reviewer) of all Principal Balance Certificates and the VRR Interest, on an aggregate basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Benchmark 2026-V20 Mortgage Trust
STRUCTURE OVERVIEW

If at any time, the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (2) the replacement of the Special Servicer would be in the best interest of the Certificateholders as a collective whole, then the Operating Advisor will have the right to recommend the replacement of the Special Servicer. The Operating Advisor’s recommendation to replace the Special Servicer (other than with respect Non-Serviced Whole Loans) must be confirmed by an affirmative vote of holders of Principal Balance Certificates and the VRR Interest representing a majority of the aggregate outstanding Certificate Balance of all Principal Balance Certificates and the VRR Interest whose holders voted on the matter; provided that holders of Principal Balance Certificates and the VRR Interest that so voted on the matter (i) hold Principal Balance Certificates and the VRR Interest representing at least 20% of the outstanding Certificate Balance of all Principal Balance Certificates and the VRR Interest on an aggregate basis (taking into account the application of any appraisal reduction amounts to notionally reduce the respective Certificate Balances) and (ii) consist of at least three Certificateholders or Certificate Owners that are not risk retention affiliated with each other, within 180 days from the time such recommendation is posted to the Certificate Administrator’s website and subject to the receipt of written confirmation from each Rating Agency that the appointment of the replacement Special Servicer will not result in a downgrade of the certificates.

See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus for a description of the special servicer appointment and replacement rights with respect to Non-Serviced Whole Loans.

Cap on Workout and Liquidation Fees:

The workout fees and liquidation fees payable to a Special Servicer under the PSA will be an amount equal to the lesser of: (1) 1.0% of each collection of interest and principal following a workout or liquidation, subject to a minimum of $25,000 and (2) $1,000,000 per workout or liquidation. All Modification Fees actually paid to the Special Servicer in connection with a workout or liquidation or in connection with any prior workout or partial liquidation that occurred within the prior 18 months will be deducted from the total workout fee (only after receipt by the Special Servicer of workout fees of $25,000) and/or liquidation fees payable (other than Modification Fees earned while the Mortgage Loan was not in special servicing). In addition, the total amount of workout and liquidation fees actually payable by the Issuing Entity under the PSA will be capped in the aggregate at $1,000,000 for each related Mortgage Loan. If a new special servicer begins servicing the related Mortgage Loan, all amounts paid to the prior special servicer will be disregarded for purposes of calculating the cap.

Special Servicer Compensation:

The special servicing fee will equal 0.25% per annum of the stated principal balance of the related specially serviced loan or REO property, as applicable with a minimum monthly fee of $5,000. The Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration under the PSA (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any person (including, without limitation, the issuing entity, any borrower, any manager, any guarantor or indemnitor in respect of a Serviced Mortgage Loan and any related Serviced Companion Loans, and any purchaser of any Serviced Mortgage Loan and any related Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan (or Serviced Whole Loan, if applicable), the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA, other than as expressly permitted in the PSA and other than commercially reasonable treasury management fees, banking fees, property condition report fees, customary title agent fees and insurance commissions or fees received or retained by the Special Servicer or any of its Affiliates in connection with any services performed by such party with respect to any Mortgage Loan, Serviced Whole Loan or REO Property. Subject to certain limited exceptions, the Special Servicer will also be required to report any compensation or other remuneration the Special Servicer or its affiliates have received from any person and such information will be disclosed in the Certificateholders’ monthly distribution date statement.

Operating Advisor:

With respect to the Serviced Mortgage Loans and any related Serviced Companion Loans the Operating Advisor will have access to any final asset status report and all information available with respect to the transaction on the Certificate Administrator’s website and will have certain monitoring responsibilities on behalf of the entire trust. After the occurrence and during the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Benchmark 2026-V20 Mortgage Trust
STRUCTURE OVERVIEW

continuance of an Operating Advisor Consultation Event, the Operating Advisor will have consultation rights with respect to certain major decisions.

The Operating Advisor will be subject to termination if holders of at least 15% of the aggregate voting rights of the certificates (in connection with termination and replacement relating to the Mortgage Loans) vote to terminate and replace the Operating Advisor and such vote is approved by holders of more than 50% of the applicable voting rights that exercise their right to vote (in the case of each of such vote and approval, taking into account realized losses and the application of any appraisal reduction amounts to notionally reduce the Certificate Balance of the certificates), provided that holders of at least 50% of the applicable voting rights have exercised their right to vote. The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

An “Operating Advisor Consultation Event” will occur upon the earlier of when (i) the aggregate Certificate Balances of the HRR Certificates (taking into account the application of any cumulative appraisal reduction amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial aggregate Certificate Balances of such Classes of Certificates or (ii) a Control Termination Event has occurred and is continuing (or a Control Termination Event would occur and be continuing if not for the second to last proviso in the definition of Control Termination Event).

The Operating Advisor will not have consultation rights in respect of Non-Serviced Mortgage Loans.

Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent Mortgage Loans after a specified delinquency threshold has been exceeded and the required percentage of Certificateholders vote to direct a review of such delinquent Mortgage Loans. An asset review will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period are delinquent loans or (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 Mortgage Loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 15% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period, or (B) after the second anniversary of the Closing Date, at least 15 Mortgage Loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 20% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period.

The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of Certificateholders evidencing not less than 25% of the voting rights (taking into account realized losses, but without regard to the application of any appraisal reduction amounts to notionally reduce the Certificate Balance of the certificates) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice to all Certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing such notice to all Certificateholders and the Asset Representations Reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum, the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the PSA by written notice to the Asset Representations Reviewer, and the proposed successor Asset Representations Reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

Dispute Resolution Provisions:

Each Mortgage Loan Seller will be subject to the dispute resolution provisions set forth in the PSA to the extent those provisions are triggered with respect to any Mortgage Loan sold to the depositor by such Mortgage Loan Seller and such Mortgage Loan Seller will be obligated under

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Benchmark 2026-V20 Mortgage Trust
STRUCTURE OVERVIEW

the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a repurchase request as described in the Preliminary Prospectus is not “Resolved” within 180 days after the related Mortgage Loan Seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the initial requesting Certificateholder (if any) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request and the initial requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request but the initial requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the enforcing servicer, then the initial requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related material defect or material breach has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable Mortgage Loan Seller made the loss of value payment, (v) a contractually binding agreement is entered into between the enforcing servicer, on behalf of the issuing entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Liquidated Loan Waterfall:	On liquidation of any Mortgage Loan, all net liquidation proceeds will be applied according to the PSA, so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include (a) any amount by which the interest portion of P&I Advances previously made was reduced as a result of appraisal reduction amounts and (b) Accrued AB Loan Interest. After the adjusted interest amount is so allocated, any remaining net liquidation proceeds will be allocated to pay principal on the Mortgage Loan until the unpaid principal amount of the Mortgage Loan has been reduced to zero. Any remaining liquidation proceeds would then be allocated as a recovery of (a) accrued and unpaid interest corresponding to the amount by which the interest portion of P&I Advances previously made was reduced as a result of appraisal reduction amounts and (b) any Accrued AB Loan Interest.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Various – Various Various Various, Various	Collateral Asset Summary – Loan No. 1 Project Broadview	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 59.6% 1.79x 10.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Various – Various Various Various, Various	Collateral Asset Summary – Loan No. 1 Project Broadview	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 59.6% 1.79x 10.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Various – Various Various Various, Various	Collateral Asset Summary – Loan No. 1 Project Broadview	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 59.6% 1.79x 10.9%
Mortgage Loan Information		Properties Information
Loan Seller:	GSMC	Single Asset / Portfolio(6):	Portfolio
Loan Purpose:	Recapitalization	Properties Type – Subtype:	Various – Various
Borrower Sponsor(s)(1):	NH Net REIT Operating Partnership LP	Collateral:	Fee
Borrower(s)(2):	Various	Location(6):	Various, Various
Original Balance(3):	$80,000,000	Year Built / Renovated(6):	Various / Various
Cut-off Date Balance(3):	$80,000,000	Property Management:	Cushman & Wakefield U.S., Inc.
% by Initial UPB:	9.0%	Size:	2,202,082 SF
Interest Rate:	5.84000%	Appraised Value / Per SF:	$301,000,000 / $137
Note Date:	December 16, 2025	Appraisal Date(7):	Various
Original Term:	60 months	Occupancy:	99.9% (as of January 6, 2026)
Amortization:	Interest Only	UW Economic Occupancy:	96.9%
Original Amortization:	NAP	Underwritten NOI:	$19,548,959
Interest Only Period:	60 months	Underwritten NCF:	$19,007,726
First Payment Date:	February 6, 2026
Maturity Date:	January 6, 2031	Historical NOI
Additional Debt Type(3):	Pari Passu	Most Recent NOI(8):	NAV
Additional Debt Balance(3):	$99,437,800	2024 NOI(8):	NAV
Call Protection(4):	L(25),D(28),O(7)	2023 NOI(8):	NAV
Lockbox / Cash Management:	Hard / Springing	2022 NOI(8):	NAV

Reserves(5)				Financial Information(3)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$81
Taxes:	$0	Springing	NAP	Maturity Date Loan / SF:	$81
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	59.6%
TI/LC:	$0	Springing	$2,202,082	Maturity Date LTV:	59.6%
Capital Expenditures:	$0	Springing	$376,238	UW NOI DY:	10.9%
Unfunded Obligations:	$277,774	$0	NAP	UW NCF DSCR:	1.79x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(3)	$179,437,800	59.5%	Purchase Price(9)	$299,063,000	99.1%
Sponsor Equity	122,315,831	40.5	Closing Costs	2,412,857	0.8
			Upfront Reserves	277,774	0.1
Total Sources	$301,753,631	100.0%	Total Uses	$301,753,631	100.0%
(1)	The borrower sponsor and non-recourse carveout guarantor is also the borrower sponsor and non-recourse carveout guarantor of the Amazon LAX Mortgage Loan.
(2)	See “The Borrowers and the Borrower Sponsor” below.
(3)	The Project Broadview Mortgage Loan (as defined below) is part of the Project Broadview Whole Loan (as defined below), which is comprised of 4 pari passu promissory notes with an aggregate original principal balance of $179,437,800. Financial Information presented above is based on the Project Broadview Whole Loan.
(4)	The defeasance lockout period will be at least 25 payment dates beginning with and including the first payment date on February 6, 2026. Defeasance of the Project Broadview Whole Loan is permitted after the first payment date following the earlier to occur of (i) two years from the closing date of the securitization that includes the last pari passu note to be securitized and (ii) December 16, 2028. The assumed lockout period of 25 payments is based on the closing date of the Benchmark 2026-V20 securitization trust in February 2026. The actual lockout period may be longer.
(5)	See “Initial and Ongoing Reserves” below.
(6)	See “Portfolio Summary” below.
(7)	See “Appraisals” below.
(8)	Historical NOI information is not available due to the borrower sponsor purchasing the Project Broadview Properties (as defined below) during the second half of 2025.
(9)	The borrower sponsor acquired the Project Broadview Properties during the second half of 2025 on an all-cash basis.

The Loan. The largest mortgage loan (the “Project Broadview Mortgage Loan”) is part of a whole loan (the “Project Broadview Whole Loan”) evidenced by 4 pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $179,437,800. The Project Broadview Whole Loan is secured by first lien deeds of trust on the borrowers’ fee interests in a 2,202,082 SF, portfolio consisting of six properties (each, a “Project Broadview Property” and collectively, the “Project Broadview Properties” or the “Project Broadview Portfolio”) located across six states. The Project Broadview Whole Loan was originated by Goldman Sachs Bank USA (“GSBI”) on December 16, 2025, has a 5-year interest-only term and accrues interest at a rate of 5.84000% per annum on an Actual/360 basis. The Project Broadview Whole Loan had an original term of 60 months and has a remaining term of 59 months as of the Cut-off Date. The scheduled maturity date of the Project Broadview Whole Loan is the payment date in January 2031. The Project

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Various – Various Various Various, Various	Collateral Asset Summary – Loan No. 1 Project Broadview	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 59.6% 1.79x 10.9%

Broadview Mortgage Loan is evidenced by the controlling Note A-1 with an outstanding principal balance as of the Cut-off Date of $80,000,000.

The table below identifies the promissory notes that comprise the Project Broadview Whole Loan. The relationship between the holders of the Project Broadview Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the prospectus. The Project Broadview Whole Loan will be serviced under the pooling and servicing agreement for the Benchmark 2026-V20 securitization trust. See “The Pooling and Servicing Agreement” in the prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$80,000,000	$80,000,000	Benchmark 2026-V20	Yes
A-2(1)	$50,000,000	$50,000,000	GSBI	No
A-3(1)	$30,000,000	$30,000,000	GSBI	No
A-4(1)	$19,437,800	$19,437,800	GSBI	No
Whole Loan	$179,437,800	$179,437,800
(1)	Expected to be contributed to one or more future securitization(s).

The Properties. The Project Broadview Portfolio is comprised of six properties totaling 2,202,082 SF, located across six states. The Project Broadview Properties are comprised of four industrial properties (89.6% of total SF), one retail property (7.8% of total SF) and one medical office property (2.5% of total SF). Approximately 83.1% of the Project Broadway Portfolio underwritten base rent is attributed to investment grade tenants, and 75.5% of the underwritten base rent rolls after the Project Broadview Whole Loan matures. As of January 6, 2026, the Project Broadview Portfolio was 99.9% occupied. The borrower sponsor purchased the Project Broadview Properties in the second half of 2025 for $299,063,000 ($136 PSF).

The following table presents certain information relating to the Project Broadview Properties:

Portfolio Summary
Property(1)	City, State	Property Type	Year Built / Renovated	Net Rentable Area (SF)(2)	Occupancy %(2)	Allocated Whole Loan Amount	% of Allocated Whole Loan Amount	Appraised Value	UW NCF(2)	% of UW NCF(2)
General Mills	Social Circle, GA	Industrial	2010 / NAP	1,512,552	100.0%	$45,000,000	25.1%	$75,300,000	$4,139,606	21.8%
NYU Langone	New York, NY	Office	2016 / NAP	55,377	100.0%	$33,600,000	18.7%	$56,400,000	$4,002,597	21.1%
UL Solutions	Fremont, CA	Industrial	1983 / NAP	138,887	100.0%	$30,600,000	17.1%	$51,000,000	$3,569,690	18.8%
Bass Pro Shops	Triadelphia, WV	Retail	2004 / 2025	172,720	100.0%	$26,869,800	15.0%	$46,000,000	$2,758,517	14.5%
Commodore Bay	Seattle, WA	Industrial	1974 / 2023	91,546	97.4%	$21,900,000	12.2%	$36,500,000	$2,565,275	13.5%
Huntington Ingalls	Hampton, VA	Industrial	2022 / NAP	231,000	100.0%	$21,468,000	12.0%	$35,800,000	$1,972,041	10.4%
(1)	Certain properties listed above may be comprised of multiple addresses or locations but are treated as a single property for appraisal and loan underwriting purposes.
(2)	Based on the underwritten rent roll as of January 6, 2026.

General Mills Property - Located at 1871 Willow Springs Church Road, Social Circle, Georgia, the property (the “General Mills Property”) is a 1,512,552 SF industrial warehouse/distribution center which is 100% leased to General Mills (Moody’s / S&P / Fitch: Baa2 / BBB / NR) on a NNN basis through May 2030, with one, five-year renewal option remaining. The General Mills Property was a built-to-suit for General Mills in 2010 with clear heights of 32 feet, rail spur access, 147 dock high overhead doors, and 393 surface parking spaces, resulting in a parking ratio of 0.26 spaces per 1,000 SF. The borrower sponsor purchased the General Mills Property for $75.0 million ($50 PSF) in July 2025.

NYU Langone Property - Located at 175 Delancey Street, New York, New York, the property (the “NYU Langone Property”) is a 55,377 SF medical office that is 100% leased to NYU Langone (Moody’s / S&P: A1 / A+) on a NN basis through January 2034, with one, five-year renewal option. Built in 2016 as part of the Essex Crossing development, the collateral is one of six different condominium units in the building and spans three floors. The remainder of the building comprises a 15-story, 100 one-bedroom affordable senior housing component, ground floor retail and a senior center. The NYU Langone Property includes 5 operating rooms, medical laboratories,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Various – Various Various Various, Various	Collateral Asset Summary – Loan No. 1 Project Broadview	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 59.6% 1.79x 10.9%

physician offices, exam rooms, recovery rooms and a reception area. The borrower sponsor acquired the NYU Langone Property in December 2025 for $56.0 million ($1,011 PSF).

UL Solutions Property - Located at 47173 Benicia Street, 47266 Benicia Street and 843 Auburn Court, Fremont, California, the property (the “UL Solutions Property”) is a 138,887 SF industrial R&D facility that is 100% leased to UL Solutions (Moody’s / S&P / Fitch: Baa3 / BBB / BBB+) on a NNN basis through March 2035, with two, five-year renewal options. Built in 1983, the UL Solutions Property features 23’-25’ clear heights, and 475 parking spaces, resulting in a parking ratio of approximately 3.4 spaces per 1,000 SF. UL Solutions has occupied two of the buildings for approximately 30 years and expanded into the third in 2014. The borrower sponsor purchased the UL Solutions Property for $51.0 million ($367 PSF) in September 2025.

Bass Pro Shops Property - Located at 1 Cabela Drive, Triadelphia, West Virginia, the property (the “Bass Pro Shops Property”) is a 172,720 SF retail center that is 100% leased to Bass Pro Shops on an absolute NNN basis through May 2044. Built in 2004, the Bass Pro Shops Property was originally occupied by Cabela’s before Cabela’s was acquired by Bass Pro Shops in 2017 and the store was rebranded. The build-out includes a taxidermy display area, a small arcade area and confectionary shop, a central mountain diorama that features a koi pond and a tunnel-like aquarium offering floor to ceiling glass. The borrower sponsor acquired the Bass Pro Shops Property in December 2025 for $44.8 million ($259 PSF).

Commodore Bay - Located at 2500-2501 West Commodore Way, Seattle, Washington, the property (the “Commodore Bay Property”) is a 91,546 SF industrial warehouse/distribution facility that is leased to King County (Moody’s / S&P / Fitch: Aaa / AAA / AAA) and WorldPac, Inc. (“WorldPac”) on a NNN basis through May 2043 and November 2027, respectively. King County contributes 84.3% of total rental income at the Commodore Bay Property while WorldPac represents 15.7%. Built in 1974 and renovated in 2023, the Commodore Bay Property is used as a dispatch office, training center, and vehicle service hub for King County. The borrower sponsor purchased the Commodore Bay Property for $36.5 million ($399 PSF) in 2025.

Huntington Ingalls Property - Located at 350-360 Salters Creek Road, Hampton, Virginia, the property (the “Huntington Ingalls Property”) is a 231,000 SF industrial warehouse/distribution facility that is 100% leased to Huntington Ingalls Industries (Moody’s / S&P / Fitch: Baa3 / BBB- / BBB) on a NNN basis through March 2033. Built in 2022, the Huntington Ingalls Property has clear heights of 32 feet and serves as a critical warehouse and distribution facility given its proximity to multiple military bases. The borrower sponsor purchased the Huntington Ingalls Property for $35.8 million ($155 PSF) in September 2025.

The following table presents certain information relating to the tenants at the Project Broadview Properties:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody's/S&P/ Fitch)(2)	Net Rentable Area (SF)	% of Total NRA	U/W Base Rent	% of Total UW Base Rent	U/W Base Rent PSF	Lease Exp. Date	Renewal Option	Termination Option (Y/N)
Top Tenants
NYU Langone	A1/A+/NR	55,377	2.5%	$4,652,776	22.7%	$84.02	1/31/2034	1 x 5 yr	N
General Mills	Baa2/BBB/NR	1,512,552	68.7%	$4,629,453	22.6%	$3.06	5/31/2030	1 x 5 yr	N
UL Solutions	Baa3/BBB/BBB+	138,887	6.3%	$3,570,701	17.4%	$25.71	3/31/2035	2 x 5 yr	N
Bass Pro Shops	NR/NR/NR	172,720	7.8%	$3,070,114	15.0%	$17.78	5/31/2044	6 x 5 yr	N
King County(3)	Aaa/AAA/AAA	68,972	3.1%	$2,132,444	10.4%	$30.92	5/31/2043	2 x 5 yr	Y
Huntington Ingalls Industries	Baa3/BBB-/BBB	231,000	10.5%	$2,040,533	10.0%	$8.83	3/31/2033	2 x 5 yr	N
WorldPac, Inc.	NR/NR/NR	20,165	0.9%	$397,178	1.9%	$19.70	11/30/2027	1 x 5 yr	N
Total Tenants		2,199,673	99.9%	$20,493,199	100.0%	$9.32

Vacant Space		2,409	0.1%
Total/Wtd. Avg.		2,202,082	100.0%
(1)	Based on the underwritten rent roll dated January 6, 2026.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	King County has the right to terminate its lease on May 31, 2039, with 12 months’ notice.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
25

Various – Various Various Various, Various	Collateral Asset Summary – Loan No. 1 Project Broadview	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 59.6% 1.79x 10.9%

The following table presents certain information relating to the lease rollover schedule at the Project Broadview Properties, based on initial lease expiration dates:

Lease Rollover Schedule(1)
Year	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Number of Leases Expiring
2026 & MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2027	20,165	0.9%	0.9%	$397,178	1.9%	$19.70	1
2028	0	0.0%	0.9%	$0	0.0%	$0.00	0
2029	0	0.0%	0.9%	$0	0.0%	$0.00	0
2030	1,512,552	68.7%	69.6%	$4,629,453	22.6%	$3.06	1
2031	0	0.0%	69.6%	$0	0.0%	$0.00	0
2032	0	0.0%	69.6%	$0	0.0%	$0.00	0
2033	231,000	10.5%	80.1%	$2,040,533	10.0%	$8.83	1
2034	55,377	2.5%	82.6%	$4,652,776	22.7%	$84.02	1
2035	138,887	6.3%	88.9%	$3,570,701	17.4%	$25.71	1
2036 & Thereafter	241,692	11.0%	99.9%	$5,202,558	25.4%	$21.53	2
Vacant	2,409	0.1%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	2,202,082	100.0%	100.0%	$20,493,199	100.0%	$9.32	7
(1)	Based on the underwritten rent roll as of January 6, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
26

Various – Various Various Various, Various	Collateral Asset Summary – Loan No. 1 Project Broadview	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 59.6% 1.79x 10.9%

The following table presents certain information relating to the Underwritten Net Cash Flow at the Project Broadview Properties:

Cash Flow Analysis
	UW(1)	UW Per SF
Potential Rent	$20,578,534	$9.35
Credit Tenant Rent Steps	590,138	$0.27
Commercial Reimbursements	3,606,559	$1.64
Vacancy	(771,310)	($0.35)
Gross Potential Income	$24,003,921	$10.90
Effective Gross Income	$24,003,921	$10.90

Management Fee	$720,118	$0.33
Insurance	452,906	$0.21
Real Estate Taxes	2,414,877	$1.10
Other Expenses	867,061	$0.39
Total Expenses	$4,454,962	$2.02

Net Operating Income	$19,548,959	$8.88
Replacement Reserves	188,119	$0.09
Tenant Improvements	176,557	$0.08
Leasing Commissions	176,557	$0.08
Net Cash Flow	$19,007,726	$8.63

Occupancy(2)	96.9%
NOI Debt Yield(3)	10.9%
NCF DSCR(3)	1.79x
(1)	UW Potential Rent, including vacant space at market rent, was based on the January 6, 2026 rent roll, including rent steps through February 1, 2027. Credit Tenant Rent Steps represent straight-line average of rent steps for investment grade tenants. Commercial Reimbursements were based on the budget adjusted for management fee. Vacancy was underwritten to 3.0% of Gross Potential Income. Operating expenses were based on the budget, with the exception of insurance, which was based on the actual insurance premiums. Management Fee was based on 3.0% of Effective Gross Income.
(2)	The Project Broadview Portfolio had a 99.9% physical occupancy and an 96.9% economic occupancy as of January 6, 2026.
(3)	Debt service coverage ratios and debt yields are based on the Project Broadview Whole Loan.

Appraisals. According to the appraisals as of various dates between November 21, 2025, and November 26, 2025, the Project Broadview Properties had an as-is appraised value of $301,000,000.

Appraisal Valuation Summary(1)
Property	As Is Value	Capitalization Rate
General Mills	$75,300,000	6.00%
NYU Langone	$56,400,000	6.25%
UL Solutions	$51,000,000	6.75%
Bass Pro Shops	$46,000,000	6.50%
Commodore Bay	$36,500,000	6.00%
Huntington Ingalls	$35,800,000	5.50%
Total / Wtd. Average	$301,000,000	6.19%
(1)	Source: Appraisals.

Environmental Matters. According to the Phase I environmental site assessments with various dates in December 2025, there was no evidence of any recognized environmental conditions at the Project Broadview Properties.

The Market. The Project Broadview Properties are located across six states: Georgia (21.8% of UW NCF), New York (21.1% of UW NCF), California (18.8% of UW NCF), West Virginia (14.5% of UW NCF), Washington (13.5% of UW NCF) and Virginia (10.4% of UW NCF).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
27

Various – Various Various Various, Various	Collateral Asset Summary – Loan No. 1 Project Broadview	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 59.6% 1.79x 10.9%

The following table presents market information related to the Project Broadview Properties:

Market Summary(1)
Property	Property Type	Submarket	Inventory	Completions	Occupancy	Asking Rent/SF	Net Absorption
General Mills	Industrial	South Walton County	10,224,240	1,018,902	89.6%	$8.13	4,580
NYU Langone	Office	Manhattan	10,047,243	NAV	88.7%	$47.78	41,238
UL Solutions	Industrial	Fremont	17,777,629	0	87.0%	$22.56	(78,424)
Bass Pro Shops	Retail	Wheeling – WV	8,554,673	0	98.7%	$12.25	(5,172)
Commodore Bay	Industrial	Seattle – Close-in	49,538,086	NAV	90.9%	$20.64	75,530
Huntington Ingalls	Industrial	Copeland	9,143,427	230,874	88.6%	$9.03	136,035
(1)	Source: Appraisals. Market information as of the third quarter of 2025.

The following table presents demographic information related to the Project Broadview Properties:

Demographic Summary(1)
Property	2024 Population 5-mile radius	2024 Households 5-mile radius	2024 Average Household Income 5-mile radius
General Mills	12,144	4,361	$105,274
NYU Langone(2)	80,926	37,422	$96,848
UL Solutions	185,106	58,201	$222,785
Bass Pro Shop	20,253	9,096	$96,034
Commodore Bay	453,428	228,742	$191,287
Huntington Ingalls	164,871	70,757	$81,130
(1)	Source: Appraisals.
(2)	Data represents the New York zip code 10002.

The Borrowers and the Borrower Sponsor. The borrowers are NHNR Hold Co 22, LLC, NHNR Hold Co 24, LLC, NHNR Hold Co 25, LLC, NHNR Hold Co 27, LLC, NHNR Hold Co 29, LLC and NHNR Hold Co 31, LLC each a Delaware limited liability company and a single purpose entity having at least two independent directors in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Project Broadview Whole Loan.

The borrower sponsor and guarantor is NH Net REIT Operating Partnership LP (“NH NetREIT”), a subsidiary of Morgan Stanley Investment Management (“Morgan Stanley”). NH NetREIT is an externally managed real estate investment trust (“REIT”) focused on acquiring net lease investment properties. It owns and operates a broad portfolio across 45 states. NH NetREIT is a subsidiary of Morgan Stanley, which has helped raise more than $800 million for the REIT since being launched in April 2024. As of April 2025, Morgan Stanley has raised approximately $800 million from the sale of the REIT’s shares to investors, just a year after its initial sale. NH NetREIT’s objective is to build a diversified portfolio of high-quality commercial real estate assets, primarily those with long-term net leases to tenants for whom the properties are essential to their business operations. The company primarily targets industrial, healthcare, and retail assets, with a specific focus on industrial properties such as manufacturing, warehouse, distribution, and research and development facilities located in strategic areas.

The borrower sponsor and non-recourse carveout guarantor is also the borrower sponsor and non-recourse carveout guarantor of the Amazon LAX Mortgage Loan.

Property Management. The Project Broadview Properties are managed by Cushman & Wakefield U.S., Inc. (“Cushman & Wakefield”). Founded over 100 years ago, Cushman & Wakefield is a full-service global commercial real estate company with over 52,000 employees, 400 offices worldwide, and $9.4 billion in revenue in 2024. The company manages a 700 million SF portfolio across the Americas.

Initial and Ongoing Reserves. At loan origination, the borrowers deposited approximately $277,774 into an unfunded obligations reserve in connection with an outstanding tenant improvement allowance pursuant to the lease with the tenant UL LLC. Such funds were to be remitted to the borrowers in connection with use of the tenant improvement allowance pursuant to the lease or by January 1, 2026.

Tax Reserve – On the first payment date following the commencement of a Trigger Period (as defined below) the borrowers are required to deposit into a property tax reserve an amount equal to 1/12th of the property taxes for the Project Broadview Properties that the lender reasonably estimates will be payable during the next ensuing 12 months. On each subsequent payment date during a Trigger Period, the borrowers are required to deposit into a property tax reserve an amount equal to 1/12th of the property taxes for the Project Broadview Properties that the lender reasonably estimates will be payable during the next ensuing 12 months.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
28

Various – Various Various Various, Various	Collateral Asset Summary – Loan No. 1 Project Broadview	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 59.6% 1.79x 10.9%

Insurance Reserve – On the first payment date following the commencement of a Trigger Period, the borrowers are required to deposit into an insurance reserve an amount equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months. On each subsequent payment date during a Trigger Period, the borrowers are required to deposit into an insurance reserve an amount equal to 1/12th of the insurance premiums for the Project Broadview Properties that the lender reasonably estimates will be payable during the next ensuing 12 months. However, if no event of default is continuing, if the borrowers maintain the policies required by Project Broadview Whole Loan documents under an acceptable blanket policy pursuant to the terms of the Project Broadview Whole Loan documents, and the borrowers provide evidence reasonably satisfactory to the lender that the applicable premiums on such blanket policy have been timely paid at least 10 days prior to the date such payment would be due, deposits of amounts with respect to the cost of premiums of the policies into the insurance reserve will be suspended to the extent that such amounts relate to such acceptable blanket policy.

Capital Expenditures Reserve – On each payment date during a Trigger Period, if and to the extent the amount contained therein is less than $376,238 (the “Capital Expenditure Threshold Amount”), the borrowers are required to remit to the lender, for deposit into the capital expenditure account, $15,676.58 on each monthly payment date, in accordance with the terms and conditions set forth in the Project Broadview Whole Loan documents. Provided that no event of default is continuing, the funds deposited into the capital expenditure account will be disbursed to the borrowers in accordance with the terms and conditions set forth in the Project Broadview Whole Loan documents.

TI/LC Reserve – On each payment date during a Trigger Period, if and to the extent the amount contained therein (excluding amounts deposited therein in respect of lease termination proceeds) is less than $2,202,082 (the “TI/LC Threshold Amount”), the borrowers are required to remit to the lender, for deposit into the TI/LC account, $91,753.42 on each monthly payment date. Provided that no event of default exists, the TI/LC funds deposited into the TI/LC account will be disbursed to the borrowers in accordance with the terms and conditions set forth in the Project Broadview Whole Loan documents. Any termination proceeds received are also required to be deposited in the TI/LC account.

Lockbox / Cash Management. The Project Broadview Whole Loan is structured with a hard lockbox and springing cash management. On or prior to the origination of the Project Broadview Whole Loan, the borrowers were required to establish and maintain an account with the lockbox bank in the name of the representative borrower set forth in the Project Broadview Whole Loan documents into which all income from the Project Broadview Properties are required to be deposited. At the end of each business day the lockbox bank is required to remit all amounts contained in the lockbox account directly into an account specified by the lender. Within five business days of the origination of the Project Broadview Whole Loan, the borrowers were required to deliver notice to each tenant instructing that (i) all payments under its lease are required to be remitted directly to, and deposited directly into, the lockbox account, and (ii) such instruction may not be rescinded unless and until the tenant receives from the borrowers or the lender a copy of the lender’s written consent to such rescission. So long as no Trigger Period or event of default is continuing, the lender will specify the account for such remittance by the lockbox bank to be the borrowers’ operating account, and during the continuance of a Trigger Period or event of default the lender will specify the lender’s cash management account for such remittance by the lockbox bank. Funds in the cash management account are required to be applied to debt service, the reserves and escrows described above, an amount equal to one month of budgeted operating expenses to the operating account, and, after the application of such funds in accordance with the Project Broadview Whole Loan documents, any remaining funds are required to be deposited into an excess cash flow reserve account as additional collateral for the Project Broadview Whole Loan, or, if no Trigger Period is continuing, disbursed to the borrowers.

A “Trigger Period” means each period that commences when (i) there is an event of default by the borrowers under a Major Lease (as defined below) beyond any applicable grace or cure period, unless and until such event of default has been cured and the tenant pursuant to such Major Lease has accepted such cure such that the lease remains in full force and effect, (ii) a bankruptcy or insolvency of a Major Tenant (as defined below) (or, if such Major Tenant’s lease is guaranteed by a guarantor, a bankruptcy or insolvency of such Major Tenant’s guarantor) occurs, (iii) there is an early termination, cancellation or surrender by a Major Tenant or delivery of notice of termination, cancellation or surrender by a Major Tenant, until such time as 50% of the applicable space leased by such Major Tenant is leased to a replacement tenant pursuant to a lease entered into accordance with the Project Broadview Whole Loan documents, (iv) (x) a Major Tenant “goes dark”, vacates or ceases to occupy the Project Broadview Portfolio Properties or discontinues its operations at the Project Broadview Portfolio Properties for more than 120 consecutive days or 180 days in any 12-month period (excluding temporary vacancies for the purpose of repair, restoration, permitted alterations or installation of equipment) and (y) a Major Tenant’s (or, if such Major Tenant’s lease is guaranteed by a guarantor, such guarantor’s) long term debt rating is below Baa3 by Moody’s or BBB- by S&P or is not rated by S&P and Moody’s at all, (v) a Major Tenant fails to exercise a renewal option as permitted under its respective lease or otherwise does not renew its lease by the date that is 6 months prior to the then-current expiration date pursuant to the terms of its respective lease until (x) such Major Tenant renews its lease or (y) 50% of the applicable space leased by such Major Tenant is leased to a replacement tenant pursuant to a lease entered into accordance with the Project Broadview Whole Loan documents, or (vi) the debt yield, determined as of the first day of each of two consecutive fiscal quarters, is less than 7.0% until the debt yield, determined as of the first day of each of two consecutive fiscal quarters thereafter, is equal to or greater than 7.0% (and if the financial reports required under the terms of the Project Broadview Whole Loan documents are not delivered to the lender as and when required, a Trigger Period will be deemed to have commenced and be ongoing, unless and until such reports are delivered and they indicate that, in fact, no Trigger Period is ongoing).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
29

Various – Various Various Various, Various	Collateral Asset Summary – Loan No. 1 Project Broadview	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 59.6% 1.79x 10.9%

A “Major Lease” means any lease that (i) when aggregated with other leases at the applicable property with the same tenant is expected to demise more than 20% of the aggregate net operating income across the Project Broadview Properties, (ii) contains an option or preferential right to purchase all or any portion of the applicable property, (iii) is with an affiliate of the borrower sponsor, (iv) is a Major Tenant, or (v) is entered into during the continuance of an event of default.

A “Major Tenant” means (i) General Mills Operations, LLC, a Delaware limited liability company and (ii) NYU Hospitals Center, a New York not-for-profit corporation.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. On any date from and after the first payment date following the earlier to occur of (i) December 16, 2028 and (ii) the second anniversary of the closing date of the securitization that includes the last promissory note to be securitized, and provided no event of default is continuing, the Project Broadview Whole Loan documents permit the borrowers to obtain the release of any individual Project Broadview Property, provided, among other conditions, (i) the borrowers defease the Project Broadview Whole Loan in an amount equal to at least the greater of (x) 120% of the allocated loan amount for the individual Project Broadview Property to be released and (y) 90% of the net sales proceeds from the sale of such Project Broadview Property, (ii) after giving effect to such release, the debt yield (as calculated under the Project Broadview Whole Loan documents) is no less than the greater of (x) 11.0% and (y) the debt yield immediately prior to such release and (iii) the borrowers satisfy customary REMIC requirements.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
30

Hospitality – Full Service 3730 South Las Vegas Boulevard and 2600 West Harmon Avenue Las Vegas, NV 89158	Collateral Asset Summary – Loan No. 2 CityCenter (Aria & Vdara)	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 36.2% 4.46x 24.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
31

Hospitality – Full Service 3730 South Las Vegas Boulevard and 2600 West Harmon Avenue Las Vegas, NV 89158	Collateral Asset Summary – Loan No. 2 CityCenter (Aria & Vdara)	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 36.2% 4.46x 24.8%

Aria
RESORT & CASINO LAS VEGAS
Vdara
HOTEL & SPA
Las Vegas
North Las Vegas
Summerlin
Sunrise
Spring Valley
Henderson
Anthem
S LAS VEGAS BLVD
Convention Center
Mandalay Bay
Luxor
Excalibur
T-Mobile Arena
New York New York
Bellagio
The Cosmopolitan
The Shops at Crystals
Caesars Palace
Forum Shops at Caesars
Colosseum
Future Hard Rock Casino & Hotel
Oakland Athletics Future Stadium (2027)
MGM Grand
Paris
Horseshoe
Flamingo Hilton
The LINQ Hotel & Casino
Grand Canal Shoppes
Venetian
The Shoppes at the Palazzo
Palazzo
Treasure Island
The LINQ High Roller (Observation Wheel)
Sands Expo and Convention Center
Wynn Esplanade
Wynn Las Vegas
Encore Las Vegas
Wynn West
Resorts World
Adventuredome
Circus Circus
MSG Sphere
Las Vegas Grand Prix
Wynn Golf Club
HARRY REID INTERNATIONAL AIRPORT
LAS VEGAS MONORAIL
PARADISE RD
UNIVERSITY CENTER DR
Hotel
Entertainment
Retail
Residential
Ent. Development
Hotel Development
Las Vegas Grand Prix
MAP © 2025 CARTIFACT

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
32

Hospitality – Full Service 3730 South Las Vegas Boulevard and 2600 West Harmon Avenue Las Vegas, NV 89158	Collateral Asset Summary – Loan No. 2 CityCenter (Aria & Vdara)	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 36.2% 4.46x 24.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
33

Hospitality – Full Service 3730 South Las Vegas Boulevard and 2600 West Harmon Avenue Las Vegas, NV 89158	Collateral Asset Summary – Loan No. 2 CityCenter (Aria & Vdara)	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 36.2% 4.46x 24.8%
Mortgage Loan Information		Property Information
Loan Seller(1):	GSMC, CREFI, GACC	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Properties Type – Subtype(6):	Hospitality – Full Service
Borrower Sponsor(s):	Blackstone Real Estate Partners IX L.P.	Collateral(6):	Fee
Borrower(s):	Ace A PropCo LLC and Ace V PropCo LLC	Location:	Las Vegas, NV
Original Balance(1):	$75,000,000	Year Built / Renovated:	2009 / NAP
Cut-off Date Balance(1):	$75,000,000	Property Management:	Master Lease by MGM
% by Initial UPB:	8.5%	Size(6):	5,349 Rooms
Interest Rate(2):	6.07880916113333%	Appraised Value / Per Room(7):	$7,032,800,000 / $1,314,788
Note Date:	December 9, 2025	Appraisal Date:	November 25, 2025
Original Term:	60 months	Occupancy:	94.2% (as of September 30, 2025)
Amortization:	Interest Only	UW Economic Occupancy:	94.8%
Original Amortization:	NAP	Underwritten NOI(8):	$632,399,759
Interest Only Period:	60 months	Underwritten NCF(8):	$607,952,887
First Payment Date:	January 9, 2026
Maturity Date:	December 9, 2030	Historical NOI
Additional Debt Type(1)(3):	Pari Passu / B Notes	Most Recent NOI:	$635,387,355 (TTM September 30, 2025)
Additional Debt Balance(1):	$525,000,000 / $1,947,800,000 / $902,200,000	2024 NOI:	$583,734,452
Call Protection(4):	YM0.5(26),DorYM0.5(27),O(7)	2023 NOI:	$585,966,283
Lockbox / Cash Management:	Hard / Springing	2022 NOI:	$579,325,226

Reserves(5)				Financial Information(9)
	Initial	Monthly	Cap		Senior Loan	Whole Loan
Taxes:	$0	Springing	NAP	Cut-off Date Loan / Room:	$476,313	$644,980
Insurance:	$0	Springing	NAP	Maturity Date Loan / Room:	$476,313	$644,980
TI/LC:	$0	Springing	NAP	Cut-off Date LTV(7):	36.2%	49.1%
FF&E Reserve:	$0	Springing	NAP	Maturity Date LTV(7):	36.2%	49.1%
				UW NOI DY:	24.8%	18.3%
				UW NCF DSCR:	4.46x	3.28x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan(1)	$2,547,800,000	73.8%	Loan Payoff	$3,150,000,400	91.3%
Subordinate Loan	902,200,000	26.2	Return of Equity	291,474,251	8.4
			Closing Costs	8,525,349	0.2
Total Sources	$3,450,000,000	100.0%	Total Uses	$3,450,000,000	100.0%
(1)	The CityCenter (Aria & Vdara) Whole Loan (as defined below) was co-originated on December 9, 2025 by JPMorgan Chase Bank, National Association (“JPMCB”), German American Capital Corporation, Citi Real Estate Funding Inc. and Goldman Sachs Bank USA. The CityCenter (Aria & Vdara) Mortgage Loan (as defined below) is part of the CityCenter (Aria & Vdara) Whole Loan, which is comprised of 25 pari passu senior promissory notes and four subordinate B notes, with an aggregate original principal balance and Cut-off Date Balance of $3,450,000,000. The Senior Loan Cut-off Date Loan / Room, Maturity Date Loan / Room, Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR (based on a weighted average interest rate of 5.280024422835390% per annum on the CityCenter (Aria & Vdara) Senior Notes (as defined below)) and UW NOI DY are based on the principal balance of the CityCenter (Aria & Vdara) Senior Notes. See “Subordinate and Mezzanine Debt” below for further discussion of additional debt information.
(2)	Interest Rate represents the interest rate of component A-C of the CityCenter (Aria & Vdara) Whole Loan applicable to the CityCenter (Aria & Vdara) Senior Companion Notes (as defined below). The Interest Rate does not represent the interest rate attributable to component A (applicable to the CityCenter (Aria & Vdara) Senior SASB Notes (as defined below)) or component B and component C (applicable to the CityCenter (Aria & Vdara) B Notes (as defined below)).
(3)	On December 9, 2025, a wholly-owned subsidiary of Realty Income Corporation (the “Investor LP”) and affiliates of the borrower sponsor entered into a perpetual preferred equity agreement whereby the Investor LP contributed $800,000,000 in exchange for a preferred equity interest with a preferred return equal to 7.4% per annum, subject to escalations beginning December 9, 2030. See “Additional Indebtedness—Preferred Equity” in the prospectus.
(4)	Provided no event of default exists, the CityCenter (Aria & Vdara) Whole Loan may be defeased in whole but not in part, after the earlier of (i) two years after the final securitization that holds any note evidencing the CityCenter (Aria & Vdara) Whole Loan and (ii) three years after December 9, 2025, but prior to June 9, 2030 (the “Permitted Par Prepayment Date”). In addition, the CityCenter (Aria & Vdara) Whole Loan is prepayable in whole or in part at any time, provided that any such prepayment made prior to the Permitted Par Prepayment Date must be accompanied by the greater of a yield maintenance premium and 0.5% of the amount prepaid. The assumed defeasance lockout period of 26 payments is based on the closing date of the Benchmark 2026-V20 securitization trust in February 2026. The actual lockout period may be longer.
(5)	See “Initial and Ongoing Reserves” below.
(6)	The CityCenter (Aria & Vdara) Property (as defined below) is leased to MGM Lessee III, LLC (the “MGM Tenant”), a subsidiary of MGM Resorts International (“MGM”), pursuant to a triple net master lease (the “Master Lease”). All property-specific financial information is based on the financial reporting package delivered by MGM. The CityCenter (Aria & Vdara) Whole Loan is not secured by the MGM Tenant’s leasehold interests in the CityCenter (Aria & Vdara) Property and the MGM Tenant is not a borrower under the CityCenter (Aria & Vdara) Whole Loan. The borrowers are entitled to the master rent payment under the Master Lease, as described under “The Property” below, and the CityCenter (Aria & Vdara) Whole Loan is secured by the borrowers’ rights under the Master Lease, among other things.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
34

Hospitality – Full Service 3730 South Las Vegas Boulevard and 2600 West Harmon Avenue Las Vegas, NV 89158	Collateral Asset Summary – Loan No. 2 CityCenter (Aria & Vdara)	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 36.2% 4.46x 24.8%
(7)	Appraised Value of $7,032,800,000 represents the appraisal’s concluded “hypothetical – fee simple” value as of November 25, 2025 based on the hypothetical condition that the CityCenter (Aria & Vdara) Property is not subject to the Master Lease. The appraisal’s concluded “as is” value as of November 25, 2025 for CityCenter (Aria & Vdara) Property is $4,450,000,000 which results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio for the CityCenter (Aria & Vdara) Whole Loan of 77.5% and 77.5%, respectively and a Cut-off Date LTV Ratio and Maturity Date LTV Ratio for the CityCenter (Aria & Vdara) Senior Notes of 57.3% and 57.3%, respectively.
(8)	The CityCenter (Aria & Vdara) Whole Loan was underwritten based on the net cash flow and the net operating income of the CityCenter (Aria & Vdara) Property reflective of the operating results of the MGM Tenant. The CityCenter (Aria & Vdara) Whole Loan (based on the borrowers’ leased fee interest) is secured by all of the borrowers’ rights under the Master Lease, not the MGM Tenant’s leasehold interests in the CityCenter (Aria & Vdara) Property. The Borrowers are entitled to receive only the rent payable under the Master Lease, and not the income received by the MGM Tenant.
(9)	The Whole Loan Cut-off Date Loan / Room, Maturity Date Loan / Room, UW NCF DSCR (based on a weighted average interest rate of 5.294200% per annum on the CityCenter (Aria & Vdara) Whole Loan) and UW NOI DY, Cut-off Date LTV Ratio and Maturity Date LTV Ratio for the CityCenter (Aria & Vdara) Whole Loan are based on the principal balance of the CityCenter (Aria & Vdara) Whole Loan. The Senior Loan Cut-off Date LTV Ratio, Maturity Date LTV Ratio, UW NCF DSCR and UW NOI Debt Yield with respect to the Master Lease rent of approximately $232.7 million are 57.3%, 57.3%, 1.71x and 9.1%, respectively. The Whole Loan Cut-off Date LTV Ratio, Maturity Date LTV Ratio, UW NCF DSCR and UW NOI Debt Yield with respect to the Master Lease rent of approximately $232.7 million are 77.5%, 77.5%, 1.26x and 6.8%, respectively.

The Loan. The second largest mortgage loan (the “CityCenter (Aria & Vdara) Mortgage Loan”) is part of the CityCenter (Aria & Vdara) Whole Loan which is secured by the borrowers’ leased fee interest in the Aria Resort & Casino (the “Aria”) and the Vdara Hotel & Spa (the “Vdara”, and together with the Aria, the “CityCenter (Aria & Vdara) Property”) and a collateral assignment of the Master Lease. The CityCenter (Aria & Vdara) Whole Loan is evidenced by (i) 25 pari passu senior promissory notes with an aggregate Cut-off Date balance of $2.5478 billion consisting of Notes A-1, A-2, A-3 and A-4 with an aggregate Cut-off Date balance of $1.9478 billion (the “CityCenter (Aria & Vdara) Senior SASB Notes”) and Notes A-5, A-6, A-7, A-8, A-9, A-10, A-11, A-12, A-13, A-14, A-15, A-16, A-17, A-18, A-19, A-20-A, A-20-B, A-21, A-22, A-23 and A-24 with an aggregate Cut-off Date balance of $600 million (the “CityCenter (Aria & Vdara) Senior Companion Notes” and, together with the CityCenter (Aria & Vdara) Senior SASB Notes, the “CityCenter (Aria & Vdara) Senior Notes”) and (ii) four subordinate promissory notes, with an aggregate Cut-off Date balance of $902,200,000 (collectively, the “CityCenter (Aria & Vdara) B Notes” and, together with the CityCenter (Aria & Vdara) Senior Notes, the “CityCenter (Aria & Vdara) Whole Loan”). The CityCenter (Aria & Vdara) Mortgage Loan is evidenced by the non-controlling Note A-12, contributed by CREFI, non-controlling Note A-16, contributed by GACC, and non-controlling Note A-20-A, contributed by GSMC, with an aggregate original principal balance of $75,000,000.

The CityCenter (Aria & Vdara) Whole Loan has a 5-year term and is interest-only for the full term with a maturity date of December 9, 2030. The CityCenter (Aria & Vdara) Senior Notes accrue interest at a fixed rate of 5.280024422835390% per annum on an Actual/360 basis, the CityCenter (Aria & Vdara) Whole Loan accrues interest at a fixed rate of 5.29420% per annum on an Actual/360 basis, and the CityCenter (Aria & Vdara) Senior Companion Notes accrue interest at a fixed rate of 6.07880916113333% per annum on an Actual/360 basis. The CityCenter (Aria & Vdara) Whole Loan was co-originated on December 9, 2025 by JPMorgan Chase Bank, National Association (“JPMCB”), German American Capital Corporation, Citi Real Estate Funding Inc. and Goldman Sachs Bank USA.

The relationship between the holders of the CityCenter (Aria & Vdara) Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The CityCenter (Aria & Vdara) Pari Passu-AB Whole Loan” in the prospectus. The CityCenter (Aria & Vdara) Whole Loan is serviced under the trust and servicing agreement for the BX 2025-ARIA securitization trust. See “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
35

Hospitality – Full Service 3730 South Las Vegas Boulevard and 2600 West Harmon Avenue Las Vegas, NV 89158	Collateral Asset Summary – Loan No. 2 CityCenter (Aria & Vdara)	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 36.2% 4.46x 24.8%

The table below identifies the promissory notes that comprise the CityCenter (Aria & Vdara) Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$779,120,000	$779,120,000	BX 2025-ARIA	Yes
A-2	$389,560,000	$389,560,000	BX 2025-ARIA	No
A-3	$389,560,000	$389,560,000	BX 2025-ARIA	No
A-4	$389,560,000	$389,560,000	BX 2025-ARIA	No
A-5(1)	$56,000,000	$56,000,000	JPMCB	No
A-6	$40,000,000	$40,000,000	BMO 2025-5C13	No
A-7(1)	$48,000,000	$48,000,000	JPMCB	No
A-8(1)	$48,000,000	$48,000,000	JPMCB	No
A-9(1)	$48,000,000	$48,000,000	JPMCB	No
A-10(1)	$30,000,000	$30,000,000	CREFI	No
A-11	$25,000,000	$25,000,000	BBCMS 2026-5C40(2)	No
A-12	$25,000,000	$25,000,000	Benchmark 2026-V20	No
A-13(1)	$20,000,000	$20,000,000	CREFI	No
A-14(1)	$20,000,000	$20,000,000	CREFI	No
A-15	$25,000,000	$25,000,000	BBCMS 2026-5C40(2)	No
A-16	$25,000,000	$25,000,000	Benchmark 2026-V20	No
A-17(1)	$25,000,000	$25,000,000	GACC	No
A-18(1)	$25,000,000	$25,000,000	GACC	No
A-19(1)	$20,000,000	$20,000,000	GACC	No
A-20-A	$25,000,000	$25,000,000	Benchmark 2026-V20	No
A-20-B(1)	$25,000,000	$25,000,000	GSMC	No
A-21(1)	$30,000,000	$30,000,000	GSMC	No
A-22	$25,000,000	$25,000,000	BBCMS 2026-5C40(2)	No
A-23(1)	$10,000,000	$10,000,000	GSMC	No
A-24(1)	$5,000,000	$5,000,000	GSMC	No
B-1	$360,880,000	$360,880,000	BX 2025-ARIA	No
B-2	$180,440,000	$180,440,000	BX 2025-ARIA	No
B-3	$180,440,000	$180,440,000	BX 2025-ARIA	No
B-4	$180,440,000	$180,440,000	BX 2025-ARIA	No
Whole Loan	$3,450,000,000	$3,450,000,000
(1)	Expected to be contributed to one or more future securitizations.
(2)	The BBCMS 2026-5C40 securitization is expected to close on or about February 12, 2026.

The Property. The CityCenter (Aria & Vdara) Property is located in CityCenter, a 76-acre, mixed-use development located on South Las Vegas Boulevard (the “Las Vegas Strip”) in Las Vegas, Nevada, and is comprised of 5,349 keys, over 20 food and beverage (“F&B”) outlets, approximately 150,000 square feet of casino space, as well as various other retail, entertainment and amenity offerings including access to Shadow Creek, the golf course designed by renowned architect Tom Fazio.

The borrowers own the fee interest in the CityCenter (Aria & Vdara) Property and have leased the CityCenter (Aria & Vdara) Property to a subsidiary of MGM Resorts International (“MGM”) pursuant to a triple net master lease (the “Master Lease”). The borrowers, together with MGM Lessee III, LLC (the “MGM Tenant” or the “OpCo”), are collectively referred to as the “WholeCo”.

In October 2021, MGM consolidated its then ownership of the CityCenter (Aria & Vdara) Property by acquiring a 50% non-controlling interest in the CityCenter (Aria & Vdara) Property from Infinity World for a purchase price of approximately $2.125 billion ($397,271 per key). Concurrently, MGM entered into a sale-leaseback transaction with Blackstone, pursuant to which the borrowers acquired the fee interest in the CityCenter (Aria & Vdara) Property from MGM for approximately $3.9 billion ($727,239 per key), inclusive of a $763.4 million equity investment from Blackstone, and simultaneously leased the CityCenter (Aria & Vdara) Property to the OpCo pursuant to the Master Lease.

The Master Lease has an initial term of 30 years expiring in 2051, with three, 10-year renewal options and no termination options other than in connection with certain conditions following a casualty or condemnation. The borrowers are entitled to a current Master Lease rent of approximately $232.7 million per annum (the “Master Rent” or “PropCo EBITDA”), which is structured with 2.0% escalations through 2036. Thereafter, the escalation will be the greater of 2.0% or the consumer price index (“CPI”), capped at 3.0% per annum.

In addition to the cash flow generated by the CityCenter (Aria & Vdara) Property, the Master Lease is structured with a corporate guaranty for all lease obligations from MGM (the “MGM Master Lease Guaranty”), a publicly traded company with a market capitalization of approximately $9.4 billion as of December 2025. The Master Lease and the MGM Master Lease Guaranty have been collaterally assigned to the lender. Moreover, the MGM Tenant is required to post a reserve in the amount of one year’s then current Master Rent if (i) both the ratio of earnings before interest, taxes, depreciation, amortization and rent (“EBITDAR”) to Master Rent coverage falls below 1.60x

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
36

Hospitality – Full Service 3730 South Las Vegas Boulevard and 2600 West Harmon Avenue Las Vegas, NV 89158	Collateral Asset Summary – Loan No. 2 CityCenter (Aria & Vdara)	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 36.2% 4.46x 24.8%

and MGM’s market capitalization declines below $6.0 billion or (ii) both MGM is no longer listed on a major stock exchange and the ratio of EBITDAR to Master Rent declines below a 2.0x coverage.

The Master Lease requires an ongoing capital expenditure (“CapEx”) reserve equal to 1.5% of revenues and a minimum CapEx spend based on a five-year rolling schedule equal to: (a) 4.0% of revenues for years one through five, (b) 2.5% of revenues for years six through ten, (c) 3.0% of revenues for years eleven through twenty and (d) 3.5% of revenues for years twenty-one and thereafter. The estimated CapEx spend during the term of the CityCenter (Aria & Vdara) Whole Loan based on the contractually required spend is approximately $498.8 million ($93,252 per room).

Since 2021, the CityCenter (Aria & Vdara) Property has rapidly recovered from the COVID-19 pandemic, as evidenced by TTM September 2025 occupancy, ADR, RevPAR and EBITDAR increases of approximately 69.3%, 46.5%, 148.1% and 124.0%, respectively. The CityCenter (Aria & Vdara) Property had an overall EBITDAR of approximately $283.7 million as of TTM August 2021 and approximately $635.4 million as of TTM September 2025.

The Aria. Located in the heart of CityCenter on the Las Vegas Strip, the Aria Resort & Casino is a premier, full-service luxury resort and casino spanning approximately 61.4 acres. The Aria comprises 4,002 guest rooms and suites, including 17 exclusive villas, distributed across a 61-story main tower that offers sweeping views of the Las Vegas Strip and the surrounding cityscape. The Aria is renowned for its award-winning hospitality, having received various travel guide awards. The Aria was designed with sustainability in mind, achieving LEED Gold certification and incorporating energy and water efficiency measures. Entertainment options include the JEWEL Nightclub, a 24,000 square foot venue featuring DJs, as well as the Aria Fine Art Collection. Additional amenities include concierge services, a business center, and direct access to the Las Vegas tram system.

The Aria offers a diverse mix of over 4,000 guest rooms, including 3,436 deluxe rooms, 258 recently renovated tower suites, 291 Sky Suites (as defined below) and 17 villas. Rooms average 638 square feet and feature advanced technology, keyless entry and voice-activated controls in select suites. The “Sky Suites” are a hotel-within-a-hotel, offering amenities for guests, including private check-in, dedicated elevators, access to a private lounge with complimentary food/drinks and the secluded Sky Pool, all in spacious, modern suites with separate living areas and bathrooms. They provide perks like luxury airport transfers, butler service, and priority access to dining. As of TTM September 2025, the Aria maintained an occupancy rate of 94.2%, with an ADR of $346.79 and RevPAR of $326.83.

The casino floor spans approximately 150,000 square feet, featuring a selection of 1,940 slot machines, 145 table games, a high-limit lounge and a race and sports book catering to both casual and experienced players. Gaming revenue accounted for 30.8% of total property revenues as of TTM September 2025, reflecting a shift toward non-gaming demand drivers. Nominal gaming revenue grew approximately 31% at the Aria between 2019 and 2024.

The Aria offers over 500,000 square feet of convention and meeting space, complemented by seven ballrooms, 51 meeting rooms and a dedicated event planning team. Dining options include over 20 F&B outlets, ranging from upscale, well rated and celebrity chef-driven restaurants such as Carbone, CATCH, Jean Georges Steakhouse, Bardot Brasserie, and Blossom, to a variety of casual and quick-serve concepts. Additionally, Gymkhana, an Indian restaurant located in London, opened its first U.S. location at the Aria in December of 2025 and is expected to drive continued growth in the F&B segment. Additional amenities include a 215,000 square foot pool deck with four pools and 12,000 square feet of cabanas, a spa and salon, the Aria Fine Art Collection, and direct access to luxury retail and entertainment venues.

The Vdara. Located adjacent to Aria Resort & Casino within CityCenter, the Vdara Hotel & Spa is a luxury, non-gaming, all-suite hotel distinguished by its modern crescent design. The 57-story tower features 1,495 guest suites and offers a tranquil, smoke-free environment with direct access to the Las Vegas Strip. The Vdara is recognized for its upscale accommodations and LEED Gold-certified design. The Vdara features approximately 16,500 square feet of meeting and event space, including a 3,923 square foot grand ballroom and the flagship Silk Road meeting space which accommodates up to 200 guests and features a private dining room. Amenities include a two-level wellness spa, a rooftop pool with cabanas and daybeds, a state-of-the-art fitness center, and a curated selection of luxury retail outlets. The Vdara offers seamless connectivity to the Aria, Bellagio, and other CityCenter attractions via the express tram.

The Vdara’s 1,495 suites include deluxe, premium, luxury and premier options, with average room sizes of 660 square feet. Suites feature open floor plans, horizontal windows with expansive city and mountain views, and fully equipped gourmet kitchens with designer appliances. The Vdara is part of a condominium, which also includes 148 residential condominium units, of which approximately 32 participate in a rental program pursuant to which they are available for rental as hotel rooms. As of TTM September 2025, the Vdara reported an occupancy rate of 93.9%, ADR of $276.95, and RevPAR of $260.06, reflecting strong demand for upscale, non-gaming accommodations on the Las Vegas Strip.

The Vdara offers a selection of premium dining options, including Elements, Maceoo Paris, Terrene, and Radiance, as well as in-suite dining and access to the Aria’s extensive restaurant portfolio. The Vdara Spa & Salon spans two floors and features 11 treatment rooms, sauna, steam rooms, hot plunges, and heated chaise lounges. The rooftop pool deck offers panoramic views and private cabanas. The Vdara also has a state-of-the-art fitness center and luxury retail outlets. The Silk Road meeting space at the Vdara is seamlessly

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
37

Hospitality – Full Service 3730 South Las Vegas Boulevard and 2600 West Harmon Avenue Las Vegas, NV 89158	Collateral Asset Summary – Loan No. 2 CityCenter (Aria & Vdara)	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 36.2% 4.46x 24.8%

connected to the Aria and Bellagio via the CityCenter tram, offering guests convenient access to world-class dining, entertainment, and retail.

The following table presents certain information relating to the WholeCo look-through historical operating performance and underwritten net cash flow at the CityCenter (Aria & Vdara) Property. The borrowers are entitled to receive only the rent under the Master Lease and not the underlying WholeCo look through income.

Operating Performance and Underwritten Net Cash Flow(1)
	2022	2023	2024	TTM 9/30/2025	UW(2)	Per Room(3)	%(4)
Rooms Revenue	$521,516,805	$613,499,702	$637,872,265	$606,971,605	$621,725,603	$116,232	38.1%
Casino Revenue	398,416,803	379,429,580	363,767,670	445,674,245	428,910,321	80,185	26.3
Food & Beverage Revenue	408,775,407	445,587,845	468,136,267	443,366,197	465,422,092	87,011	28.6
Other Departmental Revenue(5)	115,087,855	115,820,055	111,693,386	115,354,233	113,733,501	21,263	7.0
Total Revenue	$1,443,796,870	$1,554,337,182	$1,581,469,587	$1,611,366,280	$1,629,791,517	$304,691	100.0%

Rooms Expense(6)	151,452,587	169,988,158	185,046,225	183,986,680	188,651,419	35,269	30.3
Casino Expense(6)	172,516,951	198,058,944	198,607,896	198,748,960	197,812,779	36,981	46.1
Food & Beverage Expense(6)	280,374,257	330,729,810	341,847,365	328,631,653	345,361,697	64,566	74.2
Other Departmental Expense(5)(6)	42,444,516	45,389,779	45,077,711	46,914,540	46,305,073	8,657	40.7
Total Departmental Expenses	$646,788,311	$744,166,692	$770,579,198	$758,281,833	$778,130,967	$145,472	47.7%

Gross Operating Income	$797,008,559	$810,170,490	$810,890,390	$853,084,447	$851,660,549	$159,219	52.3%

Administrative and General	63,269,875	70,348,977	68,335,109	64,439,497	65,217,842	12,193	4.0
Sales and Marketing	32,315,100	24,130,762	24,723,051	18,560,141	18,779,491	3,511	1.2
Property Operation and Maintenance	22,382,967	23,366,146	25,675,346	25,004,506	25,269,661	4,724	1.6
Total Undistributed Expenses	$117,967,943	$117,845,886	$118,733,506	$108,004,144	$109,266,994	$20,428	6.7%

Gross Operating Profit	$679,040,616	$692,324,605	$692,156,884	$745,080,303	$742,393,555	$138,791	45.6%

Total Management Fees	$64,857,314	$69,873,004	$71,104,350	$72,397,889	$72,698,736	$13,591	4.5%

Real Estate Taxes	19,280,539	20,595,325	21,694,635	22,156,930	22,156,930	4,142	1.4
Insurance	15,577,537	15,889,993	15,623,447	15,138,129	15,138,129	2,830	0.9
Total Fixed Expenses	$34,858,076	$36,485,318	$37,318,082	$37,295,059	$37,295,059	$6,972	2.3%

Net Operating Income	$579,325,226	$585,966,283	$583,734,452	$635,387,355	$632,399,759	$118,228	38.8%

FF&E	21,656,953	23,315,058	23,722,044	24,170,494	24,446,873	4,570	1.5

Net Cash Flow	$557,668,273	$562,651,225	$560,012,408	$611,216,861	$607,952,887	$113,657	37.3%

Occupancy	89.0%	93.4%	95.2%	94.2%	94.8%
ADR	$300.03	$335.10	$340.58	$328.90	$336.06
RevPAR	$267.00	$312.90	$324.22	$309.68	$318.44
(1)	Financials are inclusive of revenue and expenses from the racing and sports book (“RSB”) operations at the Aria. The revenue and expenses associated with the racing and sports book operations were transferred to BetMGM (an affiliate of MGM) pursuant to an RSB services agreement. The RSB services agreement and any revenue and expenses derived from the RSB operation at the Aria are not a part of the collateral for the CityCenter (Aria & Vdara) Whole Loan and are excluded from the calculations of EBITDAR and net cash flow. Any revenues or expenses or other amounts from the RSB operation belong to BetMGM. The borrowers will not receive financial reporting from MGM Tenant with respect to the RSB operations and any revenues or expenses derived therefrom. The lender will not be entitled to receive any financial reporting or cash flow information from the RSB operations at the Aria property. However, the terms of the Master Lease provide that, upon the expiration or earlier termination of the Master Lease, which may include a termination of the Master Lease by the borrowers following a default by MGM Tenant thereunder, the RSB services agreement
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
38

Hospitality – Full Service 3730 South Las Vegas Boulevard and 2600 West Harmon Avenue Las Vegas, NV 89158	Collateral Asset Summary – Loan No. 2 CityCenter (Aria & Vdara)	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 36.2% 4.46x 24.8%
will be terminated at MGM Tenant’s cost and expense. Upon such termination, subject to compliance with applicable gaming laws, the borrowers may elect to operate or engage a separate operator for the RSB operations and collect all or a portion of the revenues and expenses derived from such RSB operations thereafter.
(2)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(3)	Per Room is based on 5,349 rooms.
(4)	% column represents percent of Total Revenue unless stated otherwise.
(5)	Other Departmental Revenue and Other Department Expenses consists of retail, entertainment and other department revenues and expenses.
(6)	% column represents percent of respective department revenue.

Appraisal. According to the appraisal, the CityCenter (Aria & Vdara) Property had a “hypothetical – fee simple” appraised value of $7,032,800,000 as of November 25, 2025, based on the hypothetical condition that the CityCenter (Aria & Vdara) Property is not subject to the Master Lease and an “as is – leased fee” appraised value of $4,450,000,000 as of November 25, 2025. The table below shows the appraisal’s “hypothetical – fee simple” and “leased fee” conclusions.

Appraisal Valuation Summary(1)
Property	Appraised Value	Capitalization Rate	Appraisal Approach
The Aria	$6,375,000,000(2)	8.50%	Income Capitalization Approach
The Vdara	$657,800,000(2)	7.43%	Income Capitalization Approach
Leased Fee	$4,450,000,000	5.25%	Income Capitalization Approach
(1)	Source: Appraisal.
(2)	Represents the WholeCo Appraised Value. The CityCenter (Aria & Vdara) Whole Loan is not secured by the MGM Tenant’s leasehold interests in the CityCenter (Aria & Vdara) Property but is secured by the borrowers’ rights under the Master Lease.

Environmental Matters. According to the Phase I environmental reports dated December 3, 2025 there are no recognized environmental conditions at the CityCenter (Aria & Vdara) Property.

The Market. The CityCenter (Aria & Vdara) Property is located on the Las Vegas Strip within the master planned CityCenter in Las Vegas, Nevada. Las Vegas is one of the top three destinations in the United States for business conventions and a national leader in the hospitality industry. According to a third party research report, hotel fundamentals in Las Vegas have strengthened since the easing of COVID-19 impacts in 2021 with average ADR and average RevPAR increasing from 2019 to 2025 (through September) by approximately 51.6% and 48.1%, respectively. In 2024, Las Vegas welcomed approximately 41.7 million visitors, marking a 2.1% increase over 2023 and the fourth consecutive year of growth since the COVID-19 pandemic while slightly trailing it’s 2019 levels by approximately 2.0%. Las Vegas’ monthly visitor trend through 2025 (through September) is tracking 2019, with the average monthly visitor count reaching approximately 3.2 million compared to 2019’s monthly average of 3.5 million.

According to a third party research report, gaming revenue has been decreasing as an overall percentage of Las Vegas Strip revenue, nominal gaming revenue grew approximately 31.0% from 2019 to 2024, while the monthly average gaming revenue grew approximately 30.6% from 2019 to 2025 (as of September). The hotels have continued to diversify revenue sources while continuing to grow casino revenue.

The introduction of professional sports and certain key entertainment attractions in recent years has accelerated non-gaming driven demand. Las Vegas welcomed its first professional sports team in 2017, just a year after the T-Mobile Arena finished construction. The NHL expansion team boasts the highest average attendance in the league, with roughly 18,000 fans each game. Additionally, the state-of-the-art, $1.9 billion Allegiant Stadium opened in 2020 to the NFL’s Las Vegas Raiders. The new team has helped to boost Sunday demand at hotels, a historically weak night, along with additional demand from year round events. The 65,000-seat stadium is walking distance from the Las Vegas Strip and hosts concerts, exhibitions and sporting events. Over the first five years of its existence, the stadium has helped to draw more than 6 million guests to over 700 events.

The Sphere, which opened in 2023, is the largest LED display in the world, measuring 366 feet high and 516 feet wide. Development was estimated to cost approximately $2.3 billion, making it the most expensive entertainment venue built in the Las Vegas Valley. The groundbreaking entertainment venue has quickly become one of the most recognizable landmarks in Las Vegas. With seating capacity of up to 18,600 people, it combines cutting-edge visuals and sound with a striking exterior made of 1.2 million LED lights. In 2024, the Sphere grossed $420.5 million off of 1.3 million concert tickets sold, ranking as the top-grossing venue of any size that year.

Las Vegas will host the Formula 1 Grand Prix annually through 2032, with the inaugural race held in November 2023 and the Oakland Athletics Major League Baseball team is expected to move to Las Vegas, with a new $2.0 billion, 33,000-seat stadium expected to be completed by 2028. We cannot assure you that such move will take place or that the stadium will be constructed.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
39

Hospitality – Full Service 3730 South Las Vegas Boulevard and 2600 West Harmon Avenue Las Vegas, NV 89158	Collateral Asset Summary – Loan No. 2 CityCenter (Aria & Vdara)	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 36.2% 4.46x 24.8%

The following table presents certain information regarding properties located on the Las Vegas Strip:

Las Vegas Strip Hotel Occupancy, ADR and RevPAR(1)
Year	Occupancy	ADR	RevPAR
YTD Oct 2025	83.7%	$195.34	$163.50
2024	86.4%	$206.12	$178.09
2023	86.2%	$204.42	$176.21
2022	81.6%	$182.11	$148.60
(1)	Source: Appraisal.

The Borrowers and the Borrower Sponsor. The borrowers are Ace A PropCo LLC and Ace V PropCo LLC, each of which is a Delaware limited liability company and single-purpose, bankruptcy-remote entity with two independent directors. Each borrower is a recycled entity. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the CityCenter (Aria & Vdara) Whole Loan.

The borrower sponsor is Blackstone Real Estate Partners IX L.P., a subsidiary of Blackstone. Founded in 1985, Blackstone is a New York based global alternative asset manager and provider of financial advisory services with approximately $1.2 trillion in assets under management as of September 30, 2025. The real estate segment employs nearly 850 professionals across 12 offices globally. The Blackstone real estate group was established in 1991 and is a global private equity real estate investment manager, with a portfolio of approximately $320 billion of capital under management and a $611 billion global real estate portfolio as of September 30, 2025. Blackstone owns and operates assets across every major geography and sector, including logistics, residential, office, hospitality and retail.

The non-recourse carveout guarantor is Blackstone Real Estate Partners IX-TE (AIV) L.P. The non-recourse carveout guarantor’s aggregate liability under the non-recourse carveout guaranty with respect to certain bankruptcy-related full non-recourse carveouts is capped at 10% of the outstanding principal balance of the CityCenter (Aria & Vdara) Whole Loan, plus certain costs and expenses of enforcement set forth in the guaranty. In addition, there is no environmental indemnitor under the CityCenter (Aria & Vdara) Whole Loan other than the borrowers; provided that the non-recourse carveout guarantor will be liable for certain environmental liabilities to the extent an environmental policy is not maintained. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” in the prospectus.

Property Management. The CityCenter (Aria & Vdara) Property is operated by the MGM Tenant pursuant to the Master Lease.

Initial and Ongoing Reserves. For so long as the CityCenter (Aria & Vdara) Property is subject to the Master Lease, there are no ongoing reserves required under the CityCenter (Aria & Vdara) Whole Loan documents.

Under the Master Lease, the MGM Tenant will be obligated to make monthly deposits of 1.50% of net revenues at an eligible institution to be used for FF&E and qualifying capital expenditures (the “OpCo FF&E Reserve Account”). On the origination date, the MGM Tenant granted the borrowers a security interest in the OpCo FF&E Reserve Account and the borrowers collaterally assigned the borrowers’ security interest in the OpCo FF&E Reserve Account to the lender.

Tax Reserve – For so long as the CityCenter (Aria & Vdara) Property is not subject to the Master Lease, on each payment date during the continuance of a Trigger Period (as defined below), the borrowers are required to deposit 1/12th of an amount which would be sufficient to pay all taxes at least 30 days prior to their respective due dates. If taxes are reserved for by a brand manager pursuant to a brand management agreement or a casino operator pursuant to a casino management agreement, then no tax deposits are required.

Insurance Reserve – For so long as the CityCenter (Aria & Vdara) Property is not subject to the Master Lease, on each payment date during the continuance of a Trigger Period, insurance deposits are required in an amount equal to 1/12th of an amount which would be sufficient to pay the insurance premium due for the renewal of the coverage afforded by the insurance policies at least 30 days prior to the expiration thereof. If (x) the liability or casualty insurance policy maintained by the borrowers covering the CityCenter (Aria & Vdara) Property constitutes an acceptable blanket policy or (y) insurance premiums are reserved for by a brand manager pursuant to a brand management agreement or a casino operator pursuant to a casino management agreement, then no insurance deposits are required. An acceptable blanket policy was in place at origination.

Replacement Reserve – For so long as the CityCenter (Aria & Vdara) Property is not subject to the Master Lease, the borrowers are required to make a deposit of (i) on each payment date during a Trigger Period, an amount equal to (a) 4.0% of net revenue from guest rooms and borrower-managed food and beverage operations and (b) 0.5% of all other net revenue (other than non-recurring items), in each case for the calendar month that is two months prior to the calendar month in which the applicable deposit to the replacement reserve fund is to be made (the sum of (a) and (b), the “Replacement Reserve Monthly Deposit”), and (ii) if a Trigger Period does not

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
40

Hospitality – Full Service 3730 South Las Vegas Boulevard and 2600 West Harmon Avenue Las Vegas, NV 89158	Collateral Asset Summary – Loan No. 2 CityCenter (Aria & Vdara)	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 36.2% 4.46x 24.8%

exist, on the first payment date of each calendar quarter, an amount equal to the lesser of (x) the Replacement Reserve Current Year Lookback Deficiency (as defined below) and (y) the Replacement Reserve Five Year Lookback Deficiency (as defined below) (the lesser of (x) and (y), the “Replacement Reserve Quarterly Deposit”), provided that for so long as the CityCenter (Aria & Vdara) Property is managed by (x) a brand manager pursuant to a brand management agreement and/or (y) a casino operator pursuant to a casino management agreement, the amounts required to be funded as a Replacement Reserve Monthly Deposit or a Replacement Reserve Quarterly Deposit will be reduced on a dollar-for-dollar basis by any amounts deposited into a manager account for replacements, PIP work or brand-mandated work for the applicable calendar months as set forth in the annual budget and required pursuant to the terms of the brand management agreement and/or casino management agreement if the borrowers deliver evidence reasonably satisfactory to the lender that such deposit has been made.

“Replacement Reserve Current Year Lookback Deficiency” means an amount equal to (x) the aggregate amount of Replacement Reserve Monthly Deposits which would have been funded from the beginning of the then calendar year to the date of determination had a Trigger Period been in effect for the entirety of such period less (y) the sum of (1) the aggregate amount expended on replacements, PIP work and brand-mandated work during such calendar year to date and (2) the aggregate amount funded into the replacement reserve account during such calendar year to date; provided, if the foregoing calculation results in a negative number, the Replacement Reserve Current Year Lookback Deficiency will be deemed to be zero.

“Replacement Reserve Five Year Lookback Deficiency” means (i) zero, with respect to any period before December 31, 2025, and (ii) from and after January 1, 2026, an amount equal to (x) 4.0% of net revenue from guest rooms and borrower-managed food and beverage operations and 0.5% of all other net revenues (other than non-recurring items) during the Replacement Reserve Five Year Lookback Period (as defined below) less (y) the sum of (1) the aggregate amount expended on replacements, PIP work and brand mandated work during the Replacement Reserve Five Year Lookback Period (including amounts expended by MGM Tenant pursuant to the express terms and conditions of the Master Lease) and (2) the aggregate amounts funded into the Replacement Reserve Fund (as defined in the CityCenter (Aria & Vdara) Whole Loan documents) during such Replacement Reserve Five Year Lookback Period; provided, if the foregoing calculation results in a negative number, the Replacement Reserve Five Year Lookback Deficiency will be deemed to be zero.

“Replacement Reserve Five Year Lookback Period” means each five year period (on a rolling basis) with the first period commencing on January 1, 2021 and expiring on December 31, 2025 and the second period commencing on January 1, 2022 and expiring on December 31, 2026.

Lockbox / Cash Management. The CityCenter (Aria & Vdara) Whole Loan is subject to a hard lockbox with springing cash management. Unless a Trigger Period is continuing, amounts on deposit in the lockbox account will be disbursed to the borrowers’ operating account in accordance with the clearing account agreement. After the occurrence and during the continuation of a Trigger Period, at least two times per week, the lockbox bank will be required to sweep funds from the lockbox account into the cash management account in accordance with the clearing account agreement and the cash management bank will apply funds on deposit in the order of priority described in the CityCenter (Aria & Vdara) Whole Loan documents, with the remaining excess cash flow to be held as additional collateral for the CityCenter (Aria & Vdara) Whole Loan, subject to the borrowers’ ability to request disbursements of excess cash flow for certain items set forth in the CityCenter (Aria & Vdara) Whole Loan documents and subject to a cap on reserved excess cash flow in an amount equal to the DSCR Trigger Cure Prepayment Amount (as defined below).

A “Trigger Period” means a period (A) commencing upon the earliest of: (i) a CityCenter (Aria & Vdara) Whole Loan event of default, (ii) an event of default under any mezzanine loan, (iii) a bankruptcy action of the borrowers or (iv) a DSCR Trigger Event (as defined below), and (B) terminating upon (i) in the event of a Trigger Period pursuant to clause (A)(i) above, no CityCenter (Aria & Vdara) Whole Loan event of default is continuing, (ii) in the event of a Trigger Period pursuant to clause (A)(ii) above, no event of default under such mezzanine loan is continuing, (iii) in the event of a Trigger Period pursuant to clause (A)(iii) above, such bankruptcy action was involuntary and not consented to by the borrowers, and is discharged, stayed or dismissed within 90 days of its filing, and (iv) in the event of a Trigger Period pursuant to clause (A)(iv) above, the occurrence of a DSCR Trigger Event Cure (as defined below).

“DSCR Trigger Event” means (i) for so long as the Master Lease is in effect and the Master Lease guarantor is publicly traded, the occurrence of both (a) a DSCR (as defined below) as determined by the lender, of less than 2.00:1.00 (the “Required DSCR Ratio”) on any calculation date for the two consecutive calendar quarters immediately preceding the calculation date, based upon the trailing 12 month period immediately preceding such calculation date, and (b) Master Lease guarantor’s market capitalization is less than $6,000,000,000 (the “Market Capitalization Requirement”) for such two consecutive calendar quarters and (ii) for so long as either the Master Lease is not in effect or the Master Lease guarantor is not publicly traded, a DSCR, as determined by the lender, of less than the Required DSCR Ratio on any calculation date for the two consecutive calendar quarters immediately preceding the calculation date, based upon the trailing 12 month period immediately preceding such calculation date.

“DSCR Trigger Event Cure” means the occurrence of any of the following: (i) the DSCR, as determined as of the first day of each of two consecutive calendar quarters following the occurrence of the applicable DSCR Trigger Event, is no less than the Required DSCR Ratio, (ii) borrowers prepay the CityCenter (Aria & Vdara) Whole Loan in an amount equal to the amount of the CityCenter (Aria & Vdara) Whole Loan and any mezzanine loan that if prepaid would result in a DSCR equal to the Required DSCR Ratio (the “DSCR Trigger Cure

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
41

Hospitality – Full Service 3730 South Las Vegas Boulevard and 2600 West Harmon Avenue Las Vegas, NV 89158	Collateral Asset Summary – Loan No. 2 CityCenter (Aria & Vdara)	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 36.2% 4.46x 24.8%

Prepayment Amount”) (provided that in the event of a prepayment pursuant to this clause (ii), the DSCR Trigger Period will cease upon such prepayment without any obligation to wait two consecutive calendar quarters) or, in each case to avoid a Trigger Period from occurring, (iii) the guarantor delivers a guaranty (the “DSCR Trigger Cure Guaranty”) in an amount equal to the DSCR Trigger Cure Prepayment Amount, (iv) the borrowers deliver cash and/or a letter of credit in an amount equal to the DSCR Trigger Cure Prepayment Amount (the “DSCR Cure Collateral”) or (v) if the Master Lease is in effect and the Master Lease guarantor is publicly traded, the Master Lease guarantor satisfies the Market Capitalization Requirement without any obligation to wait two consecutive calendar quarters. In the event the DSCR Trigger Event Cure is achieved by delivery of the DSCR Cure Collateral or the DSCR Trigger Cure Guaranty to the lender, the applicable DSCR Trigger Period will cease upon delivery of such DSCR Cure Collateral or DSCR Trigger Cure Guaranty to the lender, without any obligation to wait two consecutive calendar quarters.

“DSCR” means the ratio for the period in question in which: (a) the numerator is (x) while the Master Lease is in effect: (i) if there are one or more MGM operating subtenants for an individual property, the sum of (A) the EBITDAR for each relevant MGM operating subtenant for that individual property (or part of it) and (B) the EBITDAR for MGM Tenant (allocated to any individual property or part of it without an MGM operating subtenant) or (ii) if no MGM operating subtenant exists for that individual property, the EBITDAR for the MGM Tenant allocated to that individual property, or (y) if the Master Lease is not in effect, the sum of EBITDAR for each individual property during that period; and (b) the denominator is the total debt service and mezzanine debt service payable during the 12 months following the calculation date.

Subordinate and Mezzanine Debt. The subordinate debt is evidenced by the CityCenter (Aria & Vdara) B Notes in the aggregate amount of $902,200,000.

Permitted Future Subordinate or Mezzanine Debt. The borrowers have a one-time right without the consent of the lender to cause a mezzanine borrower to incur additional indebtedness in the form of one or more mezzanine loans (the “Mezzanine Loan”), subject to satisfaction of certain conditions precedent set forth in the CityCenter (Aria & Vdara) Whole Loan documents, including that no CityCenter (Aria & Vdara) Whole Loan event of default is then continuing and the principal amount of the Mezzanine Loan will in no event exceed the amount which, after giving effect thereto, yields (x) an aggregate LTV ratio not greater than 77.5% and (y) a debt yield not less than 6.75%.

Preferred Equity. On December 9, 2025, a wholly-owned subsidiary of Realty Income Corporation and affiliates of the borrower sponsor entered into a perpetual preferred equity agreement whereby the Investor LP contributed $800,000,000 in exchange for a preferred equity interest with a preferred return equal to 7.4% per annum, subject to escalations beginning December 9, 2030. See “Additional Indebtedness—Preferred Equity” in the prospectus.

Release of Collateral. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
42

Retail – Super Regional Mall 210 Andover Street Peabody, MA 01960	Collateral Asset Summary – Loan No. 3 Northshore Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 59.5% 2.30x 15.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
43

Retail – Super Regional Mall 210 Andover Street Peabody, MA 01960	Collateral Asset Summary – Loan No. 3 Northshore Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 59.5% 2.30x 15.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
44

Retail – Super Regional Mall 210 Andover Street Peabody, MA 01960	Collateral Asset Summary – Loan No. 3 Northshore Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 59.5% 2.30x 15.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
45

Retail – Super Regional Mall 210 Andover Street Peabody, MA 01960	Collateral Asset Summary – Loan No. 3 Northshore Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 59.5% 2.30x 15.6%
Mortgage Loan Information		Property Information
Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Retail - Super Regional Mall
Borrower Sponsor(s):	Simon Property Group, L.P. and Canada Pension Plan Investment Board	Collateral:	Fee
Borrower(s):	Mall at Northshore, LLC	Location:	Peabody, MA
Original Balance(1):	$75,000,000	Year Built / Renovated:	1958 / 1978
Cut-off Date Balance(1):	$75,000,000	Property Management:	Simon Management Associates, LLC
% by Initial UPB:	8.5%	Size(4):	1,137,515 SF
Interest Rate:	6.35500%	Appraised Value / Per SF:	$294,000,000 / $258
Note Date:	December 18, 2025	Appraisal Date:	November 14, 2025
Original Term:	60 months	Occupancy:	95.5% (as of December 10, 2025)
Amortization:	Interest Only	UW Economic Occupancy:	91.6%
Original Amortization:	NAP	Underwritten NOI:	$27,314,765
Interest Only Period:	60 months	Underwritten NCF:	$25,949,747
First Payment Date:	February 1, 2026
Maturity Date:	January 1, 2031	Historical NOI
Additional Debt Type(1):	Pari Passu	Most Recent NOI:	$26,581,814 (TTM September 30, 2025)
Additional Debt Balance(1):	$100,000,000	2024 NOI:	$26,505,101
Call Protection(2):	L(25),D(31),O(4)	2023 NOI:	$26,341,333
Lockbox / Cash Management:	Hard / Springing	2022 NOI:	$26,342,169

Reserves(3)				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$154
Taxes:	$0	Springing	NAP	Maturity Date Loan / SF:	$154
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	59.5%
Replacement Reserves:	$0	Springing	NAP	Maturity Date LTV:	59.5%
TI/LC Reserves:	$0	Springing	NAP	UW NOI DY:	15.6%
Other Reserves:	$3,134,676	$0	NAP	UW NCF DSCR:	2.30x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$175,000,000	99.8%	Loan Payoff	$171,101,035	97.6%
Sponsor Equity	312,283	0.2	Upfront Reserves	3,134,676	1.8
			Closing Costs	1,076,572	0.6
Total Sources	$175,312,283	100.0%	Total Uses	$175,312,283	100.0%
(1)	The Northshore Mall Mortgage Loan (as defined below) is part of a whole loan evidenced by eight pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $175.0 million (the “Northshore Mall Whole Loan”). The Financial Information in the chart above reflects the Northshore Mall Whole Loan.
(2)	The lockout period will be at least 25 payment dates beginning with and including the first payment date in February 2026. Defeasance of the Northshore Mall Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note comprising a part of the Northshore Mall Whole Loan to be securitized (the “Lockout Release Date”) and (ii) January 1, 2029.
(3)	See “Initial and Ongoing Reserves” below.
(4)	The Northshore Mall Property (as defined below) is part of a larger retail development (the “Northshore Mall Development”) consisting of a total of 1,591,287 square feet (“SF”). JCPenney occupies 135,624 SF at the Northshore Mall Development, Macy’s occupies 198,148 SF at the Northshore Mall Development, and Macy’s Men’s and Furniture occupies 120,000 SF at the Northshore Mall Development, all three of which are not part of the collateral.

The Loan. The third largest mortgage loan (the “Northshore Mall Mortgage Loan”) is part of the Northshore Mall Whole Loan secured by the borrower’s fee interests in a super-regional mall totaling 1,137,515 SF located in Peabody, Massachusetts (the “Northshore Mall Property”). The Northshore Mall Whole Loan is evidenced by eight pari passu promissory notes and accrues interest at a rate of 6.35500% per annum on an Actual/360 basis. The Northshore Mall Whole Loan has a 5-year term and is interest-only for the entire term. The Northshore Mall Whole Loan was co-originated on December 18, 2025 by German American Capital Corporation (“GACC”) and JPMorgan Chase Bank, National Association (“JPMCB”). The Northshore Mall Mortgage Loan is evidenced by the controlling Note A-1, non-controlling Note A-3, and non-controlling Note A-5 contributed by GACC with an original principal balance of $75,000,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
46

Retail – Super Regional Mall 210 Andover Street Peabody, MA 01960	Collateral Asset Summary – Loan No. 3 Northshore Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 59.5% 2.30x 15.6%

The table below identifies the promissory notes that comprise the Northshore Mall Whole Loan. The relationship between the holders of the Northshore Mall Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the prospectus. The Northshore Mall Whole Loan will be serviced under the pooling and servicing agreement for the Benchmark 2026-V20 securitization trust. See “The Pooling and Servicing Agreement” in the prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$50,000,000	$50,000,000	Benchmark 2026-V20	Yes
A-2(2)	$28,000,000	$28,000,000	BBCMS 2026-5C40	No
A-3	$15,000,000	$15,000,000	Benchmark 2026-V20	No
A-4(1)	$12,000,000	$12,000,000	GACC	No
A-5	$10,000,000	$10,000,000	Benchmark 2026-V20	No
A-6(1)	$10,000,000	$10,000,000	GACC	No
A-7(1)	$38,000,000	$38,000,000	JPMCB	No
A-8(1)	$12,000,000	$12,000,000	JPMCB	No
Whole Loan	$175,000,000	$175,000,000
(1)	Expected to be contributed to a future securitization.
(2)	The BBCMS 2026-5C40 securitization is expected to close on or about February 12, 2026.

The Property. The Northshore Mall Property is a super-regional retail center located at 210 Andover Street in Peabody, Massachusetts, approximately 18 miles north of Boston. The Northshore Mall Property benefits from direct access to major highways (Routes 128 and 114) and is integrated into the Boston Metropolitan Statistical Area via MBTA bus routes, serving a broad trade area that includes the affluent North Shore suburbs and the southern Seacoast of New Hampshire. The Northshore Mall Property comprises 1,137,515 SF and is part of the larger Northshore Mall Development which totals 1,591,287 SF. Originally constructed in 1958, the Northshore Mall Property has undergone multiple renovations to maintain its competitive position and adapt to evolving retail trends.

As of December 10, 2025, the Northshore Mall Property is 95.5% occupied (89.7% occupancy excluding temporary tenants), with 114 unique tenants. The Northshore Mall Property features a mix of national retailers, fitness, furniture, apparel, accessories, and food and beverage tenants. Anchors at the Northshore Mall Development include J.C. Penney (non-collateral), Macy’s (non-collateral), Macy’s Men’s & Furniture (non-collateral), and the future Dick’s House of Sport (ground lease, scheduled to open February 2027). The Northshore Mall Property’s in-line tenants (<10,000 SF) reported trailing 12-month sales of approximately $485 PSF (excludes tenants that have been at the Northshore Mall Property less than two years and/or tenants that do not report sales) as of September 2025, with an occupancy cost of 16.3%. No single tenant accounts for more than 12.1% of NRA or 6.1% of underwritten base rent, reflecting a granular and diversified rent roll.

Since 2018, over $155 million has been invested in the Northshore Mall Property, including the Sears redevelopment and ongoing capital improvements. The borrower sponsors’ cost basis is approximately $556 million, with $381 million of cash equity remaining post-loan origination. Recent redevelopment includes an $86 million transformation of the former Sears parcel into a lifestyle component with approximately 90,000 SF of entertainment, retail, and dining options, plus four multi-use outlots. The Promenade project (restaurant row) added modern dining options such as Amigo’s Mexican Kitchen, Big Chicken, Legal Seafood, Not Your Average Joe’s, Cheesecake Factory, Double Bull Taphouse, Honeygrow, Skinny Pancake, Sweetgreen, and Tony C’s Sports Bar, as well as a nine-unit food court.

The Northshore Mall Property’s area is characterized by strong demographics, with an average household income of $138,109 and a population of 239,474 within a five-mile radius. The average household income within three miles is $131,956, which is above the national average. The area’s workforce is predominantly white-collar, with significant representation in professional, managerial, and executive sectors.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
47

Retail – Super Regional Mall 210 Andover Street Peabody, MA 01960	Collateral Asset Summary – Loan No. 3 Northshore Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 59.5% 2.30x 15.6%

The following tables presents certain information relating to the historical inline tenant sales at the Northshore Mall Property:

Sales Performance History(1)
Sales	2023	2024	TTM Sept-2025	TTM Sept-2025 PSF / Occ. Cost(2)(3)
Gross Property Sales	$210,183,501	$217,103,046	$193,099,833	$382.29 / 13.5%
Sales (Inline < 10,000 SF)	$116,834,311	$115,843,206	$111,936,620	$484.71 / 16.3%
Sales (Inline > 10,000 SF)	$27,300,953	$27,365,857	$26,641,102	$340.06 / 14.2%
Freestanding Tenants	$63,144,830	$71,144,620	$51,889,963	$344.37 / 6.5%
Major Tenants	$2,903,406	$2,749,364	$2,632,148	$58.30 / 10.7%
(1)	Excludes tenants which have had less than 24 months of sales history at the Northshore Mall Property at the time of the reported sales. Based on borrower provided tenant sales statements unless indicated otherwise.
(2)	Based on the underwritten rent roll dated December 10, 2025.
(3)	Excludes non-collateral anchors.

Sales Performance History(1)
Tenant Name	SF	2023	2024	TTM Sept-2025 PSF / Occ. Cost(2)
Dick’s House of Sport(3)	138,000	NAV	NAV	NAV / NAV
Lifetime Fitness	125,000	NAV	NAV	NAV / NAV
Shaw's Supermarket	59,175	$23,849,802	$23,530,201	$23,764,089 / 2.2%
Northshore Orthopedic Realty	48,920	NAV	NAV	NAV / NAV
DSW Shoe Warehouse	45,149	$2,903,406	$2,749,364	$2,632,148 / 10.7%
PGA TOUR Superstore	45,000	NAV	NAV	NAV / NAV
Gametime Lanes & Entertainment	35,924	NAV	NAV	NAV / NAV
Barnes & Noble	26,000	$6,737,480	$6,164,549	$5,717,375 / 9.6%
Tesla Motors	25,693	$18,592,305	$30,970,975	$12,219,593 / 7.6%
The Container Store	24,218	$6,550,495	$3,968,319	$3,307,939 / 29.3%
L.L. Bean	21,049	NAV	NAV	$5,148,314 / 16.3%
(1)	All sales information presented herein with respect to the Northshore Mall Property is based upon information provided by the borrower sponsors. In certain instances, sales figures represent estimates because the tenants are not required to report or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsors.
(2)	Occupancy Cost is calculated from September 2025 TTM sales.
(3)	Dick’s House of Sport sales are not available as the store is expected to open in February 2027.

Major Tenants. The three largest tenants based on NRA at the Northshore Mall Property are DICK’S House of Sport, Lifetime Fitness and Shaw’s Supermarket.

DICK’S House of Sport (138,000 SF; 12.1% of NRA; 0.0% of underwritten base rent) (NYSE: DKS): DICK’S Sporting Goods (Fitch/Moody's/S&P: NR/Baa2/BBB) was founded in 1948 as a bait-and-tackle shop in Binghamton, New York, and has since grown to become an omnichannel sporting goods retailer, with a primary focus on sports equipment, apparel, footwear and accessories. Headquartered in Coraopolis, Pennsylvania, DICK’S Sporting Goods offers a wide range of products through its main and specialty concept stores, including Dick’s Sporting Goods, Public Lands, Moosejaw and Going, Going, Gone! DICK’S House of Sport is a specialty concept that combines retail with sports areas, allowing customers to try out sports products in a real-world setting. DICK’S House of Sport is expected to open at the Northshore Mall Property in February 2027. DICK’S House of Sport owns its box, which was previously occupied by Nordstrom. DICK’s Sporting Goods signed a lease amendment on April 17, 2025 assuming the ground lease from Nordstrom and is expected to pay percentage rent once the store becomes operational. Anecdotally, DICK’S Sporting Goods is planning to spend a total of approximately $30.0 million to convert its space. DICK’S House of Sport has seven 10-year renewal options and no termination options. We cannot assure you that DICK’S House of Sport takes occupancy at the Northshore Mall Property or begins paying rent.

Lifetime Fitness (125,000 SF; 11.0% of NRA; 6.1% of underwritten base rent) (NYSE: LTH): Lifetime Fitness (Fitch/Moody’s/S&P: BB-/NR/NR) was founded in 1992 and is a national chain of luxury health and athletic clubs known for state-of-the-art fitness equipment, personal training services, pools and saunas, and family friendly programs. Lifetime Fitness at the Northshore Mall Property opened in 2021 and has since reported having nearly 10,000 members. Lifetime Fitness has three five-year renewal options and no termination options.

Shaw’s Supermarket (59,175 SF; 5.2% of NRA; 1.7% of underwritten base rent): Shaw’s Supermarket (Fitch/Moody’s/S&P: NR/Ba2/BB+) was founded in 1860 and is one of the oldest continuously-operated supermarkets in the United States. Shaw’s Supermarket operates

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
48

Retail – Super Regional Mall 210 Andover Street Peabody, MA 01960	Collateral Asset Summary – Loan No. 3 Northshore Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 59.5% 2.30x 15.6%

over 2,200 stores and employs approximately 265,000 people nationwide. Shaw’s Supermarket is part of the Albertsons stores, which includes Jewel-Osco, ACME Markets, and Star Markets. Shaw’s Supermarket has been at the Northshore Mall Property since January 1, 2019. At the Northshore Mall Property, Shaw’s Supermarket operates under a ground lease and reported trailing-12-months sales of approximately $23.8 million as of September 2025 resulting in an occupancy cost of 2.2%. Shaw’s Supermarket has one five-year renewal option and no termination options.

The following table presents certain information relating to the largest tenants at the Northshore Mall Property:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/ S&P/Fitch)(2)	Net Rentable Area (SF)	% of Net Rentable Area	U/W Base Rent	U/W Base Rent Per SF	% of Total U/W Base Rent	Lease Expiration	Termination Option (Y/N)
Anchor Tenants
Dick’s House of Sport(3)	NR / Baa2 / BBB	138,000	12.1%	$1	$0.00	0.0%	2/28/2035	N
Anchor Tenants Subtotal / Wtd. Avg.		138,000	12.1%	$1	$0.00	0.0%

Remaining Tenants
Lifetime Fitness	BB- / NR / NR	125,000	11.0%	$1,575,000	$12.60	6.1%	1/31/2042	N
Shaw's Supermarket	NR / Ba2 / BB+	59,175	5.2%	$440,279	$7.44	1.7%	12/31/2027	N
Northshore Orthopedic Realty	NR / NR / NR	48,920	4.3%	$275,275	$5.63	1.1%	4/30/2085	N
DSW Shoe Warehouse	NR / NR / NR	45,149	4.0%	$260,000	$5.76	1.0%	1/31/2027	N
PGA TOUR Superstore	NR / NR / NR	45,000	4.0%	$112,500	$2.50	0.4%	1/31/2028	N
Gametime Lanes & Entertainment	NR / NR / NR	35,924	3.2%	$600,000	$16.70	2.3%	11/30/2034	N
Barnes & Noble	NR / NR / NR	26,000	2.3%	$550,000	$21.15	2.1%	1/31/2030	N
Tesla Motors	NR / Baa3 / BBB	25,693	2.3%	$859,006	$33.43	3.4%	2/28/2029	N
The Container Store	NR / NR / NR	24,218	2.1%	$968,000	$39.97	3.8%	2/29/2028	N
L.L. Bean(4)	NR / NR / NR	21,049	1.9%	$673,568	$32.00	2.6%	10/31/2033	Y
Major Tenants Subtotal / Wtd. Avg.		456,128	40.1%	$6,313,628	$13.84	24.6%
Remaining Total / Wtd. Avg.		563,674	49.6%	$19,303,717	$34.25	75.4%
Occupied Collateral Total / Wtd. Avg.		1,019,802	89.7%	$25,617,344	$25.12	100.0%
Vacant Space(5)		117,713	10.3%
Collateral Total		1,137,515	100.0%
(1)	Based on the underwritten rent roll dated December 10, 2025.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Dick’s House of Sport sales and occupancy cost metrics are not available as the store is expected to open in February of 2027.
(4)	If the gross sales for Lease Year 5 (2028) are less than $5.0 million, L.L. Bean may elect to terminate the lease upon 60 days written notice and payment of a fee equal to 50% of the unamortized leasing expenses. Sales for the trailing twelve months ended September 2025 were $5,148,314.
(5)	Temporary tenants are treated as vacant for the purposes of the Top Tenants Summary.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
49

Retail – Super Regional Mall 210 Andover Street Peabody, MA 01960	Collateral Asset Summary – Loan No. 3 Northshore Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 59.5% 2.30x 15.6%

The following table presents certain information relating to the lease rollover schedule at the Northshore Mall Property, based on the initial lease expiration dates:

Lease Rollover Schedule(1)(2)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	U/W Base Rent	% of Total U/W Base Rent	U/W Base Rent $ per SF	# of Expiring Leases
2026 & MTM	68,257	6.0%	6.0%	$2,838,361	11.1%	$41.58	19
2027	168,998	14.9	20.9	$3,771,694	14.7	$22.32	21
2028	150,727	13.3	34.1	$5,514,828	21.5	$36.59	20
2029	58,131	5.1	39.2	$2,471,166	9.6	$42.51	13
2030	72,937	6.4	45.6	$2,222,601	8.7	$30.47	9
2031	2,460	0.2	45.8	$377,707	1.5	$153.54	3
2032	9,055	0.8	46.6	$229,165	0.9	$25.31	2
2033	66,523	5.8	52.5	$2,375,080	9.3	$35.70	8
2034	50,854	4.5	57.0	$1,570,000	6.1	$30.87	5
2035	189,213	16.6	73.6	$1,784,353	7	$9.43	10
2036	3,727	0.3	73.9	$449,615	1.8	$120.64	2
2037 & Thereafter	178,920	15.7	89.7	$2,012,775	7.9	$11.25	3
Vacant	117,713	10.3	100.0	NAP	NAP	NAP	NAP
Total/Wtd. Avg.	1,137,515	100.0%	100.0%	$25,617,344	100.0%	$25.12	115
(1)	Based on the underwritten rent roll dated December 10, 2025. Temporary tenants are considered as vacant for the purposes of the Lease Rollover Schedule.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
50

Retail – Super Regional Mall 210 Andover Street Peabody, MA 01960	Collateral Asset Summary – Loan No. 3 Northshore Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 59.5% 2.30x 15.6%

The following table presents certain information relating to the historical and underwritten cash flows of the Northshore Mall Property:

Cash Flow Analysis(1)
	2022	2023	2024	TTM September 30, 2025	Underwritten	Per SF
Base Rent	$21,234,967	$22,647,995	$24,419,319	$25,444,414	$25,617,344	$22.52
Contractual Rent Steps(2)	0	0	0	0	681,230	$0.60
Gross-Up Vacant Rent	0	0	0	0	3,755,730	$3.30
Gross Potential Income	$21,234,967	$22,647,995	$24,419,319	$25,444,414	$30,054,304	$26.42
Total Recoveries	10,929,650	9,157,410	9,486,845	10,177,586	10,933,581	$9.61
Vacancy & Bad Debt	1,286,790	282,883	193,394	(132,025)	(3,755,730)	($3.30)
Other Income(3)	5,837,528	5,562,779	4,680,455	4,246,767	3,614,028	$3.18
Effective Gross Income	$39,288,935	$37,651,067	$38,780,013	$39,736,742	$40,846,182	$35.91
Real Estate Taxes	5,961,408	3,674,313	4,697,072	4,860,154	5,150,962	$4.53
Insurance	452,971	491,559	577,689	873,738	1,008,221	$0.89
Other Expenses(4)	6,532,387	7,143,862	7,000,151	7,421,036	7,372,234	$6.48
Total Expenses	$12,946,766	$11,309,734	$12,274,912	$13,154,928	$13,531,417	$11.90
Net Operating Income	$26,342,169	$26,341,333	$26,505,101	$26,581,814	$27,314,765	$24.01
Capital Expenditures	0	0	0	0	227,503	$0.20
TI/LC	0	0	0	0	1,137,515	$1.00
Net Cash Flow	$26,342,169	$26,341,333	$26,505,101	$26,581,814	$25,949,747	$22.81

Occupancy(5)	91.2%	91.7%	97.0%	95.5%	91.6%(6)
NOI Debt Yield(7)	15.1%	15.1%	15.1%	15.2%	15.6%
NCF DSCR(7)	2.34x	2.34x	2.35x	2.36x	2.30x
(1)	Based on the underwritten rent roll dated December 10, 2025.
(2)	Contractual Rent Steps were taken through December 18, 2026.
(3)	Other Income includes temporary tenant rents, payment in lieu, overage rent, and miscellaneous income.
(4)	Other Expenses include management fees, utilities, security, janitorial / food court / landscape, administrative expenses, repairs and maintenance, and advertising and promotion.
(5)	Historical Occupancy includes temporary tenants.
(6)	Represents economic occupancy.
(7)	Based on the Northshore Mall Whole Loan.

Appraisal. The appraisal determined an “as-is” market value of $294,000,000 as of November 14, 2025 for the Northshore Mall Property.

Appraisal Valuation Summary(1)
Property	Appraised Value	Capitalization Rate
Northshore Mall	$294,000,000	9.00%
(1)	Source: Appraisal.

Environmental Matters. According to the Phase I environmental site assessment dated November 21, 2025 there were no recognized environmental conditions at the Northshore Mall Property.

The Market. According to the appraisal, the Northshore Mall Property is located in the Boston retail market and the Peabody/Salem submarket. The Northshore Mall Property sits in the heart of Peabody, Massachusetts along Routes 128 and 114 which provide access to Boston approximately 18 miles away. According to the appraisal, the Boston retail market consists of approximately 347.0 million SF. The Boston retail market saw an occupancy rate of 96.8% and an asking rate of $21.13 per SF as of the third quarter of 2025. The appraisal describes the Peabody/Salem submarket as being considered an upper tier submarket relative to the overall Boston area. The Peabody/Salem submarket saw an occupancy rate of 99.1% and an asking rate of $25.71 per SF as of the third quarter of 2025.

According to the appraisal, the estimated 2025 population within a one-, three- and five-mile radius of the Northshore Mall Property was 10,287, 97,187 and 239,474, respectively. Additionally, for the same period, the average household income within the same radii was $118,545, $131,956 and $138,109, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
51

Retail – Super Regional Mall 210 Andover Street Peabody, MA 01960	Collateral Asset Summary – Loan No. 3 Northshore Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 59.5% 2.30x 15.6%

The table below sets forth certain information regarding competitive retail centers:

Competitive Retail Center Summary(1)
Property / Location	Year Built / Renovated or Expanded	Total NRA (SF)	Occupancy	Distance to Subject	Inline Sales PSF	Anchor Tenants
Northshore Mall Peabody, MA	1958 / 1978	1,137,515(2)(3)	95.5%(2)(3)	NAP	$480.00	Macy’s, Dick’s House of Sport, JCPenney, Macy’s Men’s & Furniture
Liberty Tree Mall Danvers, MA	1972 / NAP	861,456	88.0%	0.7 miles	$322	Target, AMC, Kohl’s
Cambridgeside Cambridge, MA	1990 / NAP	900,000	89.0%	17.8 miles	$505	TJMaxx, Apple
Burlington Mall Burlington, MA	1974 / NAP	1,257,403	96.0%	16.9 miles	$810	Macy’s, Nordstrom, Primark
(1)	Based on the appraisal unless indicated otherwise.
(2)	Based on the underwritten rent roll as of December 10, 2025. Occupancy figures include temporary tenants. Occupancy excluding temporary tenants is 89.7%.
(3)	Total NRA (SF) and Occupancy exclude the non-collateral space.

The Borrower and the Borrower Sponsors. The borrower for the Northshore Mall Whole Loan is Mall at Northshore, LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Northshore Mall Whole Loan. The borrower sponsors are Simon Property Group, L.P. (“Simon”) and Canada Pension Plan Investment Board (“CCPIB”). Simon is the operating partnership of Simon Property Group, Inc. (NYSE: SPG), a retail focused real estate investment trust, and a member of the S&P 100. As of year end 2024, Simon (and/or its parent entity) has interests in 194 properties and 170.7 million SF in the United States in addition to 35 properties and 11.9 million SF abroad. As of January 5, 2026, Simon (and/or its parent entity) has a market cap of approximately $69.1 billion. CCPIB is a Canadian pension fund with an assets under management (AUM) of approximately $777.5 billion as of September 30, 2025.

The non-recourse carveout guarantor is Mayflower Realty LLC, solely with respect to the Series B assets of such entity. Mayflower Realty LLC indirectly owns 100% of the borrower, and its common equity is owned by the borrower sponsors.

Property Management. The Northshore Mall Property is managed by Simon Management Associates, LLC, an affiliate of the borrower sponsors.

Initial and Ongoing Reserves. At origination, the borrower was required to deposit into escrow (i) $2,869,704 for outstanding tenant improvements and leasing costs and (ii) $264,972 for a gap rent reserve.

Tax Escrows – On a monthly basis, during the continuance of a Trigger Period (as defined below) or at any time taxes are not paid by the borrower prior to the assessment of any penalty, the borrower is required to escrow 1/12th of the annual estimated tax payments payable during the next ensuing 12 months.

Insurance Escrows – During the continuance of a Trigger Period, except if the Northshore Mall Property is insured under an acceptable blanket policy and no event of default for which the lender has commenced or an enforcement action is continuing, the borrower is required to escrow 1/12th of the annual estimated insurance payments on a monthly basis. An acceptable blanket policy was in place at origination.

Replacement Reserves – During the continuance of a Trigger Period, the borrower is required to escrow an amount equal to $18,959 on a monthly basis for ongoing replacement reserves.

Rollover Reserves – During the continuance of a Trigger Period, the borrower is required to escrow an amount equal to $94,793 on a monthly basis for ongoing rollover reserves.

A “Trigger Period” commences upon the occurrence of (i) an event of default, (ii) a Low Debt Yield Period (as defined below), (iii) a bankruptcy action of the borrower or (iv) a bankruptcy action of the manager if the manager is an affiliate of the borrower and will end if, (a) with respect to clause (i), the lender has waived the event of default or the borrower has cured the event of default (and the lender has accepted such cure in its sole discretion) and no other event of default is then continuing, (b) with respect to clause (ii), the Low Debt Yield Period has ended pursuant to the definition thereof, and (c) with respect to clause (iv), the manager is dismissed within 60 days or such bankruptcy action of manager is dismissed within 90 days without adverse consequences to the Northshore Mall Property. The borrower may not cure a trigger period caused by clause (iii), nor may the borrower cure a Trigger Period more than five times over the course of the Northshore Mall Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
52

Retail – Super Regional Mall 210 Andover Street Peabody, MA 01960	Collateral Asset Summary – Loan No. 3 Northshore Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 59.5% 2.30x 15.6%

A “Low Debt Yield Period” commences upon the debt yield calculated for the trailing four calendar quarters being less than 11.5% for two consecutive calendar quarters and will end upon the Northshore Mall Whole Loan achieving a debt yield of at least 11.5% for two consecutive calendar quarters.

Lockbox / Cash Management. The Northshore Mall Whole Loan is structured with a hard lockbox and springing cash management. The borrower and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received into such account within two business days after receipt. During the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on a weekly basis to a lender-controlled cash management account. Funds in the cash management account are required to be applied to debt service and the reserves and escrows described above and property expenses, with any excess funds to be (i) deposited into an excess cash flow reserve account held by the lender as cash collateral for the Northshore Mall Whole Loan or (ii) if no Trigger Period is continuing, disbursed to the borrower.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Release of Collateral. The borrower may, without the consent of the lender, make transfers of non-income producing portions of the Northshore Mall Property, subject to satisfying certain conditions related to zoning matters, complete tax lots, legal subdivision, ingress and egress, and REMIC requirements.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
53

Office – Urban 235 Duffield Street Brooklyn, NY 11201	Collateral Asset Summary – Loan No. 4 1 Willoughby Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 65.5% 1.48x 10.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
54

Office – Urban 235 Duffield Street Brooklyn, NY 11201	Collateral Asset Summary – Loan No. 4 1 Willoughby Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 65.5% 1.48x 10.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
55

Office – Urban 235 Duffield Street Brooklyn, NY 11201	Collateral Asset Summary – Loan No. 4 1 Willoughby Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 65.5% 1.48x 10.6%
Mortgage Loan Information		Property Information
Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Recapitalization	Property Type – Subtype:	Office – Urban
Borrower Sponsor(s)(1):	Joseph Jerome, Morris Jerome, Jacob Jerome, Louis Jerome, Adnane Mousannif, Edmond Safra, Morris Sabagh and Abraham Kassin	Collateral:	Fee
Borrower(s):	1 Willoughby Square Property Owner LLC	Location:	Brooklyn, NY
Original Balance(2):	$75,000,000	Year Built / Renovated:	2021 / NAP
Cut-off Date Balance(2):	$75,000,000	Property Management:	LMJ Realty Management LLC
% by Initial UPB:	8.5%	Size:	280,348 SF
Interest Rate:	6.78600%	Appraised Value / Per SF:	$190,800,000 / $681
Note Date:	December 15, 2025	Appraisal Date:	September 2, 2025
Original Term:	60 months	Occupancy:	95.0% (as of December 15, 2025)
Amortization:	Interest Only	UW Economic Occupancy:	93.0%
Original Amortization:	NAP	Underwritten NOI(5):	$13,187,650
Interest Only Period:	60 months	Underwritten NCF:	$12,711,058
First Payment Date:	February 6, 2026
Maturity Date:	January 6, 2031	Historical NOI
Additional Debt Type(2):	Pari Passu	Most Recent NOI(5):	$8,876,065 (TTM September 30, 2025)
Additional Debt Balance(2):	$50,000,000	2024 NOI:	$8,772,008
Call Protection(3):	L(25),D(31),O(4)	2023 NOI:	$7,010,426
Lockbox / Cash Management:	Hard / Springing	2022 NOI:	$2,828,623

Reserves(4)				Financial Information(2)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$446
Taxes:	$30,691	Springing	NAP	Maturity Date Loan / SF:	$446
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	65.5%
Replacement Reserves:	$0	Springing	NAP	Maturity Date LTV:	65.5%
TI / LC:	$4,566,619	Springing	NAP	UW NOI DY:	10.6%
Free Rent:	$4,793,870	$0	NAP	UW NCF DSCR:	1.48x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(2)	$125,000,000	64.6%	Loan Payoff(7)	$179,500,000	92.8%
Principal Equity Contribution(6)	$68,519,304	35.4	Upfront Reserves	9,391,180	4.9
			Closing Costs	4,628,125	2.4
Total Sources	$193,519,304	100.0%	Total Uses	$193,519,304	100.0%
(1)	See “—The Borrower and the Borrower Sponsors” below.
(2)	The 1 Willoughby Square Mortgage Loan (as defined below) is part of the 1 Willoughby Square Whole Loan (as defined below), which is comprised of three pari passu promissory notes with an aggregate original principal balance of $125,000,000. The Financial Information in the chart above is based on the 1 Willoughby Square Whole Loan. See “—The Loan” below.
(3)	The lockout period will be at least 25 payment dates beginning with and including the first payment date in February 2026. Defeasance of the 1 Willoughby Square Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note comprising a part of the 1 Willoughby Square Whole Loan to be securitized and (ii) December 15, 2028.
(4)	See “—Initial and Ongoing Reserves” below for further discussion of reserve information.
(5)	The increase from Most Recent NOI to Underwritten NOI is primarily attributable to additional leasing in late 2025 and 2026 (Maycomb, JEMB Realty Corp., Philo TV, OCA (as defined below), CorePower Yoga and Rubenstein Law) amounting to approximately $4.1 million in base rent.
(6)	The majority of the Principal Equity Contribution is derived from unsecured subordinate loans made as described under “—The Borrower and the Borrower Sponsors” below.
(7)	The prior mortgage loan secured by the 1 Willoughby Square Property (as defined below) in the original principal amount of $235,000,000 was held by a construction lender, and the borrower negotiated a discounted payoff for $185,000,000 ($169,500,000 net of reserves held by the construction lender). The overall building was delivered in 2021, at the peak of the COVID-19 pandemic. In addition, prior to origination there existed two mezzanine loans totaling $96,500,000 from EB-5 lenders secured by equity interests in the borrower. With respect to the senior mezzanine loan, the borrower obtained a discounted payoff pursuant to which the related mezzanine lender (“Senior EB-5 Lender”) released the related mezzanine collateral in exchange for (i) a $10,000,000 payment made at loan origination of the 1 Willoughby Square Mortgage Loan (bringing total debt repayment to $179,500,000) and (ii) a note from JEMB Member (as defined below) in the amount of $10,000,000 payable from excess cash flow distributable to JEMB Member with the first $5,000,000 of excess cash flow payable to the Senior EB-5 Lender and the next $10,000,000 of excess cash flow split pari passu between the Senior EB-5 Lender and JEMB Member until each receives $5,000,000. Joseph Jerome and Morris Bailey also provided the Senior EB-5 Lender with a recourse carve-out guaranty. With respect to the junior mezzanine loan, the related mezzanine lender released the related mezzanine collateral in exchange for a lien on unrelated property and a payment of $10,000,000 that is required to be made within 12 months of origination of the 1 Willoughby Square Whole Loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
56

Office – Urban 235 Duffield Street Brooklyn, NY 11201	Collateral Asset Summary – Loan No. 4 1 Willoughby Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 65.5% 1.48x 10.6%

The Loan. The fourth largest mortgage loan (the “1 Willoughby Square Mortgage Loan”) is part of a whole loan (the “1 Willoughby Square Whole Loan”) which is comprised of three pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $125,000,000. The 1 Willoughby Square Whole Loan is secured by the borrower’s fee simple interest in a 280,348 SF condominium unit in an urban office building located in Brooklyn, New York (the “1 Willoughby Square Property”). The 1 Willoughby Square Mortgage Loan is evidenced by the controlling Note A-1 with an outstanding principal balance as of the Cut-off Date of $75,000,000.

The table below identifies the promissory notes that comprise the 1 Willoughby Square Whole Loan. The relationship between the holders of the 1 Willoughby Square Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the prospectus. The 1 Willoughby Square Whole Loan will be serviced pursuant to the pooling and servicing agreement for the Benchmark 2026-V20 securitization trust. See “Pooling and Servicing Agreement” in the prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$75,000,000	$75,000,000	Benchmark 2026-V20	Yes
A-2(1)	$25,000,000	$25,000,000	GACC	No
A-3(1)	$25,000,000	$25,000,000	GACC	No
Total	$125,000,000	$125,000,000
(1)	Expected to be contributed to one or more future securitization transactions.

The Property. The 1 Willoughby Square Property is a 280,348 SF condominium unit consisting of the ground floor to floor 21 of a 392,567 SF 35-story, class A, LEED Platinum urban office building located in the Downtown Brooklyn submarket (the “1 WSQ Building”). The 1 WSQ Building was constructed in 2021 and features column-free, 14,500 SF floor plates with 14-16-foot slab heights. The 1 WSQ Building is the tallest office tower in Brooklyn and the area’s first ground-up office tower delivered in a generation. In connection with the loan origination, the borrower sponsors created a condominium structure, bifurcating the 1 WSQ Building into two units (“Unit 1”, which constitutes the 1 Willoughby Square Property) and (“Unit 2”, which constitutes the remainder of the 1 WSQ Building). As of December 15, 2025, the 1 Willoughby Square Property is 95.0% leased with a 14.4-year WALT remaining, to a mix of tenants including government agencies on long-term leases, architectural firms, family offices, and nonprofit organizations with 45.6% of underwritten base rent generated by investment grade tenants. Unit 2 of the 1 WSQ Building was vacant as of the origination date. The 1 Willoughby Square Property amenities include a coffee bar, conferencing facilities, and a tenant lounge, all overlooking the Willoughby Square Park and offering 360-degree views from New York Harbor to Prospect Park. In addition, the 1 Willoughby Square Property features private outdoor spaces on multiple floors, a 250-space bicycle parking area and advanced air filtration. The 1 Willoughby Square Property is a short walk from multiple subway lines, as well as the Long Island Railroad at Atlantic Terminal, providing access to Manhattan and beyond.

Additionally, the combined 1 WSQ Building benefits from a long-term real estate tax abatement program, Industrial & Commercial Abatement Program (ICAP), which has a 25-year term with 22 years remaining as of July 1, 2026, and is expected to provide for an abatement of $3,962,748 for the first 16 years, which started July 1, 2023, with 10% step downs for the following 9 years, though estimated benefits may be reduced if the assessment or tax rate declines from those in the first year of the benefit program and are subject to the terms of the ICAP program.  The continuation of the benefits at these amounts assumes continued compliance with the ICAP requirements, including the owners’ filing of a biennial statement of continuing use, and continued use of the building as commercial office with no more than ten percent of the floor area used for retail purposes as defined for ICAP purposes.    No formal filing is required to transfer the ICAP benefit from the pre-existing single tax lot to the new condominium tax lots.  Borrower’s ICAP counsel is expected to take informal administrative action, if necessary, to have the ICAP benefits transferred pro rata to the new tax lots when the separate tax bills are issued.

A portion of the 1 Willoughby Square Property was deeded by the City of New York and the New York City Economic Development Authority, and is subject to agreements with such entities.  A breach of the representations and covenants in such agreements may trigger a reversion of such portion of the 1 Willoughby Square Property to such entities without compensation.   See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Use Restrictions” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
57

Office – Urban 235 Duffield Street Brooklyn, NY 11201	Collateral Asset Summary – Loan No. 4 1 Willoughby Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 65.5% 1.48x 10.6%

Top Tenants. The three largest tenants based on underwritten base rent are Board of Education, FX FOWLE and The City of New York.

Board of Education (86,160 SF, 30.7% of net rentable area, 31.6% of UW base rent, Aa2/AA/AA (Moody’s / S&P / Fitch)). The New York City Board of Education operates the Albee Square Montessori Public School at the 1 Willoughby Square Property. The school spans 86,160 SF and features 14 classrooms, two special education rooms, a gymnasium-cafetorium, cafeteria, rooftop play area, and a dedicated entrance. The school opened in September 2024 as New York City’s first public (Montessori-inspired) school, serving Pre-Kindergarten and Kindergarten initially, with plans to expand annually up to Grade 5. The school embraces a Montessori-inspired educational model including multi-age, mixed classrooms, allowing students to work at their own pace in a collaborative environment with uninterrupted work periods and self-directed learning. The tenant has a 15-year renewal option through October 2065. The tenant also has the right to terminate its lease at the end of the 15th year of the lease term (November 2035) and again at the end of the 20th year of the lease term (November 2040) and the 25th year of the lease term (November 2045). Additionally, the tenant spent $20.25 million of its own capital for the fit out of its space, inclusive of a gymnasium, auditorium, outdoor play facility, classrooms, and lobby.

FX FOWLE (40,302 SF, 14.4% of net rentable area, 14.5% of UW base rent). FX FOWLE is the former name of the New York-based architecture, planning, and interior design firm now known as FX Collaborative. The firm was originally founded in 1978 by Bob Fox and Bruce Fowle as Fox & Fowle Architects. FX Collaborative designs buildings and spaces for numerous types of properties in New York City and worldwide, including: office towers and corporate headquarters (including the 1 WSQ Building), cultural institutions (Statue of Liberty Museum), educational buildings (Columbia Business School / Albee Square Montessori), residential developments (The Greenwich Lane in Manhattan), and transportation and civic projects (Javits Center renovation). The tenant has a 5-year renewal option through February 2042 and no termination options. Additionally, the tenant spent $3.4 million of its own capital for the fit out of its space inclusive of built in cabinetry, custom light fixtures, and finishes. FX FOWLE has free rent totaling $384,676 in specified months in 2032.

The City of New York Office of Court Admin (27,304 SF, 9.7% of net rentable area, 8.6% of UW base rent, Aa2/AA/AA (Moody’s / S&P / Fitch)). The New York State Office of Court Administration (“OCA”) serves as the administrative arm of the Unified Court System, overseeing and supporting the operation of all state courts, including those in New York City. The OCA functions under the direction of the Chief Administrative Judge, who is appointed by the Chief Judge of the Court of Appeals of the State of New York and oversees statewide court administration and policy. OCA support extends across trial courts, family courts, surrogates’ courts, and others, ensuring consistency in court operations. In the context of New York City’s court system, the Deputy Chief Administrative Judge for New York City Courts (a role within OCA) oversees local court operations and resource distribution, working alongside individual court administrators across the city’s five Judicial Districts. The tenant has two 5-year renewal options through November 2051 and 2056. The tenant also has the right to terminate its lease in February 2039 and February 2042, provided written notice is given one year in advance. The OCA has free rent totaling $1,616,954.67 From December 2025 through February 2027.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
58

Office – Urban 235 Duffield Street Brooklyn, NY 11201	Collateral Asset Summary – Loan No. 4 1 Willoughby Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 65.5% 1.48x 10.6%

The following table presents certain information relating to the top tenants at the 1 Willoughby Square Property based on base rent:

	Tenant Summary(1)
Tenant	Credit Rating (Moody’s / S&P / Fitch)(2)	Net Rentable Area (SF)	% of NRSF	U/W Base Rent	U/W Base Rent Per SF(3)	% Annual U/W Base Rent	Lease Expiration	Renewal Option (Y/N)	Termination Option (Y/N)
Major Tenants-Office
Board of Education	Aa2/AA/AA	86,160	30.7%	$5,026,500	$58.34	31.6%	10/31/2050	1 x 15	Y(4)
FX FOWLE	NR/NR/NR	40,302	14.4%	$2,308,062	$57.27	14.5%	2/28/2037	1 x 5	N
The City of New York Office of Court Admin (OCA)	Aa2/AA/AA	27,304	9.7%	$1,365,200	$50.00	8.6%	11/30/2046	2 x 5	Y(5)
City Block	NR/NR/NR	14,507	5.2%	$942,955	$65.00	5.9%	4/30/2028	1 x 3	N
JEMB Realty Corp.(6)	NR/NR/NR	14,508	5.2%	$870,480	$60.00	5.5%	6/30/2031	1 x 5	N
MSFoundation	NR/NR/NR	14,500	5.2%	$870,000	$60.00	5.5%	2/28/2039	2 x 5	N
IRS(7)	Aa1/AA+/AA+	14,308	5.1%	$851,755	$59.53	5.4%	7/23/2033	None	Y(8)
ARO	NR/NR/NR	9,860	3.5%	$591,600	$60.00	3.7%	8/31/2033	1 x 5	N
Propel	NR/NR/NR	9,883	3.5%	$591,596	$59.86	3.7%	6/30/2028	1 x 5	N
Rubenstein Law	NR/NR/NR	8,919	3.2%	$579,735	$65.00	3.7%	11/30/2031	1 x 3	N
Top 10 Tenants		240,251	85.7%	$13,997,883	$58.26	88.1%
Other Tenants		26,213	9.4%	$1,884,839	$71.90	11.9%
Total Occupied		266,464	95.0%	$15,882,722	$59.61	100.0%
Vacant		13,884	5.0%
Total		280,348	100.0%
(1)	Based on the underwritten rent roll dated December 15, 2025.
(2)	Certain ratings are those of the parent company or government entity, whether or not the parent company or government entity guarantees the lease.
(3)	The following tenants have free or gap rent periods; (i) FX FOWLE has free rent totaling $384,676 in specified months in 2032, (ii) OCA has free rent totaling $1,616,954.67 from December 2025 through February 2027, (iii) City Block has free rent totaling $235,738.74 from April through June 2026, (iv) JEMB Realty Corp. has gap rent totaling $479,700 from December 2025 through June 2026, (v) MS Foundation has free rent totaling $362,500 in March of 2026, 2028, 2030, 2032 and 2034, (vi) ARO has free rent totaling $64,938.20 from December 2025 through August 2026, and (vii) Rubenstein Law has free rent totaling $241,556.25 from July 2026 through November 2026 and gap rent totaling $187,219.56 from December 2025 through June 2026. Rubenstein Law is currently occupying temporary space on the 19th floor. It is anticipated Rubenstein Law’s suite will be move-in ready or around July 2026 at which point JEMB Realty Corp is expected to take occupancy of the 19th floor suite.
(4)	The Board of Education has the right to terminate its lease at the end of the 15th year of the lease term (November 2035) and again at the end of the 20th year of the lease term (November 2040) and the 25th year of the lease term (November 2045).
(5)	The City of New York Office of Court Admin has the right to terminate its lease on the twelfth anniversary (February 1, 2039) of the rent commencement date and the fifteenth anniversary of the rent commencement date (February 1, 2042) provided written notice is given one year in advance.
(6)	JEMB Realty Corp is an affiliate of the borrower. JEMB Realty Corp. is not yet in occupancy as its space is being used temporarily by Rubenstein Law while Rubenstein Law’s leased space is built out, as described in footnote (3) above
(7)	The lease to the IRS is expected to be assigned to the borrower after origination pursuant to a novation agreement. Such assignment to the borrower is subject to governmental rules and regulations. In addition, The assignment of leases and rents to the lender as applicable to the IRS lease is also subject to governmental rules and regulations. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties” in the prospectus.
(8)	The IRS may terminate its lease at any time after July of 2031.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
59

Office – Urban 235 Duffield Street Brooklyn, NY 11201	Collateral Asset Summary – Loan No. 4 1 Willoughby Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 65.5% 1.48x 10.6%

The following table presents certain information relating to the lease rollover schedule at the 1 Willoughby Square Property, based on the initial lease expiration dates:

Lease Rollover Schedule(1)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	U/W Base Rent(3)	% of Total U/W Base Rent	U/W Base Rent $ per SF	# of Expiring Leases
MTM & 2026	4,601	1.6%	1.6%	$310,706	2.0%	$67.53	1
2027	0	0.0%	1.6%	$0	0.0%	$0.00	0
2028	24,390	8.7%	10.3%	$1,534,551	9.7%	$62.92	2
2029	0	0.0%	10.3%	$0	0.0%	$0.00	0
2030	4,317	1.5%	11.9%	$280,605	1.8%	$65.00	1
2031	31,469	11.2%	23.1%	$1,932,735	12.2%	$61.42	3
2032	0	0.0%	23.1%	$0	0.0%	$0.00	0
2033	29,656	10.6%	33.7%	$1,770,824	11.1%	$59.71	3
2034	0	0.0%	33.7%	$0	0.0%	$0.00	0
2035	0	0.0%	33.7%	$0	0.0%	$0.00	0
2036 & Thereafter	172,031	61.4%	95.0%	$10,053,301	63.3%	$58.44	5
Vacant	13,884	5.0%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	280,348	100.0%		$15,882,722	100.0%	$59.61	15
(1)	Based on the underwritten rent roll as of December 15, 2025.

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 1 Willoughby Square Property:

Cash Flow Analysis
	2021	2022	2023	2024	TTM 9/30/2025	UW(1)	UW PSF
Base Rent	$6,126,849	$6,921,102	$10,578,833	$11,616,238	$11,675,340	$15,882,722	$56.65
Rent Step	0	0	0	0	0	12,951	$0.05
IG Rent Steps(2)	0	0	0	0	0	44,555	$0.16
Potential Income from Vacant Space	0	0	0	0	0	1,111,500	$3.96
Gross Potential Rent	$6,126,849	$6,921,102	$10,578,833	$11,616,238	$11,675,340	$17,051,728	$60.82
Total Reimbursements	55,566	226	565,478	594,687	565,135	729,936	$2.60
Net Rental Income	$6,182,416	$6,921,328	$11,144,312	$12,210,925	$12,240,475	$17,781,664	$63.43
Other Income(3)	59,386	54,146	114,288	168,376	229,617	368,334	$1.31
(Vacancy & Credit Loss)	0	0	0	0	0	(1,111,500)	($3.96)
Effective Gross Income	$6,241,802	$6,975,474	$11,258,599	$12,379,301	$12,470,092	$17,038,498	$60.78

Real Estate Taxes(4)	63,879	1,233,282	1,395,371	336,446	256,515	269,061	$0.96
Insurance	232,827	283,489	374,259	381,193	382,377	395,972	$1.41
Management Fee	136,317	237,782	269,769	357,304	366,288	511,155	$1.82
Other Expenses	1,393,819	2,392,297	2,208,773	2,532,350	2,588,848	2,674,660	$9.54
Total Expenses	$1,826,842	$4,146,851	$4,248,173	$3,607,293	$3,594,028	$3,850,848	$13.74

Net Operating Income	$4,414,961	$2,828,623	$7,010,426	$8,772,008	$8,876,065(5)	$13,187,650(5)	$47.04
Replacement Reserves	0	0	0	0	0	56,070	$0.20
TI/LC	0	0	0	0	0	420,522	$1.50
Net Cash Flow	$4,414,961	$2,828,623	$7,010,426	$8,772,008	$8,876,065	$12,711,058	$45.34

Occupancy %	44.7%	70.9%	82.7%	87.1%	95.0%(1)	93.0%
NCF DSCR	0.51x	0.33x	0.82x	1.02x	1.03x	1.48x
NOI Debt Yield	3.5%	2.3%	5.6%	7.0%	7.1%	10.6%
(1)	Based on the underwritten rent roll dated December 15, 2025.
(2)	The IG rent steps are associated with the Board of Education, OCA and IRS tenants.
(3)	Other income is made up of customer service revenue, service contract revenue, FX FOWLE TI reimbursements and miscellaneous income.
(4)	Real Estate Taxes were underwritten based on the average abated taxes during the loan term after giving effect to the ICAP abatement.
(5)	The increase from TTM 9/30/2025 Base Rent and Net Operating Income to UW Base Rent and UW Net Operating Income is primarily attributable to additional leasing in late 2025 and 2026 (Maycomb, JEMB Realty Corp, Philo TV, OCA, CorePower Yoga and Rubenstein Law) amounting to approximately $4.1 million in base rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
60

Office – Urban 235 Duffield Street Brooklyn, NY 11201	Collateral Asset Summary – Loan No. 4 1 Willoughby Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 65.5% 1.48x 10.6%

Appraisal. According to the appraisal, the 1 Willoughby Square Property had an “as-is” appraised value of $190,800,000, as of September 2, 2025.

1 Willoughby Square Appraised Value(1)
Property	Value	Capitalization Rate
1 Willoughby Square	$190,800,000	6.25%
(1)	Source: Appraisal.

Environmental Matters. According to the Phase I environmental site assessment report dated September 5, 2025, there was no evidence of any recognized environmental conditions at the 1 Willoughby Square Property.

The Market. The 1 Willoughby Square Property is located at 235 Duffield Street in Downtown Brooklyn, New York, within Kings County, a dense and transit-rich commercial district that has experienced redevelopment and growing residential demand. The 1 Willoughby Square Property is situated within a mixed urban environment that includes high-rise office buildings, major residential towers and a broad mix of national and local tenants, including big-box retailers, as well as educational and governmental institutions such as the NYC College of Technology, Long Island University, Brooklyn Law School, and multiple court and municipal buildings. The 1 Willoughby Square Property also benefits from adjacency to Abolitionist Place Public Park, which enhances visibility and pedestrian activity. Regional access is strong, with nearly all major subway lines and the Long Island Railroad located within walking distance, providing connectivity to Manhattan and the broader metropolitan region.

According to the appraisal, the 1 Willoughby Square Property is located within the Kings County office market and the Downtown Brooklyn office and retail submarkets. As of the third quarter of 2025, the Kings County office vacancy rate was 15.3%, compared with a 10-year historical average of 10.0%, while the Downtown Brooklyn submarket exhibited a higher vacancy rate of 20.8%, reflecting ongoing softness in office demand. Asking rents within Kings County averaged $42.74 per SF, and Downtown Brooklyn office rents averaged $41.84 per SF, supported primarily by newer Class A inventory. In contrast, retail space in Kings County remained comparatively healthy, with a 3.7% vacancy rate and average asking rents of $54.75 per SF as of the third quarter of 2025. The Downtown Brooklyn retail submarket reported a higher vacancy rate of 8.4%, though its average asking rents of $84.19 per SF remain among the strongest in the borough due to dense residential and daytime populations.

The table below presents certain information relating to office leases comparable to those at the 1 Willoughby Square Property identified by the appraisal:

Comparable Office Leases(1)
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (years)	Annual Rent PSF
1 Willoughby Square(2) Brooklyn, NY	2021 / NAP	280,348	Board of Education	86,160	Nov-20	30.0	$58.34
25 Kent Brooklyn, NY	2017 / NAP	511,161	Queen One	29,718	Jun-25	11.2	$73.00
10 Jay Street Brooklyn, NY	1898 / 2024	230,000	Mischief	23,621	Feb-25	7.9	$62.00
One Pierrepont Plaza Brooklyn, NY	1987 / 2009	725,991	The Corcoran Group	12,807	Feb-24	11.2	$55.00
The Paxton Brooklyn, NY	2023 / NAP	333,000	NYC Department of Health	17,708	Dec-23	21.0	$48.80
One Pierrepont Plaza Brooklyn, NY	1987 / 2009	725,991	Institute of Family Health	23,987	Jul-23	16.0	$58.00
(1)	Source: Appraisal.
(2)	Based on underwritten rent roll as of December 15, 2025.

The Borrower and the Borrower Sponsors. The borrower is 1 Willoughby Square Property Owner LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 1 Willoughby Square Whole Loan.

The borrower sponsors are Joseph Jerome, Morris Jerome, Jacob Jerome, Louis Jerome, Adnane Mousannif, Edmond Safra, Morris Sabagh and Abraham Kassin and the non-recourse carveout guarantor is Joseph Jerome. Joseph Jerome founded JEMB Realty Corporation (“JEMB”) with his partner Morris Bailey in 1990. JEMB is a three-generation, family-run, real estate development, investment and management firm based in New York City. JEMB owns and manages a portfolio of over 6.5 million square feet – comprising office towers, shopping centers, and residential complexes across North America, specifically concentrated in the Greater New York region, Pennsylvania and Montreal, Canada. JEMB’s notable properties include: 75 Broad, Herald Towers, 150 Broadway, and 1 Willoughby Square in New York City, plus Resorts Casino Hotel (Atlantic City) and Wyndham Grand Clearwater Beach Hotel (Florida).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
61

Office – Urban 235 Duffield Street Brooklyn, NY 11201	Collateral Asset Summary – Loan No. 4 1 Willoughby Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 65.5% 1.48x 10.6%

In connection with the origination of the 1 Willoughby Square Whole Loan, the joint venture which indirectly controls the borrower (the “Albee JV”) brought in two new 0% common equity members (i) E 1WSQ LLC (the “AVRS Special Member”) which contributed a nominal amount of capital to the Albee JV and which is owned in part indirectly by Edmond Safra and (ii) 1 WSQ KSR 2 LLC (the “KSR Special Member”) which contributed a nominal amount of capital and which is controlled by Morris Sabbagh and Abraham Kassin. The co-managers of the joint venture that controls the borrower are (i) Albee JV Holdco LLC (the “JEMB Member”) which is controlled by Joseph Jerome and certain of his family members, (ii) Averroes Partners LP, which is owned and controlled by Adnane Mousannif and Edmond Safra, and (iii) KSR WSQ Manager LLC, which is owned and controlled by Morris Sabbagh and Abraham Kassin.  Initially, JEMB Member owns 100% of the common equity in the Albee JV. In addition, $65,000,000 of unsecured loans, all of which are convertible into preferred equity were made to the Albee JV, all of which (other than $1,000,000 from a JEMB Member affiliate) were made by affiliates of the new common equity members. It is anticipated that upon repayment and/or conversion of such unsecured loans, and the return of all of the capital contributed by affiliates of the JEMB Member, each of AVRS Special Member and KSR Special Member (i.e. the new common equity members) will be entitled to 24.50% of distributions from the Albee JV, with JEMB Member and/or its affiliates entitled to the remainder.

Property Management. The 1 Willoughby Square Property is currently managed by LMJ Realty Management LLC, a borrower sponsor affiliated management company.

Initial and Ongoing Reserves. At origination, the borrower deposited into escrow approximately $4,566,619 for outstanding tenant improvements and/or leasing commissions, approximately $4,793,870 for free rent and gap rent for eleven tenants, including the top five tenants FX FOWLE and New York City Office of Court Administration, and approximately $30,691 for real estate taxes.

Tax Escrows – During a Trigger Period (as defined below), the borrower is required to deposit into a real estate tax reserve, on a monthly basis, an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next ensuing twelve months (initially, $30,691 but after the 1 Willoughby Square Property is assessed as a separate tax lot, this figure will be based only upon the taxes attributable to the 1 Willoughby Square Property and not Unit 2).

Insurance Escrows – During a Trigger Period, the borrower is required to deposit into an insurance reserve, on a monthly basis, an amount equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof.

Replacement Reserves – During a Trigger Period, the borrower is required to deposit approximately $4,672, on a monthly basis, into a replacement reserve.

TI/LC Reserve – During a Trigger Period, the borrower is required to deposit approximately $35,044, on a monthly basis, into a reserve for future tenant improvements and leasing commissions.

Common Charges Reserve – During a Trigger Period, the borrower is required to deposit an amount equal to the monthly amount set forth in the approved annual budget for common charges into a reserve for such common charges.

Lockbox / Cash Management. The 1 Willoughby Square Whole Loan is structured with a hard lockbox and springing cash management. The borrower and property manager, as applicable, are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received into such account within two business days after receipt. So long as no Trigger Period is continuing, the amounts on deposit in the lockbox account will be swept to the borrower’s operating account. During the continuance of a Trigger Period, transfers to the borrower’s operating account are required to cease and such sums on deposit in the lockbox account are required to be transferred on a daily basis to a cash management account controlled by the lender, at a financial institution selected by the lender (and the borrower is required to cooperate with the lender and the cash management bank in the establishment of such account). Funds swept to the cash management account are required to be applied to payment of all monthly amounts due under the 1 Willoughby Square Whole Loan documents (including, without limitation, taxes and insurance, debt service and other required reserves) and approved property operating expenses and extraordinary expenses, with any excess funds being deposited into a lease sweep reserve if a Lease Sweep Event (as defined below) is continuing or if a Lease Sweep Event is not then continuing, being held by lender as additional collateral for the 1 Willoughby Square Whole Loan (provided that upon the occurrence of an event of default under the 1 Willoughby Square Whole Loan documents, all sums received from the 1 Willoughby Square Property and all funds reserved with the lender may be applied to amounts owed under any of the 1 Willoughby Square Whole Loan documents in such amounts, order and manner as the lender elects in its sole discretion).

A “Trigger Period” means a period: (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio falling below 1.25x for any calendar quarter (a “Low DSCR Period”), (iii) certain bankruptcy or insolvency events of the borrower or the guarantor or (iv) a Lease Sweep Period, and (B) expiring upon, with regard to any Trigger Period commenced in connection with (w) clause (i) above, the cure (if applicable) of such event of default, (x) a Low DSCR Period, the 1 Willoughby Square Whole Loan achieving a debt service coverage ratio of 1.25x or greater for two consecutive calculation periods, (y) clause (iii) above, if the bankruptcy or insolvency event was involuntary, upon the same being discharged or dismissed within 60 days of filing or (z) clause

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
62

Office – Urban 235 Duffield Street Brooklyn, NY 11201	Collateral Asset Summary – Loan No. 4 1 Willoughby Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 65.5% 1.48x 10.6%

(iv) above, the Lease Sweep Period ceasing to exist. In addition, a Low DSCR Period will expire upon the borrower delivering to the lender, as additional collateral, either immediately available funds or one or more letters of credit having an aggregate amount that if applied as a prepayment of the 1 Willoughby Square Whole Loan, would cause the debt service coverage ratio to equal or exceed 1.25x.

A “Lease Sweep Period” will commence upon (a) (i) the date that is twelve months prior to the expiration of a Sweep Lease (as defined below) or (ii) upon the date required under the Sweep Lease by which the Sweep Tenant (as defined below) is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised); (b) upon the early termination, early cancellation or early surrender of a Sweep Lease (or any portion thereof of 20,000 rentable square feet or more) or upon the borrower’s receipt of notice by a Sweep Tenant of its intent to effect an early termination, early cancellation or early surrender of its Sweep Lease (or any portion thereof of 20,000 rentable square feet or more); (c) if a Sweep Tenant has ceased operating its business at the 1 Willoughby Square Property (i.e., “goes dark”) in 20,000 rentable square feet or more of its space at the 1 Willoughby Square Property excluding months when the school operated by the Sweep Tenant is not in session per its schedule; (d) upon a default under a Sweep Lease by a Sweep Tenant beyond any applicable notice and cure period, (e) upon a bankruptcy or insolvency proceeding of a Sweep Tenant or its parent or (f) upon a decline in the credit rating of the Sweep Tenant (or its parent entity) below “BBB+” or equivalent by any of the rating agencies.

A Lease Sweep Period will end (A) in the case of clauses (a), (b) or (c) above, when the entire space demised under the Sweep Lease (or applicable portion thereof) has been re-tenanted pursuant to one or more “qualified leases” as defined in the 1 Willoughby Square Whole Loan documents and, in the lender’s judgment, sufficient funds have been accumulated in the lease sweep reserve to cover all anticipated tenant improvement and leasing commissions and free and/or abated rent in connection therewith (collectively, “Anticipated Leasing Expenses”) (and any debt service and operating shortfalls relating to the delay in the commencement of full rent payments); (B) in the case of clause (a) above, when the Sweep Tenant irrevocably exercises its renewal or extension option, and in the lender’s judgement, sufficient funds have been accumulated in the lease sweep reserve to cover all Anticipated Leasing Expenses; (C) in the case of clause (d) above, when the applicable default has been cured and no other default has occurred for a period of three consecutive months following such cure; (D), in the case of clause (e) above, when the applicable insolvency proceeding has terminated and the applicable Sweep Lease and any guaranty thereof have been affirmed or assumed by the applicable Sweep Tenant and any guarantor pursuant to a final, non-appealable order of the bankruptcy court, and in connection therewith all defaults under the Sweep Lease are cured and the Sweep Tenant is in occupancy of its premises and paying full, unabated rent; and (E) in the case of clause (f) above, if the credit rating of the Sweep Tenant has been restored to at least BBB+ or its equivalent.

A “Sweep Lease” means the lease to the Board of Education of the City School District of the City of New York and any replacement lease covering 20,000 or more SF of the space currently demised under such lease.

A “Sweep Tenant” means any tenant under a Sweep Lease.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Condominium Structure. In connection with the origination of the 1 Willoughby Square Whole Loan, the borrower created a condominium structure, bifurcating the 1 WSQ Building into Unit 1 (the 1 Willoughby Square Property) and Unit 2 (the remainder of the 1 WSQ Building). The overall 1 WSQ Building is currently 53.5% occupied (Unit 1, the 1 Willoughby Square Property, is 95.0% occupied).

The Unit 1 owner has a 59% interest, and the Unit 2 owner has a 41% interest in the common elements. Unit 1 is the collateral for the 1 Willoughby Square Whole Loan. There are 5 members of the condominium board. The Unit 1 owner appoints 3 members, and the Unit 2 owner appoints 2 members. Each unit owner may remove its designated members of the board with or without cause at any time and each member may resign at any time. Decisions relating to the annual budget and any special assessments must be made by a majority of the board members (Unit 1 has a majority of such board seats). At origination, the borrower sponsor indirectly owned both condominium units, however, the borrower owns solely the 1 Willoughby Square Property, and Unit 2 is held in a separate special purpose entity and does not constitute collateral for the 1 Willoughby Square Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
63

Mixed Use – Retail/Office 535 & 545 Fifth Avenue New York, NY 10017	Collateral Asset Summary – Loan No. 5 535 & 545 5th Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$74,979,839 63.2% 1.30x 9.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
64

Mixed Use – Retail/Office 535 & 545 Fifth Avenue New York, NY 10017	Collateral Asset Summary – Loan No. 5 535 & 545 5th Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$74,979,839 63.2% 1.30x 9.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
65

Mixed Use – Retail/Office 535 & 545 Fifth Avenue New York, NY 10017	Collateral Asset Summary – Loan No. 5 535 & 545 5th Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$74,979,839 63.2% 1.30x 9.7%
Mortgage Loan Information		Property Information
Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Mixed Use - Retail/Office
Borrower Sponsor(s):	Joseph Moinian	Collateral:	Fee
Borrower(s):	535-545 Fee LLC	Location:	New York, NY
Original Balance(1):	$75,000,000	Year Built / Renovated:	1897-1927 / 2017
Cut-off Date Balance(1):	$74,979,839	Property Management:	Columbus Property Management LLC
% by Initial UPB:	8.5%	Size:	507,207 SF
Interest Rate:	7.06000%	Appraised Value / Per SF:	$490,000,000 / $966
Note Date:	January 9, 2026	Appraisal Date:	November 21, 2025
Original Term:	60 months	Occupancy:	88.8% (as of November 18, 2025)
Amortization(2):	Amortizing Balloon	UW Economic Occupancy:	91.4%
Original Amortization(2):	3,720 months	Underwritten NOI:	$30,196,800
Interest Only Period:	None	Underwritten NCF:	$30,095,359
First Payment Date:	February 9, 2026
Maturity Date:	January 9, 2031	Historical NOI
Additional Debt Type(1):	Pari Passu	Most Recent NOI:	$28,391,172 (TTM October 31, 2025)
Additional Debt Balance(1):	$234,936,828	2024 NOI:	$26,957,312
Call Protection(3):	L(23),YM1(2),DorYM1(31),O(4)	2023 NOI:	$23,594,550
Lockbox / Cash Management:	Hard / In Place	2022 NOI:	$22,509,933

Reserves(4)				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$611
Taxes:	$0	Springing	NAP	Maturity Date Loan / SF:	$601
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	63.2%
Required Repairs Reserve:	$100,750	$0	NAP	Maturity Date LTV:	62.2%
Replacement Reserve:	$0	$8,453	NAP	UW NOI DY:	9.7%
Rollover Reserve(5):	$52,000	$0	NAP	UW NCF DSCR(2):	1.30x
Other Reserves:	$2,515,028	$0	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$310,000,000	96.9%	Loan Payoff(6)(7)	$314,826,919	98.4%
Equity Contribution	9,981,186	3.1	Upfront Reserves	2,667,778	0.8
			Closing Costs	2,486,489	0.8
Total Sources	$319,981,186	100.0%	Total Uses	$319,981,186	100.0%
(1)	The 535 & 545 5th Avenue Mortgage Loan (as defined below) is part of the 535 & 545 5th Avenue Whole Loan (as defined below), which is comprised of 12 pari passu promissory notes with an aggregate original balance of $310,000,000. The 535 & 545 5th Avenue Whole Loan was originated by DBR Investments Co. Limited (“DBRI”) and Societe Generale Financial Corporation (“SGFC”). For additional information, see “The Loan” below. The information presented under “Financial Information” above is calculated based on the 535 & 545 5th Avenue Whole Loan.
(2)	The 535 & 545 5th Avenue Whole Loan’s monthly debt service payments are equal to a monthly payment of (i) the interest accrued on the outstanding principal balance accrued at the interest rate during the interest period immediately preceding such monthly payment date plus (ii) a principal pay-down of $83,333.33. Based on the principal pay-down, the borrower pays the outstanding principal balance of the 535 & 545 5th Avenue Whole Loan by $999,999.96 on an annual basis, therefore, the “Original Amortization Term” reflects an amortizing period of approximately 3,720 months.
(3)	On or after January 9, 2028, the borrower will have the right to voluntary prepay the 535 & 545 5th Avenue Whole Loan, in whole, but not in part, with the greater of a yield maintenance premium or 1% of the outstanding principal balance of the Whole Loan, with no prepayment fee being due on and after the October 9, 2030 payment date. In addition, defeasance of the 535 & 545 5th Avenue Whole Loan in full (but not in part) is permitted at any time after the earlier of (i) January 9, 2029 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed defeasance lockout period of 25 payments is based on the expected BMARK 2026-V20 securitization trust closing date in February 2026. The actual defeasance lockout period may be longer.
(4)	Please see “—Initial and Ongoing Reserves” below for further discussion of reserve information.
(5)	The 535 & 545 5th Avenue Whole Loan is structured with a day one cash flow sweep which is required to continue until $12.0 million of available cash has been swept into the rollover reserve. The $12.0 million is to be used for accretive tenant improvements and leasing commissions (“TI/LCs”) only. On a PSF basis, that represents $81 PSF on all rolling space through the loan term and $46 PSF through the end of 2031.
(6)	The prior securitized mortgage loan secured by the 535 & 545 5th Avenue Property (as defined below) in the original amount of $310,000,000 at a non-default interest rate of 3.86000% matured on March 6, 2025, and was transferred to special servicing on March 20, 2025, due to maturity default. The trustee of the lead securitization filed a foreclosure action against the borrower and the 535 & 545 5th Avenue Property on July 9, 2025, which has been discontinued in connection with the 535 & 545 5th Avenue Whole Loan origination.
(7)	The Loan Payoff is inclusive of approximately $7.13 million in default and liquidation fees, which represents the net owed fees when accounting for the offset of a cash reserve from the prior loan which swept cash flow since maturity default. The Loan Payoff amount includes a waiver of $500,000 in default interest.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
66

Mixed Use – Retail/Office 535 & 545 Fifth Avenue New York, NY 10017	Collateral Asset Summary – Loan No. 5 535 & 545 5th Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$74,979,839 63.2% 1.30x 9.7%

The Loan. The fifth largest mortgage loan (the “535 & 545 5th Avenue Mortgage Loan”) is part of a whole loan (the “535 & 545 5th Avenue Whole Loan”) evidenced by 12 pari passu notes that is secured by the borrower’s fee interest in a 507,207 square foot mixed-use property in New York, New York (the “535 & 545 5th Avenue Property”).

The 535 & 545 5th Avenue Mortgage Loan, which is evidenced by the controlling Note A-1 (being contributed by GACC), has an outstanding principal balance as of the Cut-off Date of $74,979,839. The 535 & 545 5th Avenue Whole Loan has an aggregate outstanding principal balance as of the Cut-off Date of $309,916,666.67. The 535 & 545 5th Avenue Whole Loan is amortizing at a rate of $83,333.33 per month for an estimated amortizing term of 3,720 months and accrues interest on an Actual/360 basis.

The table below identifies the promissory notes that comprise the 535 & 545 5th Avenue Whole Loan. The relationship between the holders of the 535 & 545 5th Avenue Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the prospectus. The 535 & 545 5th Avenue Whole Loan will be serviced pursuant to the pooling and servicing agreement for the Benchmark 2026-V20 securitization trust. See “Pooling and Servicing Agreement” in the prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$75,000,000	$74,979,839	Benchmark 2026-V20	Yes
A-2(1)	$50,000,000	$49,986,559	DBRI	No
A-3(2)	$26,000,000	$25,993,011	BBCMS 2026-5C40	No
A-4(1)	$15,000,000	$14,995,968	DBRI	No
A-5(1)	$15,000,000	$14,995,968	DBRI	No
A-6(1)	$10,000,000	$9,997,312	DBRI	No
A-7(1)	$9,000,000	$8,997,581	DBRI	No
A-8(1)	$40,000,000	$39,989,247	SGFC	No
A-9(1)	$25,000,000	$24,993,280	SGFC	No
A-10(1)	$20,000,000	$19,994,624	SGFC	No
A-11(2)	$14,000,000	$13,996,237	BBCMS 2026-5C40	No
A-12(1)	$11,000,000	$10,997,043	SGFC	No
Total	$310,000,000	$309,916,667
(1)	Expected to be contributed to one or more future securitization transactions.
(2)	The BBCMS 2026-5C40 securitization is expected to close on or about February 12, 2026.

The Property. The 535 & 545 5th Avenue Property consists of two mixed use office/retail buildings (the “535 5th Avenue Property”, and the “545 5th Avenue Property”) totaling 507,207 square feet located on 5th Avenue between 44th Street and 45th Street in Midtown Manhattan. Both buildings offer ground floor, Class A 5th Avenue retail. The 535 & 545 5th Avenue Property is situated between Times Square and Grand Central station, which draws in foot traffic for the retail portion from Times Square visitors and commuters through Grand Central. The total office portion of the 535 & 545 5th Avenue Property equals 418,403 square feet (82.5% of NRA) and accounts for 53.2% of the underwritten base rent. The total retail portion at the 535 & 545 5th Avenue Property equals 88,804 square feet (17.5% of NRA) and accounts for 46.8% of the underwritten base rent. The 535 5th Avenue Property is a 36-story mixed use office/retail building built in 1927 and consists of 327,042 square feet (64.5% of NRA and 58.5% of underwritten base rent) including 277,408 square feet of office and storage space, and 49,643 square feet of retail space. The 545 5th Avenue Property is a 13-story building built in 1897 and consists of 180,165 square feet (35.5% of NRA and 41.5% of underwritten base rent) including 140,995 square feet of office spaces and 39,170 square feet of retail space.

The borrower sponsor acquired the 535 & 545 5th Avenue Property in 2006 and began a comprehensive renovation to modernize the 535 & 545 5th Avenue Property and has continued to commit capital to improve the 535 & 545 5th Avenue Property throughout the years. Most recently, between December 2019 and December 2024, the 535 & 545 5th Avenue Property underwent significant capital investments totaling $33.4 million ($66 PSF). During this renovation, the borrower sponsor invested approximately $7.9 million into building improvements and $25.5 million into tenant improvements, including $11.0 million in improvements in the ground floor retail alone. The 535 & 545 5th Avenue Property was comprehensively renovated and modernized to meet the standards of Class-A office assets located in New York City. Recent improvements include storefront replacements, a full sidewalk replacement, lighting upgrades to LED standards, local law 11 upgrades, and 301,000 SF of tenant buildouts.

As of November 18, 2025, the 535 & 545 5th Avenue Property was 88.8% occupied. The 535 & 545 5th Avenue Property features a weighted average lease term remaining of 6.0 years, with top tenants (71.8% of underwritten base rent) presenting a weighted average lease term remaining of 6.7 years. The top tenants include The NBA Store (as defined below) (20.0% of UW base rent; 5.0% NRA), Best Buy (as defined below); (19.5% of underwritten base rent; 7.3% NRA), Empire Offices (as defined below) (6.8% of UW base rent; 9.6% NRA), Laboratory Institute of Merchandising, Inc. (4.7% of underwritten base rent; 5.9% NRA), SPSLC, LLC (Shafer Surgical) (3.9% of underwritten base rent; 4.9% NRA), and Gardiner & Theobald, Inc. (3.9% of underwritten base rent; 5.9% NRA). The ground floor retail is occupied by The NBA Store, Lids, Paris Saint-Germain (PSG), Läderach, and Best Buy. The office tenancy consists of mostly non-

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
67

Mixed Use – Retail/Office 535 & 545 Fifth Avenue New York, NY 10017	Collateral Asset Summary – Loan No. 5 535 & 545 5th Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$74,979,839 63.2% 1.30x 9.7%

traditional office users including tenants in the jewelry, medical and education sectors. No office tenant, including those in non-traditional office sectors, makes up more than 6.8% of underwritten base rent, individually. 29.0% of tenants roll within the loan term. The 535 & 545 5th Avenue Whole Loan is structured with a day one cash flow sweep which is required to continue until the future leasing reserve totals $12.0 million. The $12.0 million is to be used for accretive TILCs only. On a PSF basis, that represents $81 PSF on all rolling space through the loan term and $46 PSF through the end of 2031.

The following table presents certain information relating to the space types that comprise the 535 & 545 5th Avenue Property:

Property Summary(1)
Space Type	Total SF	% Total SF	Occupancy	UW Base Rent	% of UW Base Rent	UW Base Rent PSF(2)
Office(3)	418,403	82.5%	86.5%	$22,497,527	53.2%	$62.20
Retail	88,804	17.5%	100.0%	$19,780,183	46.8%	$222.74
Total / Wtd. Avg.	507,207	100.0%	88.8%	$42,277,710	100.0%	$93.84
(1)	Based on the underwritten rent roll dated November 18, 2025.
(2)	UW Base Rent PSF excludes vacant space and vacant underwritten base rent.
(3)	Office tenants include 58,137 square feet of jeweler tenants, 60,525 square feet of medical tenants, and 31,898 square feet of education tenants.

Major Tenants. The largest tenants by underwritten base rent at the 535 & 545 5th Avenue Property are NBA Media Ventures, LLC (“The NBA Store”), Best Buy Stores, L.P. (“Best Buy”) and Empire Offices 535 Fifth Holdings LLC (“Empire Offices”).

The NBA Store (25,562 square feet; 5.0% of Total NRA; 20.0% of underwritten base rent): The NBA Store was opened in 1998 at 666 5th Avenue. The NBA Store relocated to the 535 & 545 5th Avenue Property, which is its only store in New York City, in December of 2014. The NBA Store offers a variety of official merchandise and apparel. Among its many products, the store sells current NBA and WNBA jerseys, replica jerseys of retired players, footwear, collectibles, photography, and other gifts. The store represents all 30 NBA teams along with exclusive products for star players including LeBron James and Kevin Durant. Fanatics operates The NBA Store and Hat World Inc. (Official Paris St. Germain Store) at the 535 & 545 5th Avenue Property alongside the leagues online stores, establishing synergy at the 535 & 545 5th Avenue storefronts.

The NBA Store has the one-time right to terminate its lease effective as of December 18, 2030 upon not less than 12 months' prior written notice to the borrower and payment of a termination fee in the amount of $1,142,945 at the time tenant delivers the termination notice. Given it is also a Sweep Lease (as defined below), in the event of a termination by The NBA Store, a lease sweep would commence on the first monthly payment date under the 535 & 545 5th Avenue Whole Loan documents following the earlier to occur of (a) the receipt of notice that the tenant has exercised its termination option and (b) the monthly payment date occurring in November 2029.

Best Buy (36,787 square feet; 7.3% of Total NRA; 19.5% of underwritten base rent): Best Buy (NYSE: BBY) (Moody’s: A3 / S&P: BBB+) Best Buy is a multinational consumer electronics retailer that sells products and services in the United States and internationally. Best Buy offers an assortment of the latest, name-brand technology, and its service teams help with designs, consultations, delivery, installation, tech support and repair. Additionally, Best Buy is an authorized Apple dealer. The Best Buy store moved to the 535 & 545 5th Avenue Property just prior to the COVID-19 pandemic, increasing its footprint from approximately 25,000 SF at the building across the street to nearly 37,000 SF at the 535 5th Avenue Property through 2031. It is one of only four Best Buy locations in Manhattan. Best Buy has no termination options. Best Buy has two five-year extension options upon providing the borrower with a notice prior to April 1, 2030.

Empire Offices (48,758 square feet; 9.6% of Total NRA; 6.8% of underwritten base rent): Empire Offices is a coworking space operated by Helix Workspace. Helix Workspace provides flexible workspace solutions across New York. The offices are furnished with Steelcase desks and Herman Miller Aeron Chairs. Empire Offices features a TouchDown Space, a Strategy Room, a large Board Room, as well as day offices. Communal areas include a lounge area with full kitchen facilities, soft seating and are equipped with an LED TV.

Empire Offices currently occupies approximately 19,100 square feet and has signed a lease for approximately 30,000 SF of additional space at the 535 & 545 5th Avenue Property in December 2025, which it is currently in the process of building out. The tenant plans to combine the two suites. We cannot assure you that Empire Offices will take possession of this additional space. Empire Offices does not have renewal or termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
68

Mixed Use – Retail/Office 535 & 545 Fifth Avenue New York, NY 10017	Collateral Asset Summary – Loan No. 5 535 & 545 5th Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$74,979,839 63.2% 1.30x 9.7%

The following table presents certain information relating to the historical occupancy of the 535 & 545 5th Avenue Property:

Historical and Current Occupancy(1)
2022(2)	2023	2024	Current(3)
65.0%	96.0%	95.0%	88.8%
(1)	Historical occupancies are as of December 31 of each respective year unless otherwise stated.
(2)	The 535 & 545 5th Avenue Property experienced low occupancy due to COVID-19. In 2022, the borrower was able to sign Hat World and Shafer Surgical which has contributed to increased occupancy in the following years.
(3)	Current Occupancy is as of November 18, 2025.

The following table presents certain information relating to the tenants at the 535 & 545 5th Avenue Property:

Top Tenant Summary(1)
Tenant	Ratings (Moody’s/S&P/Fitch)(2)	Tenant Type	Net Rentable Area (SF)	% of Total NRA	U/W Base Rent	UW Base Rent PSF	% of Total UW Base Rent	Lease Exp. Date	Termination Option (Y/N)
Top Tenants
The NBA Store	NR/NR/NR	Retail	25,562	5.0%	$8,437,500	$330.08	20.0%	1/18/2036	Y(3)
Best Buy Stores, L.P.	A3/BBB+/NR	Retail	36,787	7.3%	8,250,000	224.26	19.5%	3/31/2031	N
Empire Offices 535 Fifth Holdings LLC	NR/NR/NR	Office	48,758	9.6%	2,862,465	58.71	6.8%	Various(4)	N
Laboratory Institute of Merchandising, Inc.	NR/NR/NR	Office	30,160	5.9%	1,966,759	65.21	4.7%	11/30/2031	Y(5)
Laderach Fifth Avenue LLC	NR/NR/NR	Retail	7,644	1.5%	1,753,683	229.42	4.1%	2/28/2030	N
SPSLC, LLC (Shafer Surgical)	NR/NR/NR	Office	24,832	4.9%	1,660,235	66.86	3.9%	10/31/2032	N
Gardiner & Theobald, Inc.	NR/NR/NR	Office	30,035	5.9%	1,651,925	55.00	3.9%	2/23/2031	N
L.M. Cohen & Co. LLP Certified Public Accountants	NR/NR/NR	Office	20,159	4.0%	1,382,872	68.60	3.3%	12/22/2028	N
Manhattan Endo, LLC	NR/NR/NR	Office	17,344	3.4%	1,244,835	71.77	2.9%	3/31/2029	N
International Gemological Institute Inc.	NR/NR/NR	Office	20,183	4.0%	1,151,864	57.07	2.7%	3/31/2039	N
Subtotal/Wtd. Average			261,464	51.5%	$30,362,138	$116.12	71.8%
Other Tenants			189,061	37.3%	11,915,572	63.03	28.2%
Occupied Collateral Total			450,525	88.8%	$42,277,710	$93.84	100.0%
Vacant Space			56,682	11.2%
Collateral Total			507,207	100.0%
(1)	Based on the underwritten rent roll dated November 18, 2025.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	The NBA Store may elect to terminate its lease at the 535 & 545 5th Avenue Property on December 18, 2030 upon no less than one year’s notice and payment of a termination fee of $1,142,945 to the borrower.
(4)	Empire Offices 535 Fifth Holdings LLC has multiple leases which expire on August 31, 2031 and June 30, 2036. Empire Offices is building out approximately 30,000 square feet of its space for which it recently signed a lease. We cannot assure you that Empire Offices will take possession of its additional space.
(5)	Laboratory Institute of Merchandising, Inc. has the right to terminate its lease effective May 31, 2029, provided that the borrower receives notice of termination no later than May 31, 2028.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
69

Mixed Use – Retail/Office 535 & 545 Fifth Avenue New York, NY 10017	Collateral Asset Summary – Loan No. 5 535 & 545 5th Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$74,979,839 63.2% 1.30x 9.7%

The following table presents certain information relating to the lease rollover schedule at the 535 & 545 5th Avenue Property, based on the initial lease expiration dates:

Lease Rollover Schedule(1)(2)(3)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	U/W Base Rent	U/W Base Rent PSF	% of Total U/W Base Rent	# of Expiring Leases
2026 & MTM	38,060	7.5%	7.5%	$2,259,696	$59.37	5.3%	11
2027	12,855	2.5%	10.0%	$938,148	$72.98	2.2%	4
2028	31,830	6.3%	16.3%	$2,099,586	$65.96	5.0%	5
2029	49,836	9.8%	26.1%	$3,519,332	$70.62	8.3%	7
2030	14,753	2.9%	29.0%	$2,242,087	$151.97	5.3%	3
2031	116,078	22.9%	51.9%	$12,929,889	$111.39	30.6%	4
2032	48,940	9.6%	61.6%	$2,820,077	$57.62	6.7%	6
2033	3,269	0.6%	62.2%	$196,140	$60.00	0.5%	1
2034	45,905	9.1%	71.3%	$3,127,272	$68.12	7.4%	5
2035	0	0.0%	71.3%	$0	$0.00	0.0%	0
2036	60,080	11.8%	83.1%	$10,530,120	$175.27	24.9%	3
2037 & Thereafter	28,919	5.7%	88.8%	$1,615,364	$55.86	3.8%	2
Vacant	56,682	11.2%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	507,207	100.0%		$42,277,710	$93.84	100.0%	51
(1)	Based on the underwritten rent roll dated November 18, 2025.
(2)	Lease Rollover Schedule is based on the lease expiration dates of all direct leases in place. Certain tenants have more than one lease.
(3)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

The following table presents certain information relating to the operating history and underwritten net cash flow of the 535 & 545 5th Avenue Property:

Cash Flow Analysis(1)
	2021	2022	2023	2024	TTM(2)	U/W	U/W Per SF
Base Rent	$35,410,474	$36,483,584	$39,155,754	$40,831,173	$43,137,711	$42,277,710	$83.35
Rent Steps	0	0	0	0	0	2,243,923	4.42
Vacancy Lease-Up	0	0	0	0	0	3,632,914	7.16
Total Base Rent	$35,410,474	$36,483,584	$39,155,754	$40,831,173	$43,137,711	$48,154,547	$94.94
Total Reimbursements	1,873,752	1,743,738	2,817,823	2,437,444	1,358,522	1,358,522	2.68
Other Income(3)	769,413	778,233	1,533,729	2,599,339	690,573	690,573	1.36
Gross Potential Rent	$38,053,639	$39,005,554	$43,507,306	$45,867,955	$45,186,806	$50,203,641	$98.98
(Vacancy/Credit Loss/Abatements)	0	(1,582,153)	(3,141,786)	(1,760,384)	0	(3,632,914)	(7.16)
Effective Gross Income	$38,053,639	$37,423,401	$40,365,521	$44,107,572	$45,186,806	$46,570,727	$91.82
Total Expenses(4)	13,988,520	14,913,468	16,770,970	17,150,259	16,795,633	16,373,927	32.28
Net Operating Income	$24,065,119	$22,509,933	$23,594,550	$26,957,312	$28,391,172	$30,196,800	$59.54
Capital Expenditures	0	9,178	0	0	0	101,441	0.20
TI/LC	0	0	0	0	0	0	0.00
Net Cash Flow	$24,065,119	$22,500,755	$23,594,550	$26,957,312	$28,391,172	$30,095,359	$59.34

Occupancy	NAV	65.0%	96.0%	95.0%	88.8%	91.4%(5)
NCF DSCR(6)	1.04x	0.97x	1.02x	1.16x	1.23x	1.30x
NOI Debt Yield(6)	7.8%	7.3%	7.6%	8.7%	9.2%	9.7%
(1)	Based on the underwritten rent roll dated November 18, 2025, with contractual rent steps through December 2026.
(2)	TTM represents the trailing 12-month period ending October 31, 2025.
(3)	Other Income is based on the borrower’s 2024 budget and is comprised of percentage rent, parking, direct billing, administrative fees, roof and telecom, late fees and deposit fees bad debt, and miscellaneous income.
(4)	Total Expenses includes management fees, real estate taxes, insurance, common area maintenance, repairs and maintenance, utilities, payroll, general and administrative, security, elevators and escalators, parking expenses, marketing and direct bill expenses.
(5)	Represents economic occupancy.
(6)	Based on the 535 & 545 5th Avenue Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
70

Mixed Use – Retail/Office 535 & 545 Fifth Avenue New York, NY 10017	Collateral Asset Summary – Loan No. 5 535 & 545 5th Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$74,979,839 63.2% 1.30x 9.7%

Appraisal. According to the appraisal, the 535 & 545 5th Avenue Property had an “as-is” appraised value of $490,000,000 as of November 21, 2025. The table below shows the appraisal’s “as-is” conclusions.

535 & 545 5th Av enue Property Appraised Value(1)
Property	Appraised Value	Capitalization Rate
535 & 545 5th Avenue	$490,000,000	6.00%
(1)	Source: Appraisal.

Environmental Matters. According to the Phase I environmental assessment dated April 24, 2025, there was no evidence of any recognized environmental conditions at the 535 & 545 5th Avenue Property.

The Market. The 535 & 545 5th Avenue Property is located in New York, New York within the Grand Central Office submarket of Midtown Manhattan and the 5th Avenue retail submarket. The Grand Central Office submarket is the largest and oldest submarket in Manhattan. According to the appraisal, the submarket has an existing inventory of 47.2 million square feet with asking rents of $71.20 per square foot which is a $3.53 PSF increase over the prior year. Additionally, availability ended the third quarter of 2025 at 12.9% which is the lowest availability in five years. The Grand Central Office submarket’s proximity to major forms of public transportation (Grand Central Terminal, Port Authority Bus Terminal and Penn Station) as well as accessibility to multiple subway lines has allowed the submarket to remain one of the strongest with relatively limited spikes in availability and vacancy rates in comparison to the remainder of Manhattan.

According to the appraisal, the 535 & 545 5th Avenue Property is also located in the 5th Avenue Retail submarket. Over the last 12 months, there has been investment activity from luxury brands decreasing availability particularly along the Upper 5th Avenue corridor. Retailers such as Uniqlo, Prada, Kering, Tiffany, Louis Vuitton, Apple, Harry Winston and Gucci have reestablished long-term flagship locations along the corridor. The average asking rent on Lower 5th Avenue where the 535 & 545 5th Avenue Property is located is $650 per square foot. According to the appraisal, there are 111 storefronts as of the third quarter of 2025 with an availability rate of 13.0% which is down 2.3% from the prior year.

The following table presents certain information relating to comparable retail leases for the 535 & 545 5th Avenue Property:

Comparable Retail Rental Summary(1)
Property / Location	Tenant Size (SF)	Tenant Name	Base Rent PSF(2)	Commencement	Lease Term (Months)
535 & 545 5th Avenue	25,562(3)	The NBA Store	$330.08(3)	Q4 2014	253(3)
New York, NY
785 5th Avenue	12,215	Audemars Piguet	$498.66	Q2 2025	144
New York, NY
640 5th Avenue	1,624	This Bowl	$221.67	Q1 2025	120
New York, NY
500 5th Avenue	1,580	Calzedonia	$560.90	Q1 2025	122
New York, NY
511 5th Avenue	27,459	The North Face	$454.67	Q3 2024	120
New York, NY
597 5th Avenue	12,865	Club Monaco	$415.52	Q2 2024	120
New York, NY
510 5th Avenue	19,323	GU	$636.34	Q2 2024	120
New York, NY
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Showing ground floor rent per square foot
(3)	Based on the underwritten rent roll dated November 18, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
71

Mixed Use – Retail/Office 535 & 545 Fifth Avenue New York, NY 10017	Collateral Asset Summary – Loan No. 5 535 & 545 5th Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$74,979,839 63.2% 1.30x 9.7%

The following table presents certain information relating to comparable office leases for the 535 & 545 5th Avenue Property:

Comparable Office Rental Summary(1)
Property Address/Location	Tenant Size (SF)	Tenant Name	Base Rent PSF	Commencement	Lease Term (Months)
535 & 545 5th Avenue	29,662(2)(3)	Empire Offices	$60.73(2)	Dec-25(2)	127(2)
New York, NY
666 Third Avenue	9,907	Graintree Lending	$72.00	Nov-25	60
New York, NY
60 East 42nd Street	16,402	Haver Analytics, Inc.	$80.00	Sep-25	136.7
New York, NY
360 Lexington Avenue	15,214	Citymeals-on-Wheels	$60.00	Aug-25	192
New York, NY
360 Madison Avenue	35,142	EOS Products	$65.00	July-25	133
New York, NY
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated November 18, 2025.
(3)	Empire Offices already occupied 19,096 SF at the 535 & 545 5th Avenue Property since September 1, 2011.

The Borrower and the Borrower Sponsor. The borrower is 535-545 Fee LLC, a Delaware limited liability company structured as a single purpose, bankruptcy-remote entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 535 & 545 5th Avenue Whole Loan.

The borrower sponsor and non-recourse carveout guarantor is Joseph Moinian. Joseph Moinian is the founder and CEO of The Moinian Group, which is a large privately held real estate investment company with a portfolio in excess of 20 million square feet. Founded in 1982 by Joseph Moinian, The Moinian Group develops, owns, and operates properties across every asset category. The firm focuses primarily on its New York City commercial, residential, and hospitality assets. Some of The Moinian Group’s recent projects include Sky, a luxury residential apartment building located at 605 W 42nd St, New York, NY, and 3 Hudson Boulevard, a 1.9 million square foot office tower located in New York that is currently under construction.

Property Management. The 535 & 545 5th Avenue Property is managed by Columbus Property Management LLC.

Initial and Ongoing Reserves. At origination of the 535 & 545 5th Avenue Whole Loan, the borrower deposited $52,000 into the rollover reserve, $2,515,028 into the rent concessions reserve, and $100,750 into the required repairs reserve.

Tax Escrows – The borrower is not required to escrow any funds on the monthly payment date occurring in February 2026. On each monthly payment date occurring in March, April, May, and June of 2026, the borrower is required to escrow $1,221,406.95 into the tax reserve account. On a monthly basis thereafter, the borrower is required to escrow 1/12th of the estimated annual real estate tax payments (initially, $814,271.30).

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments. Such reserve has been conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the 535 & 545 5th Avenue Whole Loan documents and the borrower provides evidence of the renewal of any insurance policy prior to the expiration thereof and receipts for the payment of the applicable premiums.

Replacement Reserve – On a monthly basis, the borrower is required to escrow approximately $8,453.45 for the payment or reimbursement of approved capital expenses.

Rollover Reserve – On a monthly basis during a Rollover Sweep Period (as defined below), all excess cash after payments of required reserves, debt service and other amounts due under the 535 & 545 5th Avenue Whole Loan documents and operating expenses, will be deposited into the rollover reserve until $12,000,000 has been deposited. A Rollover Sweep Period commenced on the origination date of the 535 & 545 5th Avenue Whole Loan.

Lockbox / Cash Management. The 535 & 545 5th Avenue Whole Loan is structured with a hard lockbox and in place cash management. The borrower is required to cause all rents to be transmitted directly by tenants into a lender-controlled lockbox account, and if the borrower or property manager receives any revenue to deposit it into the lockbox account within two business days of receipt. All sums deposited into the lockbox account are required to be transferred on a daily basis to a cash management account controlled by the lender to be applied to payment of all monthly amounts due under the 535 & 545 5th Avenue Whole Loan documents (including, without limitation, taxes and insurance, debt service, and required reserves) and approved property operating expenses, with any excess funds (the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
72

Mixed Use – Retail/Office 535 & 545 Fifth Avenue New York, NY 10017	Collateral Asset Summary – Loan No. 5 535 & 545 5th Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$74,979,839 63.2% 1.30x 9.7%

“Excess Funds”) (i) being returned to the borrower, if no Trigger Period (as defined below) is continuing, or (ii) if a Rollover Sweep Period is continuing, being deposited into the rollover reserve until the Rollover Sweep Period has ended, or (iii) if a Major Tenant Sweep Event (as defined below) is continuing (and no Rollover Sweep Period is continuing), being deposited into a lease sweep reserve until the Major Tenant Sweep Event has been cured, or (iv) if another Trigger Period is continuing, being held by the lender as additional collateral for the 535 & 545 5th Avenue Whole Loan (provided that upon the occurrence of an event of default under the 535 & 545 Fifth Avenue Whole Loan documents, all sums received from the 535 & 545 5th Avenue Property and all funds reserved with lender may be applied to amounts owed under any of the 535 & 545 5th Avenue Whole Loan documents in such amounts, order and manner as the lender elects in its sole discretion).

A “Trigger Period” means a period (A) commencing upon the earliest to occur of (i) an event of default under the 535 & 545 5th Avenue Whole Loan documents, (ii) the bankruptcy or insolvency of any affiliated property manager unless such affiliated property manager has been replaced with an unaffiliated property manager reasonably acceptable to the lender, (iii) a Low Debt Service Period (as defined below), (iv) a Major Tenant Sweep Event, (v) a receiver, liquidator or trustee is appointed for the borrower or guarantor, or if the borrower or guarantor is adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to state or federal bankruptcy law or (vi) a Rollover Sweep Period and (B) expiring upon, with regard to any Trigger Period commenced in connection with (u) clause (i) above, lender’s acceptance of the cure of such event of default, (v) a Low Debt Service Period, the Low Debt Service Period has ended in accordance with the definition of such term, (w) clause (ii) above, if the manager is replaced by an unaffiliated qualified manager, (x) clause (iv) above, the Major Tenant Sweep Period has ended in accordance with the definition of such term, (y) clause (v) above, if the bankruptcy or insolvency event was involuntary, upon the same being discharged or dismissed within 60 days of filing or (z) clause (vi) above, if the Rollover Sweep Period has ended in accordance with the definition of such term.

A “Major Tenant Sweep Event” will commence on the first monthly payment date following (or in the case of clause (a)(1) below, the monthly payment date preceding) the occurrence of any of the following:

(a)         with respect to each Sweep Lease, the earlier to occur of (1) 12 months prior to the earliest stated expiration (including the stated expiration of any renewal term) of a Sweep Lease; and (2) upon the date required under a Sweep Lease by which the tenant thereunder is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised);

(b)         the earlier of (1) the receipt by the borrower or property manager of written notice from any tenant under a Sweep Lease exercising any right to terminate its Sweep Lease or (2) the monthly payment date occurring in November 2029;

(c)         the date that a Sweep Lease (or any material portion thereof) is surrendered, cancelled or terminated or the receipt by the borrower or property manager of written notice from any tenant under a Sweep Lease of its intent to surrender, cancel or terminate the Sweep Lease (or any material portion thereof);

(d)         the date that any tenant under a Sweep Lease discontinues its business (i.e., “goes dark”) in a substantial portion of its space (or any material portion thereof) or gives written notice that it intends to discontinue its business in a substantial portion of its space at the 535 & 545 5th Avenue Property (or any material portion thereof) for reasons other than the following: (w) such cessation occurs in order to allow the tenant to comply with government restrictions which restrict the use or occupancy of the 535 & 545 5th Avenue Property in connection with a pandemic or epidemic, (x) such discontinuation occurs in connection with a renovation of the applicable space in accordance with the applicable Sweep Lease and the related loan agreement, (y) such discontinuation is required in connection with a restoration of the 535 & 545 5th Avenue Property as a result of a casualty or condemnation or (z) such discontinuation occurs as a result of a qualified sublease in which the subtenant is in occupancy and operating its business in the applicable space;

(e)         upon a monetary default in the payment of base rent under a Sweep Lease by the tenant thereunder that continues for more than 60 consecutive days or a material non-monetary default beyond any applicable notice and cure period;

(f)          the occurrence of a bankruptcy event by a tenant under a Sweep Lease. A Major Tenant Sweep Event will end with respect to the applicable event giving rise to the Major Tenant Sweep Event upon the first to occur of the following with respect to such event (identified by sub-clause reference below):

(A)         in the case of clauses (a), (b)(1), (c), and (d) above, the entirety of the Sweep Lease space (or applicable portion thereof) is leased pursuant to one or more qualified leases and, in the lender’s reasonable judgment, sufficient funds have been accumulated in the lease sweep reserve (during the continuance of the subject Major Tenant Sweep Event) or the borrower has deposited sufficient cash with the lender for deposit in the lease sweep reserve, to cover all anticipated leasing expenses, free rent periods, and/or rent abatement periods set forth in all such qualified leases;

(B)         in the case of clause (a) above, the date on which the subject tenant under the Sweep Lease irrevocably exercises its renewal or extension option with respect to all of its space, and, in the lender’s reasonable judgment, sufficient funds have been accumulated in the lease sweep reserve (during the continuance of the subject Major Tenant Sweep Event) or the borrower has deposited sufficient

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
73

Mixed Use – Retail/Office 535 & 545 Fifth Avenue New York, NY 10017	Collateral Asset Summary – Loan No. 5 535 & 545 5th Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$74,979,839 63.2% 1.30x 9.7%

cash with the lender for deposit in the lease sweep reserve to cover all anticipated leasing expenses, free rent periods, and/or rent abatement periods in connection with such renewal or extension;

(C)         in the case of clause (b) above, if such termination option is not validly exercised by the tenant under the applicable Sweep Lease by the latest exercise date specified in such Sweep Lease or is otherwise validly and irrevocably waived in writing by the related tenant;

(D)         in the case of clause (c) above, if such notice of intention to surrender, cancel or terminate the Sweep Lease is irrevocably withdrawn in writing by the related tenant, the borrower has accepted the withdrawal of the related notice in writing and no action was taken by the borrower to dispossess the tenant, and the tenant has continued in occupancy of the Sweep Lease space without interruption;

(E)         in the case of clause (d) above, the date on which the relevant tenant is operating its business in a substantial portion of its space for at least three consecutive months;

(F)         in the case of clause (e) above, the date on which the subject default has been cured, and no other default under such Sweep Lease occurs for a period of three consecutive months following such cure;

(G)         in the case of clause (f) above, (a) the applicable bankruptcy event has terminated and the applicable Sweep Lease, and each guaranty of the Sweep Lease (if any), have been affirmed or assumed, without modification of such Sweep Lease or any guaranty thereof, by the tenant under the Sweep Lease and each guarantor (if any) of the Sweep Lease in a manner reasonably satisfactory to the lender pursuant to a final, non-appealable order of the bankruptcy court, and in connection therewith all defaults under the Sweep Lease are cured and the tenant under the Sweep Lease is in occupancy of its premises and paying full, unabated rent under the applicable Sweep Lease and (b) adequate assurance of future performance under the Sweep Lease and, if applicable, each guaranty of the Sweep Lease as reasonably determined by the lender is provided; and

(H)         in the case of clauses (a), (b), (c), (d), (e) and (f) above, the date on which the 535 & 545 5th Avenue Property has achieved a debt service coverage ratio of at least 1.40x for two consecutive calculation date, provided that the amounts in the lease sweep reserve collected with respect to the Sweep Lease in question or the borrower has deposited sufficient cash with the lender for deposit in the lease sweep reserve equal to the Lease Sweep Deposit Amount (as defined below) applicable to all such Sweep Lease space.

“Sweep Lease” means the Best Buy lease, The NBA Store lease and any replacement lease covering a majority of the space currently demised under such lease.

“Sweep Tenant” means any tenant under a Sweep Lease.

“Lease Sweep Deposit Amount” means an amount equal to the sum of (i) with respect to Sweep Lease space that is not tenanted with a qualified lease, the total rentable square feet of the applicable Sweep Lease multiplied by $300, and (ii) with respect to Sweep Lease space that is tenanted with a qualified lease, the amount that, in the lender’s judgement, is sufficient to cover all leasing expenses, free rent periods, and/or rent abatement periods set forth in all such qualified leases.

“Rollover Sweep Period” commenced at origination of the 535 & 545 5th Avenue Whole Loan and ends on the monthly payment date that the sum of $12,000,000 has been deposited into the Rollover Reserve from Excess Funds.

“Low Debt Service Period” commences 10 business days following any calculation date where the debt service coverage ratio is below 1.25x, and ends upon (i) the 535 & 545 5th Avenue Property achieving a debt service coverage ratio of greater than or equal to 1.25x for two consecutive calculation dates or (ii) delivery by the borrower to the lender of either funds or a letter of credit in the amount which, if applied to repay the then outstanding principal balance, would cause the debt service coverage ratio to be equal to or above 1.25x.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
74

Mixed Use – Office / Retail 600 Broadway New York, NY 10012	Collateral Asset Summary – Loan No. 6 600 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$58,000,000 52.7% 1.83x 11.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
75

Mixed Use – Office / Retail 600 Broadway New York, NY 10012	Collateral Asset Summary – Loan No. 6 600 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$58,000,000 52.7% 1.83x 11.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
76

Mixed Use – Office / Retail 600 Broadway New York, NY 10012	Collateral Asset Summary – Loan No. 6 600 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$58,000,000 52.7% 1.83x 11.4%
Mortgage Loan Information		Property Information
Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Mixed Use - Office/Retail
Borrower Sponsor(s):	Robert Cayre and Richard Chera	Collateral:	Fee
Borrower(s):	600 Broadway Partners LLC	Location:	New York, NY
Original Balance:	$58,000,000	Year Built / Renovated:	1900 / 2022
Cut-off Date Balance:	$58,000,000	Property Management:	ACHS Management Corp.
% by Initial UPB:	6.5%	Size:	88,365 SF
Interest Rate:	5.97000%	Appraised Value (As Is) / Per SF:	$110,000,000/ $1,245
Note Date:	January 5, 2026	Appraisal Date:	November 20, 2025
Original Term:	60 months	Occupancy:	100.0% (as of November 4, 2025)
Amortization:	Interest Only	UW Economic Occupancy:	95.6%
Original Amortization:	NAP	Underwritten NOI(3):	$6,628,696
Interest Only Period:	60 months	Underwritten NCF:	$6,422,028
First Payment Date:	February 6, 2026
Maturity Date:	January 6, 2031	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI(3):	$5,754,536 (TTM October 31, 2025)
Additional Debt Balance:	NAP	2024 NOI:	$5,076,909
Call Protection:	L(25),YM1(28),O(7)	2023 NOI(4):	$4,884,746
Lockbox / Cash Management:	Hard / Springing	2022 NOI(4):	$2,972,430

Reserves(1)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$656
Taxes:	$138,044	$138,044	NAP	Maturity Date Loan / SF:	$656
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	52.7%
Replacement Reserves:	$0	$1,358	NAP	Maturity Date LTV:	52.7%
TI / LC Reserve:	$0	$8,333	NAP	UW NOI DY:	11.4%
Other Reserve(2):	$1,214,778	$0	NAP	UW NCF DSCR:	1.83x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$58,000,000	100.0%	Loan Payoff(5)	$50,514,270	87.1%
			Borrower Sponsor Equity	5,225,040	9.0
			Upfront Reserves	1,352,822	2.3
			Closing Costs	907,868	1.6
Total Sources	$58,000,000	100.0%	Total Uses	$58,000,000	100.0%
(1)	See “Initial and Ongoing Reserves” below for further discussion of reserve information.
(2)	Initial Other Reserves are comprised of (i) a Target holdback reserve of approximately $787,778 and (ii) an unfunded obligations reserve of $427,000.
(3)	The increase from Most Recent NOI to Underwritten NOI is primarily attributable to Hatchify, Inc. (“Hatch”) executing a new lease at the 600 Broadway Property (as defined below) in September 2025 and $186,000 of straight line rent steps and $387,160 of contractual rent steps.
(4)	The increase from 2022 NOI to 2023 NOI is primarily attributable to free rent burning off from prior re-tenanting.
(5)	The prior mortgage loan secured by the 600 Broadway Property (as defined below) was subject to several modifications in connection with the retenanting of the property following the departure of prior tenants. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the prospectus.

The Loan. The sixth largest mortgage loan (the “600 Broadway Mortgage Loan”) is secured by a first lien on the borrower’s fee interest in an 88,365 square foot, mixed use, office and retail property located in New York, New York (the “600 Broadway Property”). The 600 Broadway Mortgage Loan is evidenced by a single promissory note with an outstanding principal balance as of the Cut-off Date of $58,000,000. The 600 Broadway Mortgage Loan was originated by Citi Real Estate Funding Inc. on January 5, 2026 and has an initial term of five years, is interest-only for the full term and accrues interest at a fixed rate of 5.97000% per annum on an Actual/360 basis.

The Property. The 600 Broadway Property consists of a six-story (plus lower and sub-lower levels), 88,365 square foot retail and office building located along the southeast corner of Broadway and Houston Street in the SoHo neighborhood of Manhattan, New York. The 600 Broadway Property was originally constructed in 1900 and most recently renovated in 2022. The 600 Broadway Property features 60,765 square feet of office space accounting for 63.0% of underwritten rent and 27,600 square feet of ground floor retail space accounting for 37.0% of underwritten rent. As of November 4, 2025, the 600 Broadway Property was 100.0% leased to one retail tenant and three office tenants with a weighted average lease term remaining of 8.0 years as of the Cut-off Date. The 600 Broadway Property has been designated as a landmark by the New York City Landmarks Preservation Commission.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
77

Mixed Use – Office / Retail 600 Broadway New York, NY 10012	Collateral Asset Summary – Loan No. 6 600 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$58,000,000 52.7% 1.83x 11.4%

The 600 Broadway Property benefits from a 10-year Industrial and Commercial Abatement Program (“ICAP”) real estate tax abatement, which offers property tax abatements for eligible industrial and commercial buildings in New York City. The ICAP abatement commenced in the 2023/2024 tax year and is scheduled to expire following the 2032/2033 tax year. Under the ICAP, the 600 Broadway Property benefits from a 100% abatement in years 1 through 5, which thereafter begins phasing out by 20% per year starting in the 2028/2029 tax year (remaining at 20% for the last two years of the abatement). Real estate taxes were underwritten to the 2025/2026 abated taxes of $1,543,531 compared to the appraisal’s estimated unabated real estate taxes of $2,505,888.

Major Tenants. The three largest tenants based on underwritten base rent are Konrad Group, Target, and Hatch.

Konrad Group (36,459 square feet; 41.3% of net rentable area; 42.7% of underwritten base rent). Konrad Group is a digital consultancy and innovation firm with expertise in the digital product lifecycle including digital strategy, experience design, development, implementation, and data science. Konrad Group has offices in New York, Toronto, Vancouver, London, Miami, and San Jose, and employs over 500 employees. Konrad Group has been a tenant at the 600 Broadway Property since January 2020 and has a current lease term through August 2033 with two, five-year renewal options and no termination options remaining.

Target (27,600 square feet; 31.2% of net rentable area; 37.0% of underwritten base rent). Founded in 1962, Target is a general merchandise retailer with stores in all 50 states and the District of Columbia. Target employs over 400,000 employees and operates 1,989 stores in the United States. Target operates the entirety of the ground floor retail component of the 600 Broadway Property and has been a tenant at the 600 Broadway Property since November 2020. Target has a current lease term through January 2038 with three, five-year renewal options and no termination options remaining.

Hatch (12,153 square feet; 13.8% of net rentable area; 10.4% of underwritten base rent). Hatch is an AI-powered customer communication platform designed to help businesses increase conversion and retention at lower overhead costs. Hatch has been a tenant at the 600 Broadway Property since September 2025 and has a current lease term through October 2027 with one, two year renewal option and no termination options remaining.

The following table presents certain information relating to the largest tenants by underwritten base rent at the 600 Broadway Property:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s / S&P / Fitch)(2)	Net Rentable Area (SF)	% of NRSF	U/W Base Rent	U/W Base Rent Per SF	% Annual U/W Base Rent	Lease Expiration	Termination Option (Y/N)	Renewal Option
Major Tenants-Retail
Target	A2/A/A	27,600	31.2%	$3,286,000	$119.06	37.0%	1/31/2038	N	3 x 5 yr
Total Major Retail Tenants		27,600	31.2%	$3,286,000	$119.06	37.0%

Major Tenants-Office
Konrad Group	NR/NR/NR	36,459	41.3%	$3,791,736	$104.00	42.7%	8/31/2033	N	2 x 5 yr
Hatch	NR/NR/NR	12,153	13.8%	$925,370	$76.14	10.4%	10/31/2027	N	1 x 2 yr
Acast Stories	NR/NR/NR	12,153	13.8%	$878,400	$72.28	9.9%	3/31/2032	Y(3)	1 x 5 yr
Total Major Office Tenants		60,765	68.8%	$5,595,506	$92.08	63.0%

Total Occupied		88,365	100.00%	$8,881,506	$100.51	100.00%
Vacant		0	0.00%
Total		88,365	100.00%
(1)	Based on the underwritten rent roll dated November 4, 2025 and inclusive of $186,000 of straight line rent steps and $387,160 of contractual rent steps through November 1, 2026.
(2)	Certain ratings are those of the parent company, whether or not the parent guarantees the lease.
(3)	Acast Stories has the one-time option to terminate its lease effective as of August 31, 2028, upon 60 days prior written notice provided it pays an early termination fee.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
78

Mixed Use – Office / Retail 600 Broadway New York, NY 10012	Collateral Asset Summary – Loan No. 6 600 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$58,000,000 52.7% 1.83x 11.4%

The following table presents certain information relating to the lease rollover schedule at the 600 Broadway Property, based on initial lease expiration dates:

Lease Rollover Schedule(1)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	U/W Base Rent	% of Total U/W Base Rent	U/W Base Rent $ per SF	# of Expiring Leases
2026 & MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2027	12,153	13.8%	13.8%	$925,370	10.4%	$76.14	1
2028	0	0.0%	13.8%	$0	0.0%	$0.00	0
2029	0	0.0%	13.8%	$0	0.0%	$0.00	0
2030	0	0.0%	13.8%	$0	0.0%	$0.00	0
2031	0	0.0%	13.8%	$0	0.0%	$0.00	0
2032	12,153	13.8%	27.5%	$878,400	9.9%	$72.28	1
2033	36,459	41.3%	68.8%	$3,791,736	42.7%	$104.00	1
2034	0	0.0%	68.8%	$0	0.0%	$0.00	0
2035	0	0.0%	68.8%	$0	0.0%	$0.00	0
2036	0	0.0%	68.8%	$0	0.0%	$0.00	0
2037 & thereafter	27,600	31.2%	100.0%	$3,286,000	37.0%	$119.06	1
Vacant	0	0.0%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	88,365	100.0%		$8,881,506	100.0%	$100.51	4
(1)	Based on the underwritten rent roll dated November 4, 2025 and inclusive of $186,000 of straight line rent steps and $387,160 of contractual rent steps through November 1, 2026. Certain tenants may have lease termination options that are not reflected in the Lease Rollover Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
79

Mixed Use – Office / Retail 600 Broadway New York, NY 10012	Collateral Asset Summary – Loan No. 6 600 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$58,000,000 52.7% 1.83x 11.4%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 600 Broadway Property:

Cash Flow Analysis
	2022(1)	2023(1)	2024	TTM 10/31/2025(2)	UW(2)(3)	UW PSF
Base Rent	$5,702,412	$7,546,122	$7,319,377	$7,407,203	$8,308,346	$94.02
Contractual Rent Steps(4)	0	0	0	0	573,160	$6.49
Potential Income from Vacant Space	0	0	0	0	0	$0.00
Gross Potential Rent	$5,702,412	$7,546,122	$7,319,377	$7,407,203	$8,881,506	$100.51
Reimbursements	62,962	492,924	127,315	477,873	485,405	$5.49
Total Gross Income	$5,765,374	$8,039,046	$7,446,692	$7,885,076	$9,366,911	$106.00
Other Income	0	0	0	0	0	$0.00
(Vacancy / Credit Loss)	$0	$0	$0	$0	($409,809)	($4.64)
Effective Gross Income	$5,765,374	$8,039,046	$7,446,692	$7,885,076	$8,957,102	$101.36

Management Fee	172,961	241,171	223,401	236,552	268,713	$3.04
Real Estate Taxes(5)	2,176,797	2,469,370	1,691,410	1,377,826	1,543,531	$17.47
Insurance	44,637	61,071	75,106	93,436	93,436	$1.06
Repairs & Maintenance	112,590	92,702	104,820	127,938	127,938	$1.45
Utilities	225,283	203,107	188,372	194,255	194,255	$2.20
Other Expenses(6)	60,676	86,879	86,673	100,533	100,533	$1.14
Total Expenses	$2,792,944	$3,154,300	$2,369,783	$2,130,540	$2,328,406	$26.35

Net Operating Income	$2,972,430	$4,884,746	$5,076,909	$5,754,536	$6,628,696	$75.01
Replacement Reserves	0	0	0	0	16,293	$0.18
Normalized TI/LC	0	0	0	0	190,375	$2.15
Net Cash Flow	$2,972,430	$4,884,746	$5,076,909	$5,754,536	$6,422,028	$72.68

Occupancy (%)	87.2%	87.2%	100.0%	100.0%	95.6%(7)
NCF DSCR	0.85x	1.39x	1.45x	1.64x	1.83x
NOI Debt Yield	5.1%	8.4%	8.8%	9.9%	11.4%
(1)	The increase from 2022 Net Operating Income to 2023 Net Operating Income is primarily attributable to free rent burning off from prior re-tenanting.
(2)	The increase from TTM 10/31/2025 to UW Base Rent and Net Operating Income is primarily attributable to Hatch executing a new lease at the 600 Broadway Property in September 2025 and $186,000 of straight line rent steps and $387,160 of contractual rent steps.
(3)	UW Base Rent is based on the underwritten rent roll dated November 4, 2025.
(4)	Contractual Rent Steps are inclusive of $186,000 of straight line rent steps and $387,160 of contractual rent steps through November 1, 2026.
(5)	The 600 Broadway Property benefits from a 10-year ICAP real estate tax abatement which commenced in the 2023/2024 tax year and is scheduled to expire following the 2032/2033 tax year. Under the ICAP, the 600 Broadway Property benefits from a 100% abatement in years 1 through 5, which thereafter begins phasing out by 20% per year starting in the 2028/2029 tax year (remaining at 20% for the last two years of the abatement). Real Estate Taxes were underwritten to the 2025/2026 abated taxes of $1,543,531 compared to the appraisal’s estimated unabated real estate taxes of $2,505,888.
(6)	Other Expenses include payroll and benefits and legal and professional fees.
(7)	Represents economic occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Mixed Use – Office / Retail 600 Broadway New York, NY 10012	Collateral Asset Summary – Loan No. 6 600 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$58,000,000 52.7% 1.83x 11.4%

Appraisal. According to the appraisal, the 600 Broadway Property had an “as-is” appraised value of $110,000,000 as of November 20, 2025, as shown in the table below.

600 Broadway Appraised Value(1)
Property	Value	Capitalization Rate
600 Broadway	$110,000,000	5.88%
(1)	Source: Appraisal.

Environmental Matters. According to a Phase I environmental report dated November 20, 2025, there was no evidence of any recognized environmental conditions at the 600 Broadway Property.

The Market. The 600 Broadway Property is located in the SoHo neighborhood of New York City with frontage along Broadway and Crosby Street. The SoHo neighborhood is a 26-block area bounded by Houston Street, Lafayette Street, Canal Street and West Broadway. The neighborhood is comprised of approximately 500 buildings and is known for its appeal to high-end retailers including Celine, A.P.C., David Yurman, Isabel Marant, Nike, Reformation, Saint Laurent, and Rag & Bone, among others. The 600 Broadway Property is accessible via several Manhattan commuter transportation lines including three nearby stations that service the A, C, E, N, Q, R, W, J, Z, 1 and 6 subway lines.

According to a third-party market research report, the 600 Broadway Property is located in the SoHo retail and office submarkets of New York City. As of December 14, 2025, the SoHo office submarket had inventory of 12,548,424 square feet, an overall vacancy rate of 15.0%, and an average asking rent of $71.25 per square foot with an average class A rental rate of $89.71 per square foot. As of December 14, 2025, the SoHo retail submarket had inventory of 4,020,537 square feet, a vacancy rate of 4.6%, and an average asking rent of $131.60 per square foot.

The following table presents certain information relating to comparable office leases to the 600 Broadway Property:

Comparable Office Lease Summary(1)
Property Name/Location	Year Built / Renovated	Size (Sq. Ft.)	Tenant	Suite Size (Sq. Ft.)	Rent Per Sq. Ft.(2)	Commencement	Lease Term (Years)
600 Broadway(3) New York, NY	1900/2022	60,765	Konrad Group(3) Hatch(3) Acast Stories(3)	36,459(3) 12,153(3) 12,153(3)	$94.00(3) $74.29(3) $72.28(3)	Various(3)	Various(3)
520 Broadway New York, NY	1901	71,000	Signify Holdings	5,539	$105.00	Sep-2025	5.00
568-578 Broadway New York, NY	1921/1994	325,000	The Farmer’s Dog	58,800	$80.00	Aug-2025	5.42
580 Broadway New York, NY	1907	142,000	Formagrid	5,775	$115.00	May-2025	3.42
110 Greene Street New York, NY	1920	150,000	MikMak	2,521	$95.00	Apr-2025	4.17
148 Lafayette Street New York, NY	1913	130,000	General Catalyst	11,985	$97.00	Mar-2025	7.00
580 Broadway New York, NY	1907	142,000	Abridge AI	22,992	$65.00	Feb-2025	10.00
(1)	Source: Appraisal.
(2)	Rent Per Sq. Ft. represents base rent and does not include rent steps.
(3)	Based on the underwritten rent roll as of November 4, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
81

Mixed Use – Office / Retail 600 Broadway New York, NY 10012	Collateral Asset Summary – Loan No. 6 600 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$58,000,000 52.7% 1.83x 11.4%

The following table presents certain information relating to the appraisal’s conclusion of office and retail market rents within the SoHo retail submarket:

Conclusion of Office/Retail Market Rent(1)
FLOORS	RENT/SF ($/SF)
Office Floors 2-6:	$100.00
Ground Floor-Retail:	$500.00
Lower Level-Retail:	$60.00
Sub-Cellar-Storage:	$25.00
(1)	Source: Appraisal.

The following table presents certain information relating to comparable retail leases to the 600 Broadway Property:

Comparable Retail Lease Summary(1)
Property Name/Location	Tenant	Suite Size (Sq. Ft.)	Rent Per Sq. Ft.(2)	Commencement	Lease Term (Years)
600 Broadway(2) New York, NY	Target(2)	27,600(2)	$112.32(3)	Nov-2020(2)	17.2(2)
501 Broadway New York, NY	Calzedonia	9,035	$177.09	Sep-2025	5.5
458 Broadway New York, NY	Magnlens	2,400	$250.00	Apr-2025	10.0
530 Broadway New York, NY	Calvin Klein	7,294	$386.45	Dec-2024	10.0
542 Broadway New York, NY	New Balance	7,225	$228.37	Sep-2024	10.0
560 Broadway New York, NY	American Eagle	15,673	$306.26	Jun-2024	10.0
(1)	Source: Appraisal unless otherwise indicated.
(2)	Rent Per Sq. Ft. represents base rent and does not include rent steps.
(3)	Based on the underwritten rent roll as of November 4, 2025.

The Borrower and the Borrower Sponsors. The borrower is 600 Broadway Partners LLC, a New York limited liability company, with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 600 Broadway Mortgage Loan.

The borrower sponsors and non-recourse carveout guarantors are Robert Cayre and Richard Chera. Robert Cayre is the founder of Aurora Capital Associates, a real estate development and investment firm that invests in commercial real estate throughout New York City and other United States markets and gateway cities. Since its founding in 2004, Aurora Capital Associates has assembled a portfolio of over 150 assets totaling more than five million square feet of retail, office, multifamily, and condominium properties across the five boroughs of New York City and the high streets of Miami, Chicago, and other major US cities. Richard Chera is the co-founder and senior managing director of Crown Associates, Inc., a New York-based holding company with holdings in real estate and branding assets. Crown Associates, Inc. has a portfolio of 35 urban retail and commercial properties located predominantly in New York City, with one property in Miami, Florida, and one in London, England. The borrower is owned by a joint venture among the Cayre family, the Chera family and the Adjmi family (which invests through A&H Acquisitions Corp).

Property Management. The 600 Broadway Property is managed by ACHS Management Corp., a borrower affiliated property management company.

Initial and Ongoing Reserves. At origination of the 600 Broadway Mortgage Loan, the borrower deposited approximately (i) $138,044 into a reserve for real estate taxes, (ii) $427,000 into an unfunded obligations reserve, representing tenant reimbursement costs owed to Acast Stories Inc. under its lease and (iii) $787,778 into a Target holdback reserve relating to tenant allowances owed to Target.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $138,044).

Insurance Reserve – At the option of the lender, if the liability or casualty insurance policy maintained by the borrower covering the 600 Broadway Property does not constitute an approved blanket or umbrella policy pursuant to the 600 Broadway Mortgage Loan documents or the lender requires the borrower to obtain a separate policy, the borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies upon the expiration thereof. At origination a blanket policy was in place.

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis, approximately $1,358.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
82

Mixed Use – Office / Retail 600 Broadway New York, NY 10012	Collateral Asset Summary – Loan No. 6 600 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$58,000,000 52.7% 1.83x 11.4%

TI/LC Reserve – The borrower is required to deposit into a reserve for future tenant improvements and leasing commissions, on a monthly basis, approximately $8,333.

Target Holdback Reserve – Upon receipt of evidence reasonably satisfactory to the lender that Target is entitled to any funds in the Target Holdback Reserve, the lender is required to disburse such funds, at the direction of the borrower, directly to Target. In the event that any funds in such reserve due and owing to Target become an offset to any rent due and owing under such tenant’s lease, such funds are required to be retained by the lender and released in accordance to a then-determined free rent and/or offset rent schedule, as reasonably determined based on the applicable (and final) agreement by and between the borrower and Target. Upon receipt of an estoppel certificate from Target confirming that it is no longer owed the holdback amount, the lender is required to release the funds in such reserve to the borrower. The borrower may at any time substitute a letter of credit meeting the requirements of the 600 Broadway Mortgage Loan documents for the funds in the Target Holdback Reserve.

Lockbox / Cash Management. The 600 Broadway Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower was required to establish a lender-controlled lockbox account and is thereafter required to cause all revenue received by the borrower or the property manager, as applicable, to be deposited into such lender-controlled lockbox account within three business days of actual receipt. The borrower was required, within five business days of the origination date, to deliver a notice to all tenants at the 600 Broadway Property directing them to remit rent and all other sums due under the applicable lease directly to the lender-controlled lockbox account. All funds deposited into the lockbox account are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period (as defined below) exists and the lender elects to deliver a restricted account notice, in which case all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the 600 Broadway Mortgage Loan documents; and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 600 Broadway Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 600 Broadway Mortgage Loan (provided that the lender is required to disburse such funds to the borrower for tenant improvements and leasing commissions or capital expenditures if funds in the TI/LC reserve or replacement reserve are insufficient, and the borrower meets the same disbursement conditions as apply to the foregoing reserves). Upon the cure of all Trigger Periods, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower, provided that any excess cash flow funds required to satisfy a Specified Tenant Excess Cash Flow Condition (as defined below) are required to be retained by the lender in the excess cash flow reserve account until the lender has been provided with evidence that, with respect to the related lease for which such funds were deposited, all tenant improvement and leasing commissions have been paid in full and the related tenant has commenced paying rent (or there are sufficient funds in the TI/LC reserve and excess cash flow reserve to pay for all tenant improvements, leasing commissions and rent abatements). Upon an event of default under the 600 Broadway Mortgage Loan documents, the lender may apply funds to the 600 Broadway Mortgage Loan in such priority as it may determine.

“Trigger Period” means a period: (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio falling below 1.25x and (iii) the occurrence of a Specified Tenant Trigger Period (as defined below); and (B) expiring upon, with regard to any Trigger Period commenced in connection with (x) clause (A)(i) above, the cure (if applicable) of such event of default, (y) clause (A)(ii) above, the date that the debt service coverage ratio is equal to or greater than 1.25x for one calendar quarter and (z) clause (A)(iii) above, a Specified Tenant Trigger Period ceasing to exist.

“Specified Tenant” means, as applicable,(i) the tenant known as “Konrad Group”, together with any successor and/or assigns thereof, (ii) the tenant known as “Target”, together with any successor and/or assigns thereof, (iii) any other person (together with any affiliates thereof) (A) that leases (in the aggregate) not less than 20% of the leasable square feet of the 600 Broadway Property or (B) which leases (in the aggregate) accounts for 20% or more of gross rents and (iv) any guarantor(s) of the applicable related Specified Tenant lease(s).

“Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) a Specified Tenant being in default under the applicable Specified Tenant lease beyond applicable notice and cure periods, (ii) a Specified Tenant failing to be in actual, physical possession of the Specified Tenant space, or applicable portion thereof, (iii) other than in connection with a permitted “go dark” event (which includes (i) events related to a pandemic or epidemic, renovations, and restoration following a casualty or condemnation, in each case for a specified time period, (ii) hybrid (i.e., partially remote) work programs that meet certain requirements and (iii) the tenant or its guarantor maintaining an investment grade rating), pursuant to the terms of the 600 Broadway Mortgage Loan documents, failing to be open for business during customary hours and/or “going dark” in 40% or more of the Specified Tenant space, (iv) a Specified Tenant giving written notice that it is terminating its lease for all or any portion of the Specified Tenant space, or applicable portion thereof, (v) any termination or cancellation of any Specified Tenant lease, including, without limitation, rejection in any bankruptcy or similar insolvency proceeding, and/or any Specified Tenant lease failing to otherwise be in full force and effect and (vi) any bankruptcy or similar insolvency of a Specified Tenant and (B) expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender of (1) the satisfaction of the applicable Specified Tenant Cure Conditions (as defined below) or (2) the borrower leasing the entire Specified Tenant space, or applicable portion thereof, pursuant to one or more leases in accordance with the applicable terms and conditions of the 600 Broadway Mortgage Loan documents, the applicable tenant(s) under such lease(s) being in actual, physical occupancy of the space demised under its lease, all contingencies to effectiveness of each such lease have expired or been satisfied, each such lease has commenced and a rent commencement date has been established (without possibility of delay) and, in the lender’s judgment, the applicable Specified Tenant Excess Cash Flow Condition is satisfied in connection therewith.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
83

Mixed Use – Office / Retail 600 Broadway New York, NY 10012	Collateral Asset Summary – Loan No. 6 600 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$58,000,000 52.7% 1.83x 11.4%

“Specified Tenant Cure Conditions” means each of the following, as applicable, that the applicable Specified Tenant (i) has cured all defaults as defined under the applicable Specified Tenant lease, (ii) other than in connection with permitted “go dark” events pursuant to the terms of the 600 Broadway Mortgage Loan documents, is in actual, physical possession of the Specified Tenant space (or applicable portion thereof), open for business during customary business hours and not “dark” in the Specified Tenant space, or applicable portion thereof, (iii) has re-affirmed the applicable Specified Tenant lease as being in full force and effect, (iv) is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant lease pursuant to a final, non-appealable order of a court of competent jurisdiction and (v) is paying full, unabated rent under the applicable Specified Tenant lease.

“Specified Tenant Excess Cash Flow Condition” means, with respect to curing any Specified Tenant Trigger Period by re-tenanting the applicable Specified Tenant space, sufficient funds have been accumulated in the excess cash flow account (during the continuance of the subject Specified Tenant Trigger Period) to cover all anticipated leasing commissions, tenant improvement costs, tenant allowances, free rent periods, and/or rent abatement periods to be incurred in connection with any such re-tenanting.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not Permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
84

Office – Suburban 11750-11790 US Highway 1 Palm Beach Gardens, FL 33408	Collateral Asset Summary – Loan No. 7 Oakbrook Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,000,000 64.9% 1.93x 13.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
85

Office – Suburban 11750-11790 US Highway 1 Palm Beach Gardens, FL 33408	Collateral Asset Summary – Loan No. 7 Oakbrook Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,000,000 64.9% 1.93x 13.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
86

Office – Suburban 11750-11790 US Highway 1 Palm Beach Gardens, FL 33408	Collateral Asset Summary – Loan No. 7 Oakbrook Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,000,000 64.9% 1.93x 13.8%
Mortgage Loan Information		Property Information
Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Office – Suburban
Borrower Sponsor(s):	Jordan Chandler Paul and Neil Eric Merin	Collateral:	Leasehold
Borrower(s):	WFMHC Golden Bear Owner LLC	Location:	Palm Beach Gardens, FL
Original Balance:	$43,000,000	Year Built / Renovated:	1985-1990 / 2021-2024
Cut-off Date Balance:	$43,000,000	Property Management:	Merin Hunter Codman, Inc., dba NAI/MerinHunter Codman, Inc.
% by Initial UPB:	4.8%	Size:	243,359 SF
Interest Rate:	6.84700%	Appraised Value / Per SF(3):	$66,300,000 / $272
Note Date:	July 21, 2025	Appraisal Date:	May 14, 2025
Original Term:	60 months	Occupancy:	93.4% (as of July 25, 2025)
Amortization:	Interest Only	UW Economic Occupancy:	93.3%
Original Amortization:	NAP	Underwritten NOI(4):	$5,933,938
Interest Only Period:	60 months	Underwritten NCF:	$5,759,996
First Payment Date:	September 6, 2025
Maturity Date:	August 6, 2030	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI(4):	$5,290,504 (TTM as of March 31, 2025)
Additional Debt Balance:	NAP	2024 NOI:	$5,239,398
Call Protection:	L(30),D(25),O(5)	2023 NOI:	$5,235,664
Lockbox / Cash Management:	Hard / In Place	2022 NOI:	$4,714,013

Reserves(1)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$177
Taxes:	$881,888	$97,988	NAP	Maturity Date Loan / SF:	$177
Insurance:	$301,596	$75,514	NAP	Cut-off Date LTV(3):	64.9%
Replacement Reserves:	$0	$4,055	NAP	Maturity Date LTV(3):	64.9%
TI / LC:	$869,126	$19,063	NAP	UW NOI DY:	13.8%
Other Reserve(2):	$1,651,676	$134,532	NAP	UW NCF DSCR:	1.93x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$43,000,000	97.6%	Loan Payoff	$39,344,490	89.3%
Principal's New Cash Contribution	1,070,509	2.4	Reserves	3,704,286	8.4
			Closing Costs	1,021,733	2.3
Total Sources	$44,070,509	100.0%	Total Uses	$44,070,509	100.0%
(1)	See “—Initial and Ongoing Reserves” below for further discussion of reserve information.
(2)	Initial Other Reserve consists of (i) $134,532 in a ground rent reserve, (ii) $1,000,000 for renovation work at the Oakbrook Center Property (as defined below), and (iii) approximately $517,144 into a rent replication reserve associated with the Otis Elevators, Hotel Planners, and Access Medical leases. Monthly Other Reserve consists of an amount equal to the ground rent that will be payable under the ground lease for the month following the month in which the monthly payment date occurs (initially, approximately $134,532).
(3)	The Appraised Value set forth above is the “As Is + Reserved Funds” appraised value of $66,300,000 as of May 14, 2025, which assumes outstanding capital expenditures and contractual leasing costs are fully funded and reserved for by the lender at origination. At origination, $1,000,000 was reserved for renovation work, $869,126 was reserved for outstanding approved leasing expenses associated with Otis Elevator, Hotel Planners, and Pike Electric, and $517,144 was reserved for rent replication. The appraisal also provided an “As Is” appraised value of the Oakbrook Center Property of $63,800,000, which results in an Appraised Value/Per SF of $262.16, and a Cut-off Date LTV and Maturity Date LTV of 67.4% each.
(4)	The increase from Most Recent NOI to Underwritten NOI is primarily due to the Access Medical lease signed in July 2025 and contractual rent steps.

The Loan. The seventh largest mortgage loan (the “Oakbrook Center Mortgage Loan”) is secured by the borrower’s leasehold interest in a 243,359 SF suburban office property located in Palm Beach Gardens, Florida (the “Oakbrook Center Property”). The Oakbrook Center Mortgage Loan is evidenced by one promissory note with an outstanding principal balance as of the Cut-off Date of $43,000,000. The Oakbrook Center Mortgage Loan was originated on July 21, 2025 by DBR Investments Co. Limited (“DBRI”). The Oakbrook Center Mortgage Loan has an initial term of five years, is interest-only for the full term and accrues interest at a fixed rate of 6.84700% per annum on an Actual/360 basis. The scheduled maturity date of the Oakbrook Center Mortgage Loan is August 6, 2030.

The Property. The Oakbrook Center Property is a ground leased 243,359 SF, four-building, office complex in Palm Beach Gardens, Florida. The collateral includes three, six-story mid-rise office buildings and one bank branch ground leased to Regions Bank, situated on an 11.81-acre parcel along US Highway 1. The buildings were originally constructed between 1985 and 1990. The Oakbrook Center Property features a well-maintained construction that has recently received over three years of ongoing improvements totaling approximately $2.0 million. Recent improvements include HVAC chiller installation, cooling tower replacements, domestic water booster systems, signage upgrades, fire pump and controller replacements, updates to corridors and elevator lobbies, suite demos, and restroom

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
87

Office – Suburban 11750-11790 US Highway 1 Palm Beach Gardens, FL 33408	Collateral Asset Summary – Loan No. 7 Oakbrook Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,000,000 64.9% 1.93x 13.8%

renovations. Property amenities include a complimentary fitness center with Peloton bikes, cardio/weight equipment and showers, contemporary lobbies, and professional on-site property management. As of July 25, 2025, the Oakbrook Center Property is 93.4% leased to 39 tenants, including multiple nationally recognized firms. The Oakbrook Center Property has maintained occupancy levels between 90.2% in 2020 to 93.4% as of March 2025, with an average occupancy of 94.5% in the same time frame. The leased space is distributed among a diverse mix of tenants spanning the energy, healthcare, technology, construction, and professional services sectors. The tenants have 3.6 years of remaining weighted average lease term. The tenants have been at the Oakbrook Center Property for, on average, approximately 11.4 years. In addition to views of the intracoastal and the ocean, the Oakbrook Center Property is located along US Highway 1, just north of Northlake Boulevard and south of PGA Boulevard. The Oakbrook Center Property offers convenient regional access via nearby Interstate 95 and Florida’s Turnpike, with Northlake Boulevard and PGA Boulevard serving as key east-west corridors. The location is approximately 10 miles northeast of Palm Beach International Airport and less than 30 minutes from downtown West Palm Beach. Supported by 1,774 on-site surface and garage spaces, the Oakbrook Center Property has a 7.27 spaces per 1,000 SF parking ratio.

Major Tenants. The three largest tenants by underwritten base rent at the Oakbrook Center Property are Pike Electric, LLC, NextEra Energy, Inc. and Access Medical Laboratories, LLC.

Pike Electric (42,218 SF, 17.3% of net rentable area, 16.9% of UW base rent) Pike Electric, LLC (“Pike Electric”) is a provider of infrastructure solutions for the electric utility industry, offering a range of services across the United States. Established in 1945 and headquartered in Mount Airy, North Carolina, the company specializes in the construction, maintenance, and engineering of electric distribution and transmission systems, substations, and renewable energy projects. With a workforce exceeding 6,700 professionals, Pike Electric serves over 300 investor-owned, municipal, and cooperative utilities nationwide. The company's expertise encompasses overhead and underground power line construction, substation development, and the integration of distributed energy resources such as solar and battery storage systems. Pike Electric is also recognized for its rapid response capabilities in storm restoration, having deployed more than 35,000 line workers over the past decade to assist in power recovery efforts following natural disasters.

Pike Electric has been at the Oakbrook Center Property since 2016 when it executed a 42-month lease to occupy 3,290 SF through June 30, 2019. Throughout its tenancy at the Oakbrook Center Property, the tenant has executed a series of lease amendments to continue expanding its space at the Oakbrook Center Property. The tenant is currently operating on its seventh lease amendment to occupy its space (9 suites) through February 28, 2030. The tenant currently pays a blended base rent of $30.43 PSF. Each of the tenant’s suites has staggered rental rate increases through its lease term. The tenant is responsible for its pro-rata share of expenses of common area maintenance, real estate taxes, and insurance. The tenant has one, five-year renewal option remaining and no termination options.

Access Medical Laboratories, LLC (16,437 SF, 6.8% of net rentable area, 8.6% of UW base rent) Access Medical Laboratories, LLC (“Access Medical”) is a premier specialty diagnostic laboratory offering a broad menu of testing from blood, saliva, and urine samples.

Access Medical recently executed a 5-year lease in July 2025 at the Oakbrook Center Property to occupy 16,437 SF through July 31, 2030. At origination, the tenant had an initial base rent of $39.98 PSF, which has an annual rent escalation of 3% through its lease term. Access Medical is responsible for its pro-rata share of expenses of common area maintenance, real estate taxes, and insurance, however the tenant pays a reduced base rent and expense reimbursement for the first two years of the lease term (approximately $300,380), which the lender reserved for at origination. Please see “—Initial and Ongoing Reserves” below for further discussion of reserve information. Access Medical has one, five-year renewal option remaining and a one-time option to terminate its lease on July 31, 2028, upon one year’s notice to the landlord and payment of a $100,000 termination fee.

NextEra Energy (16,557 SF, 6.8% of net rentable area, 6.7% of UW base rent) NextEra Energy, Inc. (“NextEra”) is a leading clean energy company headquartered in Juno Beach, Florida. It owns Florida Power & Light Company, the largest rate-regulated electric utility in the United States, serving over 12 million people across Florida, and NextEra Energy Resources, the world's largest generator of renewable energy from wind and solar. In 2024, with operations in 49 states and Canada, NextEra reported revenues of approximately $24.75 billion and net income of approximately $6.9 billion. As of December 31, 2024, NextEra employed 16,800 individuals. The company maintains credit ratings of A- from S&P and Fitch, and Baa1 from Moody's.

NextEra executed a lease in October 2021 for 7,577 SF, and has executed two lease amendments to expand its current space to 15,255 SF (6.3% NRA). The tenant is currently operating on its third lease amendment commencing April 1, 2023 through December 31, 2027. At origination, the tenant was paying a base rent of $30.60 PSF, which increased to $31.51 PSF effective January 1, 2026. The tenant also occupies an additional space of 1,302 SF (0.5% NRA) which it has occupied since 2013. For this space, the tenant recently executed an amendment to extend the space from February 1, 2025 through April 30, 2028. The tenant has two, two-year extension options remaining. At origination, the tenant was paying a base rent of $34.75 PSF for the additional space, which will increase to $35.79 PSF effective February 1, 2026. The tenant has no termination options and two, two-year renewal options associated only with 1,302 square feet of its leased premise. The remaining space has no renewal options remaining.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
88

Office – Suburban 11750-11790 US Highway 1 Palm Beach Gardens, FL 33408	Collateral Asset Summary – Loan No. 7 Oakbrook Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,000,000 64.9% 1.93x 13.8%

The following table presents certain information relating to the top tenants at the Oakbrook Center Property by underwritten base rent:

Top Tenant Summary(1)
Tenant	Ratings (Moody’s/S&P/Fitch)(2)	Net Rentable Area (SF)	% of Total NRA	U/W Base Rent	UW Base Rent PSF	% of Total UW Base Rent	Lease Exp. Date	Termination Option (Y/N)	Renewal Option
Top Tenants
Pike Electric, LLC(8)	NR/NR/NR	42,218	17.3%	$1,284,634	$30.43	16.9%	2/28/2030	N	1 x 5 year
Access Medical Laboratories, LLC	NR/NR/NR	16,437	6.8%	$657,213	$39.98	8.6%	7/31/2030	Y(3)	1 x 5 year
NextEra(9)	Baa1/A-/NR	16,557	6.8%	$512,048	$30.93	6.7%	12/31/2027	N	2 x 2 years(4)
AT&T	Baa2/BBB/BBB+	14,834	6.1%	$435,452	$29.35	5.7%	9/30/2029	Y(5)	None
Lexyl Travel Technologies (HotelPlanner)	NR/NR/NR	11,826	4.9%	$413,910	$35.00	5.4%	11/30/2035	Y(6)	1 x 5 year
Cohen Milstein Sellers & Toll PLLC	NR/NR/NR	12,147	5.00%	$410,147	$33.77	5.4%	10/31/2031	Y(7)	None
Driftwood Hospitality Management II, LLC	NR/NR/NR	11,543	4.7%	$337,164	$29.21	4.4%	12/31/2027	N	None
Otis Elevator Company	NR/NR/NR	8,970	3.7%	$291,525	$32.50	3.8%	11/30/2030	N	1 x 5 year
SVB Financial Group	NR/NR/NR	7,397	3.0%	$247,307	$33.43	3.2%	5/31/2029	N	None
Spicer Jeffries LLP	NR/NR/NR	7,723	3.2%	$229,413	$29.71	3.0%	9/30/2029	N	None
Subtotal/Wtd. Average		149,652	61.5%	$4,818,812	$32.20	63.2%
Other Tenants		77,634	31.9%	$2,800,008	$36.07	36.8%
Occupied Collateral Total		227,286	93.4%	$7,618,820	$33.52	100.0%
Vacant Space		16,073	6.6%
Collateral Total		243,359	100.0%
(1)	Based on the underwritten rent roll as of July 25, 2025.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Access Medical has a one-time option to terminate its lease on July 31, 2028, upon one year’s notice to the borrower and payment of a termination fee. In addition, the tenant pays a reduced base rent and expense reimbursement for the first two years of the lease term, which the lender reserved for at origination.
(4)	NextEra has two, two-year renewal options associated only with 1,302 square feet of its leased premise. The remaining space has no renewal options remaining.
(5)	AT&T has a one-time option to terminate its lease on October 31, 2027, upon one year’s notice to the borrower and payment of a termination fee.
(6)	Lexyl Travel Technologies (HotelPlanner) has the option to terminate its lease on November 30, 2032, upon one year’s notice and payment of a termination fee.
(7)	Cohen Milstein Sellers & Toll PLLC has the right to terminate its lease at any time on and after October 31, 2027, upon one year’s notice to the borrower and payment of a termination fee.
(8)	According to a third-party market report, Pike Electric, LLC is actively marketing 10,873 SF for sublease.
(9)	According to a third-party market report, NextEra is actively marketing 15,255 SF for sublease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
89

Office – Suburban 11750-11790 US Highway 1 Palm Beach Gardens, FL 33408	Collateral Asset Summary – Loan No. 7 Oakbrook Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,000,000 64.9% 1.93x 13.8%

The following table presents certain information relating to the lease rollover schedule at the Oakbrook Center Property, based on the initial lease expiration dates:

Lease Rollover Schedule(1)(2)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	U/W Base Rent	% of Total U/W Base Rent	U/W Base Rent $ per SF	# of Expiring Leases
MTM & 2026	22,303	9.2%	9.2%	$708,356	9.3%	$31.76	10
2027	46,482	19.1%	28.3%	$1,592,494	20.9%	$34.26	12
2028	20,551	8.4%	36.7%	$673,637	8.8%	$32.78	9
2029	41,568	17.1%	53.8%	$1,287,623	16.9%	$30.98	7
2030	70,399	28.9%	82.7%	$2,532,654	33.2%	$35.98	5
2031	12,147	5.0%	87.7%	$410,147	5.4%	$33.77	1
2032	0	0.0%	87.7%	$0	0.0%	$0.00	0
2033	0	0.0%	87.7%	$0	0.0%	$0.00	0
2034	0	0.0%	87.7%	$0	0.0%	$0.00	0
2035	11,826	4.9%	92.6%	$413,910	5.4%	$35.00	1
2036 & Thereafter	2,010	0.8%	93.4%	$0	0.0%	$0.00	1
Vacant	16,073	6.6%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	243,359	100.0%	100.00%	$7,618,820	100.00%	$33.52	46
(1)	Based on the underwritten rent roll as of July 25, 2025, inclusive of rent steps through December 1, 2026.
(2)	Certain tenants may have lease termination options that are not reflected in the Lease Rollover Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
90

Office – Suburban 11750-11790 US Highway 1 Palm Beach Gardens, FL 33408	Collateral Asset Summary – Loan No. 7 Oakbrook Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,000,000 64.9% 1.93x 13.8%

The following table presents certain information relating to the operating history and Underwritten Net Cash Flow at the Oakbrook Center Property:

Cash Flow Analysis(1)
	2022	2023	2024	March 2025 TTM	U/W(1)	U/W Per SF
Base Rent	$6,547,489	$6,911,165	$7,075,787	$7,091,740	$7,618,820	$31.31
Rent Step	0	0	0	0	220,781	0.91
Value of Vacant Space	0	0	0	0	562,555	2.31
Gross Potential Income	$6,547,489	$6,911,165	$7,075,787	$7,091,740	$8,402,156	$34.53
CAM + Other Reimbursements	3,427,206	4,169,333	4,545,174	4,454,580	3,735,121	15.35
Other/Misc. Income	82,130	119,279	131,851	112,602	112,602	0.46
(Vacancy/Abatements/ Bad Debt)	(100,176)	(41,460)	(167,438)	(182,836)	(562,555)	(2.31)
Effective Gross Income	$9,956,649	$11,158,318	$11,585,373	$11,476,086	$11,687,324	$48.03
Management Fee	315,208	346,194	353,378	351,230	350,620	1.44
General and Administrative	399,489	365,296	385,858	388,358	87,958	0.36
Utilities	469,584	472,949	448,997	437,863	464,919	1.91
Janitorial	279,686	298,273	304,885	307,313	314,135	1.29
Payroll and Benefits	0	0	0	0	402,092	1.65
Repairs and Maintenance	703,129	569,041	841,058	835,752	439,788	1.81
Other Expenses	0	0	0	0	25,131	0.10
Real Estate Taxes	1,094,517	1,139,604	1,128,816	1,129,393	1,175,850	4.83
Insurance	500,189	1,213,442	1,327,182	1,170,268	878,509	3.61
Ground Rent(2)	1,480,834	1,517,855	1,555,801	1,565,405	1,614,384	6.63
Total Expenses	$5,242,636	$5,922,654	$6,345,975	$6,185,581	$5,753,386	$23.64
Net Operating Income	$4,714,013	$5,235,664	$5,239,398	$5,290,504(3)	$5,933,938(3)	$24.38
Capital Reserve	0	0	0	0	48,672	0.20
TI/LC	0	0	0	0	225,270	0.93
Leasing Cost Offset	0	0	0	0	(100,000)	(0.41)
Net Cash Flow	$4,714,013	$5,235,664	$5,239,398	$5,290,504	$5,759,996	$23.67

Occupancy	95.7%	96.0%	94.2%	93.4%(1)	93.4%(1)
NCF DSCR	1.58x	1.75x	1.76x	1.77x	1.93x
NOI Debt Yield	11.0%	12.2%	12.2%	12.3%	13.8%
(1)	Based on the underwritten rent roll as of July 25, 2025.
(2)	See “Ground Lease” below.
(3)	The increase from Most Recent NOI to Underwritten NOI is primarily due to the Access Medical lease signed in July 2025 and contractual rent steps.

Appraisal. According to the appraisal, the Oakbrook Center Property had an “As Is + Reserved Funds” appraised value of $66,300,000 as of May 14, 2025, which assumes outstanding capital expenditures and contractual leasing costs are fully funded and reserved for by the lender at origination. The table below shows the appraisal’s conclusions with respect to such value.

Oakbrook Center Appraised Value(1)
Property	As Is + Reserved Funds Appraised Value(2)	Capitalization Rate(3)
Oakbrook Center	$66,300,000	8.00%
(1)	Source: Appraisal.
(2)	The appraisal also provided an “As Is” appraised value of the Oakbrook Center Property of $63,800,000 as May 14, 2025.
(3)	The appraisal used a discounted cash flow approach to arrive at the appraised value.

Environmental Matters. According to the Phase I environmental site assessment dated May 27, 2025, there was no evidence of any recognized environmental conditions at the Oakbrook Center Property.

The Market. The Oakbrook Center Property is located in the Palm Beach Gardens / North Palm submarket in the greater market of Palm Beach County. This is an affluent submarket within South Florida, where the average annual household income for South Florida is $102,445, compared to the national average household income of $101,307. This submarket is home to a significant number of service, finance, insurance, and real estate companies, benefiting from its close access to coastal regions and a large workforce pool from the western suburbs of Palm Beach, Martin, and St. Lucie Counties. For commuters, the submarket is easily accessible, with I-95 running through the area, offering connections to Downtown Palm Beach and the greater South Florida region. Additionally, the Tri-rail, Brightline

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
91

Office – Suburban 11750-11790 US Highway 1 Palm Beach Gardens, FL 33408	Collateral Asset Summary – Loan No. 7 Oakbrook Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,000,000 64.9% 1.93x 13.8%

station at Palm Beach, and local bus routes provide various transit options. Major employers include Baptist Health South Florida, University of Miami, and Jackson Health System.

Office market fundamentals in Palm Beach County remained relatively steady through the third quarter of 2024. Overall asking rents increased 10.1% year-over-year to $50.89 per SF. Class A overall asking rents increased 18.5% over the year to $62.12 per SF. Leasing activity measured nearly 1.2 million SF in 2024. According to the appraisal, the Palm Beach Gardens / North Palm submarket, home to 3,461,631 square feet of inventory, had an overall direct vacancy rate of 6.9% and positive year to date overall absorption of 29,013 SF as of the fourth quarter of 2024. No new construction is currently underway in this submarket.

The appraisal identified five comparable leases at five comparable office assets located in Florida, primarily within the North Palm Beach submarket, that are similar to the Oakbrook Center Property. The available spaces at the comparable properties range in size from 1,215 SF to 25,236 SF, with the buildings built between 1985 and 2009 (with the latest renovation in 2009). Total building sizes range from 34,867 SF to 195,787 SF. The base rental rates range from $35.00 PSF to $55.00 PSF, with an average base rental rate of $44.89 PSF. The Oakbrook Center Property’s occupied collateral in-place weighted average base rent of $33.52 is approximately 4.23% below the appraiser’s concluded low end market rent of $35.00 PSF based on the comparable properties. The table below presents certain information relating to office leases comparable to those at the Oakbrook Center Property identified by the appraisal:

Oakbrook Center Office Lease Comparables(1)(2)
Property Name	Address	Year Built / Renovated	Build Size (NRA)	Occupancy	Available Size (NRA)	Top Tenants	Initial Asking Rent PSF	Lease Type
Oakbrook Center	11750-11790 US Highway 1 Palm Beach Gardens, FL	1985 – 1990 / 2021 – 2024	243,359	93.4%	16,073	Pike Electric, LLC, NextEra, Access Medical, AT&T	$33.52(3)	Net
Gardens Plaza	3300 PGA Boulevard Palm Beach Gardens, FL	1987 / NAP	88,150	96%	12,722	ABS National Office Parks, The Honda Classic, Northwestern Mutual	$38.00	Net
PGA Financial Plaza	3399 PGA Boulevard Palm Beach Gardens, FL	1988 / NAP	72,350	100%	23,808	Wells Fargo Advisors, Raymond James, Microbe Formulas - Cellcore	$38.00	Net
Gardens Pointe	3507 Kyoto Gardens Drive Palm Beach Gardens, FL	2009 / NAP	34,867	100%	1,215	Merrill, KeyBank, DPW Law Firm, TRAMMO	$37.00	Net
Financial Center at the Gardens	3801 PGA Boulevard Palm Beach Gardens, FL	1997 / 2009	195,787	100%	25,236	Morgan Stanley, UBS Group AG, RBC Wealth Management	$55.00	Net
Lost Tree Village Financial Center	11300 US Highway 1 North Palm Beach, FL	1985 / 2005	60,390	90%	13,700	Williams Leininger & Cosby PA, Center For Discovery, Lost Tree Village Corp	$35.00 – $37.00	Net
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll as of July 25, 2025.
(3)	Represents the occupied collateral in-place weighted average base rent.

The Borrower and the Borrower Sponsors. The borrower is WFMHC Golden Bear Owner LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Oakbrook Center Mortgage Loan.

The borrower sponsors and non-recourse carveout guarantors are Jordan Chandler Paul and Neil Eric Merin.  The borrower is owned by a joint venture between Waterfall Asset Management and MHCommercial Real Estate Funds. Waterfall Asset Management (“WAM”), founded in 2005, is an American alternative investment management firm headquartered in New York City. As of December 1, 2024, WAM had approximately $13.1 billion of assets under management, approximately 160 employees, and approximately 90% institutional clients. MHCommercial Real Estate Funds is a real estate fund established by the non-recourse carveout guarantors, Jordan Chandler Paul and Neil Eric Merin. Jordan Chandler Paul is the Chief Executive Officer of NAI Merin Hunter Codman, Inc, one of South Florida’s leading commercial real estate firms and the largest firm in Palm Beach County, Florida, with over three decades of experience and currently responsible for managing 5,000,000 SF of office and retail space. Neil Eric Merin is the founder and chairman of NAI Merin Hunter Codman with a broad background in all phases of commercial real estate work, including investment sales, tenant representation, site acquisition, development consulting, corporate facilities, and industrial facilities.

Property Management. The Oakbrook Center Property is currently managed by Merin Hunter Codman, Inc. dba NAI/Merin Hunter Codman, Inc, an affiliated property manager.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
92

Office – Suburban 11750-11790 US Highway 1 Palm Beach Gardens, FL 33408	Collateral Asset Summary – Loan No. 7 Oakbrook Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,000,000 64.9% 1.93x 13.8%

Initial and Ongoing Reserves. At origination, the borrower deposited into escrow (i) approximately $881,888 for real estate taxes, (ii) approximately $301,596 for insurance, (iii) $869,126 for outstanding approved leasing expenses associated with Otis Elevator, Hotel Planners, and Pike Electric, (iv) $134,532 into a ground rent reserve, (v) $1,000,000 for renovation work at the Oakbrook Center Property, including white-boxing, and construction of speculative suites, on the fourth floor of the west tower of the Oakbrook Center Property, and (vi) approximately $517,144 into a rent replication reserve associated with the Otis Elevators, Hotel Planners, and Access Medical leases.

Tax Escrows – The borrower is required to deposit with the lender on each monthly payment date, an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next ensuing twelve months (initially, approximately $97,988).

Insurance Escrows – On a monthly basis, unless the Oakbrook Center Property is insured under an acceptable blanket policy, the borrower is required to escrow 1/12th of the annual estimated insurance payments.

Replacement Reserves – On a monthly basis, the borrower is required to deposit approximately $4,055 into a replacement reserve.

TI/LC Reserves – On a monthly basis, the borrower is required to deposit approximately $19,063 into a reserve for future tenant improvements and leasing commissions.

Ground Rent Reserves – The borrower is required to deposit with the lender on each monthly payment date, an amount equal to the ground rent that will be payable under the ground lease for the month following the month in which the monthly payment date occurs (initially, approximately $134,532)

Lockbox / Cash Management. The Oakbrook Center Mortgage Loan is structured with a hard lockbox and in-place cash management. The borrower and property manager, as applicable, are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account within one business day after receipt. Sums on deposit in the lockbox account are required to be transferred on a daily basis to a cash management account controlled by the lender, at a financial institution selected by the lender (and the borrower is required to cooperate with the lender and the cash management bank in the establishment of such account). Funds swept to the cash management account are required to be applied to payment of all monthly amounts due under the Oakbrook Center Mortgage Loan documents, including deposits to the ground rent, tax and insurance reserves, payments of monthly debt service, deposits to the replacement reserve and TI/LC reserve, payment of monthly operating expenses set forth in the lender-approved annual budget and lender-approved extraordinary expenses, with any remaining funds required to be deposited (A) during a Trigger Period (as defined below) due to a Lease Sweep Period (as defined below) (regardless of whether any other Trigger Period exists), to a lease sweep reserve, (B) if another Trigger Period exists, provided no Lease Sweep Period exists, to an excess cash flow reserve account to be held as additional collateral for the Oakbrook Center Mortgage Loan during the continuance of the applicable Trigger Period or (C) if no Trigger Period exists, to the borrower.

A “Trigger Period” will (A) commence upon (i) the occurrence of an event of default under the Oakbrook Center Mortgage Loan documents, (ii) the debt service coverage being less than 1.30x for any calendar quarter, (iii) if the property manager is an affiliate of borrower or guarantor and is subject to certain bankruptcy or insolvency related events, (iv) upon the commencement of a Lease Sweep Period or (v) a receiver, liquidator or trustee is appointed for the borrower or guarantor or the borrower or guarantor is subject to certain bankruptcy or insolvency related events; and (B) expire upon (v) with regard to any Trigger Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default, (w) with regard to any Trigger Period commenced in connection with clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.35x for two consecutive calendar quarters, (x) with regard to any Trigger Period commenced in connection with clause (iii) above, if the property manager has been replaced with an unaffiliated qualified manager approved by the lender, (y) with regard to any Trigger Period commenced in connection with clause (iv) above, the applicable Lease Sweep Period has ended as described in the definition of such term below, and (z) with regard to any Trigger Period commenced in connection with clause (v) above, if such Trigger Event is solely as a result of the filing of an involuntary petition, case or proceeding against the borrower with respect to which none of the borrower, guarantor or any affiliate of the borrower, or guarantor solicited or actively facilitated the solicitation of petitioning creditors or consented to or otherwise joined in such involuntary petition, case or proceeding, upon the same being discharged or dismissed within 60 days of such filing.

A "Lease Sweep Period" will commence (a) upon the earlier of the date that is nine months prior to the expiration of a Sweep Lease (as defined below) or upon the date required under the Sweep Lease by which the Sweep Tenant (as defined below) is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised); (b) upon the receipt by the borrower or property manager of notice from the Sweep Tenant exercising its right to terminate its Sweep Lease; (c) upon the early termination, early cancellation or early surrender of a Sweep Lease (or any material portion thereof) or upon the borrower's receipt of notice by a Sweep Tenant of its intent to effect an early termination, early cancellation or early surrender of its Sweep Lease (or any material portion thereof); (d) if a Sweep Tenant has ceased operating its business at the Oakbrook Center Property (i.e., "goes dark” at its Sweep Lease space at the Oakbrook Center Property (or any material portion thereof)); (e) upon a monetary default or material non-monetary default under a Sweep Lease by a Sweep Tenant beyond any applicable notice and cure period, or (f) upon certain bankruptcy or insolvency events with respect to a Sweep Tenant or its parent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
93

Office – Suburban 11750-11790 US Highway 1 Palm Beach Gardens, FL 33408	Collateral Asset Summary – Loan No. 7 Oakbrook Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,000,000 64.9% 1.93x 13.8%

A Lease Sweep Period will end (A) in the case of clauses (a), (b) or (c) above, when the entire space demised under the Sweep Lease (or applicable portion thereof) has been re-tenanted pursuant to one or more “qualified leases” as defined in the Oakbrook Center Mortgage Loan documents and, in the lender’s judgment, sufficient funds have been accumulated in the lease sweep reserve to cover all anticipated tenant improvement and leasing commissions and free and/or abated rent in connection therewith (collectively, “Anticipated Leasing Expenses”) and any debt service and operating shortfalls relating to the delay in the commencement of full rent payments; (B) in the case of clause (a) above, when the Sweep Tenant irrevocably exercises its renewal or extension option, or otherwise enters into an extension agreement acceptable to the lender, and in the lender’s judgement, sufficient funds have been accumulated in the lease sweep reserve to cover all Anticipated Leasing Expenses; (C) in the case of clause (b) above, if such termination option is not validly exercised or is otherwise validly and irrevocably waived by the Sweep Tenant; (D) in the case of clause (e) above, when the applicable default has been cured and no other default has occurred for a period of three consecutive months following such cure; (E), in the case of clause (f) above, when the applicable insolvency proceeding has terminated and the applicable Sweep Lease and any guaranty thereof have been affirmed or assumed by the applicable Sweep Tenant and any guarantor pursuant to a final, non-appealable order of the bankruptcy court, and in connection therewith all defaults under the Sweep Lease are cured and the Sweep Tenant is in occupancy of its premises and paying full, unabated rent; (F) in the case of clause (a), (b), (c) and (d) above, the Oakbrook Center Property achieves (i) 90% occupancy and (ii) a debt service coverage ratio greater than or equal to 1.40x for two consecutive quarters and, in the lender’s judgment, sufficient funds have been accumulated in the lease sweep reserve to cover all Anticipated Leasing Expenses and any debt service and operating shortfalls relating to the delay in the commencement of full rent payments; and (G) in the case of all clauses above, the date when the funds in the lease sweep reserve collected with respect to the Sweep Lease in question (including any lease termination payments) is equal to the total rentable square feet of the applicable Sweep Lease multiplied by $50, unless the Sweep Lease space has been leased pursuant to one or more leases which in the aggregate require the borrower to incur Anticipated Leasing Expenses in excess of such amount, in which case the Lease Sweep Period will continue until clause (A) above is satisfied.

“Sweep Lease” means (i) Pike Electric LLC or (ii) any replacement lease that, either individually, or when taken together with any other lease with the same tenant or its affiliates, covers the majority of the applicable Sweep Lease space.

“Sweep Tenant” means any tenant under a Sweep Lease.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Ground Lease. The borrower’s interest in the Oakbrook Center Property is a leasehold interest under a 99-year ground lease that commenced on July 13, 2017 and runs through July 12, 2116. The ground lease is between GB Palm Beach, LLC and WFMHC Golden Bear Owner LLC, as assignee of Terra Funding - GB, LLC. The ground lease has a current annual rent payment of $1,614,383.84 with the annual ground lease payment increasing by 2.5% every year effective July 1st, 2025 through June 30, 2062. The annual ground lease payment during the period commencing July 1, 2062, and ending at the end of the lease term will increase by 1.5% every year. The lender has underwritten the current annual ground rent for the Oakbrook Center Mortgage Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
94

Retail – Anchored 8450 Baltimore National Pike Ellicott City, MD 21043	Collateral Asset Summary – Loan No. 8 Normandy Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,250,000 67.4% 1.46x 10.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
95

Retail – Anchored 8450 Baltimore National Pike Ellicott City, MD 21043	Collateral Asset Summary – Loan No. 8 Normandy Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,250,000 67.4% 1.46x 10.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
96

Retail – Anchored 8450 Baltimore National Pike Ellicott City, MD 21043	Collateral Asset Summary – Loan No. 8 Normandy Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,250,000 67.4% 1.46x 10.2%
Mortgage Loan Information		Property Information
Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Acquisition	Property Type – Subtype:	Retail – Anchored
Borrower Sponsor(s):	Gurmit Singh and Maninder Singh	Collateral:	Fee
Borrower(s):	Normandy Nationalpike LLC	Location:	Ellicott City, MD
Original Balance:	$40,250,000	Year Built / Renovated:	1961 / 2021
Cut-off Date Balance:	$40,250,000	Property Management:	Robyn Properties, Inc.
% by Initial UPB:	4.5%	Size:	185,773 SF
Interest Rate:	6.53600%	Appraised Value / Per SF:	$59,700,000 / $321
Note Date:	January 8, 2026	Appraisal Date:	December 5, 2025
Original Term:	60 months	Occupancy:	97.5% (as of January 5, 2026)
Amortization:	Interest Only	UW Economic Occupancy:	95.0%
Original Amortization:	NAP	Underwritten NOI(1):	$4,108,038
Interest Only Period:	60 months	Underwritten NCF:	$3,894,399
First Payment Date:	February 6, 2026
Maturity Date:	January 6, 2031	Historical NOI(1)
Additional Debt Type:	NAP	Most Recent NOI:	$3,848,492 (TTM October 31, 2025)
Additional Debt Balance:	NAP	2024 NOI:	$3,571,601
Call Protection:	L(25),D(28),O(7)	2023 NOI:	$3,314,751
Lockbox / Cash Management:	Hard / Springing	2022 NOI:	$2,806,059

Reserves(2)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$217
Taxes:	$225,278	$37,546	NAP	Maturity Date Loan / SF:	$217
Insurance:	$0	$7,095	NAP	Cut-off Date LTV:	67.4%
Replacement Reserves:	$0	$2,322	NAP	Maturity Date LTV:	67.4%
TI / LC:	$0	$15,481	NAP	UW NOI DY:	10.2%
Other Reserves:	$10,540	$0	NAP	UW NCF DSCR:	1.46x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$40,250,000	67.5%	Purchase Price:	$57,500,000	96.4%
Borrower Sponsor Equity:	19,420,422	32.5	Closing Costs:	1,934,604	3.2
			Reserves:	235,818	0.4
Total Sources	$59,670,422	100.0%	Total Uses:	$59,670,422	100.0%
(1)	The increase in Historical NOI has been driven by the Normandy Center Property lease up after its redevelopment in 2021. Lease up in (i) 2021 included seven leases totaling 43,472 square feet and approximately $1.1 million of underwritten rent, (ii) 2022 included seven leases totaling 45,661 square feet and approximately $1.1 million of underwritten rent, (iii) 2023 included four leases totaling 9,750 square feet and $307,641 of underwritten rent, (iv) 2024 included one lease totaling 4,775 square feet and $101,316 of underwritten rent and (v) 2025 included four leases totaling 8,215 square feet and $138,429 of underwritten rent. Additionally, UW NOI includes $142,800 of contractual rent steps through February 2027 and $13,919 of straight line rent steps for Bank of America, National Association.
(2)	See “Initial and Ongoing Reserves” below for further discussion of reserve information.

The Loan. The eighth largest mortgage loan (the “Normandy Center Mortgage Loan”) is secured by the borrower’s fee interest in an anchored retail property (the “Normandy Center Property”) which consists of multiple adjacent buildings totaling 185,773 square feet. The Normandy Center Mortgage Loan is evidenced by a single promissory note with an outstanding principal balance as of the Cut-off Date of $40,250,000. The Normandy Center Mortgage Loan was originated on January 8, 2026 by Barclays and accrues interest at a fixed rate of 6.53600% per annum on an Actual/360 basis. The Normandy Center Mortgage Loan has an initial term of five-years and is interest-only for the full term. The scheduled maturity date of the Normandy Center Mortgage Loan is January 6, 2031.

The Property. The Normandy Center Property is a 185,773 square foot anchored retail property consisting of multiple adjacent buildings, one of which is a 98,500 square foot building which includes retail tenants such as Planet Fitness (gym), Honey Pig Korean BBQ & Hotpot (restaurant) and Triveni Supermarket (South Asian supermarket and food court), with the remaining buildings totaling 87,273 square feet and including tenants such as Smart Brains Montessori School (daycare center), J & J Sew Vac, Inc. (a sewing and vacuum retailer), High’s of Baltimore LLC (convenience store), and a mix of other retail, storage, and service related tenants. Additionally, there is a 5.9-acre excess land parcel at the rear of the property which may be released upon a partial defeasance if certain conditions are met (see the “Release of Collateral” section below for more details). The Normandy Center Property was originally developed in 1961, and was later expanded in 1985 to include the office/storage component. The Normandy Center Property underwent a major redevelopment in 2021 totaling approximately $23.0 million that included redesigning both the interior and exterior elements, de-leasing and releasing/re-tenanting. The Normandy Center Property is anchored by major tenants including Planet Fitness and Triveni Supermarket.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
97

Retail – Anchored 8450 Baltimore National Pike Ellicott City, MD 21043	Collateral Asset Summary – Loan No. 8 Normandy Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,250,000 67.4% 1.46x 10.2%

Major Tenants. The three largest tenants by net rentable area at the Normandy Center Property are Planet Fitness, Smart Brains Montessori School and Honey Pig Korean BBQ & Hotpot.

Planet Fitness (20,203 square feet; 10.9% of NRA; 7.6% of underwritten base rent). Planet Fitness was founded in 1992 and has grown into one of the largest fitness center operators and franchisors in the U.S., with over 2,700 gyms located across the U.S. and internationally. Planet Fitness has been a tenant at the Normandy Center Property since 2022 when it executed a ten-year lease that has a lease expiration date of July 31, 2032 and has two, five-year extension options remaining and no termination options.

Smart Brains Montessori School (14,850 square feet; 8.0% of NRA; 5.8% of underwritten base rent). Smart Brains Montessori School (“Smart Brains”) is a well-known daycare operator. Smart Brains was founded in 2011 and offers over 10 enrichment programs for children, including Pre-K programs, day camp and test prep. Smart Brains has been a tenant at the Normandy Center Property since 2017, has a lease expiration date of July 31, 2027 and has one, five-year extension option remaining and no termination options.

Honey Pig Korean BBQ & Hotpot (12,738 square feet; 6.9% of NRA; 6.6% of underwritten base rent). Honey Pig Korean BBQ & Hotpot is a Korean barbecue and hotpot restaurant with over 350 employees and eleven locations across Maryland, Virginia and Texas. Honey Pig Korean BBQ & Hotpot has been a tenant at the Normandy Center Property since 2021, has a lease expiration date of September 30, 2031 and has two, five-year extension options remaining and no termination options.

The following table presents certain information relating to the tenants at the Normandy Center Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent (2)	UW Base Rent PSF(2)	% of Total UW Base Rent(2)	Lease Exp. Date	Renewal Options	Termination Option (Y/N)
Planet Fitness	NR/NR/NR	20,203	10.9%	$333,350	$16.50	7.6%	7/31/2032	2 x 5 years	N
Honey Pig Korean BBQ & Hotpot	NR/NR/NR	12,738	6.9%	$287,953	$22.61	6.6%	9/30/2031	2 x 5 years	N
Smart Brains Montessori School	NR/NR/NR	14,850	8.0%	$253,044	$17.04	5.8%	7/31/2027	1 x 5 years	N
All-American Steakhouse	NR/NR/NR	6,500	3.5%	$248,251	$38.19	5.7%	2/29/2032	2 x 5 years	N
Triveni Supermarket MD	NR/NR/NR	12,366	6.7%	$233,127	$18.85	5.3%	10/31/2031	2 x 5 years	N
Chuan Zhi Wei II Corporation	NR/NR/NR	6,063	3.3%	$225,119	$37.13	5.1%	3/31/2033	2 x 5 years	N
Splash Fun Inc	NR/NR/NR	9,024	4.9%	$189,617	$21.01	4.3%	1/31/2034	3 x 5 years	N
My Salon Suite	NR/NR/NR	7,590	4.1%	$187,018	$24.64	4.3%	10/31/2031	2 x 5 years	N
Kelsey's Restaurant, Inc.	NR/NR/NR	6,766	3.6%	$186,629	$27.58	4.3%	8/31/2029	None	N
J & J Sew	NR/NR/NR	6,750	3.6%	$178,537	$26.45	4.1%	2/29/2028	None	N
Major Tenants		102,850	55.4%	$2,322,645	$22.58	53.1%

Other Tenants		78,359	42.2%	$2,049,429	$26.15	46.9%

Occupied Collateral Total		181,209	97.5%	$4,372,074	$24.13	100.0%

Vacant Space		4,564	2.5%

Collateral Total		185,773	100.0%

(1)	Based on underwritten rent roll dated January 5, 2026.
(2)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent include $142,800 of contractual rent steps through February 2027 and $13,919 of straight line rent steps for Bank of America, National Association.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
98

Retail – Anchored 8450 Baltimore National Pike Ellicott City, MD 21043	Collateral Asset Summary – Loan No. 8 Normandy Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,250,000 67.4% 1.46x 10.2%

The following table presents certain information relating to the lease rollover schedule at the Normandy Center Property, based on the initial lease expiration dates:

Lease Rollover Schedule(1)(2)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	U/W Base Rent	% of Total U/W Base Rent	U/W Base Rent $ per SF	# of Expiring Leases
2026 & MTM	1,500	0.8%	0.8%	$25,462	0.6%	$16.97	1
2027	27,948	15.0%	15.9%	$536,642	12.3%	$19.20	6
2028	8,600	4.6%	20.5%	$216,485	5.0%	$25.17	3
2029	14,205	7.6%	28.1%	$374,530	8.6%	$26.37	6
2030	8,836	4.8%	32.9%	$197,467	4.5%	$22.35	5
2031	50,457	27.2%	60.0%	$1,290,237	29.5%	$25.57	9
2032	41,472	22.3%	82.4%	$1,040,324	23.8%	$25.08	7
2033	6063	3.3%	85.6%	$225,119	5.1%	$37.13	1
2034	14,607	7.9%	93.5%	$312,655	7.2%	$21.40	3
2035	7,521	4.0%	97.5%	$153,152	3.5%	$20.36	3
2036	0	0.0%	97.5%	$0	0.0%	$0.00	0
2037 & Thereafter	0	0.0%	97.5%	$0	0.0%	$0.00	0
Vacant	4,564	2.5%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	185,773	100.0%		$4,372,074	100.0%	$24.13	44
(1)	Based on underwritten rent roll dated January 5, 2026. Certain tenants may have lease termination options that are not reflected in the Lease Rollover Schedule.
(2)	U/W Base Rent, % of Total U/W Base Rent and U/W Base Rent $ per SF include $142,800 of contractual rent steps through February 2027 and $13,919 of straight line rent steps for Bank of America, National Association.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
99

Retail – Anchored 8450 Baltimore National Pike Ellicott City, MD 21043	Collateral Asset Summary – Loan No. 8 Normandy Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,250,000 67.4% 1.46x 10.2%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Normandy Center Property:

Cash Flow Analysis(1)
	2022(2)	2023(2)	2024(2)	TTM(2)(3)	Underwritten	Per Square Foot
Total Leased Rent(2)	$3,159,855	$3,506,415	$3,876,173	$4,065,050	$4,372,074	$23.53
Vacancy Gross Up	0	0	0	0	61,134	0.33
Gross Potential Rent	$3,159,855	$3,506,415	$3,876,173	$4,065,050	$4,433,208	$23.86
Total Reimbursements	697,814	818,342	915,473	1,148,928	1,253,623	6.75
Other Income	28,480	2,075	1,000	1,180	0	0.00
Net Rental Income	$3,886,149	$4,326,833	$4,792,646	$5,215,158	$5,686,832	$30.61
(Vacancy Gross Up)	0	0	0	0	(61,134)	(0.33)
(Additional Vacancy Adj.)	0	0	0	0	(160,526)	(0.86)
Effective Gross Income	$3,886,149	$4,326,833	$4,792,646	$5,215,158	$5,465,171	$29.42
Real Estate Taxes	375,889	355,479	407,840	447,413	437,433	2.35
Insurance	139,666	79,461	85,652	92,189	85,135	0.46
Management Fee	116,584	129,805	143,779	156,455	163,955	0.88
Other Expenses	447,951	447,337	583,774	670,610	670,610	3.61
Total Expenses	$1,080,090	$1,012,081	$1,221,045	$1,366,666	$1,357,133	$7.31
Net Operating Income	$2,806,059	$3,314,751	$3,571,601	$3,848,492	$4,108,038	$22.11
Capital Expenditures	0	0	0	0	27,866	0.15
TI/LC	0	0	0	0	185,773	1.00
Net Cash Flow	$2,806,059	$3,314,751	$3,571,601	$3,848,492	$3,894,399	$20.96
(1)	Based on the underwritten rent roll dated January 5, 2026.
(2)	The increase in Historical NOI has been driven by the Normandy Center Property lease up after its redevelopment in 2021. Lease up in (i) 2021 included seven leases totaling 43,472 square feet and approximately $1.1 million of underwritten rent, (ii) 2022 included seven leases totaling 45,661 square feet and approximately $1.1 million of underwritten rent, (iii) 2023 included four leases totaling 9,750 square feet and $307,641 of underwritten rent, (iv) 2024 included one lease totaling 4,775 square feet and $101,316 of underwritten rent and (v) 2025 included four leases totaling 8,215 square feet and $138,429 of underwritten rent. Additionally, Underwritten Total Leased Rent includes $142,800 of contractual rent steps through February 2027 and $13,919 of straight line rent steps for Bank of America, National Association.
(3)	TTM is as of October 31, 2025.

Appraisal. According to the appraisal, the Normandy Center Property had an “as-is” appraised value of $59,700,000 as of December 5, 2025. The table below shows the appraisal’s “as-is” conclusions.

Property	Appraised Value(1)	Capitalization Rate(1)
Normandy Center Property	$59,700,000	7.00%
(1)	Source: Appraisal.

Environmental Matters. The Phase I environmental assessment of the Normandy Center Property dated December 18, 2025 identified no recognized environmental conditions, controlled recognized environmental conditions or significant data gaps.

The Market. The Normandy Center Property is located in Ellicott City, Maryland, approximately 14 miles west of Baltimore. The Normandy Center Property is highly visible off of Route 40, which is the primary artery of commerce spanning 10 miles from I-695 into Ellicott City, and is 13.5 miles from the Baltimore/Washington International Thurgood Marshall Airport. According to a third party market report, the Normandy Center Property is located within the Ellicott City retail submarket. As of December 2025, a third party market report reported that the Ellicott City retail submarket contains approximately 2.9 million SF of inventory, including 187,606 square feet of strip center inventory, 187,617 SF of mall inventory and approximately 1.5 million SF of general retail inventory. The third party report also notes that as of the fourth quarter of 2025, market rents in the Ellicott City retail submarket are $30.00 per square foot, reflecting a 0.6% year-over-year. The Ellicott City retail submarket has a vacancy rate of 1.0% as of the fourth quarter of 2025, which is a -0.8% change year-over-year due to no net delivered space and 22,000 SF of net absorption.

Per the appraisal, as of year-end 2024, total population within a one-. three- and five-mile radius from the Normandy Center Property totaled 15,729, 70,337 and 193,429, respectively, and average household income within the same radii was $136,716, $169,514 and $157,784, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
100

Retail – Anchored 8450 Baltimore National Pike Ellicott City, MD 21043	Collateral Asset Summary – Loan No. 8 Normandy Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,250,000 67.4% 1.46x 10.2%

The following table presents certain information relating to comparable sales for the Normandy Center Property:

Comparable Sales(1)
Property Name/Location	Sale Date	Year Built / Renovated	Total NRA (SF)	Total Occupancy	Sale Price	Sale Price PSF
Normandy Center Ellicott City, MD	Sep-2025	1961 / 2021	185,773(2)	97.5%(2)	$57,500,000	$309.52
Rio Hill Charlottesville, VA	Sep-2025	1989 / 2025	288,225	88.0%	$54,323,465	$188.48
Burke Centre Shopping Center Burke, VA	Sep-2025	1980 / 1999	229,747	99.6%	$127,500,000	$554.96
Prince William Square Woodbridge, VA	Nov-2024	1987 / NAP	227,837	99.3%	$48,500,000	$212.87
Largo Town Center Upper Marlboro, MD	Aug-2023	1991 / NAP	227,348	100.0%	$70,000,000	$252.39
Montgomery Village Montgomery Village, MD	Dec-2022	1990 / 2021	131,015	100.0%	$40,250,000	$307.22
East Gate Marketplace - Chantilly Chantilly, VA	Dec-2022	2009 / NAP	116,032	95.0%	$46,000,000	$396.44
(1)	Source: Appraisal unless otherwise noted.
(2)	Based on the underwritten rent roll dated January 5, 2026.

The Borrower and the Borrower Sponsors. The borrower is Normandy Nationalpike LLC, a single-purpose Maryland limited liability company with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Normandy Center Mortgage Loan.

The borrower sponsors and non-recourse carveout guarantors are Gurmit Singh and Maninder Singh, who have been business partners for 15 years. Gurmit and Maninder have a joint portfolio of 22 properties, and separately, Gurmit’s portfolio includes 4 other properties and Maninder’s includes 3 other properties.

Property Management. The Normandy Center Property is currently managed by Robyn Properties, Inc., a full-service commercial real estate development and property management company that currently manages and oversees more than 2 million square feet of commercial properties.

Initial and Ongoing Reserves. At origination of the Normandy Center Mortgage Loan, the borrower deposited (i) approximately $225,278 into a reserve account for real estate taxes, (ii) $6,165 for free rent owed to Active Care Physical Therapy and Ledo Pizza and (iii) $4,375 for required repairs.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $37,546).

Insurance Reserve – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal coverage afforded by such policies at least thirty days prior to the due date thereof (initially estimated to be approximately $7,095).

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis, approximately $2,322.

TI/LC Reserve – The borrowers are required to deposit into a TI/LC reserve, on a monthly basis, approximately $15,481.

Lockbox / Cash Management. The Normandy Center Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower and property manager are required to deposit all revenue generated by the Normandy Center Property into the lockbox account no later than one business date after receipt, and to direct all tenants to pay rent directly into the lockbox account. During the continuance of a Trigger Period (as defined below), all funds in the lockbox account are required to be swept into a cash management account under the control of the lender to be applied and disbursed in accordance with the Normandy Center Mortgage Loan documents. Additionally, during a Trigger Period (other than a DSCR Trigger (as defined below)), all excess cash flow will be reserved with the lender as additional security for the Normandy Center Mortgage Loan.

A “Trigger Period” will occur upon the earliest of (i) an event of default, (ii) the debt service coverage ratio being less than 1.20x for one calendar quarter (a “DSCR Trigger”) or (iii) the commencement of a Low DSCR Period (as defined below). A Trigger Period will be cured (a) with respect to clause (i), upon the cure of such event of default, (b) with respect to clause (ii), the debt service coverage ratio being equal to or greater than 1.25x for two consecutive calendar quarters since the commencement of such DSCR trigger and (c) with respect to clause (iii), upon the cessation of such Low DSCR Period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
101

Retail – Anchored 8450 Baltimore National Pike Ellicott City, MD 21043	Collateral Asset Summary – Loan No. 8 Normandy Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,250,000 67.4% 1.46x 10.2%

A “Low DSCR Period” means any period (i) commencing on the last day of any two consecutive calendar quarter period during which the debt service coverage ratio for the Normandy Center Property is less than 1.20x and (ii) ending on the last day of any two consecutive calendar quarters thereafter for each of which the debt service coverage ratio for the Normandy Center Property is equal to or greater than 1.25x.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Provided that no event of default is continuing under the Normandy Center Mortgage Loan documents, at any time after the date that is two years after the closing date of the Benchmark 2026-V20 securitization trust, the borrower may obtain the release of an approximately 5.9-acre vacant parcel of the Normandy Center Property (the “Vacant Parcel”) provided that, among other conditions, (i) the related borrower partially defeases the Normandy Center Mortgage Loan in an amount equal to $1,500,000, (ii) the related borrower may not (and may not permit the related guarantor, the related borrower sponsor or any affiliate thereof) to, among other anti-poaching conditions, solicit any then-existing tenant of the related Normandy Center Property (or any person or entity that was a tenant within the preceding 12 months) to lease, sublease, license or occupy space at the Vacant Parcel or in bad faith steer or direct any prospective tenant of the related Normandy Center Property to any space at the Vacant Parcel, and (iii) the borrower is required to satisfy customary REMIC requirements.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
102

Industrial – Warehouse/Distribution 9785 Bellanca Avenue Los Angeles, CA 90045	Collateral Asset Summary – Loan No. 9 Amazon LAX	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	37,766,961 53.8% 1.85x 10.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
103

Industrial – Warehouse/Distribution 9785 Bellanca Avenue Los Angeles, CA 90045	Collateral Asset Summary – Loan No. 9 Amazon LAX	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	37,766,961 53.8% 1.85x 10.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
104

Industrial – Warehouse/Distribution 9785 Bellanca Avenue Los Angeles, CA 90045	Collateral Asset Summary – Loan No. 9 Amazon LAX	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	37,766,961 53.8% 1.85x 10.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
105

Industrial – Warehouse/Distribution 9785 Bellanca Avenue Los Angeles, CA 90045	Collateral Asset Summary – Loan No. 9 Amazon LAX	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	37,766,961 53.8% 1.85x 10.4%

Mortgage Loan Information		Property Information
Loan Seller:	GSMC	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Acquisition	Property Type – Subtype:	Industrial - Warehouse/Distribution
Borrower Sponsor(s)(1):	NH Net REIT Operating Partnership LP	Collateral:	Fee
Borrower(s):	NHNR Hold Co 26, LLC	Location:	Los Angeles, CA
Original Balance(2):	$37,766,961	Year Built / Renovated:	2025 / NAP
Cut-off Date Balance(2):	$37,766,961	Property Management:	Cushman & Wakefield U.S., Inc.
% by Initial UPB:	4.3%	Size:	703,728 SF
Interest Rate:	5.50900%	Appraised Value (As Is) / Per SF:	$216,200,000 / $307
Note Date:	November 7, 2025	Appraisal Date:	September 10, 2025
Original Term:	60 months	Occupancy:	100.0% as of (January 6, 2026)
Amortization:	Interest Only	UW Economic Occupancy:	100.0%
Original Amortization:	NAP	Underwritten NOI:	$12,102,608
Interest Only Period:	60 months	Underwritten NCF:	$12,020,354
First Payment Date:	January 6, 2026
Maturity Date:	December 6, 2030	Historical NOI(3)
Additional Debt Type(2):	Pari Passu	Most Recent NOI:	NAV
Additional Debt Balance(2):	$78,500,000	2024 NOI:	NAV
Call Protection:	L(26),D(27),O(7)	2023 NOI:	NAV
Lockbox / Cash Management:	Hard / Springing	2022 NOI:	NAV

Reserves(4)				Financial Information(3)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$165
Taxes:	$0	Springing	NAP	Maturity Date Loan / SF:	$165
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	53.8%
Replacement Reserves:	$0	Springing	NAP	Maturity Date LTV:	53.8%
TI / LC:	$0	Springing	NAP	UW NOI DY:	10.4%
				UW NCF DSCR:	1.85x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$116,266,961	54.4%	Purchase Price	$211,394,474	98.9%
Borrower Sponsor Equity	97,461,447	45.6	Closing Costs	2,333,934	1.1
Total Sources	$213,728,408	100.0%	Total Uses	$213,728,408	100.0%
(1)	The borrower sponsor and non-recourse carveout guarantor is also the borrower sponsor and non-recourse carveout guarantor of the Project Broadview Mortgage Loan.
(2)	The Amazon LAX Mortgage Loan (as defined below) is part of the Amazon LAX Whole Loan (as defined below), which is comprised of four pari passu promissory notes with an aggregate original principal balance of $116,266,961. The Financial Information in the chart above is based on the Amazon LAX Whole Loan. See “—The Loan” below.
(3)	Historical financial information is not presented as the Amazon LAX Property (as defined below) was built in 2025.
(4)	Please see “—Ongoing Reserves” below for further discussion of reserve information.

The Loan. The ninth largest mortgage loan (the “Amazon LAX Mortgage Loan”) is part of a whole loan (the “Amazon LAX Whole Loan”) evidenced by four pari passu promissory notes that are secured by the borrower’s fee interest in an 19.4-acre, 845,088 land square foot industrial facility in Los Angeles, California (the “Amazon LAX Property”). The scheduled maturity date of the Amazon LAX Whole Loan is December 6, 2030.

The Amazon LAX Mortgage Loan, which is evidenced by the non-controlling notes A-3 and A-4, has an outstanding principal balance as of the Cut-off Date of $37,766,961. The Amazon LAX Whole Loan was originated by Goldman Sachs Bank USA (“GSBI”) on November 7, 2025 and has an aggregate outstanding principal balance as of the Cut-off Date of $116,266,961. The Amazon LAX Whole Loan has a 5-year interest-only term and accrues interest at the rate of 5.50900% per annum on an Actual/360 basis. The proceeds of the Amazon LAX Whole Loan, along with borrower sponsor equity, were used by the borrower to acquire the Amazon LAX Property and pay origination costs.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
106

Industrial – Warehouse/Distribution 9785 Bellanca Avenue Los Angeles, CA 90045	Collateral Asset Summary – Loan No. 9 Amazon LAX	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	37,766,961 53.8% 1.85x 10.4%

The Amazon LAX Whole Loan is serviced pursuant to the pooling and servicing agreement for the Benchmark 2025-V19 securitization trust. The relationship between the holders of the Amazon LAX Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement - Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$58,500,000	$58,500,000	Benchmark 2025-V19	Yes
A-2	20,000,000	20,000,000	BBCMS 2026-5C40(1)	No
A-3	31,500,000	31,500,000	Benchmark 2026-V20	No
A-4	6,266,961	6,266,961	Benchmark 2026-V20	No
Whole Loan	$116,266,961	$116,266,961
(1)	The BBCMS 2026-5C40 transaction is expected to close on or about February 12, 2026.

The Property. The Amazon LAX Property is a 19.4-acre, 845,088 land SF, built-to-suit facility completed in 2025 for Amazon.com, Inc. (“Amazon”), and consists of two distinct parcels: one with a 141,360 SF Amazon distribution facility and one with a 562,368 SF industrial outdoor storage (“IOS”) parking site. The distribution facility has 24 foot clear heights, 11 dock doors, a rear-docked facility, and rooftop employee parking. The rooftop parking totals 218 spaces comprised of 192 standard, three handicap, and 23 electric spaces. The facility serves as Amazon’s only last-mile distribution facility in West Los Angeles, a region with a 2024 5-mile population of 630,164. The IOS site is a 562,368 SF excess parking area designated for Amazon delivery vans. The IOS site has 1,003 total parking spaces comprised of 966 standard, three handicap, 23 electric-vehicle, and 11 truck spaces. Combined with the rooftop parking, the Amazon LAX Property has 1,221 parking spaces.

Sole Tenant. The sole tenant at the Amazon LAX Property is Amazon.com Services LLC (the “Tenant”). The Tenant’s lease is guaranteed by Amazon. The Tenant lease has an initial lease expiration date of May 2039 (which results in a remaining term of 13.3 years) with two 7-year extension options through May 2053 for a potential fully extended term of 27.5 years. The current in-place rent is $16.63 PSF and includes annual rent bumps at 2.5%. The rent will reset at extension based on the fair market value (exclusive of the power upgrade). The lease has no termination options for the Tenant, except in connection with certain casualty or condemnation events.

The following table presents certain information relating to the sole tenant at the Amazon LAX Property:

Tenant Summary(1)
Tenant	Ratings (Moody’s/S&P/Fitch)(2)	Net Rentable Area (SF)	% of Total NRA	U/W Base Rent	UW Base Rent PSF	% of Total UW Base Rent	Lease Exp. Date	Termination Option (Y/N)	Renewal Option
Sole Tenant
Amazon.com Services LLC	A1/AA/AA-	703,728	100.0%	$11,702,704	$16.63	100.0%	5/31/2039	N	2 x 7 Yr
Vacant Space		0	0.0
Collateral Total		703,728	100.0%

(1)	Based on the underwritten rent roll as of January 6, 2026, inclusive of contractual rent steps through June 1, 2026.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
107

Industrial – Warehouse/Distribution 9785 Bellanca Avenue Los Angeles, CA 90045	Collateral Asset Summary – Loan No. 9 Amazon LAX	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	37,766,961 53.8% 1.85x 10.4%

The following table presents certain information relating to the lease rollover schedule at the Amazon LAX Property, based on initial lease expiration dates:

Lease Rollover Schedule(1)(2)
Year	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Number of Leases Expiring
2026 & MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2027	0	0.0%	0.0%	$0	0.0%	$0.00	0
2028	0	0.0%	0.0%	$0	0.0%	$0.00	0
2029	0	0.0%	0.0%	$0	0.0%	$0.00	0
2030	0	0.0%	0.0%	$0	0.0%	$0.00	0
2031	0	0.0%	0.0%	$0	0.0%	$0.00	0
2032	0	0.0%	0.0%	$0	0.0%	$0.00	0
2033	0	0.0%	0.0%	$0	0.0%	$0.00	0
2034	0	0.0%	0.0%	$0	0.0%	$0.00	0
2035	0	0.0%	0.0%	$0	0.0%	$0.00	0
2036 & Thereafter	703,728	100.0%	100.0%	$11,702,704	100.0%	$16.63	1
Vacant	0	0.0%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	703,728	100.0%		$11,702,704	100.0%	$16.63	1
(1)	Based on the underwritten rent roll as of January 6, 2026, inclusive of contractual rent steps through June 1, 2026.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.

The following table presents certain information relating to the Underwritten Net Cash Flow at the Amazon LAX Property:

Cash Flow Analysis
	UW(1)	UW PSF
Base Rent	$11,702,704	$16.63
Contractual Rent Steps	399,904	$0.57
Gross Potential Rent	$12,102,608	$17.20
Total Reimbursements	3,025,652	$4.30
Net Rental Income	$15,128,260	$21.50
(Vacancy & Credit Loss)	0	$0.00
Effective Gross Income	$15,128,260	$21.50

Real Estate Taxes	0	$0.00
Insurance	0	$0.00
Management Fee	302,565	$0.43
Utilities	0	$0.00
Other Operating Expenses	2,723,087	$3.87
Total Expenses	$3,025,652	$4.30

Net Operating Income	$12,102,608	$17.20
Replacement Reserves	82,254	$0.12
TI/LC	0	$0.00
Net Cash Flow	$12,020,354	$17.08

Occupancy %	100.0%(2)
NCF DSCR	1.85x
NOI Debt Yield	10.4%
(1)	Based on the underwritten rent roll as of January 6, 2026, inclusive of contractual rent steps through June 1, 2026.
(2)	U/W Occupancy represents economic occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
108

Industrial – Warehouse/Distribution 9785 Bellanca Avenue Los Angeles, CA 90045	Collateral Asset Summary – Loan No. 9 Amazon LAX	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	37,766,961 53.8% 1.85x 10.4%

Appraisal. According to the appraisal, the Amazon LAX Property had an “as-is” appraised value of $216,200,000 as of September 10, 2025.

Amazon LAX Appraised Value(1)
Property	Value	Capitalization Rate
Amazon LAX	$216,200,000	5.25%
(1)	Source: Appraisal.

Environmental Matters. According to the Phase I environmental report dated August 22, 2025, there were recognized environmental conditions at the Amazon LAX Property related to historical uses for manufacturing and commercial / industrial purposes and historical recognized environmental conditions at the Amazon LAX Property related to former underground storage tanks. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

The Market. The Amazon LAX Property is located in the Westside industrial submarket of Los Angeles, California. The Amazon LAX Property benefits from its central infill location within the Los Angeles industrial landscape, benefiting from logistical advantages due to its direct adjacency to Los Angeles International Airport (LAX) and convenient access to major thoroughfares (Interstates 110, 105, 710, and 5).

According to the appraisal, as of the second quarter of 2025, the Westside industrial submarket had inventory of 25,910,809 square feet, a vacancy rate of 8.3%, average asking rent of $34.02 per square foot, and negative net absorption as of the second quarter of 2025 of 247,898 square feet.

The following table presents information relating to comparable industrial leases for the Amazon LAX Property:

Comparable Industrial & Office Leases(1)
Property Name/Location	Distance from Subject	Year Built/ Renovated	Total GLA (SF)	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (years)	Annual Rent PSF
Amazon LAX(2) Los Angeles, CA	-	2025 / NAP	703,728	Amazon.com Services LLC	703,728	Jun-24	15.0	$16.63
Bridge Point Vernon III Vernon, CA	8.8 mi	2024 / NAP	185,089	Reformation USA	185,089	Sep-24	5.3	$27.60
Torrance Industrial Exchange Torrance, CA	6.6 mi	2023 / NAP	108,320	SHMA	108,320	Aug-24	7.0	$27.00
Bridge Industrial Development Torrance, CA	10.0 mi	2023 / NAP	174,211	K2 Space Corporation	174,211	Jun-24	5.0	$28.20
Confidential Redondo Beach, CA	4.0 mi	1962 / NAP	51,340	LA Slots	51,340	Apr-24	2.0	$24.60
2501 W. Rosecrans Avenue Los Angeles, CA	4.6 mi	1987 / 2012	300,217	Forward Air	300,217	Apr-24	7.0	$22.20

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the underwritten rent roll dated January 6, 2026. Annual Rent PSF includes rent steps through June 1, 2026.

The Borrower and the Borrower Sponsor. The borrower for the Amazon LAX Whole Loan is NHNR Hold Co 26, LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Amazon LAX Whole Loan.

The borrower sponsor and guarantor is NH Net REIT Operating Partnership LP (“NH NetREIT”), a subsidiary of Morgan Stanley Investment Management (“Morgan Stanley”). NH NetREIT is an externally managed real estate investment trust (“REIT”) focused on acquiring net lease investment properties. It owns and operates a broad portfolio across 45 states. NH NetREIT is a subsidiary of Morgan Stanley, which has helped raise more than $800 million for the REIT since being launched in April 2024. As of April 2025, Morgan Stanley has raised approximately $800 million from the sale of the REIT’s shares to investors, just a year after its initial sale. NH NetREIT’s objective is to build a diversified portfolio of high-quality commercial real estate assets, primarily those with long-term net leases to tenants for whom the properties are essential to their business operations. The company primarily targets industrial, healthcare, and retail assets, with a specific focus on industrial properties such as manufacturing, warehouse, distribution, and research and development facilities located in strategic areas.

The borrower sponsor and non-recourse carveout guarantor is also the borrower sponsor and non-recourse carveout guarantor of the Project Broadview Mortgage Loan.

Property Management. The Amazon LAX Property is currently managed by Cushman & Wakefield U.S., Inc., a third-party property management company.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
109

Industrial – Warehouse/Distribution 9785 Bellanca Avenue Los Angeles, CA 90045	Collateral Asset Summary – Loan No. 9 Amazon LAX	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	37,766,961 53.8% 1.85x 10.4%

Ongoing Reserves.

Tax Reserve – On the first payment date following the commencement of a Trigger Period (as defined below) the borrower is required to deposit into a property tax reserve an amount equal to 1/12th of the property taxes for the Amazon LAX Property that the lender reasonably estimates will be payable during the next ensuing 12 months. On each subsequent payment date during a Trigger Period, the borrower is required to deposit into a property tax reserve an amount equal to 1/12th of the property taxes for the Amazon LAX Property that the lender reasonably estimates will be payable during the next ensuing 12 months.

Insurance Reserve – On the first payment date following the commencement of a Trigger Period, the borrower is required to deposit into an insurance reserve an amount equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months. On each subsequent payment date during a Trigger Period, the borrower is required to deposit into an insurance reserve an amount equal to 1/12th of the insurance premiums for the Amazon LAX Property that the lender reasonably estimates will be payable during the next ensuing 12 months. However, if no event of default is continuing, if the borrower maintains the policies required by the Amazon LAX Whole Loan documents under an acceptable blanket policy pursuant to the terms of the Amazon LAX Whole Loan documents, and the borrower provides evidence reasonably satisfactory to the lender that the applicable premiums on such blanket policy have been timely paid at least 10 days prior to the date such payment would be due, deposits of amounts with respect to the cost of premiums of the policies into the insurance reserve will be suspended to the extent that such amounts relate to such acceptable blanket policy.

TI/LC Reserve – On each payment date during a Trigger Period in which the Amazon lease is not then in effect, the borrower is required to remit to the lender, for deposit into the TI/LC account, an amount equal to $11,780. Provided that no event of default exists, the TI/LC funds deposited into the TI/LC account will be disbursed to the borrower in accordance with the terms and conditions set forth in the Amazon LAX Whole Loan documents.

CapEx Reserve – On each payment date during a Trigger Period in which the Amazon lease is not then in effect, the borrower is required to remit to the lender, for deposit into a capital expenditure account, an amount equal to $1,767 in accordance with the terms and conditions set forth in the Amazon LAX Whole Loan documents. Provided that no event of default is continuing, the funds deposited into the capital expenditure account will be disbursed to the borrower in accordance with the terms and conditions set forth in the Amazon LAX Whole Loan documents.

Lockbox / Cash Management. The Amazon LAX Whole Loan is structured with a hard lockbox and springing cash management. On or prior to the origination of the Amazon LAX Whole Loan, the borrower was required to establish and maintain an account with the lockbox bank into which all income from the Amazon LAX Property is required to be deposited. At the end of each business day the lockbox bank is required to remit all amounts contained in the lockbox account directly into an account specified by the lender. Within five business days of the origination of the Amazon LAX Whole Loan, the borrower was required to deliver notice to the tenant instructing that (i) all payments under its lease are required to be remitted directly to, and deposited directly into, the lockbox account, and (ii) such instruction may not be rescinded unless and until the tenant receives from the borrower or the lender a copy of the lender’s written consent to such rescission. So long as no Trigger Period or event of default is continuing, the lender will specify the account for such remittance by the lockbox bank to be the borrower’s operating account, and during the continuance of a Trigger Period or event of default the lender will specify the lender’s cash management account for such remittance by the lockbox bank. Funds in the cash management account during a Trigger Period are required to be applied to debt service, the reserves and escrows described above, an amount equal to one month of budgeted operating expenses to the operating account, and, after the application of such funds in accordance with the Amazon LAX Whole Loan documents, any remaining funds are required to be deposited into an excess cash flow reserve account as additional collateral for the Amazon LAX Whole Loan, or, if no Trigger Period is continuing, disbursed to the borrower.

A “Trigger Period” means each period that commences when (i) there is an event of default by the borrower under the Amazon lease beyond any applicable grace or cure period, unless and until such event of default has been cured and Amazon has accepted such cure such that the Tenant lease remains in full force and effect, (ii) a bankruptcy or insolvency of Amazon occurs, (iii) there is an early termination, cancellation or surrender of the Tenant lease or delivery of notice of termination, cancellation or surrender under the Tenant lease, (iv) (x) the Tenant “goes dark”, vacates or ceases to occupy the Amazon LAX Property or discontinues its operations at the Amazon LAX Property for more than 120 consecutive days or 180 days in any 12-month period (excluding temporary vacancies for the purpose of repair, restoration, permitted alterations or installation of equipment) and (y) Amazon’s long term debt rating is downgraded below Baa3 by Moody’s or BBB- by S&P or is no longer rated by S&P and Moody’s at all or (z) the debt yield, determined as of the first day of each of two consecutive fiscal quarters, is less than 7.0% until the debt yield, determined as of the first day of each of two consecutive fiscal quarters thereafter, is equal to or greater than 7.0% (and if the financial reports required under the terms of the Amazon LAX Whole Loan documents are not delivered to the lender as and when required, a Trigger Period will be deemed to have commenced and be ongoing, unless and until such reports are delivered and they indicate that, in fact, no Trigger Period is ongoing).

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
110

Industrial – Warehouse/Distribution 9785 Bellanca Avenue Los Angeles, CA 90045	Collateral Asset Summary – Loan No. 9 Amazon LAX	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	37,766,961 53.8% 1.85x 10.4%

Release of Collateral. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
111

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 10 Etude Self Storage Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,200,000 65.0% 1.36x 8.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
112

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 10 Etude Self Storage Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,200,000 65.0% 1.36x 8.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
113

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 10 Etude Self Storage Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,200,000 65.0% 1.36x 8.7%

Mortgage Loan Information		Properties Information
Loan Seller:	GSMC	Single Asset / Portfolio:	Portfolio
Loan Purpose:	Acquisition	Properties Type – Subtype:	Self Storage - Self Storage
Borrower Sponsor(s):	Etude Storage Partners Management LLC	Collateral:	Fee
Borrower(s)(1):	Various	Location(4):	Various, Various
Original Balance(2):	$28,200,000	Year Built / Renovated(4):	Various / Various
Cut-off Date Balance(2):	$28,200,000	Property Management(5):	Various
% by Initial UPB:	3.2%	Size(6):	788,240 SF
Interest Rate:	6.12200%	Appraised Value / Per SF(7):	$133,400,000 / $169
Note Date:	November 17, 2025	Appraisal Date(7):	October 21, 2025
Original Term:	60 months	Occupancy:	81.1% (as of October 7, 2025)
Amortization:	Interest Only	UW Economic Occupancy:	89.7%
Original Amortization:	NAP	Underwritten NOI:	$7,541,987
Interest Only Period:	60 months	Underwritten NCF:	$7,334,438
First Payment Date:	January 6, 2026
Maturity Date:	December 6, 2030	Historical NOI
Additional Debt Type(2):	Pari Passu	Most Recent NOI:	$7,072,301 (TTM September 30, 2025)
Additional Debt Balance(2):	$58,500,000	2024 NOI:	$7,824,585
Call Protection:	L(23),YM1(30),O(7)	2023 NOI(8):	NAV
Lockbox / Cash Management:	Springing / Springing	2022 NOI(8):	NAV

Reserves(3)				Financial Information(2)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$110
Taxes:	$271,716	$106,395	NAP	Maturity Date Loan / SF:	$110
Insurance:	$76,899	$25,633	NAP	Cut-off Date LTV:	65.0%
Capital Expenditure Reserves:	$0	$17,296	NAP	Maturity Date LTV:	65.0%
Deferred Maintenance:	$455,813	$0	NAP	UW NOI DY:	8.7%
				UW NCF DSCR:	1.36x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(2)	$86,700,000	65.5%	Purchase Price	$124,590,000	94.1%
Sponsor Equity	45,649,206	34.5	Closing Costs	6,954,779	5.3
			Upfront Reserves	804,427	0.6
Total Sources	$132,349,206	100.0%	Total Uses	$132,349,206	100.0%
(1)	See “The Borrowers and the Borrower Sponsor” below.
(2)	The Etude Self Storage Portfolio Mortgage Loan (as defined below) is part of the Etude Self Storage Portfolio Whole Loan (as defined below), which is comprised of 2 pari passu promissory notes with an aggregate original principal balance of $86,700,000. Financial Information presented above is based on the Etude Self Storage Portfolio Whole Loan.
(3)	See “Initial and Ongoing Reserves” below.
(4)	See “Portfolio Summary” below.
(5)	See “Property Manager” below.
(6)	Excludes three retail spaces totaling 10,095 SF, an 800 SF rentable office space, and a 1,156 SF apartment.
(7)	Based on the portfolio appraised value of $133,400,000 (the “Portfolio Appraised Value”), prepared as of October 21, 2025, which is inclusive of an approximately 4.61% portfolio premium and reflects the value of the Etude Self Storage Portfolio Properties (as defined below) as a whole if sold in their entirety to a single buyer. See the “Etude Self Storage Portfolio Appraised Value” chart below for the “as-is” appraised values of the individual properties (exclusive of the portfolio premium), which in the aggregate total $127,520,000 (the “Aggregate Individual As-Is Appraised Value”). The Cut-off Date LTV and Maturity Date LTV of the Etude Self Storage Portfolio Whole Loan based upon the Aggregate Individual As-Is Appraised Value, are 68.0% and 68.0%, respectively.
(8)	2022 NOI and 2023 NOI information is not available due to the borrower sponsor purchasing the Etude Self Storage Portfolio Properties in November 2025.

The Loan. The tenth largest mortgage loan (the “Etude Self Storage Portfolio Mortgage Loan”) is part of a whole loan (the “Etude Self Storage Portfolio Whole Loan”) evidenced by two pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $86,700,000. The Etude Self Storage Portfolio Whole Loan is secured by a first lien mortgage on the borrowers’ fee interests in a 788,240 square foot, self-storage portfolio consisting of 12 properties (each, an “Etude Self Storage Portfolio Property” and collectively, the “Etude Self Storage Portfolio Properties” or the “Etude Self Storage Portfolio”) located across five states. The Etude Self Storage Portfolio Whole Loan was originated by Goldman Sachs Bank USA (“GSBI”) on November 17, 2025, has a 5-year interest-only term and accrues interest at a rate of 6.12200% per annum on an Actual/360 basis. The Etude Self Storage Portfolio Whole Loan had an original term of 60 months and has a remaining term of 58 months as of the Cut-off Date. The scheduled maturity date of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
114

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 10 Etude Self Storage Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,200,000 65.0% 1.36x 8.7%

the Etude Self Storage Portfolio Whole Loan is the payment date in December 2030. The Etude Self Storage Portfolio Mortgage Loan is evidenced by the non-controlling Note A-2 with an outstanding principal balance as of the Cut-off Date of $28,200,000.

The table below identifies the promissory notes that comprise the Etude Self Storage Portfolio Whole Loan. The relationship between the holders of the Etude Self Storage Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the prospectus. The Etude Self Storage Portfolio Whole Loan is serviced under the pooling and servicing agreement for the Benchmark 2025-V19 securitization trust. See “The Pooling and Servicing Agreement” in the prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$58,500,000	$58,500,000	Benchmark 2025-V19	Yes
A-2	$28,200,000	$28,200,000	Benchmark 2026-V20	No
Whole Loan	$86,700,000	$86,700,000

The Properties. The Etude Self Storage Portfolio is comprised of 12 self storage properties totaling 7,511 units and 788,240 SF, located across five states. The Etude Self Storage Portfolio includes 4,088 (54.4% of total units) non-climate-controlled units, 3,195 (42.5% of total units) climate-controlled or heated units, and 228 other units including parking, apartment, commercial and non-revenue units. The Etude Self Storage Portfolio Properties were built between 1950 and 2006, and no individual Etude Self Storage Portfolio Property accounts for more than 15.0% of underwritten net cash flow or 13.7% of units across the Etude Self Storage Portfolio. As of October 7, 2025, the Etude Self Storage Portfolio was 81.1% occupied. The borrower sponsor purchased the Etude Self Storage Portfolio in November 2025 for $124,590,000 ($158 PSF).

The following table presents certain information relating to the Etude Self Storage Portfolio Properties:

Portfolio Summary
Property(1)	City, State	Year Built / Renovated	Units	Net Rentable Area (SF)(2)	Occupancy %(2)	Allocated Whole Loan Amount	% of Allocated Whole Loan Amount	Appraised Value	UW NCF(3)	% of UW NCF
Snapbox Self-Storage - Pines	Pembroke Pines, FL	1989 / NAP	1,028	74,881	80.9%	$13,200,000	15.2%	$18,370,000	$1,098,301	15.0%
Snapbox Self-Storage - Delsea	Vineland, NJ	2005 / NAP	762	92,700	84.2%	$10,500,000	12.1%	$14,200,000	$894,090	12.2%
Snapbox Storage - Crescent	Pennsauken, NJ	1950 / 2002	744	69,035	82.5%	$8,600,000	9.9%	$14,800,000	$709,745	9.7%
Snapbox Self-Storage - Harding	Buena, NJ	2006 / NAP	465	58,900(4)	80.6%	$8,150,000	9.4%	$11,200,000	$688,076	9.4%
Snapbox Self Storage – University	Little Rock, AR	2002 / NAP	586	75,000(5)	88.0%	$7,600,000	8.8%	$10,800,000	$634,173	8.6%
Snapbox Self Storage - 10th	Little Rock, AR	2005 / NAP	512	63,145	87.7%	$7,042,029	8.1%	$9,570,000	$670,509	9.1%
Snapbox Self-Storage - Island	Philadelphia, PA	1960 / 2003	861	80,910	71.0%	$7,000,000	8.1%	$10,800,000	$548,578	7.5%
Snapbox Self-Storage - Macedo	Port St. Lucie, FL	1986, 1987, 1990, 1999 / NAP	600	69,234	88.8%	$6,850,000	7.9%	$10,880,000	$595,369	8.1%
Snapbox Self-Storage - Tacoma	Tacoma, WA	2000 / NAP	545	50,870	81.7%	$6,850,000	7.9%	$10,000,000	$568,926	7.8%
Snapbox Self-Storage - East	Vineland, NJ	2004 / NAP	469	54,375	86.2%	$5,750,000	6.6%	$8,100,000	$475,577	6.5%
Snapbox Self Storage - Geyer	Little Rock, AR	1986 / NAP	372	42,475	90.0%	$3,825,000	4.4%	$5,125,000	$329,307	4.5%
Snapbox Self Storage - Leon	Little Rock, AR	1988 / NAP	567	56,715	52.1%	$1,332,971	1.5%	$3,675,000	$121,787	1.7%
Total			7,511	788,240	81.1%	$86,700,000	100.0%	$127,520,000	$7,334,438	100.0%
(1)	Certain properties listed above may be comprised of multiple addresses or locations but are treated as a single property for appraisal and loan underwriting purposes.
(2)	Based on the underwritten rent roll as of October 7, 2025 and is based on self storage space.
(3)	Based on the as-is underwriting.
(4)	Excludes three retail spaces totaling 10,095 SF and an 800 SF rentable office space.
(5)	Excludes a 1,156 SF apartment space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
115

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 10 Etude Self Storage Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,200,000 65.0% 1.36x 8.7%

The following table presents certain information relating to the unit mix at the Etude Self Storage Portfolio Properties:

Etude Self Storage Portfolio Unit Mix Summary
Unit Type	Available Units(1)	Available SF(2)	Current Occupancy(3)	In-Place Rent Per Unit
Total Units	7,511	788,240	81.1%	$1,464
(1)	Includes storage units, parking, apartments, commercial units and non-revenue units.
(2)	Excludes three retail spaces totaling 10,095 SF, an 800 SF rentable office space, and a 1,156 SF apartment space.
(3)	Based on the underwritten rent roll as of October 7, 2025. Occupancy includes unrentable and complimentary units.

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Etude Self Storage Portfolio Properties:

Cash Flow Analysis
	2024	TTM 9/30/2025	Budget	UW(1)	UW Per SF
Potential Rent	$11,959,468	$11,880,116	$14,150,580	$11,880,116	$15.07
Vacancy	0	0	(2,013,725)	0	0.00
Bad Debt	(357,732)	(737,254)	(504,080)	(737,254)	(0.94)
Concessions	(439,451)	(482,561)	0	(482,561)	(0.61)
Gross Potential Income	$11,162,285	$10,660,301	$11,632,775	$10,660,301	$13.52
Other Income(2)	1,471,620	1,526,420	1,541,412	1,541,412	1.96
Effective Gross Income	$12,633,905	$12,186,721	$13,174,187	$12,201,713	$15.48

Management Fee	$750,190	$636,199	$651,211	$581,310	$0.74
Insurance	449,784	396,703	335,644	314,166	0.40
Real Estate Taxes	841,263	1,266,067	1,297,782	1,371,057	1.74
Other Expenses	2,768,083	2,815,451	2,393,192	2,393,192	3.04
Total Expenses	$4,809,321	$5,114,420	$4,677,829	$4,659,725	$5.91

Net Operating Income	$7,824,585	$7,072,301	$8,496,358	$7,541,987	$9.57
Replacement Reserves	0	0	0	207,550	0.26
Net Cash Flow	$7,824,585	$7,072,301	$8,496,358	$7,334,438	$9.30

Occupancy(3)	NAV	NAV	NAV	89.7%
NOI Debt Yield(4)	9.0%	8.2%	9.8%	8.7%
NCF DSCR(4)	1.45x	1.31x	1.58x	1.36x
(1)	UW Potential Rent, Vacancy, Bad Debt, and Concessions are based on the TTM 9/30/2025 performance. Operating expenses, with the exception of real estate taxes and insurance, are based on the Budget. Real estate taxes are based on the appraisal and insurance is based on actual costs.
(2)	Other Income is based on the Budget and includes administrative/late/auction fees, tenant insurance, merchandise, truck rental, cell tower/solar, and commercial income.
(3)	The Etude Self Storage Portfolio was 81.1% occupied as of October 7, 2025.
(4)	Debt service coverage ratios and debt yields are based on the Etude Self Storage Portfolio Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
116

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 10 Etude Self Storage Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,200,000 65.0% 1.36x 8.7%

Appraisals. According to the appraisals as of various dates between October 10, 2025 and October 15, 2025 and the aggregate portfolio appraisal dated October 21, 2025, the Etude Self Storage Portfolio Properties had a Portfolio Appraised Value of $133,400,000, which is inclusive of an approximately 4.61% aggregate portfolio premium and reflects the value of the Etude Self Storage Portfolio Properties as a whole if sold in their entirety to a single buyer. Additionally, the Etude Self Storage Portfolio Properties had an Aggregate Individual As-Is Appraised Value of $127,520,000.

Appraisal Valuation Summary(1)
Property	As Is Value	Capitalization Rate
Snapbox Self-Storage - Pines	$18,370,000	6.00%
Snapbox Self-Storage - Delsea	$14,200,000	6.25%
Snapbox Storage - Crescent	$14,800,000	5.50%
Snapbox Self-Storage - Harding	$11,200,000	6.25%
Snapbox Self Storage - University	$10,800,000	6.25%
Snapbox Self Storage - 10th	$9,570,000	6.25%
Snapbox Self-Storage - Island	$10,800,000	6.00%
Snapbox Self-Storage - Macedo	$10,880,000	6.00%
Snapbox Self-Storage - Tacoma	$10,000,000	6.50%
Snapbox Self-Storage – East	$8,100,000	6.25%
Snapbox Self Storage – Geyer	$5,125,000	6.25%
Snapbox Self Storage - Leon	$3,675,000	6.75%
Total / Wtd. Average	$127,520,000	6.12%
Portfolio Appraised Value	$133,400,000	5.40%
(1)	Source: Appraisals.

Environmental Matters. According to the Phase I environmental site assessments with various dates in September 2025, there was no evidence of any recognized environmental conditions at 11 of the 12 of the Etude Self Storage Portfolio Properties. According to the Phase I environmental report dated September 10, 2025, there is a recognized environmental condition at the Snapbox Self-Storage - Island Property. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

The Market. The Etude Storage Portfolio Properties are located across five states: New Jersey (4 properties, 37.7% of UW NCF), Arkansas (4 properties, 23.9% of UW NCF), Florida (2 properties, 23.1% of UW NCF), Washington (1 property, 7.8% of UW NCF), and Pennsylvania (1 property, 7.5% of UW NCF).

The following table presents market information related to the Etude Self Storage Portfolio Properties:

Market Summary(1)
Property	Total SF(2)	Current Supply Ratio-Market	2025 Market Supply	Incoming Supply (of facilities)	Incoming Supply (SF)	Average Market Vacancy
Snapbox Self-Storage - Pines	74,881	5.71	1,062,056	5	260,790	11.0%
Snapbox Self-Storage - Delsea	92,700	5.29	327,308	3	206,990	13.2%
Snapbox Storage - Crescent	69,035	1.57	863,020	6	570,013	13.4%
Snapbox Self-Storage - Harding	58,900(3)	4.47	505,153	2	149,040	14.8%
Snapbox Self Storage - University	75,000(4)	9.33	653,918	4	322,976	10.6%
Snapbox Self Storage - 10th	63,145	9.56	704,349	4	322,976	11.0%
Snapbox Self-Storage - Island	80,910	4.60	1,026,816	0	0	12.8%
Snapbox Self-Storage - Macedo	69,234	1.27	462,722	1	41,833	8.8%
Snapbox Self-Storage - Tacoma	50,870	8.74	880,709	0	0	6.3%
Snapbox Self-Storage – East	54,375	5.74	435,358	3	206,990	12.5%
Snapbox Self Storage – Geyer	42,475	17.16	676,249	1	89,775	13.6%
Snapbox Self Storage - Leon	56,715	13.46	583,303	1	89,775	13.8%
Total / Wtd. Average	788,240	6.73	682,682	2.62	196,031	11.8%
(1)	Source: Appraisals.
(2)	Based on the underwritten rent roll as of October 7, 2025.
(3)	Excludes three retail spaces totaling 10,095 and an 800 SF rentable office space.
(4)	Excludes a 1,156 SF apartment space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
117

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 10 Etude Self Storage Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,200,000 65.0% 1.36x 8.7%

The following table presents demographic information related to the Etude Self Storage Portfolio Properties:

Demographic Summary(1)
Property	2024 Population	2024-2029 % Change (population)	2024 Households	2024 Average Household Income
Snapbox Self-Storage - Pines	459,845	-0.2%	165,674	$101,439
Snapbox Self-Storage - Delsea	62,540	-1.0%	23,334	$90,344
Snapbox Storage - Crescent	548,342	3.8%	230,091	$112,263
Snapbox Self-Storage - Harding	33,816	-1.2%	13,280	$100,626
Snapbox Self Storage - University	149,385	-0.2%	69,736	$91,212
Snapbox Self Storage - 10th	144,595	-0.3%	68,121	$90,584
Snapbox Self-Storage - Island	695,726	1.2%	291,211	$93,802
Snapbox Self-Storage - Macedo	208,653	13.0%	79,753	$99,748
Snapbox Self-Storage - Tacoma	244,249	2.1%	91,366	$99,192
Snapbox Self-Storage – East	75,881	-1.4%	28,824	$87,778
Snapbox Self Storage – Geyer	91,151	-0.4%	37,653	$66,463
Snapbox Self Storage - Leon	98,228	-0.5%	41,021	$67,850
Total / Wtd. Average	250,105	1.3%	101,481	$92,857
(1)	Source: Appraisals.

The Borrowers and the Borrower Sponsor. The borrowers are Etude LR 10th St LLC, Etude Neck University Avenue LLC, Etude Leon Circle LLC, Etude Geyer Springs LLC, ESP Holdco IV-P LLC and ESP Holdco IV-FNW LLC, each a Delaware limited liability company. Each borrower is a single purpose entity having at least two independent directors in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Etude Self Storage Portfolio Mortgage Loan.

The borrower sponsor is Etude Storage Partners Management LLC, a Delaware limited liability company, and the non-recourse carveout guarantor is Etude Storage Partners LLC, a Delaware limited liability company and an entity controlled by the borrower sponsor. Etude Storage Partners Management LLC is a joint venture between Etude Capital and San Filep Financing LLC. The joint venture was formed to invest in self-storage properties across North America and aims to deploy at least $500 million. Etude Capital is a private investment firm headquartered in Austin, Texas. Founded in 2012, Etude Capital invests in self storage focused insurance, reinsurance, and technology businesses that serve over 1,500 facilities, and owns 1.8 million rentable square feet across Florida, Texas, and Oklahoma.

Property Management. The Etude Self Storage Properties are managed by Extra Space Management, Inc. (“Extra Space”) (3 properties), Investment Real Estate Management, LLC (“IREM”) (3 properties), and Avid Storage LLC (6 properties), each a third-party property manager. Extra Space is the largest operator of self storage facilities. Founded in 1977, the company manages more than 4,000 facilities across the country. IREM specializes solely in the self storage industry. Founded in 1998, the company currently has $920 million in assets under management, across 90 locations, totaling 37,922 units. Avid Storage LLC has been in the self storage industry for more than 20 years. Its current portfolio includes 42 assets across Florida, Texas, and Arkansas.

Initial and Ongoing Reserves. At origination of the Etude Self Storage Portfolio Whole Loan, the borrowers deposited approximately (i) $271,716 into a reserve account for real estate taxes, (ii) $76,899 into an insurance reserve account and (iii) $455,813 into a reserve account for immediate repairs.

Taxes – The Etude Self Storage Portfolio Whole Loan documents require ongoing monthly reserves in an amount equal to 1/12th of the taxes that the lender estimates will be payable during the next twelve months, initially $106,395.

Insurance – On each payment date, the borrowers are required to deposit into an insurance reserve an amount equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months (initially estimated to be approximately $25,633 per month); provided, that, if the borrowers maintain the policies required by Etude Self Storage Portfolio Whole Loan documents under an acceptable blanket policy pursuant to the terms of Etude Self Storage Portfolio Whole Loan documents, and the borrowers provide evidence reasonably satisfactory to the lender that the applicable premiums on such blanket policy have been timely made at least 10 days prior to the date such payment would be due, deposits of amounts with respect to the cost of premiums of the policies into the insurance reserve will be suspended to the extent that such amounts relate to such acceptable blanket policy. As of the Cut-off Date, the Etude Self Storage Portfolio is not under an acceptable blanket policy.

Replacement Reserve – The Etude Self Storage Portfolio Whole Loan documents require ongoing monthly reserves in an amount equal to approximately $17,296 for replacements.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
118

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 10 Etude Self Storage Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,200,000 65.0% 1.36x 8.7%

Lockbox / Cash Management. The Etude Self Storage Portfolio Whole Loan is structured with a springing lockbox and springing cash management. On or prior to the origination of the Etude Self Storage Portfolio Whole Loan, the borrowers were required to enter into a clearing agreement with an eligible institution (the “Clearing Bank”) reasonably approved by the lender, pursuant to which, within 30 days of the initial occurrence of a Cash Trap Event Period (as defined below), the borrowers will establish an eligible account (the "Clearing Account") at the Clearing Bank. Once established, (y) the Clearing Account will be maintained by the borrower at all times during the term of the Etude Self Storage Portfolio Whole Loan and (z) at all times thereafter the borrowers will (or will cause property manager to) (a) cause all rents (i) to be transmitted directly by non-self-storage tenants of the Etude Self Storage Portfolio Properties and (ii) in the nature of sums payable by issuers of credit cards accepted at the Etude Self Storage Portfolio Properties, to be transmitted directly by such issuer into the Clearing Account maintained at the Clearing Bank, and (b) deliver a notice to each existing non-self-storage tenant at the applicable the Etude Self Storage Portfolio Property directing each such tenant to remit its rental payments directly into the Clearing Account maintained at the Clearing Bank. Such amounts may not be commingled with any other funds or property of borrowers or the property manager, and the borrowers or the property manager will be required to deposit such amounts in the Clearing Account within two business days of receipt. Prior to the occurrence of the initial Cash Trap Event Period, the borrowers will (or will cause the property manager to) deposit all rents relating to the applicable Etude Self Storage Portfolio Property (other than tenant security deposits if required to be held in separate escrow accounts) and all other money received by the borrowers or the manager with respect to the Etude Self Storage Portfolio Property into the operating accounts maintained for the benefit of each individual Etude Self Storage Portfolio Property. During the occurrence of a Cash Trap Event Period, funds in the Clearing Account are required to be applied first to taxes and insurance, then to debt service, then to the reserves and escrows described above, and lastly one month of budgeted operating expenses. After the application of such funds in accordance with the Etude Self Storage Portfolio Whole Loan documents, any remaining funds are required to be deposited into an excess cash flow reserve account as additional collateral for the Etude Self Storage Portfolio Whole Loan.

A “Cash Trap Event Period” means a period commencing upon the earlier of (i) the occurrence and continuance of an event of default or (ii) the debt service coverage ratio being less than 1.10x for two consecutive calendar quarters (a "Low DSCR Trigger Event"), which such Cash Trap Event Period will expire (A) with regard to any Cash Trap Event Period commenced in connection with clause (i) above, upon the lender's acceptance of the cure (if applicable) of such event of default or (B) with regard to any Cash Trap Event Period commenced in connection with clause (ii) above, upon the date that the debt service coverage ratio is equal to or greater than 1.10x for two consecutive calendar quarters (provided that, in each instance, no other Cash Trap Event Period has occurred and is continuing during and at the time of the expiration of such period). In order to avoid the commencement of a Cash Trap Event Period caused solely by a Low DSCR Trigger Event, the borrowers may, within 10 business days of receipt of written notice from the lender of the occurrence of a Low DSCR Trigger Event, deposit cash or a letter of credit (the "Low DSCR Cure Deposit") with the lender to be held and disbursed in accordance with the terms of the Etude Self Storage Portfolio Whole Loan documents. In addition, at any point in time following the commencement of a Cash Trap Event Period resulting from a Low DSCR Trigger Event, the borrowers may make a Low DSCR Cure Deposit, with any such Low DSCR Cure Deposit to be in aggregate amount equal to the Low DSCR Cure Deposit Amount (as defined below) (taking into account Low DSCR Cure Deposit Funds on deposit in the Low DSCR Cure Deposit subaccount and Cash Collateral Funds (as defined below) on deposit in the cash collateral subaccount as a result of a Low DSCR Trigger Event). Any such cash deposit or letter of credit will be held in the Low DSCR Cure Deposit subaccount or with the lender, as applicable, and, to the extent timely made, a Cash Trap Event Period has not commenced as a result of a Low DSCR Trigger Event and, to the extent made following the commencement and during the existence of a Cash Trap Event Period resulting solely from a Low DSCR Trigger Event, such Cash Trap Event Period will no longer be deemed to exist. To the extent the borrowers make the deposit described herein, and if the borrowers fail to provide evidence the debt service coverage ratio is equal to or greater than 1.10x for two consecutive calendar quarters as of the 12 month anniversary of the initial occurrence of a Low DSCR Trigger Event or any subsequent 12 month anniversary thereafter, a subsequent Low DSCR Trigger Event will be deemed to have occurred and the borrowers will have the option, but not the obligation, in their sole discretion, prior to the end of the then applicable anniversary date to make an additional cash deposit or deliver to the lender an additional letter of credit equal to the Low DSCR Cure Deposit Amount (without taking into account any cash deposit or letter of credit deposited with the lender pursuant to this definition), and, to the extent timely made, a Cash Trap Event Period has not commenced as a result of a Low DSCR Trigger Event. To the extent the borrowers fail to timely make any of the deposits when required in this definition, a Cash Trap Event Period will immediately commence. For the avoidance of doubt, (x) upon the occurrence of a Low DSCR Trigger Event, the lender will commence a Cash Trap Event Period and such Cash Trap Event Period will continue until such time, if ever, as the borrowers will make the Low DSCR Cure Deposit in accordance with the terms and provisions of this definition or such Cash Trap Event Period will otherwise be cured in accordance with the terms and provisions of this definition and (y) nothing contained in the Etude Self Storage Portfolio Whole Loan documents will give the borrowers the right to voluntarily prepay any portion of the Etude Self Storage Portfolio Whole Loan except in accordance with the terms of the Etude Self Storage Portfolio Whole Loan documents.

The “Low DSCR Cure Deposit Amount” means $538,149.31.

“Cash Collateral Funds” means amounts on deposit from time to time in the cash collateral subaccount.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
119

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 10 Etude Self Storage Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,200,000 65.0% 1.36x 8.7%

Release of Collateral. The borrowers may obtain the release one or more Etude Self Storage Portfolio Properties from the Etude Self Storage Portfolio Whole Loan after the expiration of the lockout period in connection with an arms’- length sale to an unaffiliated third party by prepaying a portion of the Etude Self Storage Portfolio Whole Loan equal to the greater of 115% of the applicable allocated loan amount or 85% of net sales proceeds plus the applicable yield maintenance premium if the prepayment is to occur prior to the open prepayment period, provided that the debt service coverage ratio after giving effect to such release is not less than 1.30x, and the debt yield will be equal to or greater than 8.59%. If the Etude Self Storage Portfolio Whole Loan has been securitized in a REMIC Trust, at the lender's request, the borrowers will be required to deliver a reasonably acceptable REMIC opinion in connection with any such release of a property or properties.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
120

Retail – Super Regional Mall 350 North Milwaukee Street Boise, ID 83704	Collateral Asset Summary – Loan No. 11 Boise Towne Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$23,935,218 45.0% 2.94x 22.1%
Mortgage Loan Information		Property Information
Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Retail – Super Regional Mall
Borrower Sponsor(s):	BPR LLC	Collateral:	Fee
Borrower(s):	Boise Mall, LLC	Location:	Boise, ID
Original Balance(1):	$24,000,000	Year Built / Renovated:	1988 / 2015
Cut-off Date Balance(1):	$23,935,218	Property Management:	Brookfield Properties Retail Inc.
% by Initial UPB:	2.7%	Size:	666,584 SF
Interest Rate:	5.95000%	Appraised Value / Per SF:	$173,000,000 / $260
Note Date:	October 28, 2025	Appraisal Date:	June 20, 2025
Original Term:	60 months	Occupancy:	91.2% (as of September 30, 2025)
Amortization:	Amortizing Balloon	UW Economic Occupancy:	83.6%
Original Amortization:	360 months	Underwritten NOI:	$17,207,546
Interest Only Period:	None	Underwritten NCF:	$16,404,124
First Payment Date:	December 1, 2025
Maturity Date:	November 1, 2030	Historical NOI
Additional Debt Type(1):	Pari Passu	Most Recent NOI	$17,017,237 (TTM September 30, 2025)
Additional Debt Balance(1):	$53,854,240	2024 NOI:	$16,479,123
Call Protection:	L(27),D(29),O(4)	2023 NOI:	$15,872,448
Lockbox / Cash Management:	Hard / Springing	2022 NOI:	$15,677,273

Reserves				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$117
Taxes:	$0	Springing	NAP	Maturity Date Loan / SF:	$109
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	45.0%
Replacement Reserves:	$0	Springing	$334,759	Maturity Date LTV:	42.1%
TI / LC:	$250,110	Springing	$1,339,036	UW NOI DY:	22.1%
				UW NCF DSCR:	2.94x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$78,000,000	82.1%	Loan Payoff	$94,136,998	99.1%
Borrower Sponsor Equity	16,983,335	17.9	Closing Costs	596,227	0.6
			Reserves	250,110	0.3
Total Sources	$94,983,335	100.0%	Total Uses	$94,983,335	100.0%
(1)	The Boise Towne Square mortgage loan is part of a whole loan evidenced by two pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $77,789,457 (the “Boise Towne Square Whole Loan”). The information under Financial Information in the chart above is based on the outstanding principal balance as of the Cut-off Date of the Boise Towne Square Whole Loan.

The relationship between the holders of the Boise Towne Square Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the prospectus. The Boise Towne Square Whole Loan will be serviced under the pooling and servicing agreement for the BMO 2025-5C13 securitization trust. See “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus. The table below identifies the promissory notes that comprise the Boise Towne Square Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$54,000,000	$53,854,240	BMO 2025-5C13	Yes
A-2	$24,000,000	$23,935,218	Benchmark 2026-V20	No
Total	$78,000,000	$77,789,457

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
121

Retail – Super Regional Mall 350 North Milwaukee Street Boise, ID 83704	Collateral Asset Summary – Loan No. 11 Boise Towne Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$23,935,218 45.0% 2.94x 22.1%

The following table presents certain information relating to the top ten tenants based on the underwritten base rent at the Boise Towne Square property:

Top Tenant Summary(1)
Tenant	Ratings (Moody’s/S&P/Fitch)(2)	Net Rentable Area (SF)	% of Total NRA	U/W Base Rent	UW Base Rent PSF	% of Total UW Base Rent	Lease Exp. Date	Termination Option (Y/N)	Renewal Option
Top Tenants
Macy’s	Ba1/BB+/BBB-	164,784	24.7%	$1,095,000	$6.65	7.7%	12/30/2028	N	None
Buckle	NR/NR/NR	4,824	0.7%	$469,327	$97.29	3.3%	1/31/2027	N	None
Pottery Barn	NR/NR/NR	10,860	1.6%	$463,500	$42.68	3.3%	1/31/2027	Y(3)	None
Zumiez	NR/NR/NR	3,997	0.6%	$425,721	$106.51	3.0%	1/31/2027	N	None
The Cheesecake Factory	NR/NR/NR	9,395	1.4%	$422,775	$45.00	3.0%	1/31/2027	N	1 x 5 yr
Champs Sports	NR/NR/NR	5,939	0.9%	$359,310	$60.50	2.5%	12/31/2025(4)	N	None
H&M	NR/BBB/NR	22,342	3.4%	$355,440	$15.91	2.5%	1/31/2028	N	1 x 5 yr
Victoria’s Secret	B1/BB-/NR	11,000	1.7%	$310,200	$28.20	2.2%	1/31/2028	N	None
Wetzel’s Pretzels	NR/NR/NR	2,549	0.4%	$291,955	$114.54	2.0%	Various	N	None
Garage	NR/NR/NR	2,800	0.4%	$288,456	$103.02	2.0%	6/30/2034	N	None
Subtotal/Wtd. Average		238,490	35.8%	$4,481,684	$18.79	31.5%
Other Tenants		369,147	55.4%	$9,767,372	$26.46	68.5%
Occupied Collateral Total		607,637	91.2%	$14,249,056	$23.45	100.0%
Vacant Space		58,947	8.8%
Collateral Total		666,584	100.0%
(1)	Based on the underwritten rent roll dated as of September 30, 2025.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(3)	Pottery Barn has the right to terminate its lease by providing 180 days’ prior written notice any time following August 5, 2025, with the earliest termination date effective February 1, 2026. In no event shall the termination date be effective between Novebmer 1, 2026 and January 15, 2027.
(4)	Operating month to month as the tenant negotiates an extension.

The following table presents certain information relating to the lease rollover schedule at the Boise Towne Square property, based on the initial lease expiration dates:

Lease Rollover Schedule(1)(2)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	U/W Base Rent	% of Total U/W Base Rent	U/W Base Rent $ per SF	# of Expiring Leases
2026 & MTM	83,761	12.6%	12.6%	$2,412,378	16.9%	$28.80	32
2027	120,938	18.1%	30.7%	$4,930,526	34.6%	$40.77	39
2028	243,791	36.6%	67.3%	$3,321,435	23.3%	$13.62	16
2029	20,081	3.0%	70.3%	$768,308	5.4%	$38.26	8
2030	17,649	2.6%	72.9%	$634,557	4.5%	$35.95	6
2031	16,956	2.5%	75.5%	$870,578	6.1%	$51.34	6
2032	93,675	14.1%	89.5%	$628,765	4.4%	$6.71	5
2033	0	0.0%	89.5%	$0	0.0%	$0.00	0
2034	6,349	1.0%	90.5%	$437,295	3.1%	$68.88	3
2035	4,437	0.7%	91.2%	$245,215	1.7%	$55.27	3
2036	0	0.0%	91.2%	$0	0.0%	$0.00	0
2037 & Thereafter	0	0.0%	91.2%	$0	0.0%	$0.00	0
Vacant	58,947	8.8%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	666,584	100.0%		$14,249,056	100.0%	$23.45	118
(1)	Based on the underwritten rent roll dated September 30, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
122

Retail – Super Regional Mall 350 North Milwaukee Street Boise, ID 83704	Collateral Asset Summary – Loan No. 11 Boise Towne Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$23,935,218 45.0% 2.94x 22.1%

The following table presents certain information relating to the sales summary at the Boise Towne Square property:

Sales Summary(1)
Tenant Type	2019 Sales	2020 Sales	2021 Sales	2022 Sales	2023 Sales	2024 Sales	August T-12 Sales(2)	T-12 Occupancy Cost
Anchor	$38,312,020	$21,072,406	$19,840,995	$18,257,995	$22,700,000	$21,166,022	$0	0.0%
PSF	$154	$85	$80	$73	$138	$128	$0

Outparcel	$12,209,089	$6,279,375	$6,979,596	$9,825,168	$9,339,926	$8,431,125	$10,615,130	4.8%
PSF	$1,357	$698	$776	$1,092	$1,038	$937	$799

In-Line (>10,000 SF)	$14,901,031	$11,317,099	$16,926,923	$16,665,670	$14,602,290	$13,668,568	$17,447,132	8.7%
PSF	$205	$156	$233	$229	$201	$188	$257

In-Line (<10,000 SF)	$144,196,691	$96,094,900	$144,981,414	$148,995,614	$145,826,675	$148,468,375	$155,834,747	10.1%
PSF	$571	$393	$627	$639	$609	$639	$635

In-Line (<10,000 SF) (Ex. Apple)	$108,511,019	$77,787,959	$112,612,303	$113,228,761	$109,724,534	$112,844,331	$116,935,875	13.2%
PSF	$440	$325	$499	$497	$469	$498	$488
Total Collateral Sales	$209,618,831	$134,763,780	$188,728,928	$193,744,448	$192,468,890	$191,734,090	$183,897,009	9.6%

Unowned Anchor	$41,484,000	$25,406,758	$38,729,712	$40,885,337	$39,657,728	$37,780,767	$37,780,767
PSF	$131	$80	$122	$129	$125	$119	$119
Total Mall Sales	$251,102,831	$160,170,538	$227,458,640	$234,629,785	$232,126,618	$229,514,857	$221,677,776
(1)	Information obtained from the borrower sponsor.
(2)	August T-12 sales reflect existing tenants with comparable sales only.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
123

Retail – Super Regional Mall 350 North Milwaukee Street Boise, ID 83704	Collateral Asset Summary – Loan No. 11 Boise Towne Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$23,935,218 45.0% 2.94x 22.1%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Boise Towne Square property:

Cash Flow Analysis(1)
	2022	2023	2024	TTM 9/30/2025	Underwritten	U/W Per SF
Rents in Place(1)	$11,340,689	$12,435,211	$13,288,900	$13,936,572	$14,249,056	$21.38
Rent Steps(1)	0	0	0	0	229,840	0.34
Vacant Income	0	0	0	0	2,843,191	4.27
Gross Potential Rent	$11,340,689	$12,435,211	$13,288,900	$13,936,572	$17,322,086	$25.99
Total Reimbursements	4,480,343	4,354,681	5,318,693	5,270,510	5,207,150	7.81
Other Income(2)	5,029,711	4,661,533	3,606,308	3,497,450	3,241,367	4.86
Net Rental Income	$20,850,743	$21,451,426	$22,213,900	$22,704,532	$25,770,603	$38.66
Vacancy and Bad Debt	185,948	42,742	(259,347)	29,813	(2,843,191)	(4.27)
Effective Gross Income	$21,036,691	$21,494,168	$21,954,553	$22,734,345	$22,927,412	$34.40
Real Estate Taxes	1,335,515	1,465,261	1,412,095	1,535,286	1,528,530	2.29
Insurance	191,591	214,468	251,905	256,314	258,107	0.39
Other Expenses(3)	3,832,312	3,941,991	3,811,430	3,925,507	3,933,230	5.90
Total Expenses	$5,359,418	$5,621,720	$5,475,430	$5,717,107	$5,719,867	$8.58
Net Operating Income	$15,677,273	$15,872,448	$16,479,123	$17,017,237	$17,207,546	$25.81
Capital Expenditures	0	0	0	0	133,904	0.20
TI/LC	0	0	0	0	669,518	1.00
Net Cash Flow	$15,677,273	$15,872,448	$16,479,123	$17,017,237	$16,404,124	$24.61

Physical Occupancy	89.2%	86.5%	91.4%	91.2%	83.6%
NCF DSCR(4)	2.81x	2.84x	2.95x	3.05x	2.94x
NOI Debt Yield(4)	20.2%	20.4%	21.2%	21.9%	22.1%
(1)	Based on the underwritten rent roll dated September 30, 2025, inclusive of rent steps through October 31, 2026.
(2)	Other Income consists of leasing termination, percent in lieu, overage rent, specialty leasing and other rental income.
(3)	Other Expenses consists of management fees, repairs and maintenance, security, general and administrative, cleaning, landscaping, marketing, utilities, and miscellaneous expenses.
(4)	Based on the Boise Towne Square Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
124

Hospitality – Full Service 195 Commercial Street Southeast Salem, OR 97301	Collateral Asset Summary – Loan No. 12 Holman Hotel	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,500,000 61.0% 1.81x 13.1%
Mortgage Loan Information		Property Information
Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Hospitality - Full Service
Borrower Sponsor(s)(1):	Vanessa Sturgeon	Collateral:	Fee
Borrower(s):	195 Commercial Street, LLC	Location:	Salem, OR
Original Balance:	$22,500,000	Year Built / Renovated:	2023 / NAP
Cut-off Date Balance:	$22,500,000	Property Management:	Coast Hospitality Management, LLC
% by Initial UPB:	2.5%	Size:	127 Rooms
Interest Rate:	6.45000%	Appraised Value / Per Room:	$36,900,000 / $290,551
Note Date:	December 16, 2025	Appraisal Date:	June 11, 2025
Original Term:	60 months	Occupancy:	72.9% (as of June 30, 2025)
Amortization:	Interest Only	UW Economic Occupancy:	72.9%
Original Amortization:	NAP	Underwritten NOI(3):	$2,950,311
Interest Only Period:	60 months	Underwritten NCF:	$2,663,638
First Payment Date:	February 6, 2026
Maturity Date:	January 6, 2031	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI(3):	$2,006,058 (TTM June 30, 2025)
Additional Debt Balance:	NAP	2024 NOI:	$1,897,926
Call Protection:	L(25),D(31),O(4)	2023 NOI(4):	NAV
Lockbox / Cash Management:	Springing / Springing	2022 NOI(4):	NAV

Reserves				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / Room:	$177,165
Taxes:	$95,996	$31,999	NAP	Maturity Date Loan / Room:	$177,165
Insurance:	$59,857	$4,988	NAP	Cut-off Date LTV:	61.0%
FF&E:	$0	$23,889	NAP	Maturity Date LTV:	61.0%
Other(2):	$33,000	Springing	NAP	UW NOI DY:	13.1%
				UW NCF DSCR:	1.81x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$22,500,000	84.2%	Loan Payoff	$23,723,428	88.8%
Borrower Sponsor Equity	4,221,214	15.8	Closing Costs(5)	2,808,933	10.5
			Upfront Reserves	188,853	0.7
Total Sources	$26,721,214	100.0%	Total Uses	$26,721,214	100.0%
(1)	The non-recourse carveout guarantors are Vanessa Sturgeon and Salem Opportunity, LLC.
(2)	Other reserves include an upfront rent replication reserve of $33,000 (relating to free rent for the restaurant at the Holman Hotel property, which is leased to a third party operator), a springing monthly seasonality reserve, a springing monthly PIP reserve, and a springing monthly custodial funds and hotel tax reserve.
(3)	The increase from Most Recent NOI to Underwritten NOI is mainly attributable to the lender underwritten room revenue based on 2024 RevPAR growth at 8.4% which is in-line with the year-over-year monthly RevPAR growth from January through June 2025.
(4)	Historical financials for 2023 and 2022 are not available as the Holman Hotel property was delivered in 2023.
(5)	Closing costs include a rate buydown fee of $1,687,500.

The following table presents certain information relating to the estimated demand analysis as of the trailing twelve months ending May 2025 with respect to the Holman Hotel property based on market segmentation, as provided by a third-party market hospitality report:

Demand Segmentation(1)
Property	Rooms	Transient	Group	Contract
Holman Hotel	127	85.7%	14.3%	0.0%
(1)	Source: Third-party hospitality research report.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
125

Hospitality – Full Service 195 Commercial Street Southeast Salem, OR 97301	Collateral Asset Summary – Loan No. 12 Holman Hotel	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,500,000 61.0% 1.81x 13.1%

The following table presents certain information relating to the current and historical Occupancy, ADR and RevPAR at the Holman Hotel property and its competitors:

Occupancy, ADR, RevPAR(1)
	Holman Hotel(2)			Competitive Set(3)			Penetration Factor(4)
Period	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2024	71.5%	$183.29	$131.01	70.5%	$140.43	$98.94	101.5%	130.5%	132.4%
TTM 6/30/2025	72.9%	$189.97	$138.43	73.1%	$146.92	$107.35	99.8%	129.3%	128.9%
(1)	Variances between the underwriting, the appraisal and the above table with respect to Occupancy, ADR and RevPAR at the Holman Hotel property are attributable to variances in reporting methodologies and/or timing differences.
(2)	Occupancy, ADR and RevPAR for the Holman Hotel property are based on the underwritten cash flow.
(3)	Occupancy, ADR and RevPAR for the Competitive Set are based on data provided by a third-party hospitality research report. The Competitive Set includes Holiday Inn Salem, Best Western Plus Mill Creek Inn, La Quinta Inns & Suites Salem, DoubleTree by Hilton Hotel Salem, Residence Inn Salem, and Hampton by Hilton Inn & Suites Salem. The Holman Hotel is franchised under the Hilton Tapestry brand.
(4)	Penetration Factor is calculated based on the competitive set data provided by a third-party hospitality research report.

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Holman Hotel property and competitive properties:

Occupancy, ADR and RevPAR(1)(2)(3)
	Property & Competitive Set			Penetration Factor
Property	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
Holman Hotel	72%	$182.57	$131.37	104%	118%	123%
Holiday Inn Salem	65% - 75%	$115-145	$75-105	95% - 105%	80% - 90%	85% - 90%
Best Western Plus Mill Creek Inn	55% - 65%	$125-155	$65-95	80% - 90%	85% - 95%	75% - 80%
La Quinta Inns & Suites Salem	65% - 75%	$120-150	$80-110	95% - 105%	80% - 90%	85% - 90%
Doubletree by Hilton Hotel Salem	70% - 80%	$125-155	$90-120	105% - 115%	85% - 95%	95% - 100%
Residence Inn Salem	80% - 90%	$150-180	$125-155	120% - 130%	100% - 110%	130%-135%
Hampton Inn and Suites Salem	85% - 95%	$135-165	$120-150	125% - 135%	90% - 100%	120% - 125%
The Grand Hotel	45% - 55%	$170-200	$80-110	70% - 80%	115% - 125%	85% - 90%
(1)	Variances between the underwriting, the third party hospitality research report and the above table with respect to Occupancy, ADR and RevPAR at the Holman Hotel property are attributable to variances in reporting methodologies and/or timing differences.
(2)	Source: Appraisal.
(3)	Based on 2024 estimated figures.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
126

Hospitality – Full Service 195 Commercial Street Southeast Salem, OR 97301	Collateral Asset Summary – Loan No. 12 Holman Hotel	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,500,000 61.0% 1.81x 13.1%

The following table presents certain information relating to the operating history and Underwritten Net Cash Flow of the Holman Hotel property:

Cash Flow Analysis(1)
	2024	TTM 6/30/2025	UW	UW Per Room(2)
Occupancy (%)	71.5%	72.87%	72.87%
ADR	$183.29	$189.97	$194.47
RevPar	$131.01	$138.43	$141.70

Rooms Revenue	$6,089,782	$6,416,772	$6,568,501	$51,720.48
Food & Beverage Revenue(3)	1,509,196	1,383,549	79,200	$623.62
Other Revenue(4)	359,445	413,320	519,127	$4,087.61
Total Revenue	$7,958,423	$8,213,641	$7,166,828	$56,431.72

Rooms Expense	$1,777,569	$1,817,576	$1,592,856	$12,542.18
Food & Beverage Expense(3)	1,666,878	1,471,771	0	$0.00
Misc. Expenses	0	0	40,160	$316.22
Departmental Expenses	$3,444,447	$3,289,347	$1,633,016	$12,858.39

Departmental Profit	$4,513,976	$4,924,294	$5,533,812	$43,573.33

Undistributed Expense	$1,979,327	$2,043,546	$1,926,400	$15,168.50
Management Fee	315,012	334,293	215,005	$1,692.95
Total Undistributed Expenses	$2,294,339	$2,377,839	$2,141,404	$16,861.45

Real Estate Taxes	$235,948	$459,996	$383,983	$3,023.49
Property Insurance	$85,764	$80,401	$58,114	$457.59

Net Operating Income(5)	$1,897,926	$2,006,058	$2,950,311	$23,230.80

FF&E	0	0	286,673	$2,257.27
Net Cash Flow	$1,897,926	$2,006,058	$2,663,638	$20,973.53

NCF DSCR	1.29x	1.36x	1.81x
NOI Debt Yield	8.4%	8.9%	13.1%
(1)	Historical financials for 2022 and 2023 are not available as the Holman Hotel property was delivered in 2023.
(2)	UW Per Room values are based on 127 rooms.
(3)	The decrease in both Food & Beverage Revenue and Food & Beverage Expense is attributable to the borrower entering into a lease with Gamberettis, the restaurant at the Holman Hotel property, effective as of June 1, 2025.
(4)	Other Revenue includes proceeds from other departmental revenue and miscellaneous income.
(5)	The increase from Most Recent NOI to UW Net Operating Income is mainly attributable to to the lender underwritten room revenue based on 2024 RevPAR growth at 8.4% which is in-line with the year-over-year monthly RevPAR growth from January through June 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
127

Mixed Use – Lab/Office 11202-11214 El Camino Real San Diego, CA 92130	Collateral Asset Summary – Loan No. 13 Torrey Heights	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,000,000 50.7% 2.11x 10.8%
Mortgage Loan Information		Property Information
Loan Seller:	GACC, GSMC	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Mixed Use– Lab/Office
Borrower Sponsor(s)(1):	Breakthrough Properties Income Portfolio, L.P.	Collateral:	Fee
Borrower(s):	Torrey View Owner, L.L.C.	Location:	San Diego, CA
Original Balance(2):	$20,000,000	Year Built / Renovated(8):	2023-2024/NAP
Cut-off Date Balance(2):	$20,000,000	Property Management(9):	Tishman Speyer Properties, L.L.C.
% by Initial UPB:	2.3%	Size:	520,604 SF
Interest Rate(3):	4.96834477263158%	Appraised Value / Per SF(10):	$723,406,014 / $1,390
Note Date:	January 9, 2026	Appraisal Date(10):	January 5, 2026
Original Term(4):	60 months	Occupancy:	100.0% (as of November 30, 2025)
Amortization(4):	Interest Only - ARD	UW Economic Occupancy:	95.0%
Original Amortization:	NAP	Underwritten NOI(11):	$39,555,043
Interest Only Period:	60 months	Underwritten NCF:	$38,930,319
First Payment Date:	February 9, 2026
Maturity Date(4):	January 9, 2031	Historical NOI
Additional Debt Type(2):	Pari Passu / B-Notes	Most Recent NOI(11):	$9,094,033 (TTM October 31, 2025)
Additional Debt Balance(2)(5):	$346,500,000 / $98,500,000	2024 NOI:	NAV
Call Protection:	L(25),D(28),O(7)	2023 NOI:	NAV
Lockbox / Cash Management:	Hard / Springing	2022 NOI:	NAV

Reserves(6)				Financial Information(2)
	Initial	Monthly	Cap		Senior Loan	Whole Loan
Taxes:	$0	Springing	NAP	Cut-off Date Loan / SF:	$704	$893
Insurance:	$0	Springing	NAP	Maturity Date Loan / SF:	$704	$893
Replacement Reserves:	$0	Springing	$156,181	Cut-off Date LTV:	50.7%	64.3%
TI / LC:	$0	Springing	NAP(7)	Maturity Date LTV:	50.7%	64.3%
Specified Tenant Reserve:	$21,129,162(6)	$0	NAP	UW NOI DY:	10.8%	8.5%
				UW NCF DSCR:	2.11x	1.61x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan Amount:	$366,500,000	78.8%	Preferred Equity Payoff(12):	$340,034,733	73.1%
Subordinate Loan Amount:	98,500,000	21.2	Return of Equity	98,991,224	21.3
			Upfront Reserves:	21,129,162	4.5
			Closing Costs:	4,844,881	1.0
Total Sources:	$465,000,000	100.0%	Total Uses:	$465,000,000	100.0%
(1)	There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the Torrey Heights Whole Loan (as defined below).
(2)	The thirteenth largest mortgage loan (the “Torrey Heights Mortgage Loan”) is part of a whole loan (the “Torrey Heights Whole Loan”). The Torrey Heights Mortgage Loan, with an aggregate outstanding principal balance of $20,000,000, is evidenced by two of the nine pari passu senior notes with an aggregate outstanding principal balance of $366,500,000 as of the Cut-off Date (collectively, the “Torrey Heights Senior Notes”). The remainder of the Torrey Heights Whole Loan is comprised of three pari passu subordinate junior notes with an aggregate outstanding principal balance of $98,500,000 as of the Cut-off Date (the “Torrey Heights Junior Notes”). The Torrey Heights Whole Loan was co-originated by JPMorgan Chase Bank, National Association (“JPMCB”), GACC and Goldman Sachs Bank USA (“GSBI”).
(3)	The Torrey Heights Mortgage Loan has a weighted average interest rate of 4.96834477263158% per annum and the Torrey Heights Whole Loan has a weighted average interest rate of 5.13175188172043% per annum. The weighted average interest rate of the Torrey Heights Mortgage Loan represents the interest rate of Component A and Component B of the Torrey Heights Whole Loan (which relate to the Torrey Heights Senior Notes), and not of Component C and Component D of the Torrey Heights Whole Loan, which relate to the Torrey Heights Junior Notes. Notes A-1, A-2, and A-3 which were contributed to the TORY 2026-HGTS transaction, accrue interest at a rate of 4.96858449656751% per annum. Notes A-4, A-5, A-6-1, A-6-2, A-7, and A-8 accrue interest at a rate of 4.96834477263158% per annum.
(4)	The Torrey Heights Whole loan is structured with an anticipated repayment date (the “ARD”) five years following the note date. The final maturity for the Torrey Heights Whole Loan is January 9, 2036. Following the ARD, the interest rate of the Torrey Heights Whole Loan will increase to the greater of: (a) the sum of (i) the initial interest rate plus (ii) 2.00%, and (b) the five-year U.S. Treasury rate on the ARD plus (i) the closing date spread (which is with respect to (i) Component A, 1.18%, (ii) Component B, 1.42%, (iii) Component C, 1.71% and (iv) Component D, 2.34%) and (ii) 2.00% (the “Adjusted Interest Rate”). After the ARD, additional interest will accrue monthly in an amount equal to (a)(i) interest which accrues for the preceding interest accrual period at the Adjusted Interest Rate, minus (ii) the monthly debt service payment calculated at the initial interest rate, together with (b) interest thereon at the Adjusted Interest Rate (the “Post-ARD Additional Interest”). Following the borrower’s failure to repay the Torrey Heights Whole Loan in full on or before the ARD, on each monthly payment date thereafter, the borrower will be required to pay an amount equal to (i) the monthly debt service payment and (ii) solely to the extent of excess cash flow available and applied to Post-ARD Additional Interest, an amount equal to the Post-ARD Additional Interest. If no excess cash flow is available and applied to Post-ARD Additional Interest, such amount will be deferred and added to the debt to be paid at maturity. From and after the ARD, all excess cash flow will be applied first, to reduce the outstanding Torrey Heights Whole Loan amount to zero and then, to Post-ARD Additional Interest.
(5)	The Torrey Heights Whole Loan documents permit a direct or indirect owner of the borrower to incur a mezzanine loan secured by 100% of the ownership interests in the borrower provided that (i) the principal balance of such mezzanine loan must be in an amount not to exceed the lesser of (A) $23,250,000 and (B) an amount that, when added to the outstanding principal balance of the Torrey Heights Whole Loan, will result in a combined loan to value ratio not greater than 64.3%, a combined debt service coverage ratio not less than 1.61x and a combined net operating income debt yield not less than 8.5%. Such mezzanine loan must be coterminous with the Torrey Heights Whole Loan and provide that if it is not paid in full prior to the ARD, payments of debt service under such mezzanine loan may not be disbursed from funds on deposit in the cash management account and shall instead be added to the outstanding principal balance of such mezzanine loan.
(6)	The Torrey Heights Whole Loan is structured with an upfront reserve of $21,129,162, encompassing outstanding leasing obligations and free rent associated with Pfizer Inc.’s lease.
(7)	The springing TI/LC reserve deposit occurs following a lease sweep period and is capped at $125 PSF of the applicable space triggering the lease sweep period.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
128

Mixed Use – Lab/Office 11202-11214 El Camino Real San Diego, CA 92130	Collateral Asset Summary – Loan No. 13 Torrey Heights	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,000,000 50.7% 2.11x 10.8%
(8)	The Torrey Heights property was completed in 2024.
(9)	The Torrey Heights property is managed by Tishman Speyer Properties, L.L.C., however, Breakthrough Spaces, L.L.C. is the Torrey Heights property’s sub-manager. The borrower sponsor is indirectly controlled by Breakthrough Properties LLC, a joint venture between Tishman Speyer and Bellco Capital.
(10)	Appraised Value of $723,406,014 represents the appraisal’s concluded "As Is (Funded Reserve)” value as of January 5, 2026, which is subject to the extraordinary assumption that a reserve is fully funded at the origination of the Torrey Heights Whole Loan to cover the assumed remaining $9,406,014 contractual tenant improvement allowance for Pfizer Inc. The actual amount reserved for this purpose was $10,242,043. The appraisal also concluded an “As Is” value, as of December 4, 2025, of $714,000,000. Based on the As Is appraised value and the Torrey Heights Senior Notes, the Appraised Value PSF, Cut-off Date LTV and Maturity Date LTV are $1,371, 51.3% and 51.3%, respectively, and based on the Torrey Heights Whole Loan are $1,371, 65.1% and 65.1%, respectively.
(11)	The increase from Most Recent NOI to Underwritten NOI is due to the Most Recent NOI period including significant free rent for substantially all tenants, all of which has now expired except for Pfizer Inc. (which has a free rent period through July 2026). All outstanding obligations have been reserved for upfront in connection with loan origination.
(12)	Preferred Equity Payoff refers to the payoff of a preferred equity investment from a large Japanese real estate investment firm. The preferred equity has been paid off with the net proceeds of the Torrey Heights Whole Loan.

The relationship between the holders of the Torrey Heights Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Torrey Heights Pari Passu-AB Whole Loan” in the prospectus. The Torrey Heights Whole Loan will be serviced under the trust and servicing agreement for the TORY 2026-HGTS securitization trust. See “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

The table below identifies the promissory notes that comprise the Torrey Heights Whole Loan:

Torrey Heights Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1(1)	$144,900,000	$144,900,000	TORY 2026-HGTS	Yes
A-2(1)	$48,300,000	$48,300,000	TORY 2026-HGTS	No
A-3(1)	$48,300,000	$48,300,000	TORY 2026-HGTS	No
A-4(2)	$50,000,000	$50,000,000	JPMCB	No
A-5(2)	$25,000,000	$25,000,000	JPMCB	No
A-6-1(2)	$15,000,000	$15,000,000	GACC	No
A-6-2	$10,000,000	$10,000,000	Benchmark 2026-V20	No
A-7(2)	$15,000,000	$15,000,000	GSBI	No
A-8	$10,000,000	$10,000,000	Benchmark 2026-V20	No
Total Senior Notes	$366,500,000	$366,500,000
B-1(1)	$59,100,000	$59,100,000	TORY 2026-HGTS	No
B-2(1)	$19,700,000	$19,700,000	TORY 2026-HGTS	No
B-3(1)	$19,700,000	$19,700,000	TORY 2026-HGTS	No
Total Junior Notes	$98,500,000	$98,500,000
Whole Loan	$465,000,000	$465,000,000
(1)	The TORY 2026-HGTS transaction is expected to settle on January 27, 2026.
(2)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
129

Mixed Use – Lab/Office 11202-11214 El Camino Real San Diego, CA 92130	Collateral Asset Summary – Loan No. 13 Torrey Heights	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,000,000 50.7% 2.11x 10.8%

The following table presents certain information relating to tenancy at the Torrey Heights property based on underwritten base rent:

Tenant Summary(1)
Tenant	Ratings (Moody’s/ S&P/Fitch)(2)	Net Rentable Area (SF)	% of Total NRA	U/W Base Rent	UW Base Rent PSF	% of Total UW Base Rent	Lease Exp. Date	Termination Option (Y/N)	Renewal Option
Pfizer Inc.	NR/A/A2	230,132	44.2%	$18,896,981	$82.11	45.6%	3/30/2039	Y(3)	2 x 7 Yr
Becton Dickinson and Company	BBB/BBB/Baa2	220,270	42.3%	$16,319,804	$74.09	39.4%	7/31/2036	N	2 x 5 Yr
Actio Biosciences, Inc.	NR/NR/NR	27,502	5.3%	$2,538,388	$92.30	6.1%	2/28/2035	N	1 x 5 Yr
Architect Therapeutics, Inc.	NR/NR/NR	29,734	5.7%	$2,460,494	$82.75	5.9%	9/30/2031	N	1 x 5 Yr
Charles River Laboratories Inc	BBB-/BB/Ba2	12,966	2.5%	$1,180,233	$91.03	2.9%	3/31/2037	N	1 x 5 Yr
		520,604	100.0%	$41,395,900	$79.52	100.0%
Vacant Space		0	0.0
Collateral Total		520,604	100.0%

(1)	Based on the underwritten rent roll dated November 30, 2025.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Pfizer Inc. (“Pfizer”) has a one-time option to reduce its occupancy by one floor in either Building A or Building B, effective July 31, 2036 (the “Contraction Date”), subject to a contraction fee equal to the prorated share, based on the net rentable area of the floor being terminated compared to the total square footage, of (i) the unamortized portion of the tenant improvement allowance contributed by the borrower, which is not to exceed $350 per rentable SF, and brokerage commissions payable as of the Contraction Date, amortized on a straight-line basis over the initial term, plus (ii) 8% annual interest on the foregoing.

The following table presents certain information relating to the lease rollover schedule at the Torrey Heights property, based on the initial lease expiration dates:

Lease Rollover Schedule(1)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	U/W Base Rent	% of Total U/W Base Rent	U/W Base Rent $ per SF	# of Expiring Leases
2026	0	0.0%	0.0%	$0	0.0%	$0.00	0
2027	0	0.0%	0.0%	$0	0.0%	$0.00	0
2028	0	0.0%	0.0%	$0	0.0%	$0.00	0
2029	0	0.0%	0.0%	$0	0.0%	$0.00	0
2030	0	0.0%	0.0%	$0	0.0%	$0.00	0
2031	29,734	5.7%	5.7%	$2,460,494	5.9%	$82.75	1
2032	0	0.0%	5.7%	$0	0.0%	$0.00	0
2033	0	0.0%	5.7%	$0	0.0%	$0.00	0
2034	0	0.0%	5.7%	$0	0.0%	$0.00	0
2035	27,502	5.3%	11.0%	$2,538,388	6.1%	$92.30	1
2036 & Beyond	463,368	89.0%	100.0%	$36,397,018	87.9%	$78.55	3
Vacant	0	0.0%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	520,604	100.0%		$41,395,900	100.0%	$79.52	5
(1)	Based on the underwritten rent roll dated November 30, 2025. Certain tenants may have termination or contraction options that are not taken into account in the Lease Rollover Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
130

Mixed Use – Lab/Office 11202-11214 El Camino Real San Diego, CA 92130	Collateral Asset Summary – Loan No. 13 Torrey Heights	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,000,000 50.7% 2.11x 10.8%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Torrey Heights property:

Torrey Heights Cash Flow Analysis(1)
	TTM 10/31/2025 (2)(3)	UW(2)	UW PSF
Rents In Place	$36,643,474	$40,189,530	$77.20
Rent Steps	$0	$1,206,371	$2.32
Straight Line IG Rent Steps	$0	$2,013,004	$3.87
Gross Potential Rent	$36,643,474	$43,408,904	$83.38
Vacancy	$0	($2,844,228)	($5.46)
Free Rent	($20,002,090)	$0
Expense Reimbursement(4)	$6,650,105	$13,475,655	$25.88
Effective Gross Income	$23,291,490	$54,040,332	$103.80

Real Estate Taxes	$5,021,460	$4,905,420	$9.42
Insurance	$921,111	$884,030	$1.70
Management	$916,879	$1,000,000	$1.92
Other Operating Expenses	$7,338,006	$7,695,838	$14.78
Total Expenses	$14,197,457	$14,485,288	$27.82

Net Operating Income	$9,094,033	$39,555,043	$75.98
TI/LC(3)	$0	$520,604	$1.00
Replacement Reserves	$0	$104,121	$0.20
Net Cash Flow	$9,094,033	$38,930,319	$74.78

Occupancy %	100.0%(3)	95.0%(4)
NCF DSCR(5)	0.49x	2.11x
NOI Debt Yield(5)	2.5%	10.8%
(1)	Based on the underwritten rent roll dated November 30, 2025.
(2)	The increase from TTM 10/31/2025 Net Operating Income to UW Net Operating Income is due to the TTM 10/31/2025 period including significant free rent for substantially all tenants, all of which has now expired except for Pfizer (which has a free rent period through July 2026). All outstanding obligations have been reserved for upfront in connection with loan origination.
(3)	Pfizer’s reimbursement did not commence until October 2025. Additionally, reimbursements are subject to true-ups at the end of the calendar year. As a result, the expense reimbursements for TTM October 2025 reflect December 2024 figures.
(4)	UW assumes an in-place vacancy rate of 5.0%. As of November 30, 2025, the Torrey Heights property was 100.0% occupied.
(5)	Based on the Torrey Heights Senior Notes. The UW NCF DSCR and UW NOI Debt Yield based on the Torrey Heights Whole Loan are 1.61x and 8.5% respectively.

Appraisal. According to the appraisal, the Torrey Heights property has an “As Is (Funded Reserve)” appraised value of $723,406,014 as of January 5, 2026, which is subject to the extraordinary assumption that a reserve is fully funded at the origination of the Torrey Heights Whole Loan to cover the assumed remaining $9,406,014 contractual tenant improvement allowance for Pfizer. The actual amount reserved for this purpose was $10,242,043. The appraisal also concluded an “As Is” value of $714,000,000 as of December 4, 2025.

Torrey Heights Appraised Value(1)
Property	Value	Capitalization Rate
Torrey Heights	$723,406,014	5.50%
(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
131

Mixed Use – Lab/Office 11202-11214 El Camino Real San Diego, CA 92130	Collateral Asset Summary – Loan No. 13 Torrey Heights	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,000,000 50.7% 2.11x 10.8%

The table below presents certain information relating to life science leases comparable to those at the Torrey Heights property identified by the appraisal:

Comparable Life Science Lease Summary(1)
Property Name	Address	Tenant	Lease Type	Submarket	NRA (SF)	Start Date	Term (mos.)	Rent PSF (NNN)	TIs PSF	Free Rent (Mos.)
Torrey Heights	11202-11214 El Camino Real			Del Mar Heights/Torrey Hills	520,604			$79.52
Headquarters Point	4902 Headquarters Point	Mirador Therapeutics	New	Sorrento Mesa	66,569	February-25	94	$75.24	$265.00	16
Spectrum III	3013 Science Park Rd	Rayze Bio	New	Torrey Pines	61,127	January-26	120	$75.60	$250.00	3
10255 Science Center Dr.	10255 Science Center Dr.	BlossomHill Therapeutics	New	Torrey Pines	46,353	May-25	120	$78.00	$300.00	11
One Alexandria Square	10945-19045 Alexandria Wy	Altos Lab	New	Torrey Pines	158,990	April-25	180	$87.00	$305.00	0
Campus Point	10210 Campus Point Dr	Novartis	New	UTC	466,598	December-28	192	$87.00	$350.00	12
Minimum					46,353		94	$75.24	$250.00	0
Maximum					466,598		192	$87.00	$350.00	16
Weighted Average(2)					159,927		172	$84.63	$323.43	9
(1)	Source: Appraisal.
(2)	Weighted by NRA.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
132

Hospitality – Various Various San Antonio, TX 78204	Collateral Asset Summary – Loan No. 14 Fairfield & Residence Inn San Antonio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,981,423 64.9% 1.40x 13.7%
Mortgage Loan Information		Property Information
Loan Seller:	Barclays	Single Asset / Portfolio(2):	Portfolio
Loan Purpose:	Refinance	Property Type - Subtype(3):	Hospitality – Various
Borrower Sponsor(s)(1):	Parminder Uppal	Collateral:	Fee
Borrower(s)(1):	NexGen Hospitality III LLC and NexGen Hospitality IV LLC	Location:	San Antonio, TX
Original Balance:	$20,000,000	Year Built / Renovated:	1995 / 2022-2025
Cut-off Date Balance:	$19,981,423	Property Management:	NexGen Hospitality LLC
% by Initial UPB:	2.3%	Size:	205 Rooms
Interest Rate:	7.51300%	Appraised Value / Per Room:	$30,800,000 / $150,244
Note Date:	January 9, 2026	Appraisal Date:	October 1, 2025
Original Term:	60 months	Occupancy:	64.1% (as of November 30, 2025)
Amortization:	Amortizing Balloon	UW Economic Occupancy:	64.1%
Original Amortization:	300 months	Underwritten NOI:	$2,729,811
Interest Only Period:	None	Underwritten NCF:	$2,485,834
First Payment Date:	February 6, 2026
Maturity Date:	January 6, 2031	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI(4)(5):	$2,713,290 (TTM November 30, 2025)
Additional Debt Balance:	NAP	2024 NOI(4)(5):	$2,049,514
Call Protection:	L(25),YM1(28),O(7)	2023 NOI(4):	$2,172,687
Lockbox / Cash Management:	Springing / Springing	2022 NOI(4)(6):	$1,732,983

Reserves				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan Per Room:	$97,470
Taxes:	$37,520	$37,520	NAP	Maturity Date Loan Per Room:	$90,120
Insurance:	$32,271	$16,135	NAP	Cut-off Date LTV:	64.9%
FF&E Reserve:	$0	$20,331	NAP	Maturity Date LTV:	60.0%
Deferred Maintenance:	$7,500	$0	NAP	UW NOI DY:	13.7%
PIP Reserve:	$125,000	$0	NAP	UW NCF DSCR:	1.40x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$20,000,000	91.4%	Payoff	$20,587,959	94.1%
Borrower Sponsor Equity	1,883,581	8.6	Closing Costs(7)	1,093,332	5.0
			Upfront Reserves	202,291	0.9
Total Sources	$21,883,581	100.0%	Total Uses	$21,883,581	100.0%
(1)	The Fairfield & Residence Inn San Antonio mortgage loan documents provide recourse to the borrowers and borrower sponsor for an amount equal to up to 20% of the original principal balance of the Fairfield & Residence Inn San Antonio mortgage loan. See “Description of the Mortgage Pool—Single Purpose Entity Covenants” in the prospectus.
(2)	The Fairfield & Residence Inn Mortgage Loan documents permit the release of a portion of a parking lot located at the Residence Inn San Antonio Downtown Market Square property as described under “Partial Releases” in the prospectus.
(3)	See the “Portfolio Summary” chart below.
(4)	2022 NOI is significantly less than 2023 NOI, 2024 NOI and Most Recent NOI because the borrower sponsor acquired the Fairfield & Residence Inn San Antonio properties in 2022 and began a major PIP renovation totaling $5.1 million. Additionally, the Fairfield & Residence Inn San Antonio properties were negatively impacted by large-scale municipal roadway construction from 2022 through the third quarter of 2025. The Public Works Department of San Antonio closed down several major roadways and sidewalks which resulted in lane closures and reductions near and around the Fairfield & Residence Inn San Antonio properties.
(5)	The increase in Most Recent NOI from 2024 NOI is primarily due to aggregate occupancy at the Fairfield & Residence Inn San Antonio properties increasing from 59.7% in December 2024 to 64.1% as of November 2025 and RevPAR increasing from $72.11 in December 2024 to $79.26 as of November 2025.
(6)	2022 NOI is based on the annualized trailing eleven months as of November 2022.
(7)	Closing Costs include a $300,000 rate buydown.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
133

Hospitality – Various Various San Antonio, TX 78204	Collateral Asset Summary – Loan No. 14 Fairfield & Residence Inn San Antonio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,981,423 64.9% 1.40x 13.7%

The Fairfield & Residence Inn San Antonio portfolio consists of two adjacent hotel properties located in San Antonio, Texas. The following table presents certain information relating to the Fairfield & Residence Inn San Antonio properties:

Portfolio Summary
Property Name / Address	Year Built / Renovated(1)	Property Type – Subtype(1)	# of Rooms(2)	Allocated Cut-off Date Loan Amount	% of ALA	Appraised Value(1)	UW NOI(2)	% of UW NOI(2)
Residence Inn San Antonio Downtown Market Square 628 South Santa Rosa Avenue, San Antonio, TX	1995 / 2022-2025	Hospitality – Extended Stay	95	$11,039,736	55.3%	$17,000,000	$1,460,584	53.5%
Fairfield Inn & Suites San Antonio Downtown Market 620 South Santa Rosa Avenue, San Antonio, TX	1995 / 2022-2025	Hospitality – Limited Service	110	$8,941,687	44.8%	$13,800,000	$1,269,227	46.5%
Total			205	$19,981,423	100.0%	$30,800,000	$2,729,811	100.0%
(1)	Source: Appraisal.
(2)	Based on the underwritten rent rolls dated November 30, 2025.

The following table presents certain information relating to the current and historical occupancy, ADR and RevPAR at the Residence Inn San Antonio Downtown Market Square property:

Historical Occupancy, ADR, RevPAR(1)
	Residence Inn San Antonio Downtown Market Square			Competitive Set(2)			Penetration Factor(3)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2023	61.3%	$134.36	$82.36	68.8%	$135.23	$93.04	89.1%	99.4%	88.5%
2024	61.7%	$132.13	$81.55	70.1%	$139.08	$97.50	88.0%	95.0%	83.6%
TTM(4)	68.3%	$135.42	$92.51	68.2%	$138.73	$94.67	100.1%	97.6%	97.7%
(1)	Data for the competitive set is provided by a third-party market research report. Data for the Residence Inn San Antonio Downtown Market Square property is provided by the underwritten rent roll as of November 30, 2025.
(2)	The competitive set includes Courtyard San Antonio Downtown Market Square, Homewood Suites by Hilton San Antonio Riverwalk Downtown, La Quinta Inn & Suites by Wyndham San Antonio Downtown and Hampton by Hilton Inn & Suites San Antonio-Downtown/Market Square.
(3)	Historical Penetration Factors were negatively impacted by large-scale municipal roadway construction from 2022 through the third quarter of 2025. The Public Works Department of San Antonio closed down several major roadways and sidewalks which resulted in lane closures and reductions near and around the Fairfield & Residence Inn San Antonio properties.
(4)	TTM for the Residence Inn San Antonio Downtown Market Square property represents the trailing 12-month period ending November 2025. TTM for the Competitive Set represents the trailing 12-month period ending September 2025.

The following table presents certain information relating to the current and historical occupancy, ADR and RevPAR at the Fairfield Inn & Suites San Antonio Downtown Market property:

Historical Occupancy, ADR, RevPAR(1)
	Fairfield Inn & Suites San Antonio Downtown Market			Competitive Set(2)			Penetration Factor(3)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2023	54.9%	$109.55	$66.03	68.0%	$119.13	$81.03	80.7%	92.0%	81.5%
2024	57.7%	$110.92	$63.97	70.3%	$122.30	$85.94	82.1%	90.7%	74.4%
TTM(4)	59.8%	$113.36	$67.81	67.2%	$120.91	$81.21	89.0%	93.8%	83.5%
(1)	Data for the competitive set is provided by a third-party market research report. Data for the Fairfield Inn & Suites San Antonio Downtown Market property is provided by the underwritten rent roll as of November 30, 2025.
(2)	The competitive set includes Courtyard San Antonio Downtown/Market Square, La Quinta Inn & Suites by Wyndham San Antonio Downtown, Holiday Inn Express & Suites San Antonio Downtown Market Area and Hampton by Hilton Inn & Suites San Antonio-Downtown/Market Square.
(3)	Historical Penetration Factors were negatively impacted by large-scale municipal roadway construction from 2022 through the third quarter of 2025. The Public Works Department of San Antonio closed down several major roadways and sidewalks which resulted in lane closures and reductions near and around the Fairfield & Residence Inn San Antonio properties.
(4)	TTM for the Fairfield Inn & Suites San Antonio Downtown Market property represents the trailing 12-month period ending November 2025. TTM for the Competitive Set represents the trailing 12-month period ending September 2025.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
134

Hospitality – Various Various San Antonio, TX 78204	Collateral Asset Summary – Loan No. 14 Fairfield & Residence Inn San Antonio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,981,423 64.9% 1.40x 13.7%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Fairfield & Residence Inn San Antonio properties:

Cash Flow Analysis
	2022(1)(2)	2023(1)	2024(1)(3)	TTM 11/30/2025(1)(3)	U/W	U/W Per Room(4)	%(5)
Occupancy (%)	68.02%	58.17%	59.72%	64.13%	64.13%
ADR	$121.30	$121.05	$120.75	$123.58	$123.58
RevPAR	$82.51	$82.51	$72.11	$79.26	$79.26

Rooms Revenue	$6,173,758	$5,268,964	$5,410,770	$5,930,589	$5,930,589	$28,930	97.2%
Food & Beverage Revenue	340	0	0	0	0	0	0.0%
Other Revenue	376,241	115,053	113,549	168,840	168,840	824	2.8%
Total Revenue	$6,550,340	$5,384,017	$5,524,319	$6,099,429	$6,099,429	$29,753	100.0%

Rooms Expense	$1,555,440	$806,116	$1,159,303	$1,073,611	$1,073,611	$5,237	18.1%
Food & Beverage Expense	10,321	0	0	0	0	0	0.0%
Other Expense	59,862	0	16,363	16,058	16,058	78	9.5%
Departmental Expenses	$1,625,623	$806,116	$1,175,666	$1,089,669	$1,089,669	$5,315	17.9%

Departmental Profit	$4,924,717	$4,577,901	$4,348,653	$5,009,761	$5,009,761	$24,438	82.1%

Management Fee	$196,510	$161,521	$165,730	$182,983	$182,983	$893	3.0%
Marketing and Franchise Fee	858,280	739,353	714,330	678,069	678,069	3,308	11.1%
Other Undistributed Expense	1,541,535	862,360	892,550	788,148	788,148	3,845	12.9%
Total Undistributed Expenses	$2,596,326	$1,763,233	$1,772,610	$1,649,199	$1,649,199	$8,045	27.0%

Real Estate Taxes	$448,431	$438,742	$378,222	$437,127	$437,127	$2,132	7.2%
Property Insurance	146,978	203,239	148,307	210,145	193,624	945	3.2%
Net Operating Income	$1,732,983	$2,172,687	$2,049,514	$2,713,290	$2,729,811	$13,316	44.8%

FF&E	$262,014	$215,361	$220,973	$243,977	$243,977	$1,190	4.0%
Net Cash Flow	$1,470,969	$1,957,326	$1,828,541	$2,469,313	$2,485,834	$12,126	40.8%

NCF DSCR	0.83x	1.10x	1.03x	1.39x	1.40x
NOI Debt Yield	8.7%	10.9%	10.3%	13.6%	13.7%
(1)	2022 Net Operating Income is significantly less than 2023 Net Operating Income, 2024 Net Operating Income and TTM 11/30/2025 Net Operating Income because the sponsor acquired the Fairfield & Residence Inn San Antonio properties in 2022 and began a major PIP renovation totaling $5.1 million. Additionally, the Fairfield & Residence Inn San Antonio properties were negatively impacted by large-scale municipal roadway construction from 2022 through the third quarter of 2025. The Public Works Department of San Antonio closed down several major roadways and sidewalks which resulted in lane closures and reductions near and around the Fairfield & Residence Inn San Antonio properties.
(2)	2022 is based on the annualized trailing eleven months as of November 2022.
(3)	The increase in TTM 11/30/2025 Net Operating Income from 2024 Net Operating Income is primarily due to aggregate occupancy at the Fairfield & Residence Inn San Antonio properties increasing from 59.7% in December 2024 to 64.1% as of November 2025 and RevPAR increasing from $72.11 in December 2024 to $79.26 as of November 2025.
(4)	U/W Per Room is based on 205 rooms.
(5)	% of Total Revenue for Rooms Expense, Food and Beverage Expense and Other Expense are based on their corresponding revenue line items. All other line items are based on Total Revenue.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
135

Hospitality – Various Various San Antonio, TX 78204	Collateral Asset Summary – Loan No. 14 Fairfield & Residence Inn San Antonio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,981,423 64.9% 1.40x 13.7%

The following table presents certain information relating to the primary competition for the Residence Inn San Antonio Downtown Market Square property:

Competitive Set(1)
Property	Number of Rooms	Year Built	Estimated Occupancy	Estimated ADR	Estimated RevPAR
Residence Inn San Antonio Downtown Market Square(2)	95	1995	68.3%	$135.42	$92.51
Courtyard San Antonio Downtown Market Square	146	1990	60-65%	$130-$140	$80-$85
Hampton by Hilton San Antonio Downtown Market Square	108	2014	70-75%	$115-$120	$85-$90
La Quinta Inn & Suites by Wyndham San Antonio Downtown	151	1999	75-80%	$125-$130	$95-$100
Holiday Inn Express Hotel & Suites San Antonio Downtown Market Area	78	2002	60-65%	$105-$110	$65-$70
Total / Avg. Competitive Set	578		69%	$125	$86
(1)	Source: Appraisal.
(2)	Estimated Occupancy, Estimated ADR and Estimated RevPAR for the Residence Inn San Antonio Downtown Market Square property is based on historical financials provided by the borrower for the trailing twelve months as of November 2025. Estimated Occupancy, Estimated ADR and Estimated for the competitive set are as of year-end 2024.

The following table presents certain information relating to the primary competition for the Fairfield Inn & Suites San Antonio Downtown Market property:

Competitive Set(1)
Property	Number of Rooms	Year Built	Estimated Occupancy	Estimated ADR	Estimated RevPAR
Fairfield Inn & Suites San Antonio Downtown Market(2)	110	1995	59.8%	$113.36	$67.81
La Quinta Inn & Suites by Wyndham San Antonio Downtown	151	1999	75-80%	$125-$130	$95-$100
Holiday Inn Express Hotel & Suites San Antonio Downtown Market Area	78	2002	60-65%	$105-$110	$65-$70
Hampton by Hilton San Antonio Downtown Market Square	108	2014	70-75%	$115-$120	$85-$90
Courtyard San Antonio Downtown Market Square	146	1990	60-65%	$130-$140	$80-$85
Total / Avg. Competitive Set	593		68%	$122	$83
(1)	Source: Appraisal.
(2)	Estimated Occupancy, Estimated ADR and Estimated RevPAR for the Fairfield Inn & Suites San Antonio Downtown Market property is based on historical financials provided by the borrower for the trailing twelve months as of November 2025. Estimated Occupancy, Estimated ADR and Estimated for the competitive set are as of year-end 2024.

.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
136

Multifamily – Mid Rise 6044 North Winthrop Avenue Chicago, IL 60660	Collateral Asset Summary – Loan No. 15 Sixty44 Residences	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$18,250,000 62.9% 1.29x 8.5%
Mortgage Loan Information		Property Information
Loan Seller:	BMO	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Multifamily - Mid Rise
Borrower Sponsor(s):	Robert Sekula and Eric Turrin	Collateral:	Fee
Borrower:	6040 Winthrop Owner LLC	Location:	Chicago, IL
Original Balance:	$18,250,000	Year Built / Renovated:	2025 / NAP
Cut-off Date Balance:	$18,250,000	Property Management:	North Park Realty Group, LLC d/b/a Quadrel Realty Group, LLC
% by Initial UPB:	2.1%	Size:	64 Units
Interest Rate:	6.41000%	Appraised Value / Per Unit:	$29,000,000 / $453,125
Note Date:	December 18, 2025	Appraisal Date:	August 19, 2025
Original Term:	60 months	Occupancy:	93.8% (as of December 11, 2025)
Amortization:	Interest Only	UW Economic Occupancy:	87.9%
Original Amortization:	NAP	Underwritten NOI(1):	$1,543,806
Interest Only Period:	60 months	Underwritten NCF:	$1,527,806
First Payment Date:	February 6, 2026
Maturity Date:	January 6, 2031	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI(1):	$589,070 (T-10 October 31, 2025 Ann.)
Additional Debt Balance:	NAP	2024 NOI(2):	NAV
Call Protection:	L(25),DorYM1(28),O(7)	2023 NOI(2):	NAV
Lockbox / Cash Management:	Springing / Springing	2022 NOI(2):	NAV

Reserves				Financial Information
	Initial	Monthly	Cap
Taxes:	$53,587	$10,717	NAP	Cut-off Date Loan / Unit:	$285,156
Insurance:	$0	Springing	NAP	Maturity Date Loan / Unit:	$285,156
Replacement Reserves:	$0	$1,333	NAP	Cut-off Date LTV:	62.9%
				Maturity Date LTV:	62.9%
				UW NOI DY:	8.5%
				UW NCF DSCR:	1.29x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$18,250,000	100.0%	Loan Payoff:	$13,198,467	72.3%
			Borrower Sponsor Equity:	3,872,913	21.2
			Closing Costs:	1,125,033	6.2
			Upfront Reserves:	53,587	0.3
Total Sources:	$18,250,000	100.0%	Total Uses:	$18,250,000	100.0%
(1)	The increase in Underwritten NOI compared to Most Recent NOI is due to the Sixty44 Residences property being constructed and in its initial lease up phase during 2025.
(2)	2024 NOI, 2023 NOI and 2022 NOI are not available because the Sixty44 Residences property was recently constructed in 2025.

The following table presents certain information relating to the unit mix at the Sixty44 Residences property:

Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rent per Unit(2)	Average Monthly Market Rent Per Unit(3)
Studio	2	3.1%	2	100.0%	441	$1,765	$1,595
1 Bed / 1 Bath	22	34.4%	22	100.0%	632	$2,244	$2,187
2 Bed / 2 Bath	36	56.3%	34	94.4%	878	$2,897	$2,774
3 Bed / 3 Bath	4	6.3%	2	50.0%	1,170	$3,545	$3,628
Total/Wtd. Avg.	64	100.0%	60	93.8%	798	$2,642	$2,589
(1)	Based on the underwritten rent roll dated December 11, 2025.
(2)	Average Monthly Rent per Unit is based on occupied units.
(3)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
137

Multifamily – Mid Rise 6044 North Winthrop Avenue Chicago, IL 60660	Collateral Asset Summary – Loan No. 15 Sixty44 Residences	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$18,250,000 62.9% 1.29x 8.5%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Sixty44 Residences property:

Cash Flow Analysis(1)
	T-10 Annualized (10/31/2025)	Underwritten	Underwritten Per Unit
Gross Potential Rent(2)	$2,049,417	$1,901,904	$29,717
Grossed Up Vacant Space	$0	$153,648	$2,401
Potential Gross Income	$2,049,417	$2,055,552	$32,118
(Vacancy/Concessions)	($1,293,731)	($249,299)	($3,895)
Other Income	$144,436	$252,432	$3,944
Effective Gross Income	$900,122	$2,058,685	$32,167

Real Estate Taxes	$81,897	$289,371	$4,521
Insurance	$32,000	$25,187	$394
Other Expenses(3)	$197,155	$200,321	$3,130
Total Expenses	$311,053	$514,879	$8,045

Net Operating Income(4)	$589,070	$1,543,806	$24,122
Replacement Reserves	$0	$16,000	$250
TI/LC	$0	$0	$0
Net Cash Flow	$589,070	$1,527,806	$23,872

Occupancy(5)	NAV	93.8%
NCF DSCR	0.50x	1.29x
NOI Debt Yield	3.2%	8.5%
(1)	Additional historical financial information is not available as the Sixty44 Residences property was constructed in 2025.
(2)	Underwritten Gross Potential Rent is based on the underwritten rent roll dated December 11, 2025.
(3)	Other Expenses includes utilities, repairs and maintenance, general and administrative and a management fee underwritten to 3.0% of Effective Gross Income.
(4)	The increase in Underwritten Net Operating Income compared to T-10 Annualized (10/31/2025) Net Operating Income is due to the Sixty44 Residences property being constructed and in its initial lease up phase in 2025.
(5)	Based on the underwritten rent roll dated as of December 11, 2025. The Underwritten economic occupancy is 87.9%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Multifamily – Mid Rise 6044 North Winthrop Avenue Chicago, IL 60660	Collateral Asset Summary – Loan No. 15 Sixty44 Residences	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$18,250,000 62.9% 1.29x 8.5%

The following table presents certain information relating to comparable multifamily properties to the Sixty44 Residences property:

Multifamily Rent Comparables(1)
Property	Unit Mix	Average SF per Unit	Average Rent PSF	Average Rent per Unit
Sixty44 Residences(2) Chicago, IL	Studio 1 Bed / 1 Bath 2 Bed / 2 Bath 3 Bed / 3 Bath	441 632 878 1,170	$4.01 $3.55 $3.30 $3.03	$1,765 $2,244 $2,897 $3,545
Portrait Uptown Apts. Chicago, IL	Studio 1 Bedroom 2 Bedroom	593 603 929	$2.93 $3.05 $2.76	$1,737 $1,842 $2,567
Somerset Place Apts. Chicago, IL	Studio 1 Bedroom 2 Bedroom	510 725 983	$2.54 $2.50 $2.40	$1,295 $1,816 $2,363
The Bryn Chicago, IL	Studio 1 Bedroom 2 Bedroom 3 Bedroom	350 571 919 1,340	$3.99 $3.48 $2.98 $2.36	$1,396 $1,987 $2,742 $3,160
Upshore Chapter Chicago, IL	Studio 1 Bedroom 2 Bedroom	484 620 1,094	$3.42 $3.30 $3.23	$1,654 $2,046 $3,534
Ravenswood Terrace Chicago, IL	Studio 1 Bedroom 2 Bedroom 3 Bedroom	538 689 1,101 1,378	$2.75 $3.33 $2.92 $2.59	$1,482 $2,292 $3,212 $3,567
The Draper Chicago, IL	Studio 1 Bedroom 2 Bedroom 3 Bedroom	424 849 1,324 1,368	$3.56 $2.70 $2.13 $1.83	$1,509 $2,290 $2,821 $2,500
La Lux Chicago, IL	1 Bedroom 2 Bedroom	885 1,030	$2.42 $2.81	$2,141 $2,892
RavenLux Chicago, IL	1 Bedroom 2 Bedroom 3 Bedroom	731 1,122 1,463	$2.59 $2.55 $2.84	$1,893 $2,860 $4,156
4520 North Beacon Street Chicago, IL	2 Bedroom 3 Bedroom	1,000 2,500	$2.30 $1.27	$2,302 $3,179
Arcade Residences Chicago, IL	1 Bedroom 2 Bedroom 3 Bedroom	652 978 1,209	$2.94 $2.57 $2.39	$1,915 $2,517 $2,884

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated December 11, 2025. Average Rent per Unit reflects the average in-place rent for occupied units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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